IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF OHIO

WESTERN DIVISION

In re:

HUFFY CORPORATION,

)

Chapter 11

an Ohio corporation, et al.1

)

Honorable Lawrence S. Walter

Debtor

s.

)

)

Case Nos. 04-39148 through 04-39167

)

Jointly Administered

)

04-39148

DISCLOSURE STATEMENT FOR DEBTORS’

FIRST AMENDED JOINT PLAN OF REORGANIZATION

DINSMORE & SHOHL LLP

Kim Martin Lewis, Esq.

John B. Persiani, Esq

Donald W. Mallory, Esq.

Attorneys for Debtors and

Debtors in Possession

255 East Fifth Street

Suite 1900

Cincinnati, Ohio 45202

513-977-8200

Dated: Cincinnati, Ohio

August 15, 2005

The Debtors are the following entities:  Huffy Corporation, Huffy Risk Management, Inc., HUFCO-Ohio, Inc., HCAC, Inc., Hufco-Delaware Company, Huffy Sports, Inc., American Sports Design Company, Huffy Sports Washington, Inc., Huffy Sports Outlet, Inc., Huffy Sports Canada, Inc., Lehigh Avenue Property Holdings, Inc., Tommy Armour Golf Company, Lamar Snowboards, Inc., Huffy Sports Delaware, Inc., First Team Sports, Inc., Hespeler Hockey Holding, Inc., HUFCO-Georgia I, Inc., HUFCO-Georgia II, Inc., HUFCO-New Brunswick, Inc., and HUF Canada, Inc.

Page

I.

INTRODUCTION

4

A.

General

4

B.

Disclosure Statement Overview

6

C.

Holders of Claims and Equity Interests Entitled to Vote

7

D.

Voting Procedures

7

E.

Vote Required for Acceptance; Binding Effect

8

F.

Confirmation Hearing

9

G.

Effective Date

9

II.

OVERVIEW OF DISTRIBUTIONS UNDER THE PLAN

10

III.

GENERAL INFORMATION

21

A.

Description and History of the Debtors and Certain Pre-Petition Claims

21

1.

Pre-Petition Organizational Structure of the Debtors

21

2.

Overview of the Debtors’ Business

23

3.

Customers, Sales and Marketing

25

4.

Competition

26

5.

Employees

27

6.

Real Property

27

7.

Patents, Trademarks and Licenses

27

8.

Pre-petition Credit Facility Obligations

27

9.

The Sinosure Group

29

i

(continued)

Page

10

Huffy Corporation Retirement - Plan Termination

Claims

30

11

Environmental Matters

30

12.

Pre-petition Litigation Claims

33

13.

Other Pre-petition Claims

34

B.

Events Leading to the Commencement of the Chapter 11 Cases

34

IV. EVENTS DURING THE CHAPTER 11 CASES

34

A.

Stabilization of Business

34

1.

Continuation of Business; Stay of Litigation

34

2.

First Day Orders

35

3.

DIP Facility and Trade Credit Terms

35

4.

Appointment of the Creditors' Committee

36

5.

Retention of Professionals

37

6.

Compliance with Bankruptcy Code, Bankruptcy Rules,  Local Court Rules and U.S. Trustee Deadlines

38

7.

Key Employee Retention and Severance Plan

38

8.

Sale of Certain Non-Core Assets

38

9.

Termination of Defined Benefit Plan

39

10.

Disclosure Statement/Confirmation Hearings

39

B.

Other Significant Court Orders

40

1.

Orders Authorizing Assumption of Certain Executory Contracts

40

(continued)

Page

2.

Orders Authorizing the Rejection of Leases

41

3.

Orders Authorizing Assumption of Non-Residential Real Property Leases

42

4.

Rejection of Certain Executory Contracts

43

C.

Deadline for Filing Proofs of Claim

43

V. THE PLAN OF REORGANIZATION

43

A.

Deemed Substantive Consolidation

44

B.

Classification and Treatment of Claims Against All Debtors

45

1.

Administrative Expense Claims

45

2.

Professional Fees and Expense Claims

46

3.

Priority Tax Claims

47

4.

DIP Lender Claims

47

5.

Class 1 - Other Priority Claims

48

6.

Class 2 – Other Secured Claims

48

7.

Class 3 – Convenience Claims

49

8.

Class 4 – Sinosure Group Claims

49

9.

Class 5 – General Unsecured Claims

50

10.

Class 6 – De Minimis Litigation Claims

51

11.

Class 7 - Intercompany Claims

51

12.

Class 8 – Subordinated Claims

51

13.

Class 9 – Subsidiary Equity Interests

51

(continued)

Page

14.

Class 10 – Old Parent Equity Interests

51

15.

Class 11 - Government Agency Settled Environmental Claims

52

16.

Class 12 - BPOU CR Group Settled Environmental Claims

52

C.

Provisions Regarding Voting and Distributions Under the Plan, Allowance of

Certain Claims and Treatment of Disputed, Contingent and Unliquidated Claims

52

1.

Voting of Claims

52

2.

Nonconsensual Confirmation

53

3.

Method of Distribution Under the Plan

53

4.

Distributions Withheld for Disputed General Unsecured Claims

54

5.

Procedures for Allowance or Disallowance of Disputed Claims

56

6.

Disbursing Agents

57

7.

Setoffs and Recoupment

57

8.

Allocation of Plan Distributions Between Principal and Interest

58

9.

Estimations of Claims

58

10.

No Recourse

58

11.

Amendments to Claims

59

12.

Postpetition Interest on Claims

59

13.

Recovery Trust

59

14.

Sinosure Group Agent

60

15.

Unsecured Claims Trust

60

16.

Sinosure Performance Shares

60

(continued)

Page

D.

Treatment of Executory Contracts and Unexpired Leases Under the Plan

62

1.

Assumption or Rejection of Executory Contracts and Unexpired Leases

62

2.

Indemnification Obligations

64

3.

Compensation and Benefit Programs

64

4.

Defined Benefit Plan

65

5.

Retiree Benefits

65

E.

Consolidation of Huffy and the Subsidiaries

65

1.

Substantive Consolidation Treatment

65

2.

Merger or Dissolution of Corporate Entities

66

F.

Provisions Regarding Corporate Governance and Management of the

Reorganized Debtors

66

1.

Meetings of Stockholders

66

2.

Bylaws and Certificates of Incorporation

66

3.

Boards of Directors

67

4.

Officers

68

5.

Authorization of New Securities

68

6.

Issuance of New Securities

69

7.

Management Incentive Plan

73

G.

Implementation and Effect of Confirmation of the Plan

73

1.

Effectiveness of Securities, Instruments and Agreements

73

2.

Corporate Action

73

v

(continued)

Page

3.

Approval of Agreements

74

4.

Cancellation of Existing Securities and Agreements

74

5.

No Change of Control

74

6.

Restructuring Transactions

74

7.

Termination of DIP Agreements

75

8.

New Common Stock

75

9.

Operations of the Debtors in Possession Between the Confirmation Date

and the Effective Date

76

10.

Administration After the Effective Date

76

11.

Term of Bankruptcy Injunction or Stays

76

12.

Revesting of Assets

76

13.

Causes of Action

76

14.

Discharge of Debtors

77

15.

Injunction Related to Discharge

78

16.

Injunction Against Interference with the Plan

78

17.

New Loan Facility

78

18.

Distribution Note Facility

79

19.

New Trade Credit Facility

79

20.

Supply Principles

79

21.

Termination of Pension Plan

79

H.

Confirmation and Effectiveness of the Plan

79

(continued)

Page

1.

Conditions Precedent to Confirmation

79

2.

Conditions Precedent to Effectiveness

80

3.

Effect of Failure of Conditions

81

4.

Waiver of Conditions

82

I.

Summary of Other Provisions of the Plan

82

1.

Retention of Jurisdiction

82

2.

Effectuating Documents and Further Transactions

83

3.

Exemption from Transfer Taxes

83

4.

Authorization to Request Prompt Tax Determinations

83

5.

Exculpation

83

6.

Releases

84

7.

Injunction Relating to Exculpation and Release

84

8.

Termination of Creditors’ Committee

85

9.

Post-Effective Date Fees and Expenses

85

10.

Payment of Statutory Fees

85

11.

Amendment or Modification of Plan

85

12.

Severability

86

13.

Revocation or Withdrawal of the Plan

86

14.

Binding Effect Notices

86

15.

Notices

86

(continued)

Page

16.

Governing Law

88

17.

Withholding and Reporting Requirements

88

18.

Plan Supplement

88

19.

Section 1125(e) of the Bankruptcy Code

89

20.

Filing of Additional Documents

89

21.

Bar Date for Administrative Expense Claims.

89

22.

No Admissions

89

23.

Inconsistency

90

24.

Waiver of Bankruptcy Rule 3020(e) and 7062

90

25.

Time

90

26.

Substantial Consummation

90

27.

Post-Confirmation Conversion/Dismissal

90

28.

Final Decree

91

VI.

IMPORTANT CONSIDERATIONS AND CERTAIN RISK FACTORS TO

BE CONSIDERED

91

A.

The Debtors Have No Duty To Update

91

B.

No Representations Outside The Disclosure Statement Are Authorized

91

C.

Information Presented Is Based On The Debtors' Books And Records, And

No Audit Was Performed

91

D.

All Information Was Provided By Debtors And Was Relied Upon By Professionals

92

E.

This Disclosure Statement Was Not Approved By The Securities And

Exchange Commission

92

(continued)

Page

F.

No Legal Or Tax Advice Is Provided To You By This Disclosure Statement

92

G.

No Admission Made

92

H.

Risk That Distributions Will Be Less Than Estimated By The Debtors And/Or

That Notes Will Be Uncollectible

92

I.

Reorganized Debtors May Not Have  Sufficient Resources To Satisfy The New

Class B Common Stock

93

J.

Additional Risks Related To The New Common Stock

93

1.

No Anticipated Payment Of Dividends

93

2.

No Assurance That A Public Market For The New Common Stock Will

Develop

94

K.

Risk That Recovery Trust Causes Of Action And Retained Causes Of Action

Will Not Lead To Recovery

94

L.

Industry Conditions And Financial Condition Of Reorganized Debtors

94

1.

Operating Losses

94

2.

Indebtedness

94

3.

Business Factors And Competitive Conditions

95

4.

Access To Financing And Trade Terms

96

5.

Limited Net Operating Loss Carry-Forwards

97

6.

Key Personnel

97

M.

Bankruptcy Risks

97

1.

Objections To Classifications

97

2.

Risk Of Nonconfirmation Of The Plan

98

(continued)

Page

3.

The Plan May Be Confirmed Without The Approval Of All Creditors Through

The So-Called

98

4.

Potential Effect Of Bankruptcy On Certain Relationships

99

5.

The Effective Date Might Be Delayed Or Never Occur

99

N.

Ability To Refinance Certain Indebtedness

99

O.

Significant Holders

99

P.

Litigation Risks

100

Q.

Restrictive Covenants Contained In The New Loan Facility

100

R.

Projections And Other Forward Looking Statements Are Not Assured, And

Actual Results May Vary

100

S.

Current License Agreements May Not Be Renewed

101

T.

SEC May Not Waive Reporting Requirements

101

U.

Tax Considerations

101

V.

No Waiver Of Right To Object Or To Recover Transfers And Estate Assets

101

VII. VALUATION OF REORGANIZED DEBTORS AS OF SEPTEMBER 30, 2005

102

VIII.

CONFIRMATION OF THE PLAN

107

A.

The Confirmation Hearing

107

B.

Requirements for Confirmation of the Plan

108

1.

Acceptance by at Least one Impaired Class

108

2.

Unfair Discrimination and Fair and Equitable Tests

108

3.

Best Interests Test

109

x

(continued)

Page

4.

Feasibility

110

IX.

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

111

A.

Equity Sponsorship

111

B.

Liquidation Under Chapter 7

111

C.

Alternative Plan of Reorganization

112

X.

CERTAIN SECURITIES LAW CONSIDERATIONS

112

A.

Exemptions from Registration under Securities Act

112

B.

Applicability of Certain Canadian Securities Laws

113

XI. CERTAIN FEDERAL U.S.  INCOME TAX CONSEQUENCES OF THE PLAN

114

A.

Introduction

114

B.

Consequences to the Debtors

115

1.

Cancellation of Debt

115

2.

Limitation on NOL Carryforwards and Other Tax Attributes

116

3.

Alternative Minimum Tax

118

C.

Consequences to Holders of Certain Claims

118

1.

Consequences to Holders of Sinosure Group Claims and General

Unsecured Claims with Residence in the United States

118

2.

Distributions in Discharge of Accrued but Unpaid Interest

121

3.

Information Reporting and Withholding

121

D.

Tax Treatment of  Unsecured Claims Trust and Recovery Trust

121

1.

Tax Treatment of Unsecured Claims Trust

121

(continued)

Page

2.

Tax Treatment of Recovery Trust

122

XII. CERTAIN CANADIAN INCOME TAX CONSEQUENCES OF THE PLAN

123

A.  Introduction

123

B.  Consequences to Certain Debtors

124

C.  Consequences to Holders Not Resident in Canada

124

D.  Consequences to Holders Resident in Canada

125

1.

Cancellation of Claims

125

2.

Interest on Distribution Note B

126

3.

Disposition of Distribution Note B

127

4.

Dividends on New Class B Common Stock

127

5.

Disposition of New Class B Common Stock

127

XIII. CONCLUSIONS AND RECOMMENDATIONS

128

DISCLAIMER

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT (THE “DISCLOSURE STATEMENT”) AND APPENDICES HERETO RELATE TO THE DEBTORS’ JOINT PLAN OF REORGANIZATION (AS IT MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED, THE “PLAN”) AND ARE INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON SUCH PLAN.  NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN ITS ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.  SUMMARIES OF THE PLAN AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, OTHER EXHIBITS ANNEXED OR REFERRED TO IN THE PLAN AND THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH 11 U.S.C. § 1125 AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE (THE “BANKRUPTCY RULES”) AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER LAWS GOVERNING DISCLOSURE OUTSIDE THE CONTEXT OF TITLE 11 OF THE UNITED STATES CODE §§ 101 ET. SEQ. (THE “BANKRUPTCY CODE”).  NEITHER THE SECURITIES TO BE DISTRIBUTED NOR THIS DISCLOSURE STATEMENT HAS BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC APPROVED OR DISAPPROVED OF THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR POTENTIAL ACTIONS, THIS DISCLOSURE STATEMENT AND APPENDICES HERETO WILL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.  THIS DISCLOSURE STATEMENT WILL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR WILL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTORS.

NO PARTY IS AUTHORIZED TO PROVIDE TO ANY OTHER PARTY ANY INFORMATION CONCERNING THE PLAN OTHER THAN THE CONTENTS OF THIS DISCLOSURE STATEMENT.  THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR

PROPERTY OTHER THAN THOSE SET FORTH IN THIS DISCLOSURE STATEMENT.  HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD NOT RELY ON ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN THEIR ACCEPTANCE OF THE PLAN THAT ARE OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN AND IN THE PLAN.

CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE FORWARD-LOOKING PROJECTIONS AND FORECASTS BASED UPON CERTAIN ESTIMATES AND ASSUMPTIONS.  THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE PROJECTIONS AND FORECASTS SET FORTH HEREIN.  NOTHING CONTAINED IN THIS DISCLOSURE STATEMENT, EXPRESS OR IMPLIED, IS INTENDED TO GIVE RISE TO ANY COMMITMENT OR OBLIGATION OF THE DEBTORS OR WILL CONFER UPON ANY PERSON ANY RIGHTS, BENEFITS OR REMEDIES OF ANY NATURE WHATSOEVER.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.  NEITHER THE DELIVERY OF THIS DISCLOSURE STATEMENT NOR THE CONFIRMATION OF THE PLAN WILL CREATE ANY IMPLICATION, UNDER ANY CIRCUMSTANCES, THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS CORRECT AT ANY TIME AFTER THE DATE HEREOF OR THAT THE DEBTORS WILL BE UNDER ANY OBLIGATION TO UPDATE SUCH INFORMATION IN THE FUTURE.

THE PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED BY THE DEBTORS’ MANAGEMENT AND THEIR FINANCIAL ADVISORS.  THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE AT THE TIME THEY WERE MADE, MAY NOT BE ACHIEVED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL.  THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO THE DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS.  SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE.  FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED AND/OR MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

SEE ARTICLE VI. OF THIS DISCLOSURE STATEMENT, “IMPORTANT CONSIDERATIONS AND CERTAIN RISK FACTORS TO BE CONSIDERED," FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED EQUITY INTEREST TO ACCEPT THE PLAN.

I.
INTRODUCTION

Huffy Corporation, an Ohio corporation (“Huffy”), and its wholly-owned subsidiaries Huffy Risk Management, Inc., HUFCO-Ohio, Inc., HCAC, Inc., Hufco-Delaware Company, Huffy Sports, Inc., American Sports Design Company, Huffy Sports Washington, Inc., Huffy Sports Outlet, Inc., Huffy Sports Canada, Inc., Lehigh Avenue Property Holdings, Inc., Tommy Armour Golf Company, Lamar Snowboards, Inc., Huffy Sports Delaware, Inc., First Team Sports, Inc., Hespeler Hockey Holding, Inc., HUFCO-Georgia I, Inc., HUFCO-Georgia II, Inc., HUFCO-New Brunswick, Inc., and HUF Canada, Inc., debtors and debtors in possession in these jointly administered Chapter 11 Cases (collectively with Huffy, the “Debtors”), submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code to holders of Claims against and Equity Interests in the Debtors in connection with (i) the solicitation of acceptances of the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated July 19, 2005, (as amended, supplemented or otherwise modified, the “Plan”) filed by the Debtors with the United States Bankruptcy Court for the Southern District of Ohio, Western Division (the “Bankruptcy Court”) and (ii) the hearing to consider confirmation of the Plan (the “Confirmation Hearing”) scheduled for September 22, 2005 at 1:30 p.m. (Eastern Daylight Time).  Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

A.

General

Huffy and each of the other Debtors filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code, on October 20, 2004.  Since that time, the Debtors have continued in the possession of their properties and in the management of their businesses as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.  Huffy Sports Canada, Inc., Huffy Sports Outlet Inc., HUF Canada, Inc., and Hufco-New Brunswick, Inc. (collectively, the "Canadian Subsidiaries") are wholly-owned Canadian subsidiaries of Huffy; each of the Debtors including the Canadian Subsidiaries filed for a Recognition Order under the Companies' Creditors Arrangement Act (the "CCAA") on October 20, 2004 in Toronto, Ontario.

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and equity interest holders. In addition to permitting rehabilitation of a debtor, another goal of Chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor’s assets.

The commencement of a Chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession."

The consummation of a plan of reorganization is the principal objective of a Chapter 11 reorganization case.  A plan of reorganization sets forth the terms for satisfying claims against and interests in a debtor.  Upon confirmation of a plan of reorganization, the plan is binding upon a debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of a debtor.  Subject to certain limited exceptions, the confirmation order discharges a debtor from any debts that arose prior to the date of confirmation of the plan and substitutes the obligations specified under the confirmed plan.

After a plan of reorganization has been filed, holders of certain claims against or equity interests in a debtor are permitted to vote to accept or reject the plan.  Before soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan.  The Debtors are submitting this Disclosure Statement to holders of Claims against and Equity Interests in the Debtors to satisfy the requirement of section 1125 of the Bankruptcy Code.

Under the Plan, the Debtors will be reorganized on a stand-alone basis.  Holders of Allowed Other Secured Claims will be paid in full or have their debt reinstated. Holders of Allowed Administrative or Priority Claims will be paid in full.   Holders of Equity Interests in Huffy will have their interests cancelled and will receive no distribution under the Plan. Holders of Convenience Class Claims will receive twelve (12%) of their Allowed Claims in cash.

Holders of Allowed Sinosure Group Claims will receive their pro rata share of (i) one hundred percent (100%) of the issued New Class A Common Stock of Reorganized Parent which is equivalent to thirty percent (30%) of the aggregate New Class A Common Stock and New Class B Common Stock, subject to dilution by shares of New Class C Common Stock reserved for issuance in connection with the Management Incentive Plan, (ii) a Distribution Note A in the amount of its Pro Rata Share of the total $3 million amount of Distribution Notes A and (iii) their pro-rata interest (shared with the Allowed General Unsecured Claims) in the net proceeds of the Recovery Trust.

 Holders of Allowed General Unsecured Claims will receive through the Unsecured Claims Trust their pro rata share of (i) one hundred percent (100%) of the issued New Class B Common Stock which is equivalent to seventy percent (70%) of the aggregate New Class A Common Stock and New Class B Common Stock of the Reorganized Parent, subject to dilution by shares of: (a) New Class C Common Stock to be issued in connection with the Management Incentive Plan and (b) additional New Class A Common Stock issued as Sinosure Performance Shares, (ii) their pro-rata share of the distribution of Distribution Note B and (iii) their pro-rata interest (shared with the Sinosure Group Claims) in the net proceeds of the Recovery Trust.

The Sinosure Group's ability to earn Sinosure Performance Shares will increase their overall percentage of ownership in the Reorganized Parent.  If the Sinosure Group earns all the Sinosure Performance Shares as is made possible under the Plan, the New Class B Common

Stock shareholders' interest in the Reorganized Parent will be diluted over time to 49% of the aggregate equity interest of the entity while the Sinosure Group's interest will increase to 51%, in both cases subject to dilution by New Class C Common Stock distributed in connection with the Management Incentive Plan.

As holders of all outstanding New Class A Common Stock, the Sinosure Group will be able to elect a majority of the Board of Directors of the Reorganized Parent and to exercise control of the Reorganized Debtors. Other general unsecured creditors will receive all outstanding New Class B Common Stock and will have the right to elect two members of the Reorganized Parent's Board of Directors and other rights as set forth in detail in the Plan. In accordance with the Supply Principles constituting a part of the Plan, the Reorganized Debtors will place orders  for the supply of bicycles and golf products from the Chinese market with members of the Sinosure Group and with other Chinese companies with the benefit of export credit insurance provided by Sinosure, and the Sinosure Group will be able to increase its shareholdings in the Reorganized Parent through the issuance of Sinosure Performance Shares in exchange for providing extended trade credit on favorable terms to the Reorganized Debtors which shall be fair and adequate consideration for the Sinosure Performance Shares.

B.

Disclosure Statement Overview

Attached as exhibits to this Disclosure Statement are copies of the following:

●

Exhibit A – The Plan;

●

Exhibit B –  Huffy Corporation et. al., Projected Financial Information;

●

Exhibit C –  Huffy Corporation, et al. Liquidation Analysis;

●

Exhibit D – Term Sheet for Distribution Notes A;

●

Exhibit E – Term Sheet for Distribution Note B;

●

Exhibit F – Supply Principles; and

●

Exhibit G – Order of the Bankruptcy Court Approving Disclosure Statement

In addition, a Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims that are entitled to vote to accept or reject the Plan.

On August 17, 2005, after notice and a hearing, the Bankruptcy Court entered an order approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors’ creditors and equity interest holders to make an informed judgment whether to accept or reject the Plan, and establishing certain procedures with respect to the solicitation of votes to accept or reject the Plan (the “Disclosure Statement Order”).  A copy of the Disclosure Statement Order is attached hereto as Exhibit G.  APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT,

HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

The Disclosure Statement Order sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots.  In addition, detailed voting instructions accompany each Ballot.  Each holder of a Claim entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots in their entirety before voting on the Plan.  These documents contain, among other things, important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes.  No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

C.

Holders of Claims and Equity Interests Entitled to Vote

Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired within the meaning of section 1124 of the Bankruptcy Code (“Impaired”) and are entitled to receive distributions under a proposed Chapter 11 plan are entitled to vote to accept or reject such plan.  Classes of claims or equity interests in which the holders of such claims or equity interests are unimpaired under a Chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan.  Classes of claims or equity interests in which the holders of such claims or equity interests are Impaired and are not entitled to receive any distributions under a proposed Chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan.

Under the Plan, holders of Allowed Claims in Class 3 (Convenience Claims), Class 4 (Sinosure Group Claims), Class 5 (General Unsecured Claims), and Class 6 (De Minimis Litigation Claims) (collectively, the “Voting Classes”) are treated as Impaired and entitled to vote on the Plan.  Holders of Claims in Class 8 (Subordinated Claims) and Class 10 (Old Parent Equity Interests), who will receive no distributions under the Plan, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote.  Claims in Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 7 (Intercompany Claims), Class 9 (Subsidiary Equity Interest), Allowed Administrative Claims, Professional Fee Claims, and Priority Tax Claims are not Impaired under the Plan and thus holders of Claims in such Classes and categories are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote.

D.

Voting Procedures

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan.  If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you may receive separate Ballots which must be used for each separate Class of Claims.  Please vote and return your Ballot(s) to:

IF BY MAIL

Huffy Corporation Vote Tabulation Center

c/o The Trumbull Group

P.O. Box 721

Windsor, CT 06095-0721

IF BY HAND OR OVERNIGHT DELIVERY

Huffy Corporation Vote Tabulation Center

c/o The Trumbull Group

4 Griffin Road North

Windsor, CT 06095-0721

DO NOT RETURN YOUR SECURITIES WITH YOUR BALLOT

TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 4:00 P.M., EASTERN DAYLIGHT TIME, ON SEPTEMBER 12, 2005. ANY BALLOT RECEIVED BY TELECOPIER, FACSIMILE OR OTHER ELECTRONIC COMMUNICATION, INCLUDING BUT NOT LIMITED TO E-MAIL, SHALL NOT BE COUNTED.  ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL NOT BE COUNTED.

The Bankruptcy Court entered an order setting August 12, 2005 as the record date for voting on the Plan.  Accordingly, only holders of record as of August 12, 2005 that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

If you are a holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call the Trumbull Group at 860-687-7567.

E.

Vote Required for Acceptance; Binding Effect

The Bankruptcy Code defines acceptance of a plan by an Impaired class of claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of the claims of that class that actually cast ballots.  The Bankruptcy Code defines acceptance of a plan by an Impaired class of equity interests as acceptance by holders of at least two-thirds in amount of the equity interests of that class that actually cast ballots.  The vote of a holder of a claim or interest may be disregarded if the bankruptcy court determines that the acceptance or rejection was not solicited or procured in good faith.

In addition, the Bankruptcy Code requires that (i) a plan of reorganization be accepted by at least one Impaired class of claims and (ii) that the plan of reorganization is in the “best interests” of creditors and stockholders that are Impaired under the plan in that it provides the holder with at least as much value on account of the claim or interest as it would receive if the debtor were liquidated under Chapter 7 of the Bankruptcy Code. Further, if a class or equity interests that is Impaired rejects the plan of reorganization, the plan may still be confirmed if the bankruptcy court finds that the plan “does not discriminate unfairly” and is “fair and equitable” as to such rejecting Impaired class.

Confirmation of the Plan will make the Plan binding upon the Debtors, holders of Claims against and Equity Interests in the Debtors, and other parties in interest regardless of whether they have accepted the Plan, and such holders of Claims and/or Equity Interests will be prohibited from receiving payment from, or seeking recourse against, the Reorganized Debtors or any assets that are distributed to other holders of Claims and/or Equity Interests under the Plan.  In addition, confirmation of the Plan will enjoin creditors and equity interest holders from taking a wide variety of actions on account of a debt, claim, liability, interest or right that arose prior to the Confirmation Date.  As of the Effective Date of the Plan, confirmation will also operate as a discharge of all Claims against, and Equity Interests in the Debtors, to the fullest extent authorized by section 1141(d) of the Bankruptcy Code.

F.

Confirmation Hearing

Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on September 22, 2005 at 1:30 p.m. (Eastern Daylight Time), before the Honorable Lawrence S. Walter, United States Bankruptcy Judge, at the United States Bankruptcy Court, Southern District of Ohio, Western Division, West Courtroom, 120 West Third Street, Dayton, Ohio 45402.  The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before September 12, 2005 at 4:00 p.m. (Eastern Daylight Time) by (i) Dinsmore & Shohl LLP, 255 E. 5th Street, Suite 1900, Cincinnati, Ohio 45202, attention: Kim Martin Lewis, Esq., and Donald W. Mallory, Esq., counsel for the Debtors, (ii) McDonald Hopkins Co., LPA, 600 Superior Avenue, East, Suite 2100, Cleveland, Ohio 44114, attention: Sean Malloy, Esq., and Jean Robertson, Esq., counsel for the Official Committee of Unsecured Creditors, (iii) Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169, attention: Daniel F. Fiorillo, Esq., counsel to the DIP Loan Agent, (iv) Coudert Brothers LLP, 1114 Avenue of the Americas, New York, New York 10036, attention: Barry Metzger, Esq. and Edward H. Tillinghast, III., Esq., counsel for the Sinosure Group, and (v) the United States Trustee for this district, MaryAnne Wilsbacher, Office of the United States Trustee, Region 9, 170 North High Street, Suite 200, Columbus, Ohio 43215. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or any adjourned Confirmation Hearing.

G.

Effective Date

The Plan will not be consummated immediately upon confirmation, but only upon the Effective Date.  The Effective Date will not occur unless various conditions to confirmation and consummation are satisfied (or waived pursuant to, and in accordance with, the terms of the Plan).  Certain of the conditions may only be waived with the consent of the Sinosure Group and the Creditors' Committee.  The Confirmation Order may be vacated if the conditions to the Effective Date are not timely met or waived.

Because of the conditions to the Effective Date provided in the Plan, a delay may occur between confirmation of the Plan and the Effective Date. There is no assurance that the conditions to the Effective Date will be fulfilled, or that any condition that is not fulfilled will be waived.

II.
OVERVIEW OF DISTRIBUTIONS UNDER THE PLAN1

The following briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan.

Class	Type of Claim or Equity Interest	Estimated Amounts	Treatment	Estimated Recovery
	Administrative Expense Claims	$31,000,000

Unimpaired.  Except as set forth in Section 2.2 of the Plan, and except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession (including, without limitation, trade credit outstanding on the Effective Date provided by members of the Sinosure Group on 60 day trade

				100%

1 This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan.  The estimated recoveries for Classes of Claims receiving New Common Stock are based upon the mid-point of the range of the estimated equity value of the Reorganized Debtors set forth in Article VII, “Valuation of the Reorganized Debtors,” hereof.  To the extent that the actual value of the New Common Stock varies from the amounts estimated, the recoveries of holders of such Claims may be higher or lower.  See Article VII. “Valuation of Reorganized Debtors.”  Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

Class	Type of Claim or Equity Interest	Estimated Amounts	Treatment	Estimated Recovery

credit terms in respect of products shipped prior to the Effective Date) or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession, shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business consistent with past practices and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

	DIP Lender Claims	$43,000,000

Unimpaired. The principal amount of, and all accrued and unpaid interest, fees and expenses in connection with the loans and all other credit and financial accommodations outstanding under the DIP Credit Facility, shall be indefeasibly paid in full in Cash on the Effective Date; all DIP Letters of Credit shall either (x) be (i) returned to the issuer undrawn and marked cancelled on or prior to the Effective Date, or (ii) cash collateralized with Cash in an amount equal to 110% of the undrawn face amount of the DIP Letters of Credit, or (y) the issuer will be provided with back-to-back letters of credit in an amount equal to 110% of the undrawn face amount of the DIP Letters of Credit, and in form and substance and from a financial institution acceptable to the issuer and the DIP Loan Agent.  Upon indefeasible payment and satisfaction in full of all Obligations  (as such term is defined in the DIP Financing Order) under the DIP

				100%

Class	Type of Claim or Equity Interest	Estimated Amounts	Treatment	Estimated Recovery

Credit Facility and the DIP Financing Order in accordance with the terms thereof and Section 2.1(a) of the Plan, all Liens and security interests granted in the Collateral to secure such Obligations shall be terminated and shall be of no further force and effect.

	Priority Tax Claims	$2,000,000	Unimpaired. At the sole option of Reorganized Debtors, either (i) paid in full, in Cash, or (ii) paid over a period through a date not later than the sixth anniversary of the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code (commencing on the first anniversary of the Effective Date) with interest payable at a fixed annual rate equal to the rate applicable to underpayments of federal income tax on the Effective Date determined pursuant to section 6621 of the Internal Revenue Code, without regard to subsection (c) thereof.	100%
1	Other Priority Claims	Immaterial	Unimpaired. On the Initial Distribution Date, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, release and exchange for such Claim, Cash in an amount equal to the amount of such Allowed Other Priority Claim on the later of the Effective Date and the date such Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.	100%
2	Other Secured Claims	Immaterial	Unimpaired. On the Initial Distribution Date, except to the extent that a holder of an Allowed	100%

Class	Type of Claim or Equity Interest	Estimated Amounts	Treatment	Estimated Recovery

Secured Claim agrees to a different treatment, at the sole option of the Reorganized Debtors, (i) each Allowed Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Allowed Secured Claim prior to the stated maturity of such Allowed Secured Claim from and after the occurrence of a default, or (ii) each holder of an Allowed Secured Claim shall receive Cash payments having a present value equal to the amount of such Allowed Secured Claim, including any interest on such Allowed Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Secured Claim becomes an Allowed Secured Claim, or as soon thereafter as is practicable, or (iii) the Collateral securing the Lien of a holder of an Allowed Secured Claim shall be returned to such holder.  Notwithstanding the foregoing, each such holder receiving the treatment specified in clause (ii) or (iii) of the preceding sentence shall have a General Unsecured Claim in Class 5, as applicable, for the amount by which the Allowed Claim exceeds the value of its Collateral, except to the extent such holder agrees to waive any such General Unsecured Claim.

Class	Type of Claim or Equity Interest	Estimated Amounts	Treatment	Estimated Recovery
3	Convenience Claims	$3,000,000	Impaired. On the Class 3 Distribution Date (which the Debtors estimate to be on or about March, 2006), each holder of an Allowed Convenience Claim shall receive, in full satisfaction, release and exchange for such Claim, a payment in Cash in an amount equal to twelve percent (12%) of the amount of such Allowed Convenience Claim.	12%
4	Sinosure Group Claims	$50,000,000[1]

Impaired. Each holder of an Allowed Sinosure Group Claim shall receive in full satisfaction, release and exchange for such Claim:  (i) such holder's Pro Rata Share of the New Class A Common Stock constituting thirty percent (30%) of the aggregate New Class A Common Stock and New Class B Common Stock issued by the Reorganized Parent on the Effective Date (representing all of the New Class A Common Stock then outstanding), subject to subsequent dilution from any distribution of New Class C Common Stock and/or Sinosure

				26.4%[2]

1 On the basis of claims reconciliation work through August 7, 2005, the Company has confirmed that, of the $49,886,217.99 of non-duplicative claims filed by members of the Sinosure Group, $48,430,670.95 of such claims should be allowed.  The Company is continuing to work with members of the Sinosure Group to reconcile the remaining variance of $1,455,547.04 and claims of the Sinosure Group remain subject to the review of the Creditors' Committee.  The final amount allowed will be set forth in the Plan Supplement.

2 This estimated percentage represents the average return assuming the maximum number of Sinosure Performance Shares are earned by the Sinosure Group.  Individual percentages may vary among the members of the Sinosure Group following the provision of trade support by members of the Sinosure Group in accordance with the Supply Principles, depending upon allocation of the Sinosure Performance Shares within the Sinosure Group.  On the Effective Date, before earning and receiving any allocation of the Sinosure Performance Shares, the Sinosure Group creditor recovery is approximately 18%.  For the purpose of such estimates, no control premium has been assigned to the New Class A Common Stock to be received by members of the Sinosure Group. Likewise, no discount has been applied to the New Class B Common Stock to reflect Class B Common Stock shareholders lack of control of the Reorganized Parent.

Class	Type of Claim or Equity Interest	Estimated Amounts	Treatment	Estimated Recovery

Performance Shares; (ii) a Distribution Note A in the amount of its Pro Rata Share of the total $3,000,000 amount of Distribution Notes A; and (iii) such holder's Pro Rata Share of net proceeds of the Recovery Trust Assets (calculating the amount of Claims in the Pro Rata Share calculation, for purposes of the Recovery Trust Assets only, to include the General Unsecured Claims and the Sinosure Group Claims).  Any and all potential preference and other improper transfer claims, pre-Effective Date breach of contract claims and all other Claims against the holders of Class 4 Claims shall be and hereby are waived and released.

On the Initial Distribution Date, the Reorganized Debtors shall distribute to the Sinosure Group Agent, as agent of and for the benefit of the holders of Allowed Sinosure Group Claims:  (i) the New Class A Common Stock; and (ii) the Distribution Notes A.  Pursuant to distribution provisions of the Plan, as soon as reasonably feasible after the Sinosure Group Agent's receipt of such New Class A Common Stock and Distribution Notes A, the Sinosure Group Agent will distribute to holders of Allowed Sinosure Group Claims their Pro Rata Shares of New Class A Common Stock and their respective Distribution Note A as indicated in Sections 4.4(c)(i) and (ii) of the Plan.  In addition, distribution of proceeds of Recovery Trust Assets will be made to holders of Allowed General Unsecured

Class	Type of Claim or Equity Interest	Estimated Amounts	Treatment	Estimated Recovery

Claims and Allowed Sinosure Group Claims as indicated in Section 4.5(c) of the Plan.

Holders of Allowed Sinosure Claims shall be eligible for the issuance and distribution of Sinosure Performance Shares in accordance with Section 5.17 of the Plan.

5	General Unsecured Claims	$100,000,000

Impaired. Each holder of an Allowed General Unsecured Claim shall have the option to elect on its Ballot to permanently and irrevocably reduce the aggregate amount of all of its Allowed General Unsecured Claims to $25,000 and receive a distribution pursuant to Class 3 (Convenience Claims) of the Plan.  Each holder of an Allowed General Unsecured Claim shall receive in full satisfaction, release and exchange for such Claim: (i) such holder's Pro Rata Share of the New Class B Common Stock constituting seventy percent (70%) of the aggregate New Class A Common Stock and New Class B Common Stock issued by the Reorganized Parent on the Effective Date (representing all of the New Class B Common Stock then outstanding), subject to subsequent dilution from any distribution of New Class C Common Stock and/or Sinosure

				18.8%[1]

1 Assumes dilution by maximum number of Sinosure Performance Shares earned by the Sinosure Group. At emergence, before consideration of the Sinosure  Performance Shares, the Class 5 General Unsecured Creditors recovery is 23%.  For the purpose of such estimates, no control premium has been assigned to the New Class A Common Stock to be received by members of the Sinosure Group.  Likewise, no discount has been applied to the New Class B Common Stock to reflect Class B Common Stock shareholders lack of control of the Reorganized Parent.

Class	Type of Claim or Equity Interest	Estimated Amounts	Treatment	Estimated Recovery

Performance Shares; (ii) such holder's Pro Rata Share of distributions from Distribution Note B; and (iii) such holder's Pro Rata Share of net proceeds of the Recovery Trust Assets (calculating the amount of Claims in the Pro Rata Share calculation, for purposes of the Recovery Trust Assets only, to include General Unsecured Claims and  Sinosure Group Claims).

On the Initial Distribution Date, the Reorganized Debtors shall distribute to the General Unsecured Claims Trust for the benefit of holders of Allowed General Unsecured Claims: (i) the New Class B Common Stock; and (ii) Distribution Note B. Pursuant to the distribution provisions of the Plan, on the Class 5 Distribution Date and/or Subsequent Distribution Dates, the General Unsecured Claims Trust Trustee will distribute to holders of Allowed General Unsecured Claims their Pro Rata Share of New Class B Common Stock and proceeds of the Distribution Note B as indicated in Sections 4.5(b)(i) and (ii) of the Plan.  In addition, on the Initial Distribution Date, the Recovery Trust Causes of Action will vest in the Recovery Trust and the Reorganized Debtors shall distribute the Recovery Trust Funds to the Recovery Trust, each for the benefit of holders of Allowed General Unsecured Claims and holders of Allowed Sinosure Group Claims, pro rata.  Pursuant to the distribution provisions of the Plan, on the Class 5 Distribution Date (which the Debtors

Class	Type of Claim or Equity Interest	Estimated Amounts	Treatment	Estimated Recovery

estimate to be on or about March, 2006) and/or Subsequent Distribution Dates (the 180th day after the Class 5 Distribution Date, and every six months thereafter) the Recovery Trust Trustee will distribute to holders of Allowed General Unsecured Claims and Allowed Sinosure Group Claims their Pro Rata Share of proceeds of Recovery Trust Assets as indicated in Section 4.5(b)(iii) of the Plan.

6	De Minimis Litigation Claims	$250,000

Impaired.  On the Class 6 Distribution Date (meaning the Effective Date of the Plan or as soon thereafter as is practicable, but no later than 30 days after the Effective Date), each holder of an Allowed De Minimis Litigation Claim shall receive, in full satisfaction, release and exchange for such Claim, a payment in Cash in an amount equal to the amount agreed to between Huffy and the holder of such Claim pursuant to the terms and conditions of the De Minimis Litigation Order.

Pursuant to the De Minimis Litigation Order, (1) each individual Claim in this class is limited to a maximum value of $5,000 per each respective Claim and per each respective claimant and (2) the aggregate amount of all De Minimis

				100%[1]

1 The estimated recovery is based on the Claimant receiving 100% of the reduced claim amount to which all parties have agreed in accordance with the De Minimis Litigation Order. As noted, pursuant to the De Minimis Litigation Order, (1) each individual Claim in this Class is limited to a maximum value of $5,000 per each respective Claim and per each respective Claimant and (2) the aggregate amount of all De Minimis Litigation Claims in this class is capped  at $250,000.  For the avoidance of any doubt, Claimants in this class are not receiving 100% of any proof of claim filed in these Chapter 11 cases but only 100% of the settled claim amount which cannot exceed $5,000.

Class	Type of Claim or Equity Interest	Estimated Amounts	Treatment	Estimated Recovery
			Litigation Claims in this class is capped at $250,000.
7	Intercompany Claims	Unknown	Unimpaired. On the Effective Date, each holder of an Allowed Class 7 Intercompany Claim shall receive, in full satisfaction, release and exchange for such Claim the following treatment: (i) the legal, equitable and contractual rights of each holder's Allowed Class 7 Intercompany Claim shall remain unaltered by the Plan or (ii) such other treatment agreed to in writing between such holder and the Debtors or Reorganized Debtors, as applicable.	100%
8	Subordinated Claims	Unknown	Impaired. The holders of Subordinated Claims will not receive or retain any property on account of such Claims.	0%
9	Subsidiary Equity Interests	Unknown	Unimpaired. The holders of Allowed Subsidiary Equity Interests shall retain ownership of their Subsidiary Equity Interests in each of the Reorganized Subsidiaries.	100%
10	Old Parent Equity Interests	Unknown	Impaired. The holders of Old Parent Equity Interests will not receive or retain any property on account of such interest and such Old Parent Equity Interests shall be cancelled.	0%
11	Government Agency Settled Environmental Claims	$1,278,000	Impaired. Each holder of a Government Agency Settled Environmental Claim is entitled to vote to accept or reject the Plan, notwithstanding that at the time of voting the EPA and DTSC Settlement Agreement may not yet have been fully-executed or have received approval of the Bankruptcy Court.	23.3%

Class	Type of Claim or Equity Interest	Estimated Amounts	Treatment	Estimated Recovery

On the later of (i) thirty (30) days after the entry of a Final Order of the Bankruptcy Court approving the EPA and DTSC Settlement Agreement or (ii) the Initial Distribution Date, each holder of an Allowed Government Agency Settled Environmental Claim shall receive in full satisfaction, release and exchange for such Claim, a payment in Cash from the Government Agency Environmental Assets of approximately $300,000 in accordance with the terms and conditions of the EPA and DTSC Settlement Agreement.

12	BPOU CR Group Settled Environmental Claim	$13,100,000[1]

Impaired.  Each holder of a BPOU CR Group Settled Environmental Claim is entitled to vote to accept or reject the Plan.

Each holder of an Allowed BPOU CR Group Settled Environmental Claim shall receive in full satisfaction, release and exchange for such Claim: (i) such holder's pro rata share of a $13,000,000 Class 5 General Unsecured Claim and be entitled to the treatment set forth in Section 4.5 of the Plan for such Claim; and (ii) such holder's Pro Rata Share of the net proceeds of the BPOU Trust Assets.  Any and all potential preference claims against the holders of Class 12 Claims shall be waived and released upon the entry of a Final Order approving the BPOU CR Group Settlement Agreement.

Class 5 treatment of 18.8% for $13,000,000 plus approximately $100,000.

1 Of this amount, $13,000,000 is treated as a Class 5 General Unsecured Claim and is included in the estimate of aggregate Class 5 General Unsecured Claims set forth above.

Class	Type of Claim or Equity Interest	Estimated Amounts	Treatment	Estimated Recovery

On the later of (i) the Initial Distribution Date or (ii) thirty (30) days after the entry of a Final Order of the Bankruptcy Order approving the BPOU CR Group Settlement Agreement, the Reorganized Debtors shall assign the BPOU Trust Assets to the BPOU Trust for the benefit of holders of Allowed BPOU CR Group Settled Environmental Claims.

III.

GENERAL INFORMATION

A.

Description and History of the Debtors and Certain Pre-Petition Claims

1.

Pre-Petition Organizational Structure of the Debtors

Huffy Corporation has twenty subsidiaries, nineteen of which are Debtors in the Chapter 11 Cases before the Bankruptcy Court. Further, four of the subsidiaries are also the subject of ancillary bankruptcy proceedings in Canada. The following chart depicts, as of the Petition Date, the organizational structure of Huffy Corporation and its subsidiaries and the percentage ownership of each subsidiary by its parent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[CHART ATTACHED IN PDF FORMAT]

2.

Overview of the Debtors’ Business

The Debtors commenced these cases by the filing of voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on October 20, 2004.  Pursuant to Bankruptcy Code sections 1107(a) and 1108, the Debtors are operating their businesses and managing their affairs as debtors in possession. On November 1, 2004, the Office of the United States trustee appointed a committee of unsecured creditors pursuant to section 1102(a) of the Bankruptcy Code. As of the date hereof, no trustee or examiner has been appointed in any of these Chapter 11 cases.

Huffy was formed as an Ohio corporation in 1928. Huffy has been a leading distributor of bicycles and other wheeled products. During the course of its history, and partly to offset the somewhat seasonal nature of bicycle sales, Huffy expanded into numerous other markets, including, but not limited to, sales of golf, skiing and hockey equipment, snowboards and related accessories, garden tools and implements, baby products, in-line skates, and basketball backboards and other sports accessories. Huffy also entered the retail services industry, providing its customers with marketing and display assembly services, inventory counting, and retail product assembly.

Huffy operates its primary business of selling bicycles through Huffy; its other businesses are operated by numerous subsidiaries.  Currently, Huffy has the following subsidiaries in the United States:  Huffy Risk Management, Inc., Hufco-Ohio, Inc., HCAC, Inc., Hufco-Delaware, Inc., Huffy Sports, Inc., American Sports Design Company, Huffy Sports Delaware, Inc. ("Huffy Sports Delaware"), Hufco-Georgia I, Inc., Lehigh Avenue Property Holdings, Inc., Tommy Armour Golf Company, Lamar Snowboards, Inc., Huffy Sports Washington, Inc., First Team Sports, Inc., Hufco-Georgia II, Inc., Hespeler Hockey Holding, Inc. (collectively, the "U.S. Subsidiaries").  In Canada, Huffy operates its businesses through the following subsidiaries:  Huffy Sports Canada Inc. ("Huffy Sports Canada"), Huffy Sports Outlet Inc., HUF Canada, Inc., and Hufco-New Brunswick, Inc. (collectively, the "Canadian Subsidiaries").  Huffy also owns a Switzerland subsidiary, Huffy Sports Sàrl ("Huffy Sàrl"), which is not a debtor in these bankruptcy proceedings.

In 1999, Huffy closed its last United States manufacturing plant for bicycles. Huffy contracted with suppliers located in China (collectively, the "Chinese Suppliers") for the manufacture of bicycles, other wheeled products and many of its other sports products.  Since 1999 the Chinese Suppliers have manufactured the products and shipped them by ocean cargo.  The total transit time of the product shipments from China to the port in California is anywhere from 10 to 14 days.  The shipments are then moved into Huffy's Carson, California warehouse for delivery to customers.  Some Huffy customers prefer to make their own shipping arrangements and have product delivered directly to their own warehouses, bypassing Huffy's Carson facility.

Huffy currently manages its affairs from its corporate offices in Miamisburg, Ohio and utilizes a warehouse and storage facility in Springboro, Ohio. Huffy maintains distribution and warehouse facilities in Carson, California and Monroe, Ohio.

In September 2002, Huffy purchased the Gen-X Sports business in order to expand Huffy’s presence in the general sporting goods market.  Huffy's subsidiary, Huffy Sports Canada, purchased  the stock of Gen-X Sports, Inc., an Ontario, Canada corporation ("Gen-X Canada") and another of Huffy's subsidiaries, Huffy Sports Delaware, merged with Gen-X Sports, Inc. ("Gen-X US").  Through the share purchase and subsequent merger of Gen-X Canada and the merger of Gen-X US, Huffy also indirectly acquired the stock of the following companies: Huffy Sàrl; Huffy Sports Outlet Inc., Tommy Armour Golf Company, Lehigh Avenue Property Holdings, Inc., Lamar Snowboards, Inc., Huffy Sports Washington, Inc., First Team Sports, Inc., and Hespeler Hockey Holding, Inc., (collectively, the "Gen-X Operations").  The Gen-X Operations supplied and distributed golf equipment, hockey equipment, snowboards, in-line skates and skateboards in the United States, Canada and Europe under brand names including Tommy Armour® and Ram® golf equipment, Lamar® snowboards, Hespeler® hockey equipment, Ultra Wheels® in-line skates and Volant® skis and accessories.  The Gen-X Operations maintained operations and warehouse facilities in Toronto, Canada, warehouse facilities in Anoka County, Minnesota and Bax, the Netherlands, as well as a direct retail outlet in Canada for its excess inventory.  Soon after the acquisition, the Gen-X Operations began to suffer significant losses which were funded by Huffy's other operations.

In 2004, Huffy decided to consolidate its management, sales, marketing, procurement, logistics and customer service functions into one sporting goods platform.  As part of this process, the administrative offices in Toronto were closed, and its operations consolidated at Huffy's office in Miamisburg, Ohio and at the office of Huffy Bicycle Company then located in Springboro, Ohio.  All warehouse and distribution facilities in Canada were likewise closed with all functions being transferred to Huffy's leased warehouses in Carson, California.  The majority of assets and liabilities (if any) of Huffy Sàrl, including the intellectual property rights held by that company, were transferred to a wholly-owned subsidiary of Huffy Sàrl, HUF Canada, Inc., a New Brunswick, Canada corporation.

Huffy has decided to focus its efforts on its core business of bicycles, other wheeled products and golf equipment. It has either sold or discontinued all other non-core business segments.  Huffy sold its businesses relating to child safety seats, gardening tools and equipment and inventory counting services several years ago.

Within the year preceding the bankruptcy filing, Huffy also sold certain sporting goods assets and retail service segments in order to more efficiently focus the company’s resources on building the business and profitability of its core brands and to increase the company’s liquidity.  In December 2003, Huffy Sports Canada sold certain assets comprising its Volant® ski products business to Amer Group, PLC.  In March 2004, Huffy sold the Gen-X Opportunity business (a liquidation business) to 1294506 Ontario Limited, an Ontario Canada corporation.  In April 2004, Huffy sold substantially all the assets of its Huffy Service Solutions business, which assembled products for retailers, to National Product Services, Inc.  In July 2004, Huffy sold substantially all the assets of its Huffy Sports Company division, which manufactured and marketed basketball backboards and related products, to Russell Corporation.  The proceeds of such sales were used primarily to reduce the amount of outstanding indebtedness on the Debtors' pre-petition credit facility, as well as to continue to fund operations.

Huffy continued to suffer losses throughout 2003 and 2004.  In 2004, the company announced that it was taking a write-off of deferred tax assets and intellectual property.  The company also determined that certain accounting entries primarily related to customer deductions, credits and reserves for inventory valuation and doubtful accounts receivable for certain of the Gen-X Operations were more properly reflected in the fiscal year ended December 31, 2003.  As a result, the company has announced that it will be restating its financial statements for that fiscal year unless it can obtain a waiver for doing so from the United States Securities and Exchange Commission.  The company further has been unable to file its Forms 10-Q for the first, second and third quarters of 2004, its Form 10-K for the year ended December 31, 2004, or its Forms 10-Q for the first and second quarters of 2005, and will be unable to do so until it restates its 2003 financial statements.

Huffy’s common stock historically has been listed on the New York Stock Exchange (“NYSE”).  In July 2004 Huffy received official notice from the NYSE that it was no longer in compliance with the NYSE’s continued listing criteria and in August 2004, the NYSE suspended trading in Huffy’s common stock and delisted the common stock from the NYSE.  Huffy’s common stock is now trading in the over-the-counter market by way of the pink sheets under the symbol HUFC.PK.

3.

Customers, Sales and Marketing

(a)

Core Business Line -  Bicycle Products

Huffy maintains strong relationships with the leading mass retailers. Huffy has a significant market share in the mass retailer arena through such customers as Wal-Mart and Kmart.  International business continues to grow with important customers such as Kmart Australia (unrelated to Kmart/USA) and Wal-Mart/Canada, as well as other international customers.

Huffy maintains a sales and marketing team of approximately 14 employees as well as a product development team of 4 employees.  As to its sales function, Huffy  oversees a network of third-party sales representatives for its core business line of bicycles.  The use of the sales representatives allows Huffy the flexibility to adapt to changing retail dynamics in each category in which it competes, while leveraging its scale to negotiate competitive commission rates. Certain of the sales representatives also maintain a staff of merchandisers that provide inventory and display management services to key retailers.  Certain key accounts such as Wal-Mart, are managed by in-house personnel without the use of external sales representatives.

As for marketing, consumer "takeaway" is driven primarily by brand recognition, product performance and innovation, as well as promotional programs run by retailers to draw in consumers.  Huffy invests in retailer co-op advertising programs through promotional flyers and customer allowances.

(b)

Core Business Line - Golf Products

Huffy's line of golf products consist of four brands: Tommy Armour®, RAM®, Teardrop® and Zebra®.  The merchandising of the golf products vary from the "green grass"

retailers to specialty retailers, sporting goods chains to the mass retailer. The determination of what products go to which type of retailing concern depend on brand and distribution strategies.  For example, Tommy Armour® is a premium brand focused on the golf specialty stores and green grass stores, while RAM® is a recreational brand distributed largely to mass retailers.

Huffy's golf sales, marketing and customer service team is composed of 21 employees who manage independent third-party representatives who sell to mass, sporting goods, golf specialty and green grass/off-course dealers.

Advertising for the golf products utilizes the promotional vehicles of print advertisements which run in major golf publications such as Golf Digest, Golf, Golf World, Golf Week, Links, Golf for Women and Travel & Leisure and on the Golf Channel for Tommy Armour® products. Further, numerous articles and product evaluations have created a positive selling environment for Huffy's golf products.

Further, Huffy also takes a "hands-on" approach in promoting its golf product line.  Over 700 elite golf accounts and 50 top media outlets will be visited by Tommy Armour golf senior and middle management in the coming year. In addition, Huffy is scheduled to conduct 900 golf product demonstrations from the period commencing in June, 2005 through November, 2005 at 900 retail locations in 30 sales territories.

4.

Competition

(a)

Bicycles

In the high volume retailer wheeled products business, Huffy bicycle products have numerous competitors in the United States market, two of which are major competitors.  Even though competition in the bicycle industry is intense, Huffy Bicycle Company believes that following its transformation from a single brand manufacturer of bicycles to a multi-brand design, marketing and distribution company, it is cost competitive in the high volume retailer wheeled products market and that its decision to import, rather than manufacture, its wheeled products allows it to profitably maintain a leading market position.  Huffy's ability to provide customers with low cost, innovative new products and high customer service levels has enabled it to maintain its market position despite reduced profit margins imposed by the mass retailers and intense global competition.

 (b)

Golf

In general, the U.S. golf market consists of four major industry giants: TaylorMade®, Calloway®, Titleist® and Nike®.  The combined sales of these entitles is in the hundreds of millions of dollars.

Tommy Armour® golf products are a leader in the second tier or mid-market with a strong heritage based on the world’s best selling irons, the 845®.  Tommy Armour® products maintain their competitive position by offering its customers high quality, innovative products with above average margins for its retailers.  The dual brand business model uses Tommy Armour® and RAM® products to compete in an unusually broad range of golf markets.  Tommy

Armour® serves golf segments such as “green grass” and golf specialty while RAM® serves primarily sporting goods and mass market channels.

5.

Employees

As of June 1, 2005, the Debtors employed, in the aggregate, approximately 130 employees in Ohio.  The Debtors have no employees covered by a collective bargaining agreement.

6.

Real Property

The Debtors’ real property assets consist of the lease and ownership of certain non-residential real property as summarized on the chart below:

Warehouses Leases	Approximate Square Footage
18420 Harmon Avenue Carson, CA 90746 Warehouse and distribution	173,000
901 Pleasant Valley Drive Springboro, Ohio 45066 Office/Warehouse/R&D	36,400
Office Space Leases
225 Byers Road Miamisburg, Ohio 45342 Corporate Offices Note: Debtors are parties to two separate leases which compromise the subject property.	49,415
2906 Bella Vista Way Bella Vista, AR 72714 Office space for sales staff	1,000
Owned Property
Harrisburg, PA	Approx. 16.4 acres

7.

Patents, Trademarks and Licenses

The Debtors own various patents, trademarks and licenses with regards to its core business lines of golf products and bicycles.  Certain trademarks such as Huffy®, RAM® and Tommy Armour® are material to the operation of the Debtors' businesses.  Additionally, certain of the Debtors' licenses are deemed material to the operation of the businesses.

8.

Pre-petition Credit Facility Obligations

The significant pre-petition debt of the Debtors generally consists of obligations under a certain pre-petition credit facility.

Prior to the Petition Date, the Huffy Corporation, American Sports Design Company, Huffy Sports Delaware, Inc., formerly known as Gen-X Sports, Inc., formerly known as HSGC, Inc., (“HSDI”, together with Huffy and American, each individually, a “U.S. Borrower” and collectively, “U.S. Borrowers”) and Huffy Sports Canada, Inc., formerly known as Gen-X Sports Canada, Inc., as successor by amalgamation with HSGC Canada, Inc. (the “Canadian Borrower”) were party to the Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, by and among the Debtors and Congress Financial Corporation (Central), an Illinois corporation ("Agent"), in its capacity as agent pursuant to an existing loan agreement acting for itself and on behalf of the financial institutions which are parties to the loan agreement and the financial institutions from time to time parties to the loan agreement as lenders (the "Lenders”), as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of November 20, 2002, Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2002, Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of January 31, 2003, Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated March 14, 2003, Amendment No. 5 to Second Amended and Restated Loan and Security Agreement, dated May 2, 2003, Amendment No. 6 to Second Amended and Restated Loan and Security Agreement, dated May 9, 2003,  Amendment No. 7 to Second Amended and Restated Loan and Security Agreement, dated as of July 7, 2003, Amendment No. 8 to Second Amended Loan and Security Agreement, dated July 31, 2003, Amendment No. 9 to Second Amended Loan and Security Agreement, dated January 15, 2004, Amendment No. 10 to Second Amended Loan and Security Agreement, dated February 16, 2004, Amendment No. 11 to Second Amended Loan and Security Agreement, dated March 31, 2004, Amendment No. 12 to Second Amended Loan and Security Agreement, dated as of May 4, 2004, Amendment No. 13 to Second Amended Loan and Security Agreement, dated as of July 16, 2004, and Amendment No. 14 to Second Amended Loan and Security Agreement, dated as of October 19, 2004 (as the same has heretofore been amended, modified, supplemented, extended, renewed, restated or replaced, the "Prepetition Loan Agreement").

The Prepetition Loan Agreement consisted of a Revolving Loan Facility from Congress which entitled the U.S. Borrowers and the Canadian Borrower to borrow up to a combined $69 million, subject to the borrowing base defined therein and certain reserves, as well as a Term Loan from Abelco Finance, LLC ("Abelco") to the Canadian Borrower in the original amount of $15 million.  The obligations of the U.S. Borrowers were guaranteed by all of the Debtors' U.S. subsidiaries and HUF Canada.  The obligations of the Canadian Borrower were guaranteed by all other Debtors.  Borrowings of the Debtors under the Prepetition Loan Agreement were secured by a first priority lien upon and security interest in favor of Lenders in all of the assets of the Debtors including all inventory, accounts receivable, and the intellectual property rights of the Debtors.  As of October  20, 2004, Lenders were owed the aggregate principal amount of not less than $39,623,054.71 plus C$219,793.69.   All pre-petition obligations owing by Debtors under the Pre-Petition Loan Agreement and all other related agreements, documents and instruments have been ratified, approved, incorporated into and made a part of the Obligations owing by Debtors to DIP Loan Agent and DIP Lenders under the DIP Credit Facility and the DIP Financing Order.

9.

The Sinosure Group

Among Huffy's strategic assets is a set of long-standing relationships with suppliers of bicycles in the China market.  When Huffy began to encounter financial difficulties in 2004, these suppliers and the Chinese government's export credit insurance agency, China Export & Credit Insurance Corporation (generally known as "Sinosure") agreed to continue to provide trade credit to Huffy on favorable terms during Huffy's bankruptcy reorganization.  Such suppliers and Sinosure, in their dealings with Huffy, are often referred to as the "Sinosure Group."

The suppliers which are members of the Sinosure Group are Bailey Cycle Service Ltd. (including Everich Bicycle Co. Ltd.); Clubik Co. Ltd. (including Clubik (J Ann J) Jermany Company Ltd. and Clubik 2 Jermany Company, Ltd.); Kenton Bicycle Holding (H.K.) Ltd. (including Kenton Bicycle Holding Factory, (Harley) Kenton Bicycle, HuiYang Kenton Bicycle Company Ltd. and HuiZhou Harley Industry Ltd.); Goodbaby Child Products Co. Ltd.; Oyama Bicycles (Taicang) Co., Ltd.; Startech Trading Ltd.; Ramiko Co., Ltd.; Acetrikes Bicycles (Taicang) Co. Ltd. (including Acetrikes Industrial Co. Ltd. (Taiwan)); Li Chen Machinery International Co. Ltd. (Taiwan) (including Zhejiang Crown King Bicycle Co. Ltd.); Shanghai Atem Rubber & Plastics Ind. Co. Ltd. (including Far Great Plastics Industrial Co. Ltd.); Shanghai Phoenix Import & Export Co. Ltd.; Shenzhen BoAn Bike Co. Ltd. and Top Image International Inc. (including Top Image (Boan) (Taiwan)).

Sinosure is also a member of the Sinosure Group and has served as representative of the other members of the Sinosure Group in negotiating the Plan with the Debtors and the Creditors' Committee.  Sinosure is a specialized export credit insurance company owned by the Chinese government with RMB 4 billion ($482 million) of registered capital, insuring Chinese exporters against political and commercial risks in their dealings with customers outside China.

In accordance with the Supply Principles constituting a part of the Plan (see Exhibit F hereto), following the Effective Date of the Plan, Huffy will place orders for the supply of bicycles and golf products from the Chinese market with members of the Sinosure Group and with other Chinese companies with the benefit of export credit insurance provided by Sinosure, provided Sinosure's underwriting guidelines are satisfied.  Upon the Effective Date of the Plan, the Sinosure Group will be able to elect a majority of the Board of Directors of Huffy through its ownership of New Class A Common Stock of the Company and, through such Board representation, will be able to exercise control of  Huffy and its Subsidiaries.  Its shareholdings at such time will represent 30% of the outstanding share capital of the Company.  Through the provision of trade credit on favorable terms to Huffy and its Subsidiaries in accordance with the Supply Principles, the Sinosure Group will also be able to increase its ownership in Huffy over time through the issuance of additional New Class A Common Stock issued as Sinosure Performance Shares, until the Sinosure Group owns a majority of the Company's outstanding share capital.

The Supply Principles set forth the contemplated working arrangements between Huffy and the Sinosure Group for the provision of supplies and trade credit to Huffy upon its emergence from bankruptcy.  The Supply Principles do not, however, constitute a legal obligation of the Sinosure Group to provide expert credit insurance or trade credit to Huffy and its Subsidiaries, though it is expected by Huffy that such export credit insurance and trade credit will be provided as contemplated by the Supply Principles over the period 2005-2010.

The Debtors also have certain other pre-petition trade credit obligations owed to parties who are not members of the Sinosure Group.

10.

Huffy Corporation Retirement - Plan Termination Claims

The Pension Benefit Guaranty Corporation ("PBGC") has asserted Claims against the Debtors in the amount of $86,000,000 (the "PBGC Claim"). The PBGC Claim is premised upon the PBGC's calculation of Huffy's unfunded obligation under the Huffy Corporation Retirement Plan (the "Pension Plan"). The Debtors dispute the value of the asserted PBGC Claim.  However, the Debtors may be subject to liability on some portion of the PBGC Claim. To the extent that the PBGC is awarded a claim against the Debtors for pre-petition obligations, such claim shall be a Class 5 General Unsecured Claim and receive treatment under the Plan for such class.

11.

Environmental Matters

Generally

The Debtors may be subject to various federal, state and local environmental laws and regulations which regulate, among other things, air and water emissions and discharges and the storage, transportation or disposal of solid and hazardous substances and waste.  The current cost of compliance with such laws and regulations may have a material adverse effect upon the Debtors.  The Debtors are subject, with respect to their past operations, to fines or penalties assessed for alleged breaches of environmental laws and to claims and litigation brought by federal, state or local agencies and to private parties seeking remedial or other enforcement action under environmental laws or damages relating to alleged injuries to health or to the environment, including claims with respect to certain waste disposal sites and the remediation of sites formerly operated by the Debtors.

The Baldwin Park Operable Unit Site

Huffy operated a bicycle manufacturing facility at 1120 West Foothill Boulevard, Azusa, California (the "BPOU Site") from 1958 through the beginning of 1983.  In March 1983 Huffy closed on the sale of the BPOU Site to Price Company.  Price Company demolished the buildings on the BPOU Site and erected a Price Club store.  That store was later converted to a CostCo store, which continues to operate on the BPOU Site today.

It has been alleged that as a result of Huffy’s former bicycle manufacturing operations, the soil at the BPOU Site, and the groundwater beneath and adjacent to the BPOU Site, was contaminated with certain volatile organic compounds ("VOCs"), such as PCE and TCE.  TCE, and later PCE, were used by Huffy at the BPOU Site in connection with degreasing operations.

In or before 1988, the United States Environmental Protection Agency (“EPA”) discovered that the groundwater in the Azusa, California area (an area later designated by the EPA as the “Baldwin Park Operable Unit” or “BPOU”) was contaminated with TCE, PCE and other VOCs.  In or about April 1988, the EPA sent requests for information, pursuant to 42

U.S.C. §9604, to Huffy and a number of other companies operating in the BPOU area.  Huffy was one of 19 companies that the EPA decided to name, pursuant to 42 U.S.C. §9601 et. seq. (the “Comprehensive Environmental Response, Compensation and Liability Act” or “CERCLA”) as potentially responsible parties ("PRP") with respect to the cleanup of the contaminated groundwater in the BPOU area.

On March 31, 1994, the EPA published an initial cleanup plan for the BPOU in a Record of Decision ("ROD").  The ROD identified 17 chemicals of concern (including TCE and PCE), all of which were VOCs.  In January 1995, the EPA formally identified Huffy as a PRP with respect to VOC contamination of the groundwater in the BPOU.

In May 1997, the EPA issued a Special Notice Letter pursuant to CERCLA formally requesting that Huffy and 18 other PRPs participate in negotiations with the EPA regarding the remedial design and remedial action for the BPOU.  In June 1997, a new chemical, perchlorate, was discovered in the BPOU groundwater.  Soon afterwards, nitrosodimethylamine or “NDMA” was also discovered in the groundwater.  The discovery of these chemicals changed the scope of the remedial program the EPA had presented in the ROD, since these chemicals required additional, more expensive treatments than would otherwise be necessary to remediate VOC contamination.  Huffy never used perchlorate or NDMA at the BPOU Site.

In May 1999, the EPA issued an Explanation of Significant Differences ("ESD"), purporting to amend the ROD so as to include cleanup of the new chemicals.  The EPA identified Aerojet General Corporation ("Aerojet") as the main contributor of the perchlorate and NDMA.  In September, 1999, Huffy and 10 other PRPs including Aerojet (the "Initial Offering Parties"), submitted a revised Good Faith Offer ("GFO") to the EPA whereby the Initial Offering Parties committed to begin specific design and planning work for the cleanup while continuing to negotiate in good faith to finalize a consent decree and pay $4 million in costs that the EPA had then incurred with respect to the BPOU.  The EPA initially accepted the GFO on September 10, 1999 and the Initial Offering Parties attempted to negotiate a consent decree, but reached an impasse in June 2000. On June 30, 2000, the EPA instead issued a Unilateral Administrative Order ("UAO") to Huffy and the other PRPs requiring the remediation of the BPOU Site.

In March 2002, Huffy entered into a global settlement with the EPA, certain water authorities involved in the BPOU (collectively, the "Water Entities"), and seven other PRPs:  Aerojet General Corporation, Azusa Land Reclamation, Fairchild Holdings Corporation, Hartwell Corporation, Oil & Solvent Process Co., Reichhold, Inc. and Wynn Oil Co. (collectively, the "Offering Parties").  Under the global settlement (the "BPOU Project Agreement"), the Offering Parties have agreed to fund, for a fifteen-year period, a joint groundwater cleanup/drinking water supply project.  The Offering Parties provided (and except for Huffy are continuing to provide) such funding pursuant to an interim allocation, which is subject to final re-allocation amongst the Offering Parties.  In exchange for the Offering Parties' funding, the EPA deemed the Offering Parties in compliance with the UAO, and the Water Entities dismissed lawsuits they had filed against the Offering Parties.

The EPA and the Offering Parties current estimates for the cost of the interim BPOU cleanup/water supply project going forward is approximately $300 million, including additional capital and operating and maintenance costs through the year ending 2017.  In addition, it is anticipated that additional measures may be required by the EPA and made a part of their final remedy for the BPOU Site.  The EPA and the State of California also seek recovery of past costs totaling some $25 million.

On February 15, 2005, the Bankruptcy Court issued an order approving the Debtors' rejection of the BPOU Project Agreement.  Numerous parties, including the EPA, have filed several claims in connection with the rejection of the BPOU Project Agreement.  Huffy has been negotiating with such parties over the validity and estimated value of such claims, and has reached tentative settlements in principle, subject to official review and approval, with respect to same.

Also with respect to the BPOU Site, the California Regional Water Quality Control Board, Los Angeles Region (the “LA Water Board”) issued Cleanup & Abatement Order No. 99-118 (the “Cleanup Order”) to Huffy in December 1999.  In July 2000, the LA Water Board issued a Revised Cleanup & Abatement Order, No. 99-118R (the “Revised Cleanup Order”), to Huffy.  Both the Cleanup Order and the Revised Cleanup Order required Huffy to fund the assessment and cleanup of contamination located on the BPOU Site.  Huffy funded and completed the assessment phase of the work, and was still funding, through the time of filing a petition for relief under Chapter 11 of the Bankruptcy Code in October 2004 (the “Petition”), the cleanup of the BPOU Site.  As of October 2004, Huffy spent in excess of $1 million cleaning up the BPOU Site, and had received estimates and budgets from its environmental consultant that the cleanup should be completed within six months at a cost not to exceed $175,000.  The last report submitted by Huffy to the LA Water Board in October 2004 states that PCE concentrations at the BPOU Site had been reduced by as much as 99.9% and TCE concentrations reduced by as much as 99.6%.  The LA Water Board and A&R Management and Development Co., LLP and ARGC Partners, LLC, the current owners of the subject property, contest the Debtors' characterization of the terms of the Cleanup Order and the status of the cleanup of the BPOU Site.

The Lammers Site

Huffy operated a manufacturing facility in Celina, Ohio from 1955 to 1999.  In connection with that operation, the EPA named Huffy as a PRP with respect to the contamination of a waste disposal site known as Lammers Barrel Superfund Site (the "Lammers Site").  The Lammers Site, located in Ohio, was operated from approximately 1953 to 1969.  The EPA and other PRPs named by the EPA in connection with the Lammers Site (collectively, the "Lammers Steering Committee" ) have filed claims in connection with the cleanup of the Lammers Site.  Such claims estimate that the costs of cleanup going forward is $8 million.  Huffy has negotiated with such parties over the validity and estimated value of such claims and has reached tentative settlements in principle, subject to official review and approval, with respect to same.

The Harrisburg, Pennsylvania Site

Further, Huffy’s owned property in Harrisburg, Pennsylvania (the “Harrisburg Property”) contains materials identified as residual wastes by the Pennsylvania Department of Environmental Protection (“PaDEP”).  Residual wastes include, but are not limited to, concrete rubble, scrap steel, and foundry slag.  The portion of the Property that contains residual wastes was leveled and covered with top soil with approval from the City of Harrisburg.  An “oil seep” was identified on the portion of the Property that is leased to True Temper Ames/Jacuzzi Brands.  Huffy reported the “oil seep” to PaDEP and provided analytical data supporting a “no further action” determination.  PaDEP requested additional groundwater sampling and analysis from the “oil seep” area and the former underground storage tank area.   The additional sampling and analysis has not been approved by the tenant, True Temper Ames and the prior owner, Jacuzzi Brands.  The Debtors are currently exploring their options to abandon or otherwise dispose of the Harrisburg Property prior to the Effective Date.

Tentative Settlements

The Debtors have recently entered into tentative settlement agreements, subject to official review and approval, with certain of the large Environmental Claim Claimants; namely, (1) the EPA, DTSC, BPOU CR Group, and Winco Enterprises, formerly known as Wynn Oil Company, in relation to the BPOU Site and (2) the Lammers Steering Committee in relation to the Lammers Site (the "Environmental Settlements"). The Debtors shall seek Bankruptcy Court approval of the Environmental Settlements. If the Bankruptcy Court does not approve the Environmental Settlements, the  claims originating from the Environmental Settlements, currently designated as Class 11 and Class 12 claims under the Plan, will be treated as unliquidated disputed claims to be resolved in accordance with the Plan.

Further, the Debtors have entered into tentative settlement agreements, subject to Bankruptcy Court approval, with two environmental insurance carriers, namely, American International  Group Domestic Claims, Inc., as authorized claims handling agent for American Home Assurance Company (the "American Policy Agreement") and Fireman's Fund Insurance Company (the "FFIC Policy Agreement").  The American Policy Agreement and the FFIC Policy Agreement are referred to collectively as the "Environmental Insurance Settlement Agreements."  The Environmental Insurance Settlement Agreements will provide the Debtors' with $300,000 which shall be utilized exclusively to fund, in full, the EPA and DTSC Settlement Agreement and thereby, the distribution to the Class 11 Claims.

12.

Pre-petition Litigation Claims

The Debtors are defendants in a number of lawsuits in which the plaintiffs allege among other things, contractual claims, indemnification obligations and that certain of their injuries were caused by products and/or services of the Debtors.

While uncertainties are inherent in the final outcome of the matters set forth above, management believes, after consultation with legal counsel, that the disposition of these proceedings should not have a material adverse effect on the Debtors’ financial position, results of operations or liquidity.  No assurance can be given, however, that the disposition of one or more of such suits, claims or actions in a particular reporting period will not be material in relation to the reported results for such period.

The Debtors intend to file a Motion with the Bankruptcy Court seeking approval of an Alternative Dispute Resolution Procedure which, if approved, will provide an organized mechanism for settling litigation claims.

13.

Other Pre-petition Claims

In the ordinary course of their businesses, and other than as previously set forth above, the Debtors incurred obligations for goods and services used in day to day operation of the businesses and through divestment of numerous business units over the past ten years. Such ordinary course obligations arise from (but are not limited to) contractual obligations, indemnification obligations, executory contracts and non-residential real property leases.  Additional pre-petition general unsecured claims will arise from the rejection of certain of the Debtors’ executory contracts and unexpired leases and from claims relating to former employees compensation plans.

B.

Events Leading to the Commencement of the Chapter 11 Cases

The losses created by the Gen-X Operations combined with the low profit returns from several of its other product lines created an economic rift that was felt throughout Huffy’s operations.  As a consequence, Huffy was unable to meet certain financial covenants set forth in the Prepetition Loan Agreement.  While Huffy was able to negotiate for the waiver and/or removal of such covenants, Huffy’s debt to its Chinese suppliers increased dramatically.  As a result, the Chinese suppliers began shipping on payment terms that required payments in advance of shipment.  These terms were virtually impossible for Huffy to meet.  Facing an inability to fill orders for the upcoming 2004 holiday season and following negotiations with its secured lenders and its suppliers, Huffy, Sinosure and certain of the Chinese suppliers established a non-binding arrangement which provided for payment to such suppliers upon delivery of new shipments of bicycles to Huffy in the United States and payment within 60 days from date of shipment after the filing of the within bankruptcy petitions, so that such suppliers’ payments could enjoy priority as an administrative expense.

Due to significant liquidity issues and for the reasons otherwise stated herein, Huffy and its subsidiaries filed petitions for bankruptcy both in the United States and Canada.  A motion for joint administration of all United States cases has been filed in this and all companion proceedings.  The Canadian entities have filed an ancillary proceeding which allows the Canadian cases to be administered in the United States along with the United States entities.

IV.
EVENTS DURING THE CHAPTER 11 CASES

On October 20, 2004, the Debtors commenced the Chapter 11 Cases in the Bankruptcy Court.  The Debtors continue to operate their businesses and manage their properties as Debtors in Possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.  The following is a brief description of the major events which have occurred during these Chapter 11 Cases.

A.

Stabilization of Business

1.

Continuation of Business; Stay of Litigation

Following the commencement of the Chapter 11 Cases, the Debtors have continued to operate as Debtors in Possession with the protection and under the jurisdiction of the Bankruptcy Court.  The Bankruptcy Court has certain supervisory powers over the Debtors’ operations during the pendency of the Chapter 11 Cases.  The Debtors are operating in the ordinary course of business; any transactions that are outside the ordinary course of business require Bankruptcy Court approval.

One immediate effect of the filing of the Bankruptcy Cases was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoined the commencement or continuation of all litigation against the Debtors.  This injunction will remain in effect until the Effective Date unless modified or vacated by order of the Bankruptcy Court.  From and after the Effective Date, the Claims asserted by the parties prosecuting litigation against the Debtors will be subject to the terms and conditions of the Plan, including (without limitation) the discharge provisions of such plan and the injunction provided in the Plan.

On October 20, 2004 the Debtors were granted a Recognition Order under the Companies' Creditors Arrangement Act.   The Recognition Order has been extended by further orders, dated January 20, 2005, April 20, 2005, and July 19, 2005.

2.

First Day Orders

On the Commencement Date, the Debtors submitted to the Bankruptcy Court motions for the entry of certain “first day orders,” along with supporting applications and affidavits.  All of the first day motions were granted by the Bankruptcy Court.  The first day orders included: (1) an order directing the joint administration of the Chapter 11 Cases, (2) an interim order authorizing the continued use of the Debtors’ centralized cash management system and maintenance of existing checks, bank accounts and business forms; (3) an interim order authorizing the Debtors to pay certain prepetition obligations owed to foreign "supply-chain" companies; (4) an interim order authorizing Debtors to honor the obligations arising under product warranties in the ordinary course of business; (5) an interim order authorizing the Debtors to pay prepetition sales, use, and franchise taxes; (6) an interim order requiring utilities to maintain services to the Debtors and authorizing the Debtors to provide adequate assurance of future payment; (7) an interim order authorizing the continuation of certain of the Debtors’ workers’ compensation program and policies; (8) an interim order authorizing payment of prepetition wages, compensation and employee benefits; (9) an order extending the time to file schedules of the Debtors’ assets and liabilities and statements of financial affairs; (10) an interim order approving a stipulation as to the Debtors’ use of cash collateral; (11) an interim order adopting the Guidelines for Court-to-Court Communications in Cross-Border Cases, (12) an interim recognition order approving allowance of administrative expense priority for purchase of product from suppliers, (13) an interim order pursuant to Sections 105, 362 and 366 of the Bankruptcy Code (a) authorizing the Debtors to operate their businesses and (b) implementing the automatic stay, (14) an interim order authorizing Debtors to continue customer allowance programs and honor certain pre-petition obligations related thereto and (15) an interim order establishing certain special notice, scheduling and case management procedures.  All interim orders were made final orders pursuant to subsequent orders of the Bankruptcy Court.

3.

DIP Facility and Trade Credit Terms

Upon the commencement of the Chapter 11 Cases, the restoration of trade credit and support of both vendors and customers was of significant importance to the Debtors.  To facilitate the establishment of normal vendor relations and to provide the Debtors with the cash and liquidity necessary to conduct their operations, the Debtors entered into a senior secured, super-priority $50,000,000 debtor in possession revolving credit facility with Congress, as agent for itself as lender and the other lenders party thereto (the “DIP Credit Facility”).

The DIP Credit Facility was initially approved on an interim basis by an order of the Bankruptcy Court, dated October 21, 2004, and on a final basis by subsequent order, dated November 30, 2004. Pursuant to these orders, the Debtors’ obligations and indebtedness under the DIP Credit Facility was granted super-priority administrative expense priority over other administrative expenses and the Debtors granted the DIP Lenders a super-priority lien on substantially all of the Debtors’ assets.

The DIP Credit Facility was also approved under the Companies Credit Arrangement Act, and super-priority charges were granted in favor of the DIP Lenders by the CCAA Court orders, dated October 20, 2004 and December 3, 2004.

On March 29, 2005, the Bankruptcy Court entered an order authorizing the Debtors to  amend the DIP Credit Facility to modify certain financial covenants and permit the Debtors to access certain proceeds from the sale of non-core assets.  Further, on June 27, 2005, the Bankruptcy Court entered an order further modifying the DIP Credit Facility which, among other things, (i) provided the Debtors with added liquidity by reducing certain reserves required to be maintained by the Debtors, and (ii) affirmed the expiration of the Creditors' Committee's right to investigate and/or challenge the pre-petition liens and claims of the DIP Loan Agent and the DIP Lenders, and of the release of DIP Loan Agent and DIP Lenders from all claims and causes of action arising at any time prior to the Petition Date.

As of June 4, 2005, there were approximately $22.9 million of borrowings outstanding under the DIP Credit Facility and outstanding letters of credit in the amount of $7.4 million.

Huffy, Sinosure and certain of the Chinese suppliers established a non-binding arrangement which provided for payment to such suppliers upon delivery of new shipments of bicycles to Huffy in the United States with payment to be made within 60 days from the date of shipment.  As of July 2, 2005, approximately $21.4 million was due and owing to the participating suppliers under the arrangement.

4.

Appointment of the Creditors' Committee

On November 1, 2004, the United States Trustee appointed the Creditors’ Committee to represent the interests of the Debtors’ unsecured creditors.  On March 9, 2005, the United States Trustee amended the membership of the original Creditors' Committee to reflect the resignations of Bailey Bicycle Services Limited and Jefferson Wells International and to add China Export and Credit Insurance Corporation.  The six current members of the Creditors' Committee are as follows:

 (i)

China Export and Credit Insurance Corporation, chair,

(ii)

Cortina International,

(iii)

Richard L. Molen,

(iv)

Pension Benefit Guaranty Corporation,

(v)

Ramiko Co., and

(vi)

Shenzhen BoAn Bike Co. Ltd.

Creditors’ Committee’s Professionals

The Bankruptcy Court entered orders authorizing the Creditors’ Committee to retain the following Professionals:

(i)

McDonald Hopkins Co., LPA, as counsel for the Creditors' Committee

600 Superior Avenue, East

Suite 2100,

Cleveland, Ohio 44114

Attn: Sean Malloy, Esq.

(ii)

PricewaterhouseCoopers Corporate Finance LLC, as financial advisors

1177 Avenue of the Americas

19th Floor

New York, NY  10036

Attn:  Sudhin Roy

(iii)

Coolidge, Wall, Womsley & Lombard Co., LPA, as local counsel for the Creditors' Committee

33 West First Street, Suite 600

Dayton, OH 45402

Attn: Ronald S. Pretekin, Esq.

5.

Retention of Professionals

Following the Commencement Date, the Bankruptcy Court has entered orders authorizing the Debtors to retain the following Professionals: (i) Dinsmore & Shohl LLP, as bankruptcy counsel; (ii) Development Specialists, Inc., as financial advisor; (iii) Lazard Freres & Co., LLC, as investment bankers; (iv) The Trumbull Group, as claims, noticing and balloting agent; (v), Howrey Simon Arnold & White, LLP, as special litigation counsel; (vi) Ernst & Young LLP, as special tax consultant; (vii) O’Melveny & Myers LLP, as special pension plan counsel; (viii) Clark Schaefer & Hackett Co., as litigation support; (ix) Christensen, Miller, Fink, Jacobs, Glaser, Weil and Shapiro, LLC, as special environmental counsel; (x) Marcum & Kliegman LLP, as accountants and independent auditors and (xi) certain other professionals utilized in the ordinary course of business.

6.

Compliance with Bankruptcy Code, Bankruptcy Rules,
Local Court Rules and U.S. Trustee Deadlines

On December 20, 2004, the Debtors filed their Statements of Financial Affairs, Schedules of Assets and Liabilities, Schedules of Executory Contracts and Unexpired Leases, and Lists of Equity Security Holders (collectively, and as the same may be amended or modified from time to time, the “Schedules”).

On December 22, 2004, the U.S. Trustee conducted a meeting of creditors pursuant to section 341 of the Bankruptcy Code.  Additionally, the Debtors have filed all monthly operating reports required by the Office of the United States Trustee.

Since the Commencement Date, the Debtors have filed various pleadings seeking extensions of time to, among other things, assume or reject leases of non-residential real property, file notices of removal of state court actions, and extend the exclusive periods for filing the Plan and soliciting acceptances thereof.

7.

Key Employee Retention and Severance Plan

By amended order, dated June 15, 2005, the Bankruptcy Court approved the Debtors’ adoption of an amended Key Employee Retention Plan (“KERP”), continuation of certain existing retention agreements, and modification of their Current Severance Plan with respect to certain employees (the “Retention Plan”).

The Retention Plan for the Debtors' key management is divided into two categories:  Level 1 Employees and Level 2 Employees. The maximum amount payable in retention and/or incentive payments to all Level 1 and Level 2 participants pursuant to this provision of the KERP is approximately $1,004,300.  The Court also approved a severance plan which provides that in the event that any of Debtors' existing employees are terminated for reasons other than gross misconduct or are offered comparable employment with a successor employer, he or she will be eligible for a salary continuation severance payment with minimums based upon employee group, years of service and execution of Debtors' Waiver and Release, but not to exceed a maximum payment of severance for twelve (12) weeks.  Pursuant to the terms of the KERP, parties covered by the agreement are not entitled to receive both the severance component and retention/incentive component.  KERP participants will receive only a single payment equal to the higher benefit of either the severance component or the retention/incentive component.

8.

Sale of Certain Non-Core Assets

During the course of these Chapter 11 cases, in furtherance of the Debtors' goal of restructuring their businesses around their core product lines of bicycles and golf, certain of the Debtors conducted sales of certain non-core assets.  On November 30, 2004, the Court authorized the Debtors to sell certain of their non-core bulk inventory to the highest bidder.  The sale of the non-core inventory relieved the Debtors of carrying inventory which was rapidly depreciating in value and provided the added benefit of reducing operating costs.

Further streamlining its organization around the bicycles and golf product lines, the Debtors sought to rid themselves of other non-core businesses such as snowboards, in-line skates, skateboards, hockey equipment etc.  On December 12, 2004, the Court authorized the sale of their snowboard business and related assets by Huffy Sports Canada, Inc., Huffy Sports Delaware, Inc., and HUF Canada, Inc., Lamar Snowboards, Inc. and Huffy Corporation to Collective Brands, Inc. (now known as Lifestyle Brands, Inc.).  On December 12, 2004, the Court also entered an order authorizing HUF Canada, Inc., Huffy Corporation, Huffy Sports Canada, Inc., First Team Sports, Inc. and Huffy Sports Delaware, Inc., to sell their hockey equipment business and related assts to Forzani Group, Ltd.

Companion orders approving these sales were granted under the Companies Creditors Arrangement Act in Canada.

9.

Termination of Defined Benefit Plan

On July 5, 2005 the Debtors filed a motion in the Bankruptcy Court pursuant to section 363(b) of the Bankruptcy Code, 11 U.S.C. § 363(b), and section 4041 of the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1341, for an order determining that Debtors meet the requirements for a voluntary distress termination of the Pension Plan under 29 U.S.C. § 1341(c)(2)(B)(ii)(IV), and approving termination of the Plan.

The proposed date of the termination is August 31, 2005.  A hearing on the Motion is scheduled for August 16, 2005.  If the Motion is granted, the Bankruptcy Court will have determined that unless the Pension Plan is terminated, each of the Debtors will be unable to pay its debts when due and each of the Debtors will be unable to continue in business outside the chapter 11 process.  The Bankruptcy Court's determination is one element in the "reorganization test" for distress terminations, as set forth in 29 U.S.C. 1341(c)(2)(B)(ii).  Pursuant to 29 U.S.C. §1341(c), the PBGC must determine that the plan sponsor and each "controlled group member" (as defined in 29 U.S.C. § 1301(a)(14) satisfies each element of at least one of the four "distress tests" set forth in 29 U.S.C. §1341(C)(2)(B), and approve the distress termination of the Pension Plan.

If the PBGC approves termination under 29 U.S.C. § 1341, the PBGC will take over both the assets and liabilities of the Pension Plan, and will continue to pay the retirement benefits due under same in accordance with the insurance program administered by the PBGC.  Under that program, it is anticipated that more than 99 percent of the participants and beneficiaries will be covered by the PBGC.

10.

Disclosure Statement/Confirmation Hearings

Accompanying this Disclosure Statement as Exhibit G, is a copy of the order of the Bankruptcy Court approving this Disclosure Statement and the Debtors’ solicitation of votes, and setting the date for the hearing to consider confirmation of the Plan.

See Article VIII., entitled “CONFIRMATION OF THE PLAN.”

B.

Other Significant Court Orders

1.

Orders Authorizing Assumption of Certain Executory Contracts

One of the  essential assets of  the Debtors' business is its license agreements with certain key licensors. The Debtors' rights to licensed material is very lucrative to the estates and provides increased marketability for the Debtors' products.  In continuing its efforts to reorganize its business units around the core bicycle and golf lines, the Debtors caused the following license agreements to be assumed pursuant to orders of the Bankruptcy Court.

(a)

Disney Enterprises, Inc.

Under the terms of the Disney license agreement, Huffy is granted non-exclusive rights during the term and within a certain territory to reproduce and use certain intellectual property and manufacture and distribute certain articles to authorized customers.  The intellectual property consist of the rights to utilize such characters as Disney's Winnie the Pooh®, Disney Princesses®, Power Rangers®, etc. in connection with the production of bicycles, scooters, wagons, tri-wheels and tricycles to be sold to authorized customers in a restricted territory.

The Debtors believe that the market popularity of the Disney products will continue to provide a demand for bicycles, tricycles, scooters, and other products bearing the aforesaid characters' image and/or association.

 (b)

Those Characters From Cleveland, Inc. ("Cleveland"), a subsidiary of American Greetings Corporation and DIC Entertainment Corp ("Entertainment")

The Debtors assumed two executory contracts entered into by and between Huffy as licensee, Cleveland as licensor and Entertainment as agent; namely, (1) License Agreement entered into on or about June 13, 2003 for licensed property of name, trademark and logo of "Strawberry Shortcake®," Canadian territory and (2) License Agreement entered into on or about November 25, 2003 for licensed property of name, trademark and logo of "Strawberry Shortcake®," United States territory.

Under the terms of these license agreements, Huffy is granted a right and license to make, use, sell offer to sale and import certain licensed products with the Strawberry Shortcake® name, trademark and or logo in the respective territories of the United States and Canada.

(c)

MTV Networks, a Division of Viacom International, Inc.

Under the terms of the this license agreement, Huffy is granted an exclusive right and license to make, use, sell offer to sale and import certain licensed products bearing the SpongeBob SquarePants® name, trademark and logo and all names, trademarks and all likeness of characters contained in the MTVN Series "SpongeBob SquarePants"® on scooters authorized in the License Agreement in the territory of Canada.

(d)

Vanilla Gorilla, L.P.

Under the terms of the license agreement, Huffy is granted an exclusive right to use the West Coast Choppers®, CFL™ and Jesse James™ marks, patents and certain designs in the connection with the manufacture, sale, distribution, advertising and promotion of chopper style bicycles.

(e)

Caterpillar Inc.

The Debtors assumed the Caterpillar Trademark Merchandise License Agreement entered into by and between Huffy as licensee, and Caterpillar as licensor, executed on or about July 3, 2003 as subsequently amended by Amendment No. 1 on or about July 6, 2004.

Under the terms of the license agreement, Huffy is granted an exclusive right and license to make, use, sell offer to sale and import certain licensed products bearing the Caterpillar® mark on wheeled products.

2.

Orders Authorizing the Rejection of Leases

  In connection with the reorganization of its businesses, the Debtors determined, in their business judgment, that certain of their leases were not conducive to the restructuring.  Accordingly, pursuant to order of the Bankruptcy Code, rejected the following  non-residential real property leases:

(a)

The Watson Lease

On or about November 14, 2002, Huffy Corporation and Watson Land Company (a/k/a Watson Partners, L.P.) entered into a lease for the use of approximately 105,654 square feet of space located at 18601 South Wilmington Ave., Carson, California; the term of which was from February 1, 2003 through July 31, 2007.  Huffy entered into the lease in order to obtain a warehouse facility for the storage of the merchandise it received from its Chinese suppliers.  On or about February 11, 2003, Watson and Huffy entered into a "Lease amendment and Supplement for Additional Space" under the terms of which Huffy expanded its occupancy of the Original Lease space by a lease of an additional 68,149 square feet. The Debtors determined, in their business judgment, that the warehouse facility was no longer needed and subsequently rejected same.  The Bankruptcy Court entered the order rejecting the lease on December 14, 2004 and the rejection was effective as of December 31, 2004.

(b)

The NPSAC Sublease

The Debtors rejected a sublease between Huffy Service Solutions, Inc. (now know as Hufco-Ohio, Inc.) and National Product Services Acquisition Corporation ("NPSAC") comprising space located at 225 Byers Road, Miamisburg, Ohio.

Dayton Office Properties, LLC ("DOP"), as landlord, and Huffy Service Solutions, Inc. (now knows as Hufco-Ohio, Inc.) as tenant,  entered into a master lease on or about December 5, 2000, pursuant to which Huffy Service Solutions, Inc. leased certain premises comprising approximately 34,415 sq. ft. of space located at 255 Byers Road, Miamisburg, Ohio (the "Leased

Premises") for a period terminating on January 31, 2011 (the "Master Lease").  DOP transferred the Leased Premises to Byers Road, LLC  on or about April 17, 2001 and assigned the Master Lease on the same date to Byers Road LLC.  NPSAC desired to sublease from the Debtors approximately 34,415 sq. ft. of the Leased Premises that was the subject of the Master Lease. Accordingly, NPSAC and Huffy Service Solutions, Inc. (now know as Hufco-Ohio, Inc.) entered into the NSPAC Sublease on or about May 24, 2004 for a period beginning on May 24, 2004 through the remainder of the term set forth in the Master Lease.

The NSPAC Sublease was a sublease for a portion of the Miamisburg, Ohio building already partially occupied by the Debtors pursuant to the Master Lease.  In their business judgment, the Debtors determined that it would be more cost-efficient to consolidate its business operations into one office location.  In order to accomplish the aforenoted consolidation of its business space, the Debtors required the additional space which was the subject of the NSPAC Sublease.  Accordingly, the Debtors rejected the NSPAC Sublease.  The Bankruptcy Court entered the order rejecting the lease on May 3, 2005 with an effective date of no later than May 15, 2005.

(c)

The Orfus Lease

On or about April 16th, 2001, Orfus Realty, as lessor, Gen-X-Sports, Inc. (an Ontario, Canada, Corporation, now known as Huffy Sports Canada, Inc.) and Gen-X-Sports Inc. (a Delaware Corporation, now known as Huffy Sports Delaware, Inc.) entered into a lease for space comprising approximately 39,998 sq. ft. located in a building situated at 36, 38, 38A and 38B Dufflaw Road, Toronto, Ontario, Canada.  The lease provided for occupancy for the period of June 1, 2001 through May 31, 2011.

In its efforts to streamline its business operations, the Debtors determined, in their business judgment, that they no longer required the use of the facility. The facility formerly housed the Debtors' Canadian sales and administrative staff, all of which have either been eliminated or had their positions moved to the Springboro, Ohio facility in July, 2004. Accordingly, the Debtors rejected the lease.  The Bankruptcy Court entered the order rejecting the lease on January 10, 2005 with an effective date of October 20, 2004.

3.

Orders Authorizing Assumption of Non-Residential Real Property Leases

The Court entered an order on July 1, 2005, authorizing Huffy Corporation and Hufco-Ohio, Inc., two of the Debtors, to assume two non-residential real property leases with Byers Road, LLC, assignee of Dayton Office Properties, LLC ("Byers"), pursuant to section 11 U.S.C. § 365(a).  The Debtors assumed these leases in order to accomplish the afore noted consolidation of their business space. As part of the planned agreement to assume the leases, the Debtors and Byers Road modified the terms of the leases in accordance with the provisions set forth in a supplemental letter agreement as was also approved by the Court.  The supplemental letter agreement provided that modifications to the premises covered by the leases that were required to be performed in order to fully consolidate the Debtors' business operations into a single operational headquarters would be paid by Byers Road LLC up to $100,000.  Further, the city where the property is located also provided the Debtors with a $100,000 incentive payment to increase and maintain employment at the location.

4.

Rejection of Certain Executory Contracts

As previously discussed in detail Article III, Section 8 above, Huffy operated a bicycle manufacturing facility at 1120 West Foothill Boulevard, Azusa, California (the "Site") from 1958 through the beginning of 1983.  As a result of that operation, it has been alleged that the soil at the Site, and the groundwater beneath and adjacent to the Site, was contaminated with certain volatile organic compounds.  With regard to same, Huffy entered into a global settlement pursuant to the BPOU Settlement Agreement. Huffy was a party to certain other BPOU Contracts in connection with the BPOU Settlement Agreement. On February 2, 2005, the Bankruptcy Court entered an order authorizing the Debtors' rejection of the BPOU Contracts.

C.

Deadline for Filing Proofs of Claim

By order, dated January 14, 2005 (the “Bar Date Order”), pursuant to Bankruptcy Rule 3003(c)(3), the Bankruptcy Court fixed March 15, 2005 (the “Bar Date”) as the date by which proofs of claim were required to be filed in the Chapter 11 Cases.  In accordance with the Bar Date Order, on or about January 14, 2005, a proof of claim form and a Notice of the Bar Date Order, the forms of which were approved by the Bankruptcy Court, were mailed to: (a) all persons or entities listed on the Debtors' Schedules as holding claims against the Debtors (the “Scheduled Parties”); (b) all parties on the Special Notice List established in these cases; (c) to the extent not otherwise included in (a) and (b) above, all of the following: (i) parties to litigation with the Debtors pending as of the Petition Date, (ii) taxing authorities with the power to levy taxes against the Debtors, (iii) parties to any contract or lease to which any of the Debtors is a party, (iv) entities that purport to hold liens against any of the Debtors' property, and (v) applicable local, state, and federal governmental agencies; (d) all parties listed on the Debtors' Creditors Matrix filed with the Court, as amended from time to time; and all equity holders and/or beneficial owners of record as of December 20, 2004.   The Debtors also published notice of the Bar Date in certain local and trade publications and a national newspaper in Canada.

As of March 15, 2005, a total of approximately 1,218 claims have been filed against the Debtors.  These include a number of duplicate claims and other claims which the Debtors dispute.  The Debtors estimate that the total amount of Allowed unsecured claims not entitled to priority, including the claims of the Sinosure Group, will be approximately $150,000,000.

V.
THE PLAN OF REORGANIZATION

The Debtors believe that (i) through the Plan, holders of Allowed Claims receiving distributions under the Plan will obtain a greater recovery from the Estates of the Debtors than the recovery that they would receive if the assets of the Debtors were liquidated under Chapter 7 of the Bankruptcy Code, and (ii) the Plan will afford the Debtors the opportunity to continue in business as a viable going concern, serving the interests of all of the Debtors’ constituencies, including creditors, vendors, customers and employees, and preserving going concern value.

THE PLAN IS ANNEXED HERETO AS EXHIBIT A AND IS AN INTEGRAL PART OF THIS DISCLOSURE STATEMENT.  THE SUMMARY OF THE PLAN SET FORTH

BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PLAN.  IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS OF THE PLAN AND THE SUMMARY CONTAINED HEREIN, THE TERMS OF THE PLAN WILL GOVERN.

A.

Deemed Substantive Consolidation

The Plan is premised upon the deemed substantive consolidation of the Debtors for Plan treatment and distribution purposes only, and the Debtors intend to request as part of the Plan confirmation process that the Bankruptcy Court authorize substantive consolidation treatment of the Debtors and their estates for such limited purposes.

The substantive consolidation treatment of Claims proposed by the Debtors involves the pooling and merger of the Debtors’ assets and liabilities and distributions to creditors based upon all pooled assets and liabilities, as if the Debtors were a single economic entity.  The purpose of this consolidation, with respect to all Debtors, is (i) to treat Claims against all Debtors in the same manner, (ii) to eliminate cross-corporate guaranties by one Debtor of the liabilities of other Debtors, and (iii) to eliminate duplicate Claims against more than one Debtor and Claims asserting joint and several liability by multiple Debtors.

The Debtors believe substantive consolidation is warranted in light of the degree to which the Debtors and their creditors depend upon the integration of the Debtors’ collective operations and the criteria established by the courts in ruling on the propriety of substantive consolidation in other cases.  For example:

●

The officers of Huffy have served on the boards of its subsidiaries.  Corporate policy for all of the Debtors was established and implemented by Huffy’s officers and board of directors.  Thus, the Debtors have operated under unified management, direction, and control with the goal of the unified profitability of the total enterprise, and without regard to the profitability of any individual legal entity in the corporate family.

●

The Debtors operate under a consolidated cash management system, pursuant to which the Debtors’ funds are collected and transferred on a daily basis to two main concentration accounts and funds required by the operating subsidiaries to cover disbursements and other operating expenses are transferred on a daily basis from the main concentration accounts to disbursement accounts.

●

By reason of the interrelationship and dependency of the Debtors upon the operations of each other and Huffy, it is not realistic to expect that a feasible, confirmable plan of reorganization could be formulated unless the Plan encompassed all the Debtors as though they were a single economic unit.

As a result of the Debtors’ integrated and interdependent operations, common officers, common control and decision making, reliance on a consolidated cash management system, and dissemination of principally consolidated financial information to third parties, the Debtors believe that they operated, and creditors dealt with the Debtors, as a single, integrated economic unit.

In view of the foregoing, the Debtors believe that creditors would not be prejudiced to any significant degree by the Debtors’ substantive consolidation treatment which is consistent with creditors’ having dealt with the Debtors as a single economic entity, and further believe that substantive consolidation will best utilize the Debtors’ assets and potential of all of the Debtors to pay to the creditors of each entity the distributions provided under the Plan.

B.

Classification and Treatment of Claims Against All Debtors

The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the Bankruptcy Code.  As described more fully below, the Plan provides, separately for each Class, that holders of certain Claims will receive various amounts and types of consideration based on the different rights of the holders of Claims in each Class.

1.

Administrative Expense Claims

Administrative Expense Claims are Claims constituting a cost or expense of the administration of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code.  Such Claims include all Obligations (as defined in the DIP Financing Order) arising under or in respect to the DIP Credit Facility, and the DIP Financing Order, any actual and necessary costs and expenses of preserving the Estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors in Possession, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendering of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330, 331 or 503 of the Bankruptcy Code, all costs associated with the cure of any executory contracts and unexpired leases between the Debtors and any Person, and any fees or charges assessed against the Estates of the Debtors under section 1930 of title 28 of the United States Code.

Except as set forth in Section 2.2 of the Plan, and except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession (including, without limitation, trade credit outstanding on the Effective Date provided by members of the Sinosure Group on 60 day trade credit terms in respect of products shipped prior to the Effective Date) or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession, shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business consistent with past practices and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions; provided further, however, that on the Effective Date, (i) the principal amount of, and all accrued and unpaid interest, fees and expenses in connection with the loans outstanding under the DIP Credit Facility, shall be indefeasibly paid in full in Cash pursuant to the terms of the DIP Credit Facility and the DIP Financing Order, and (ii) all DIP Letters of Credit shall either (x) be (i) returned to the issuer undrawn and marked cancelled on or prior to the Effective Date, or (ii) cash collateralized with Cash in an amount equal to 110% of the undrawn face amount of the DIP Letters of Credit, or (y) the issuer will be provided with back-to-back letters of credit in an amount equal to 110% of the undrawn face amount of the DIP Letters of Credit, and in form and substance and from a financial institution acceptable to the issuer and DIP Loan Agent. Upon indefeasible payment and satisfaction in full of all Obligations (as defined in the DIP Financing Order) under the DIP Credit Facility and the DIP Financing Order in accordance with the terms thereof and Section 2.1(a) of the Plan, all Liens and security interests granted in the Collateral to secure such Obligations shall be terminated and shall be of no further force and effect.

2.

Professional Fees and Expense Claims

On the Effective Date, the Debtors shall deposit in a separate account an amount equal to the professional fee carve out set forth in the DIP Financing Agreement (the "Professional Fee Reserve Account").  All professional fees and expenses that are Allowed as Administrative Expense Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals pursuant to sections 327, 328, 330, 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code and pursuant to subsection (b) below (the "Professional Fees and Expenses") shall be paid out of the Professional Fee Reserve Account.  If the amounts on deposit in the Professional Fee Reserve Account shall be insufficient to pay the amount of Professional Fees and Expenses awarded to any entity, the balance shall be paid by the Reorganized Debtors as an Allowed Administrative Expense Claim.  After payment of all Allowed Professional Fees and Expenses, any balance remaining in the Professional Fee Reserve Account shall vest in the Reorganized Debtors.

Section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other entities making a “substantial contribution” to a reorganization case, and to attorneys for and other professional advisors to such entities.  The amounts, if any, which may be sought by entities for such compensation, are not known by the Debtors at this time.  Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtors and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.  On the Effective Date, the Debtors shall deposit in a separate amount an amount equal to the professional fee carve out set forth in the DIP Financing Agreement.  All professional fees and expenses that are Allowed as Administrative Expense Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals pursuant to sections 327, 328, 300, 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code and pursuant to subsection (b) below (the "Professional Fees and Expenses") shall be paid out of the Professional Fee Reserve Account.  If the amounts on deposit in the Professional Fee Reserve Account shall be insufficient to pay the amount of Professional Fees and Expenses awarded to any entity, the balance shall be paid by the Reorganized Debtors as an Allowed Administrative Expense Claim.  After payment of all Allowed Professional Fees and Expenses, any balance remaining in the Reserve Account shall vest in the Reorganized Debtors.

All entities seeking an award by the Bankruptcy Court of Professional Fees and Expenses (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by the date that is sixty (60) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and, (ii) if granted such an award by the Bankruptcy Court, shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (a) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Debtors in Possession or, on and after the Effective Date, the Reorganized Debtors. The time for filing objections to applications for allowance and payment of Professional Fees and Expenses, and the date and time for a hearing in respect of such applications and the related objections, if any, shall be set forth in the Confirmation Order or other order of the Bankruptcy Court.

3.

Priority Tax Claims

Priority Tax Claims are Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim (commencing on the first anniversary of the Effective Date), together with interest at a fixed annual rate equal to the rate applicable to underpayments of federal income tax on the Effective Date determined pursuant to section 6621 of the Internal Revenue Code, without regard to subsection (c) thereof, over a period through a date not later than the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

4.

DIP Lender Claims

The principal amount of, and all accrued and unpaid interest, fees and expenses in connection with the loans and all other credit and financial accommodations outstanding under the DIP Credit Facility, shall be treated as an Administrative Claim and shall be indefeasibly paid in full in Cash on the Effective Date in accordance with the terms of the DIP Financing Order and the DIP Credit Facility; all DIP Letters of Credit shall either (x) be (i) returned to the issuer undrawn and marked cancelled on or prior to the Effective Date, or (ii) cash collateralized with Cash in an amount equal to 110% of the undrawn face amount of the DIP Letters of Credit, or (y) the issuer will be provided with back-to-back letters of credit in an amount equal to 110% of the face amount of the outstanding DIP Letters of Credit, and in form and substance and from a financial institution acceptable to the issuer and DIP Loan Agent.  Upon indefeasible payment and satisfaction in full of all Obligations (as defined in the DIP Financing Order) under the DIP Credit Facility and the DIP Financing Order in accordance with the terms thereof and Section

2.1(a) of the Plan, all Liens and security interests granted in the Collateral to secure such obligations shall be terminated and shall be of no further force and effect.

5.

Class 1 - Other Priority Claims

Other Priority Claims are Claims which are entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Expense Claims and Priority Tax Claims).  Such Claims include (i) unsecured claims for accrued employee compensation earned within 90 days prior to the Commencement Date to the extent of up to $4,650 per employee and (ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the Commencement Date, but only for each such plan to the extent of (a) the number of employees covered by such plan multiplied by $4,650, less (b) the aggregate amount paid to such employees from the Estates for wages, salaries or commissions.

Pursuant to the Plan, On the Initial Distribution Date, each holder of an Other Priority Claim shall receive, in full satisfaction, release and exchange for such Claim, Cash in an amount equal to the amount of such Allowed Other Priority Claim on the later of the Effective Date and the date such Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

6.

Class 2 – Other Secured Claims

The Other Secured Claims are Claims, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, the payment or performance of which is secured by a Lien on Collateral to the extent of the value of the Debtors’ interest in such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, including, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the amount of such setoff.

On the Initial Distribution Date, except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Reorganized Debtors, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, or (ii) each holder of an Allowed Other Secured Claim shall receive Cash payments having a present value equal to the amount of such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) the Collateral securing the Lien of a holder of an Allowed Other Secured Claim shall be returned to such holder.  Notwithstanding the foregoing, each such holder receiving the treatment specified in clause (ii) or (iii) of the preceding sentence shall have a General Unsecured Claim in Class 5, as applicable, for the amount by which the Allowed Claim exceeds the value of its Collateral, except to the extent such holder agrees to waive any such General Unsecured Claim.

7.

Class 3 – Convenience Claims

Convenience Claims include any Claim against the Debtors which (a) would otherwise be an Allowed General Unsecured Claim, and (b) is in the principal amount of $25,000 or less, or as to which a Class 5 Claim holder elects on its Ballot to reduce the principal aggregate amount of any and all Class 5 Claims thereof to $25,000.

Pursuant to the Plan, On the Class 3 Distribution Date, each holder of an Allowed Convenience Claim shall receive, in full satisfaction, release and exchange for such Claim, a payment in Cash in an amount equal to twelve percent (12%) of the amount of such Allowed Convenience Claim.

8.

Class 4 – Sinosure Group Claims

The Sinosure Group Claims are the Claims relating to the pre-petition unsecured obligations of members of the Sinosure Group.  Pursuant to the Plan, the Allowed Sinosure Group Claims shall constitute Allowed Claims for purposes of this Plan in the aggregate amount of $50,000,000.1

Each holder of an Allowed Sinosure Group Claim shall receive in full satisfaction, release and exchange for such Claim:  (i) such holder's Pro Rata Share of the New Class A Common Stock constituting thirty percent (30%) of the aggregate New Class A Common Stock and New Class B Common Stock issued by the Reorganized Parent on the Effective Date (representing all of the New Class A Common Stock then outstanding), subject to subsequent dilution from any distribution of New Class C Common Stock and/or Sinosure Performance Shares; (ii) a Distribution Note A in the amount of its Pro Rata Share of the total $3,000,000 amount of Distribution Notes A; and (iii) such holder's Pro Rata Share of net proceeds of the Recovery Trust Assets (calculating the amount of Claims in the Pro Rata Share calculation, for purposes of the Recovery Trust Assets only, to include the General Unsecured Claims and the Sinosure Group Claims).  Any and all potential preference and other improper transfer claims, pre-Effective Date breach of contract claims and all other Claims against the holders of Class 4 Claims shall be and hereby are waived and released.

On the Initial Distribution Date, the Reorganized Debtors shall distribute to the Sinosure Group Agent, as agent of and for the benefit of the holders of Allowed Sinosure Group Claims:  (i) the New Class A Common Stock; and (ii) the Distribution Notes A.  Pursuant to distribution provisions of the Plan, as soon as reasonably feasible after the Sinosure Group Agent's receipt of such New Class A Common Stock and Distribution Notes A, the Sinosure Group Agent will distribute to holders of Allowed Sinosure Group Claims their Pro Rata Shares of New Class A Common Stock and their respective Distribution Note A as indicated in Sections 4.4(c)(i) and (ii) of the Plan.  In addition, distribution of proceeds of Recovery Trust Assets will be made to holders of Allowed General Unsecured Claims and Allowed Sinosure Group Claims as indicated in Section 4.5(c) of the Plan.

1 On the basis of claims reconciliation work through August 7, 2005, the Company has confirmed that of the $49,886.217.99 of non-duplicative claims filed by members of the Sinosure Group, $48,430,670.95 of such claims should be allowed.  The Company is continuing to work with members of the Sinosure Group to reconcile the remaining variance of $1,455,547.04.  The final amount allowed will be set forth in the Plan Supplement.

Holders of Allowed Sinosure Claims shall be eligible for the issuance and distribution of Sinosure Performance Shares in accordance with Section 5.17 of the Plan.

9.

Class 5 – General Unsecured Claims

The General Unsecured Claims are any Claims, including, without limitation, Claims arising from the rejection of executory contracts and unexpired leases, that are not  Administrative Expense Claims, Priority Tax Claims, Other Priority Claims, Other Secured Claims,  Sinosure Group Claims, Convenience Class Claims, Intercompany Claims, De Minimis Litigation Claims, Old Parent Equity Interest or Subsidiary Equity Interest.  Such Claims include (i) Claims of the Debtors’ trade vendors, suppliers and service providers, (ii) Claims in respect of the rejection of leases of non-residential real property and executory contracts, and (iii) Claims relating to personal injury, property damage or products liability or other similar Claims that have not been compromised and settled or otherwise resolved.

Each holder of an Allowed General Unsecured Claim shall have the option to elect on its Ballot to permanently and irrevocably reduce the aggregate amount of all of its Allowed General Unsecured Claims to $25,000 and receive a distribution pursuant to Class 3 (Convenience Claims) of the Plan.

Each holder of an Allowed General Unsecured Claim shall receive in full satisfaction, release and exchange for such Claim: (i) such holder's Pro Rata Share of the New Class B Common Stock constituting seventy percent (70%) of the aggregate New Class A Common Stock and New Class B Common Stock issued by the Reorganized Parent on the Effective Date (representing all of the New Class B Common Stock then outstanding), subject to subsequent dilution from any distribution of New Class C Common Stock and/or Sinosure Performance Shares; (ii) such holder's Pro Rata Share of distributions from Distribution Note B; and (iii) such holder's Pro Rata Share of net proceeds of the Recovery Trust Assets (calculating the amount of Claims in the  Pro Rata Share calculation, for purposes of the Recovery Trust Assets only, to include the General Unsecured Claims and the Sinosure Group Claims).

On the Initial Distribution Date, the Reorganized Debtors shall distribute to the General Unsecured Claims Trust for the benefit of holders of Allowed General Unsecured Claims: (i) the New Class B Common Stock; and (ii) Distribution Note B. Pursuant to the distribution provisions of the Plan, on the Class 5 Distribution Date and/or Subsequent Distribution Dates, the General Unsecured Claims Trust Trustee will distribute to holders of Allowed General Unsecured Claims their Pro Rata Share of New Class B Common Stock and proceeds of the Distribution Note B as indicated in Sections 4.5(b)(i) and (ii) of the Plan.  In addition, on the Initial Distribution Date, the Recovery Trust Causes of Action will vest in the Recovery Trust and the Reorganized Debtors shall distribute the Recovery Trust Funds to the Recovery Trust, each for the benefit of holders of Allowed General Unsecured Claims and holders of Allowed Sinosure Group Claims, pro rata.  Pursuant to the distribution provisions of the Plan, on the Class 5 Distribution Date and/or Subsequent Distribution Dates, the Recovery Trust Trustee will distribute to holders of Allowed General Unsecured Claims and Allowed Sinosure Group Claims their Pro Rata Share of proceeds of Recovery Trust Assets as indicated in Section 4.5(b)(iii) of the Plan.

10.

Class 6 – De Minimis Litigation Claims

The De Minimis Litigation Claims are miscellaneous litigation actions or threatened litigation actions against the Debtors which would otherwise be either a General Unsecured Claim or a Disputed Claim in which the holder of such claim and such holder of the Claim have entered into an agreement pursuant to the De Minimis Litigation Order.  Pursuant to the De Minimis Litigation Order, (1) each individual Claim in this Class is limited to a maximum value of $5,000 per each respective Claim and per each respective claimant and (2) the aggregate amount of all De Minimis Litigation Claims in this class is capped  at $250,000.

Pursuant to the Plan, on the Class 6 Distribution Date, each holder of an Allowed De Minimis Litigation Claim shall receive, in full satisfaction, release and exchange for such Claim, a payment in Cash in an amount equal to the amount agreed to between Huffy or Reorganized Parent and the holder of such Claim pursuant to the terms and conditions of the De Minimis Litigation Order.

11.

Class 7 - Intercompany Claims

Intercompany Claims are certain Claims of a Debtor against another Debtor.

On the Effective Date, each holder of an Allowed Class 7 Intercompany Claim shall receive, in full satisfaction, release and exchange for such Claim the following treatment: (i) the legal, equitable and contractual rights of each holder's Allowed Class 7 Intercompany Claim shall remain unaltered by the Plan or (ii) such other treatment agreed to in writing between such holder and the Debtors or Reorganized Debtors, as applicable.

12.

Class 8 – Subordinated Claims

Subordinated Claims include any Claim that is subject to subordination under section 510(b) or (c) of the Bankruptcy Code.

Pursuant to the Plan, the holders of Subordinated Claims will not receive or retain any property on account of such Claims.

13.

Class 9 – Subsidiary Equity Interests

Subsidiary Equity Interests consist of certain shares of stock or other instruments evidencing a present ownership interest by certain of the Debtors in certain of the Subsidiaries, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

The holders of Allowed Subsidiary Equity Interests shall retain ownership of their Subsidiary Equity Interests in each of the Reorganized Subsidiaries.

14.

Class 10 – Old Parent Equity Interests

The Old Parent Equity Interests consist of any share of preferred stock, common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

Pursuant to the Plan, each holder of an Old Parent Equity Interests will not receive or retain any property on account of such Old Parent Equity Interests.

15.

Class 11 - Government Agency Settled Environmental Claims

Class 11 is impaired by the Plan.  Each holder of a Government Agency Settled Environmental Claim is entitled to vote to accept or reject the Plan, notwithstanding that at the time of voting the EPA and DTSC Settlement Agreement may not yet have been fully-executed or have received approval of the Bankruptcy Court.

On the later of (i) thirty (30) days after the entry of a Final Order of the Bankruptcy Court approving the EPA and DTSC Settlement Agreement or (ii) the Initial Distribution Date, each holder of an Allowed Government Agency Settled Environmental Claim shall receive in full satisfaction, release and exchange for such Claim, a payment in Cash from the Government Agency Environmental Assets of approximately $300,000 in accordance with the terms and conditions of the EPA and DTSC Settlement Agreement.

16.

Class 12 - BPOU CR Group Settled Environmental Claims

Class 12 is impaired by the Plan.  Each holder of a BPOU CR Group Settled Environmental Claim is entitled to vote to accept or reject the Plan.

Each holder of an Allowed BPOU CR Group Settled Environmental Claim shall receive in full satisfaction, release and exchange for such Claim: (i) such holder's pro rata share of a $13,000,000 Class 5 General Unsecured Claim and be entitled to the treatment set forth in Section 4.5 of the Plan for such Claim; and (ii) such holder's Pro Rata Share of the net proceeds of the BPOU Trust Assets.  Any and all potential preference claims against the holders of Class 12 Claims shall be waived and released upon the entry of a Final Order approving the BPOU CR Group Settlement Agreement.

On the later of (i) the Initial Distribution Date or (ii) thirty (30) days after the entry of a Final Order of the Bankruptcy Order approving the BPOU CR Group Settlement Agreement, the Reorganized Debtors shall assign the BPOU Trust Assets to the BPOU Trust for the benefit of holders of Allowed BPOU CR Group Settled Environmental Claims.

C.

Provisions Regarding Voting and Distributions Under the Plan, Allowance of Certain Claims and Treatment of Disputed, Contingent and Unliquidated Claims

1.

Voting of Claims

Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to the Bankruptcy Code shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

2.

Nonconsensual Confirmation

Pursuant to the Plan, Claims in Class 8 (Subordinated Claims) and Class 10 (Old Parent Equity Interests) will not receive or retain any property, and are thus deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Notwithstanding the deemed rejection of the Plan by such Classes, or that any impaired Class of Claims entitled to vote does not accept the Plan by the statutory majorities required by section 1126(c) of the Bankruptcy Code, the Debtors are requesting confirmation of the Plan under the "cramdown" provisions of section 1129(b) of the Bankruptcy Code.

3.

Method of Distribution Under the Plan

Subject to Bankruptcy Rule 9010, and except as otherwise provided in Sections 5.3, 5.14, 5.15, and 5.16 of the Plan, all distributions under the Plan shall be made by either the Reorganized Debtors, the applicable Trustee or the Sinosure Group Agent to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Distribution Record Date unless the Debtors, Reorganized Debtors, the applicable Trustee or the Sinosure Group Agent have been notified in writing of a change of address, including by the filing of a proof of Claim by such holder that provides an address different from the address reflected on the Schedules.

Any payment of Cash made by the Reorganized Debtors or a Trustee pursuant to the Plan shall be made by check drawn on a domestic bank or by wire transfer; provided that all distributions of Cash to the DIP Lenders shall be made by the Reorganized Debtors by wire transfer of immediately available funds.

Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

No payment of Cash less than fifty dollars ($50.00) shall be made by the Reorganized Debtors or a Trustee to any holder of a Claim unless a request therefore is made in writing to the Reorganized Debtors or applicable Trustee.

No fractional shares of New Common Stock or Cash in lieu thereof shall be distributed pursuant to the Plan.  When any distribution on account of an Allowed Claim pursuant to the Plan would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows:  (i) fractions of ½ or greater shall be rounded to the next higher whole number and (ii) fractions of less than ½ shall be rounded to the next lower whole number.  The total number of shares of New Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided in Section 5.3(e) of the Plan.

Any distributions of Cash, New Common Stock, Distribution Notes A and Distribution Note B, or other property under the Plan that are unclaimed for a period of one year after the date on which such distribution was made shall be vested in Reorganized Parent, the applicable Trustee (for redistribution to other Trust Beneficiaries) or the Sinosure Group Agent (for redistribution to other members of the Sinosure Group), as the case may be, and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred.

Nothing herein shall require the Reorganized Debtors, Trustees, or the Sinosure Group Agent to take affirmative steps to locate the holders of unclaimed distributions other than at the addresses provided for in Section 5.3(a) of the Plan.

Unless otherwise provided in the Plan, all initial distributions and deliveries to be made shall be made on the date set forth in this Plan.  Notwithstanding the foregoing, distributions to be made on the Class 5 Distribution Date and subsequent distributions to be made on each Subsequent Distribution Date will be made in accordance with the terms set forth in the Plan unless the administrative costs of making such distributions would be excessive in comparison to the amounts to be distributed.  In addition, nothing contained herein shall require the Recovery Trust Trustee to make any distributions that would impair the ability of the Recovery Trust to prosecute bona fide Recovery Trust Causes of Action by leaving the Recovery Trust with an unreasonably small balance while such Recovery Trust Causes of Action are outstanding.  For the avoidance of doubt, the preceding two sentences shall not cause the Recovery Trust Trustee to defer any distributions once all bona fide Recovery Trust Causes of Action are resolved or abandoned.

As of the close of business on the Distribution Record Date, the claims register shall be closed, and there shall be no further changes in the record holders of any Claims.  The Debtors, the Reorganized Debtors, the Trustees, the Sinosure Group Agent, and any Disbursing Agent shall have no obligation to recognize any transfer of any Claims occurring after the Distribution Record Date, provided that the foregoing will not be deemed to prohibit the sale or transfer of any Claim subsequent to the Distribution Record Date and prior to the Effective Date. The Debtors, the Reorganized Debtors, the Trustees, the Sinosure Group Agent, and any Disbursing Agent shall instead be entitled to recognize and deal for all purposes under the Plan with only those record holders as of the close of business on the Distribution Record Date.

4.

Distributions Withheld for Disputed General Unsecured Claims

(a)

Establishment and Maintenance of Reserves.

Before making any distributions, on the Class 5 Distribution Date and each Subsequent Distribution Date, the Unsecured Claims Trust Trustee and the Recovery Trust Trustee shall reserve from the distributions to be made on such dates to the holders of Allowed General Unsecured Claims (and, in the case of the Recovery Trust Trustee, to holders of Allowed Sinosure Group Claims), an amount of Unsecured Claims Trust Assets or Recovery Trust Assets equal to: (i) with regard to liquidated Claims, one-hundred percent (100%) of the distributions to which holders of Disputed General Unsecured Claims would be entitled under the Plan as of such dates if such Disputed General Unsecured Claims were Allowed Claims in their Face Amounts; and (ii) with regard to unliquidated Claims, one hundred percent (100%) of the distributions to which holders of unliquidated Disputed General Unsecured Claims would be entitled under the Plan as of such dates if such Disputed General Unsecured Claims were Allowed Claims in the amount reasonably estimated by the Debtors or Reorganized Debtors as the reasoned maximum amount of such holder's Claim that will ultimately be Allowed (the "Debtors' Unliquidated Claim Estimates" and, (i) and (ii) above, collectively, the "Disputed Claim Reserves.")  In making any such reserves, the Unsecured Claims Trust Trustee and the Recovery Trust Trustee, as the case may be, may rely on the Debtors' Unliquidated Claim

Estimates and will have no liability therefore, and in estimating the Debtors' Unliquidated Claim Estimates, the Debtors or Reorganized Debtors will have no liability therefore.

(b)

Property Held in Disputed Claims Reserves.

Unsecured Claims Trust Assets and Recovery Trust Assets in the Disputed Claims Reserves (together with all dividends, interest or other accretions or distributions thereon) shall be held in trust by the Unsecured Claims Trust and Recovery Trust, as the case may be, for the benefit of the potential recipients of such Unsecured Claims Trust Assets and Recovery Trust Assets and shall not constitute property of the Reorganized Debtors.  Any changes in the New Class B Common Stock, including by merger, recapitalization, split, reverse split, dividend or otherwise, shall result in an equitable adjustment for the New Class B Common Stock and any other consideration in the Disputed Claims Reserve as determined by the Unsecured Claims Trust Trustee in good faith.

(c)

Distributions Upon Allowance of Disputed General Unsecured Claims.

The holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Class 5 Distribution Date shall receive distributions of Unsecured Claims Trust Assets or Recovery Trust Assets, as the case may be, and any other consideration from the Disputed Claims Reserve from the Unsecured Claims Trust or the Recovery Trust, as the case may be, on the next Subsequent Distribution Date that is at least twenty (20) days following the date on which such Disputed General Unsecured Claim becomes an Allowed Claim pursuant to a Final Order.  Such distributions shall be made in accordance with the Unsecured Claims Trust Agreement or Recovery Trust Agreement, as the case may be, based upon such holder’s Pro Rata Share (which, in the case of the Recovery Trust only, shall be calculated inclusive of Allowed Sinosure Group Claims in the denominator), calculated as of such Subsequent Distribution Date.

(d)

Surplus Distributions to Holders of Allowed General Unsecured Claims.

To the extent that a Disputed General Unsecured Claim is not Allowed or becomes an Allowed Claim in an amount less than the Face Amount or Debtors' Unliquidated Claims Estimate, as applicable, the excess of the Unsecured Claims Trust Assets and Recovery Trust Assets, as the case may be, and any other consideration in the Disputed Claims Reserves over the dollar value of the Unsecured Claims Trust Assets and any other consideration actually distributed on account of such Disputed General Unsecured Claim shall constitute surplus available for distribution to holders of Allowed General Unsecured Claims (and, in the case of the Recovery Trust only, Allowed Sinosure Group Claims) (the “Surplus Distributions”).  The Surplus Distributions shall be distributed to holders of Allowed General Unsecured Claims (and, in the case of the Recovery Trust only, Allowed Sinosure Group Claims) on each Subsequent Distribution Date and the Final Distribution Date.

(e)

Expenses of Unsecured Claims Trust and Recovery Trust.

The reasonable and necessary expenses of the Unsecured Claims Trust and the Recovery Trust shall be paid from the Recovery Trust Funds.

5.

Procedures for Allowance or Disallowance of Disputed Claims

(a)

Objections to and Resolution of Administrative Expense Claims, Claims and Equity Interests

Except as specifically set forth herein and except as to applications for allowance of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, the Recovery Trust Trustee, the Unsecured Claims Trust Trustee and the Sinosure Group shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Effective Date.  The Reorganized Debtor shall be primarily responsible for asserting objections to any Claim, provided, however, that such primary responsibility shall not preclude the Sinosure Group or the Trustees from asserting any objection to a Claim without the prior approval of the Reorganized Debtors or the Bankruptcy Court.  Following the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any of their objections without approval of the Bankruptcy Court.  The Reorganized Debtors shall bear all costs and expenses relating to the investigation and prosecution of Disputed Claims from and after the Effective Date for only such Disputed Claims that the Reorganized Debtors affirmatively investigate and prosecute.  The Sinosure Group, the Recovery Trust Trustee, and the Unsecured Claim Trust Trustee shall have the right to (i) file an objection to any Claim and (ii) notice and an opportunity to object to any settlement of such Claims agreed to by the Debtors or Reorganized Debtors; provided however, the Debtors or Reorganized Debtors shall have the exclusive right to settle and compromise any Claim for an Allowed amount under $100,000 without notice to the Recovery Trust Trustee, the Unsecured Claim Trust Trustee and the Sinosure Group.  Unless otherwise ordered by the Bankruptcy Court, the Debtors or the Reorganized Debtors, the Recovery Trust Trustee, the Unsecured Claims Trust Trustee and the Sinosure Group shall file all objections to Claims and Equity Interests and serve such objections upon the holder of the Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than one hundred twenty (120) days after the Effective Date or such later date as may be approved by the Bankruptcy Court (the "Claims Objection Deadline").  The Debtors or the Reorganized Debtors, the Recovery Trust Trustee, the Unsecured Claims Trust Trustee, and the Sinosure Group reserve the right to object to Administrative Expense Claims as such claims arise in the ordinary course of business.

(b)

Personal Injury Tort Claims

All personal injury Tort Claims  (other than  De Minimis Litigation Claims) are Disputed General Unsecured Claims.  Any personal injury Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as the same may be approved by order of the Bankruptcy Court.  Any personal injury Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with Section 5.6(b) of the Plan and applicable non-bankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as the same may be approved by order of the Bankruptcy Court, shall be deemed a Disputed Claim in such liquidated amount and satisfied in accordance with the Plan (provided, that, to the extent an Allowed Tort Claim is a Claim covered by an insurance policy, such claim shall be paid from the insurance proceeds available to satisfy such liquidated amount).  Nothing contained in Section 5.6(b) of the Plan shall impair the Debtors’ or Reorganized Debtors' right to seek estimation of any and all personal injury Tort Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Cause of Action that the Debtors, Reorganized Debtors, or Recovery Trust Trustee may hold against any entity, including, without limitation, in connection with or arising out of any personal injury Tort Claim.

(c)

No Distribution Pending Allowance

Notwithstanding any other provision of the Plan, if any portion of a Claim is disputed, the full amount of such Claim shall be treated as a Disputed Claim for purposes of the Plan, and no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim (in whole or in part).

(d)

Disallowed Claims

All Claims held by Persons against whom any Debtor, Reorganized Debtor or the Recovery Trust Trustee has filed a proceeding with the Bankruptcy Court asserting a cause of action under Chapter 5 of the Bankruptcy Code, including sections 542, 543, 544, 545, 547, 548, 549, and/or 550 of the Bankruptcy Code, shall be deemed “disallowed” Claims pursuant to section 502(d) of the Bankruptcy Code and holders of such Claims shall not be entitled to vote to accept or reject the Plan of Reorganization.  Claims that are deemed disallowed pursuant to  Section 5.6(d) of the Plan shall continue to be disallowed for all purposes until the avoidance action against such party has been settled or resolved by Final Order and any sums due to the Debtors, the Reorganized Debtors, the Unsecured Claims Trust Trustee or the Recovery Trust Trustee from such party have been paid.

6.

Disbursing Agents

The Reorganized Debtors, or such Person(s) as the Reorganized Debtors may designate, and the Trustees and the Sinosure Group Agent (solely in its capacity as agent for members of the Sinosure Group) will act as Disbursing Agent under the Plan with respect to all distributions to holders of Claims, and will make all distributions required to be distributed under the applicable provisions of the Plan; provided, however, that all distributions to the DIP Loan Agent and DIP Lenders shall be made by the Reorganized Debtors to the DIP Loan Agent for disbursement to the DIP Lenders.  Each Disbursing Agent will serve without bond.  The Reorganized Debtors shall hold all reserves and accounts pursuant to the Plan, including the Professional Fee Reserve Account; provided, however, that the Disputed Claims Reserves shall be held by the Unsecured Claims Trust and the Recovery Trust.

7.

Setoffs and Recoupment

The Debtors may, but shall not be required to, set off (pursuant to the provisions of sections 553 and 362 of the Bankruptcy Code or other applicable law) against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any setoff or recoupment right it may have against the holder of such Claim.

8.

Allocation of Plan Distributions Between Principal and Interest

Other than in respect of the distributions to be made to the DIP Loan Agent and DIP Lenders under the Plan, to the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

9.

Estimations of Claims

The Debtors, the Reorganized Debtors, and the Trustees may at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code or otherwise regardless of whether the Debtor or Reorganized Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning such objection to any claim, including without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent or unliquidated claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on the amount of such Claim, as determined by the Bankruptcy Court.  If the estimated amount, as determined by the Bankruptcy Court, constitutes a maximum limitation on the amount of such Claim, the Debtors, the Reorganized Debtors or the Trustees may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

10.

No Recourse

Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount for which after application of the payment priorities established by the Plan there is insufficient value to provide a recovery equal to that received by other holders of Allowed Claims in the respective Class, no Claim holder shall have recourse against the Disbursing Agent, any Trustee, the Sinosure Group Agent, the Debtors, the Reorganized Debtors, the Creditors' Committee (or any member thereof), the Sinosure Group (or any member thereof), the DIP Lenders, or any of their respective professionals, consultants, officers, employees, directors or Affiliates or their respective successors or assigns, or any of their respective property.  However, nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.  THE ESTIMATION OF CLAIMS AND ESTABLISHMENT OF RESERVES UNDER THE PLAN MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

11.

Amendments to Claims

A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors and the holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law.  After the Confirmation Date, a Claim may not be amended without the authorization of the Bankruptcy Court.  Any amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, the Reorganized Debtors or the Estates, unless the Claim holder has obtained prior Bankruptcy Court authorization for the filing of such amendment.

12.

Postpetition Interest on Claims

Unless expressly provided in the Plan, the Confirmation Order, the DIP Financing Order and the DIP Credit Facility, or any contract, instrument, release, settlement, or other agreement entered into in connection with the Plan or required by applicable law, postpetition interest shall not accrue on or after the Commencement Date on account of any Claim.

13.

Recovery Trust

(a)

Execution of Recovery Trust Agreement.  On the Effective Date, the Recovery Trust Trustee and Reorganized Parent shall execute the Recovery Trust Agreement, which shall in form and substance be acceptable to the Creditors' Committee and the Sinosure Group.  The Recovery Trust Agreement shall be filed as part of the Plan Supplement, which shall be filed with the Court within ten (10) days of the Balloting Deadline.

(b)

Standing of Recovery Trust Trustee.  The Recovery Trust Trustee, pursuant to the terms of the Plan and the Recovery Trust Agreement, is authorized to investigate, prosecute and litigate the Recovery Trust Claims.  The Recovery Trust Trustee shall have standing to pursue the Recovery Trust Claims and shall be deemed the representative of the Estates pursuant to section 1123(b)(3) of the Bankruptcy Code for these purposes only.

(c)

Duties and Responsibilities of Recovery Trust Trustee.  The powers, authority, responsibilities and duties of the Recovery Trust Trustee are set forth in and shall be governed by the Recovery Trust Agreement.

(d)

Transfer of Assets to Recovery Trust.  On the Effective Date, the Reorganized Parent shall transfer and assign to the Recovery Trust (i) the Recovery Trust Causes of Action and (ii) the Recovery Trust Funds.  The Recovery Trust Causes of Action shall be held in the Recovery Trust by the Recovery Trust Trustee.  Any collections on the Recovery Trust Causes of Action shall be made into the Recovery Trust.  The Recovery Trust Trustee will make distributions of net cash proceeds of the Recovery Trust Causes of Action (if any) on the Class 5 Distribution Date and Subsequent Distribution Dates to holders of Allowed Class 4 and Allowed Class 5 Claims.  Beneficial interests in the Recovery Trust Causes of Action (i.e., the right to receive a share of net cash proceeds of the Recovery Trust Causes of Action) shall not be transferable.

14.

Sinosure Group Agent

On the Effective Date, the Reorganized Parent shall transfer to the Sinosure Group Agent (i) the New Class A Common Stock Shares and (ii) Distribution Notes A.

15.

Unsecured Claims Trust

(a)

Execution of Unsecured Claims Trust Agreement.  On the Effective Date, the Unsecured Claims Trust Trustee and Reorganized Parent shall execute the Unsecured Claims Trust Agreement, which shall be in form and substance acceptable to the Creditors' Committee.  The Unsecured Claims Trust Agreement shall be filed as part of the Plan Supplement, which shall be filed with the Court within ten (10) days of the Balloting Deadline.

(b)

Duties and Responsibilities of Unsecured Claims Trust Trustee.  The powers, authority, responsibilities and duties of the Unsecured Claims Trust Trustee are set forth in and shall be governed by the Unsecured Claims Trust Agreement.

c)

Transfer of Assets to Unsecured Claims Trust.  On the Effective Date, the Reorganized Parent shall transfer to the Unsecured Claims Trust (i) the New Class B Common Stock shares and (ii) Distribution Note B.  Distribution Note B shall be held in the Unsecured Claims Trust by the Unsecured Claims Trust Trustee and shall provide that payments made by the Reorganized Debtors under Distribution Note B shall be made into the Unsecured Claims Trust.  The Unsecured Claims Trust Trustee will make distributions of cash proceeds of Distribution Note B on the Class 5 Distribution Date and Subsequent Distribution Dates to holders of Allowed Class 5 Claims.  Beneficial interests in Distribution Note B (i.e., the right to receive a share of cash proceeds of Distribution Note B) shall not be transferable.

16.

Sinosure Performance Shares

Holders of Allowed Sinosure Group Claims shall earn additional shares of New Class A Common Stock (the "Sinosure Performance Shares") for each of five (5) successive one-year periods from the Effective Date (the first such period ending on, and the second such period commencing immediately following, the last day of the month in which the anniversary of the Effective Date falls).  It is anticipated that the first such period will begin on the Effective Date and end on September 30, 2006.  For each such period and within thirty (30) days of the end of such period, the Reorganized Parent shall issue additional shares of New Class A Common Stock to the Sinosure Group Agent in an amount equal to 4.2% of the aggregate number of New Class A and Class B Common Stock, provided that, in respect of such period, ninety-day trade credit terms have been provided to the Reorganized Parent or its subsidiaries in accordance with the Supply Principles by Sinosure Group suppliers (with or without the benefit of Sinosure export credit insurance) or by suppliers not included in Class 4 with the benefit of Sinosure export credit insurance, which trade credit covers 100% of Huffy’s orders for bicycles and golf products sourced in Greater China, but not greater than the projected requirements set forth in Huffy’s 2005-2010 financial projections set forth as Exhibit B to this Disclosure Statement.

In the event that the trade credit so provided in respect of any such period is greater than 100% of such projected requirements, then the excess shall carry over towards calculation of the

Sinosure Group’s performance in the next succeeding annual period.  In respect of any such annual period, to the extent that the ninety-day trade credit so provided is more than 75% (but less than 100%) of Reorganized Parent's and its subsidiaries' orders for bicycles and golf products sourced in Greater China (other than by operation of the limitation based on projected requirements set forth above), the amount of Sinosure Performance Shares to be issued in respect of such period shall be proportionately reduced.  The proration as set forth herein assumes that Reorganized Parent and its subsidiaries are acting in good faith in accordance with the Supply Principles, failing which there shall be no reduction in the Sinosure Performance Shares to be issued hereunder to the extent the failure of the Sinosure Group to provide the anticipated levels of trade credit hereunder results directly from Reorganized Parent's or its subsidiaries' failure to act in good faith in accordance with the Supply Principles.  For the avoidance of doubt, in the event that the Sinosure Group fully performs under the Supply Principles, its ownership will be 34.2%, 38.4%, 42.6%, 46.8% and 51% of the aggregate New Class A and Class B Common Stock (all in New Class A shares) then outstanding at end of October 2006, 2007, 2008, 2009 and 2010, respectively.  The allocation of Sinosure Performance Shares among members of the Sinosure Group shall be determined by the Sinosure Group.  In the event that the Sinosure Group fully performs under the Supply Principles, New Class B Stock ownership will be diluted from 70% as of the Effective Date to 65.8%, 61.6%, 57.4%, 53.2% and 49% of the aggregate New Class A and Class B Common Stock then outstanding at the end of October 2006, 2007, 2008, 2009 and 2010, respectively.

In the event that at the end of the fifth annual period the Sinosure Group holding of New Class A shares is less than 51% of the aggregate number of New Class A and Class B Common Stock then outstanding, the Sinosure Group may elect to extend the supply arrangements hereunder to obtain issuance of additional Sinosure Performance Shares until its New Class A Common Stock holdings aggregate 51% (but not more than 51%) of such New Class A and Class B Common Stock.

To the extent the members of the Sinosure Group perform as contemplated by the Supply Principles, such performance shall be deemed to be fair and adequate consideration for any Sinosure Performance Shares issued pursuant to the Plan.

Sinosure shall be under no legal obligation hereunder, or under any agreement, document or instrument to be executed pursuant to this Plan, to provide export credit insurance to the other members of the Sinosure Group or any third party in respect of their sales to any of the Debtors or the Reorganized Debtors.  None of the other members of the Sinosure Group shall be under any legal obligation hereunder, or under any agreement, document or instrument to be executed pursuant to this Plan, to sell product or provide trade credit to any of the Debtors or the Reorganized Debtors.  To the extent that Sinosure provides such export credit insurance and the other members of the Sinosure Group provide such trade credit on the terms contemplated in the Supply Principles and Section 5.17 of the Plan, they shall be entitled to the issuance of Sinosure Performance Shares as herein provided.

D.

Treatment of Executory Contracts and Unexpired Leases Under the Plan

1.

Assumption or Rejection of Executory Contracts and Unexpired Leases

(a)

Executory Contracts and Unexpired Leases

The Bankruptcy Code grants the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases.  If an executory contract or unexpired lease is rejected, the other party to the agreement may file a claim for damages incurred by reason of the rejection.  In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code.

Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases between the Debtors and any Person shall be deemed rejected by the Reorganized Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) which previously has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date, or (iii) which is listed in Schedule 6.1(a)(x) (executory contracts) or Schedule 6.1(a)(y) (unexpired leases), which schedules shall be filed with the Bankruptcy Court and served on the affected parties by no later than ten (10) days prior to the Balloting Deadline; provided, however, that the Debtors or Reorganized Debtors, with the consent of the Creditors' Committee and the Sinosure Group, shall have the right, on or prior to the Confirmation Date, to amend Schedules 6.1(a)(x) or 6.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed, respectively, assumed or rejected.  The Debtors or Reorganized Debtors, with the consent of the Creditors' Committee and the Sinosure Group, shall provide notice of any amendments to Schedules 6.1(a)(x) or 6.1(a)(y) to the non-debtor parties to the executory contracts and unexpired leases affected thereby.  The listing of a document on Schedules 6.1(a)(x) and 6.1(a)(y) shall not constitute an admission by the Debtors or Reorganized Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

(b)

Schedules of Assumed Executory Contracts and Unexpired Leases; Inclusiveness.

Each executory contract and unexpired lease listed or to be listed on Schedules 6.1(a)(x) or 6.1(a)(y) that relates to the use or occupancy of real property shall be deemed to include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 6.1(a)(x) or 6.1(a)(y) and (ii) all executory contracts or unexpired leases appurtenant to the premises listed on Schedules 6.1(a)(x) or 6.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises, unless any of the foregoing agreements previously has been assumed.

 (c)

Insurance Policies

With the exception of the workers compensation policies and other insurance policies set forth on Schedule 6.1(c) which shall be deemed rejected by the Reorganized Debtors as of the Effective Date pursuant to section 365(a) of the Bankruptcy Code, each of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, including without limitation, any retrospective premium rating plans relating to such policies, shall be treated as executory contracts under the Plan and shall be deemed assumed by the Reorganized Debtors on the Effective Date.  Notwithstanding the foregoing, distributions under the Plan to any holder of a Claim covered by any insurance policies and related agreements, documents or instruments that are assumed hereunder, shall comply with the treatment provided under Article IV of the Plan.  Nothing contained in Section 6.1(c) of the Plan shall be deemed as an assumption by the Reorganized Debtors to pay any third-party claimant other than in accordance with distributions to holders of Claims as allowed under the Plan.  Nothing contained in this Section 6.1(c) shall constitute or be deemed a waiver or release of any Cause of Action that the Debtors, Reorganized Debtors, or the Recovery Trustee may hold against any entity, including, without limitation, the insurers under any of the Debtors’ policies of insurance.  With respect to any rejected insurance policy or workers compensation policy set forth on Schedule 6.1(c), the Reorganized Debtors shall retain the right to take appropriate action to recover any excess Collateral serving as security in connection with such policies.

 (d)

Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases

Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases unless specifically assumed pursuant to Section 6.1(a) of the Plan and (ii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases specifically assumed pursuant to Section 6.1(a) of the Plan.

 (e)

Cure of Defaults

To the extent that cure payments are due with respect to an executory contract or unexpired lease to be assumed pursuant to Section 6.1(a) the Plan the amount of such cure payment shall be listed in the Plan Supplement.  To the extent that the non-debtor party to any executory contract or unexpired lease disagrees with the cure amount listed on Schedule 6.1(e) in the Plan Supplement, such party must file a notice of dispute stating the reasons for such dispute with the Bankruptcy Court and serve such notice on the Debtors, the Creditors' Committee and the Sinosure Group by no later than five (5) days prior to the Confirmation Hearing.  If a non-debtor party to an executory contract or lease fails to timely file a notice of dispute of any cure amount listed on Schedule 6.1(e), it shall be forever barred from asserting any Claim for a cure amount or otherwise.  Except as may otherwise be agreed by the parties, within sixty (60) days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.  All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtors’ or Reorganized Debtors’ liability with respect thereto, or as may otherwise be agreed to by the parties.  If there are any objections filed, the Bankruptcy Court shall hold a hearing.  In the event the Bankruptcy Court determines that the cure amount is greater than the cure amount listed by the Debtors,  the Debtors or the Reorganized Debtors may elect to reject the contract or unexpired lease and not pay such greater cure amount.

 (f)

Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan

Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 6.1(a) of the Plan must be filed with the Bankruptcy Court and/or served upon the Debtors or Reorganized Debtors or as otherwise may be provided in the Confirmation Order, by no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedule 6.1(a)(x) or 6.1(a)(y).  Any Claim not filed within such time will be forever barred from assertion against the Debtors, their Estates, the Reorganized Debtors and their property.  Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

2.

Indemnification Obligations

For purposes of the Plan, the obligations of the Debtors to defend, indemnify, reimburse, or limit the liability relating to any claims or obligations against their present and former directors, officers or employees who served as directors, officers and employees, respectively, on or after the Commencement Date, pursuant to the Debtors’ certificates of incorporation or bylaws, applicable state law, or any combination of the foregoing with respect solely to the employees identified in the Management Indemnification Agreements, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged, irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

3.

Compensation and Benefit Programs

Except as provided in Section 6.1(a) of the Plan and unless specifically provided for  otherwise in the Plan, and other than stock option or similar plans which will be cancelled as part of the treatment of any Class of Claims under the Plan, all current employment and severance practices and policies, and all current compensation and benefit plans, policies, and programs of the Debtors applicable to their current directors, officers, and employees who served as directors, officers and employees, respectively, on or after the Commencement Date, including, without limitation, all savings plans, retirement plans (excluding defined benefit plans), health care plans, severance benefit plans, incentive plans, workers’ compensation programs and life, disability and other insurance plans, including the Key Employee Retention Plan (the "KERP") approved by the Bankruptcy Court by an order, dated January 27, 2005, as amended by the Agreed Amended Order re the Key Employee Retention Plan, dated January 27, 2005, and the Amended Order re the Key Employee Retention Plan, dated June 15, 2005, are treated as executory contracts under the Plan and are hereby assumed pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy

Code; provided, however, that the Reorganized Debtors reserve the right to modify any and all such compensation and benefit practices, plans, policies, and programs in accordance with the terms thereof.

4.

Defined Benefit Plan

On July 1, 2005 the Debtors filed a motion in the Bankruptcy Court pursuant to section 363(b) of the Bankruptcy Code, 11 U.S.C. § 363(b), and Section 4041 of the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1341, for an order determining that Debtors meet the requirements for a voluntary distress termination of the Pension Plan under 29 U.S.C. § 1341(c)(2)(B)(ii)(IV), and approving termination of same.  The entry of an order by the Bankruptcy Court terminating the Pension Plan and the execution of an agreement between the plan administrator of the Pension Plan and the PBGC terminating the Pension Plan, are conditions precedent to the Effective Date of the Plan.

5.

Retiree Benefits

Pursuant to section 1114 of the Bankruptcy Code, payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Commencement Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits; provided, however, that the Reorganized Debtors reserve the right to modify any and all such plans, funds and programs in accordance with the terms thereof and applicable law.

E.

Consolidation of Huffy and the Subsidiaries

1.

Substantive Consolidation Treatment

Substantive consolidation is an equitable remedy which a bankruptcy court may be asked to apply in Chapter 11 cases involving affiliated debtors.  Substantive consolidation involves the pooling and merging of the assets and liabilities of the affected debtors.  All of the debtors in a substantively consolidated group are treated as if they were a single corporate and economic entity.  Consequently, a creditor of one substantively consolidated debtor is treated as a creditor of a substantively consolidated group of debtors and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored.

Substantive consolidation of two or more debtors’ estates generally results in the deemed consolidation of the assets and liabilities of such debtors, multiple and duplicative creditor claims, joint and several liability claims and guarantees, and the payment of allowed claims from a common fund.

The entry of the Confirmation Order shall constitute the approval, pursuant to sections 105(a) and 1123(a)(5)(C) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Debtors for all purposes related to the Plan, including for purposes of voting, confirmation and distribution, but the Debtors shall not be substantively consolidated for other purposes.  Pursuant to such order, (i) any claim against any Debtor (other than Intercomany Claims) and any guarantee thereof by any other Debtor and any joint or several liability of any of the Debtors shall be deemed one obligation of the consolidated Debtors, (ii) each and every Claim filed or to be filed in the Chapter 11 Case of any Debtor shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors, and (iii) all duplicative claims (identical in both amount and subject matter) filed against more than one of the Debtors shall be automatically expunged so that only one Claim survives against the consolidated Debtors but in no way should such Claim be deemed Allowed by reason of Section 7.1 of the Plan.  Such substantive consolidation treatment shall not affect (i) the separate legal status and corporate structures of the Reorganized Debtors to effect restructurings as provided in this Plan, (ii) Subsidiary Equity Interests, (iii) Intercompany Claims, and, (iv) any defenses to any Causes of Action or requirements for any third party to establish mutuality in order to assert a right of setoff.

2.

Merger or Dissolution of Corporate Entities

On or as of the Effective Date, as determined by the New Board of Directors and the applicable Reorganized Debtor, each Subsidiary may be merged into another of the Debtors or Reorganized Debtors or dissolved.  Upon the occurrence of any such merger, all assets of the merged entities shall be transferred to and become the assets of the surviving corporation, and all liabilities of the merged entities, except to the extent discharged, released or extinguished pursuant to the Plan and the Confirmation Order, shall be assumed by and shall become the liabilities of the surviving corporation.  All mergers and dissolutions on or prior to the Effective Date shall be effective as of the Effective Date pursuant to the Confirmation Order, without the taking of any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

F.

Provisions Regarding Corporate Governance and Management of the Reorganized Debtors

On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the respective boards of directors of the Reorganized Debtors.  The Sinosure Group has advised the Reorganized Debtors of its intention to enter into an agency and voting agreement among its members regarding the voting of its members' shareholdings in the Reorganized Parent and regarding other decisions in respect of the Reorganized Debtors.

1.

Meetings of Stockholders

In accordance with the Amended Reorganized Parent Articles of Incorporation and the Amended Reorganized Parent Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of Reorganized Parent shall be held on a date in 2006 selected by the New Board of Directors.

2.

Bylaws and Certificates of Incorporation

On the Effective Date, the adoption of the Amended Reorganized Parent Articles of Incorporation, the Amended Reorganized Parent Bylaws, Amended Reorganized Subsidiaries

Certificates of Incorporation, and the Amended Reorganized Subsidiaries Bylaws shall be authorized and approved in all respects to be effective as of the Effective Date, in each case without further action under applicable law, regulation, order, or rule, and including without any further action by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.  The Amended Reorganized Parent Articles of Incorporation and the Amended Reorganized Subsidiaries Certificates of Incorporation shall prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation as permitted by applicable law and the applicable organizational documents.  The Amended Reorganized Parent Bylaws shall include the corporate governance provisions set forth in Section 8.4 of the Plan, and the Amended Reorganized Subsidiaries Bylaws shall include provisions enabling the application of the corporate governance provisions set forth in Section 8.4 of the Plan to such Reorganized Debtors.  In addition, the Amended Reorganized Parent Bylaws shall include provisions to permit the terminations as described in Section 8.5 of the Plan of officers under certain circumstances, including the termination of officers of the Reorganized Subsidiaries. Any amendments, modifications or supplements to the bylaws, code of regulations, or articles of incorporation of any Reorganized Debtor shall be subject to a Supermajority Vote.

3.

Boards of Directors

(a)

Selection of Board Members

In accordance with the Reorganized Parent Articles of Incorporation as of the Effective Date, the New Board of Directors shall be comprised of seven (7) members, four (4) of whom shall be elected by New Class A Common Stock shareholders, two (2) of whom shall be elected by the New Class B Common Stock shareholders, and one (1) of whom shall be the chief executive officer of the Reorganized Parent, elected by the New Class A Common Stock shareholders, the New Class B Common Stock shareholders, and the new Class C Common Stock shareholders voting together.  A schedule setting forth the identities of the New Board of Directors members as of the Effective Date shall be filed on or before the date of the Confirmation Hearing.  The chairman of the Board of Directors shall be designated by the members of the New Board of Directors elected by the New Class A Common Stock shareholders.  The New Board of Directors shall, and shall cause each of the Reorganized Subsidiaries to, comply with the corporate governance provisions set forth in Section 8.4 of the Plan.  Elections, removal and terms of directors will be in accordance with the Amended Reorganized Parent Articles of Incorporation and the Amended Reorganized Parent Bylaws, provided that only the class of stock that elected particular directors will be entitled to remove and replace their successors.

Because it is impossible to predict the holders of the New Class B Common Stock until after the claims administration process is concluded, the Creditors' Committee has selected two candidates for the role of the initial Class B directors.  The identity and qualifications of the proposed candidates will be included in the ballot for voting on the Plan remitted to holders of Class 5 Claims entitled to vote on the Plan.  By voting for the Plan, holders of Class 5 Claims will be voting to elect the two candidates as the initial representatives of holders of New Class B Common Stock on the New Board of Directors.  All holders of New Class B Common Stock will have an opportunity to vote for a slate of director candidates at the next appropriate date pursuant to the Amended Reorganized Parent Articles of Incorporation.

(b)

Reorganized Subsidiaries

The initial boards of directors for each of the Reorganized Subsidiaries shall be set forth on Schedule 8.4(b) of the Plan.

(c)

Corporate Governance

Certain aspects of the business and affairs of Reorganized Parent and the other Reorganized Debtors shall be subject to a Supermajority Vote:

•

a merger of the Reorganized Debtors with a third party;

•

a change in the structure of the Board of Directors;

•

a change in the equity capital structure of the Reorganized Debtors;

•

a sale of substantially all of the Reorganized Debtors' assets; and

•

any change of these provisions.

These matters of corporate governance shall be included in the Amended Reorganized Parent Articles of Incorporation.

4.

Officers

The officers of the respective Debtors named in the Management Agreements, namely, John Muskovich, President and Chief Executive Officer, Nancy Michaud, Senior Vice President, General Counsel and Secretary, Steve Lipton, Senior Vice President of Finance and Chief Financial Officer, Robert Diekman, Senior Vice President of Operations, and William Smith, Senior Vice President, Chief Merchandising Officer, shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date and in accordance with the Management Agreements with the Reorganized Debtors, the applicable organizational documents and applicable non-bankruptcy law.  After the Effective Date, the officers of the respective Reorganized Debtors shall be determined by their respective new boards of directors, in each case until their respective resignations or removal in accordance with applicable law and the applicable organizational documents.

5.

Authorization of New Securities

Without the need for any further corporate action and pursuant to Chapter 1701 of the Ohio General Corporation Law and the Reorganized Parent's Articles of Incorporation, on the Effective Date the authorized share capital of the Reorganized Parent shall consist of. 20,400,000 shares of the New Class A Common Stock, 19,600,000 shares of New Class B Common Stock, and 4,440,000 shares of New Class C Common Stock. In addition, the authorized share capital of the Reorganized Parent shall include 16,560,000 shares available for issuance on terms which may be designated from time to time by its New Board of Directors in accordance with the Ohio General Corporation Law and the Amended Reorganized Parent Articles of Incorporation.

6.

Issuance of New Securities

(a)

Issuance - Generally

The issuance and distribution of .8,400,000 shares of New Class A Common Stock to the Sinosure Group Agent and 19,600,000 shares of New Class B Common Stock to the Unsecured Claims Trust by the Reorganized Parent on the Effective Date is hereby authorized and directed without the need for any further corporate act or action under applicable law, regulation, order or rule, and without any further action by the shareholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.  The Confirmation Order shall provide that the issuance of New Common Stock on account of Claims shall be exempt from the registration requirements of the Securities Act to the extent provided by section 1145 of the Bankruptcy Code.  Notwithstanding the actual date of distributions to creditors, the New Class A Common Stock and the New Class B Common Stock shall be deemed to be issued to Creditors on the Effective Date.

Because the holders of Sinosure Group Claims and General Unsecured Claims in classes 4 and 5, respectively, will receive New Common Stock pursuant to the Plan, you should be aware that section 1145 of the Bankruptcy Code provides certain exemptions from the securities registration requirements of federal and state securities laws with respect to the distribution of securities under a Plan.

 (b)

Issuance and Resale of  Plan Securities.

Under section 1145(a) of the Bankruptcy Code, the issuance of the New Common Stock and the subsequent resale of such securities by entities which are not “underwriters” (as defined in section 1145(b) of the Bankruptcy Code), are not subject to the registration requirements of section 5 of the Securities Act.  In addition, such securities generally may be resold in the United States without registration under state securities or “blue sky” laws pursuant to various exemptions provided by the respective laws of the several states.  However, recipients of securities issued under the Plan are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

Section 1145(b)(1) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer,” (A) purchases a claim against, equity interest in, or claim for an administrative expense, with a view to distribution of any security to be received in exchange for the claim or equity interest, or (B) offers to sell securities issued under a plan to the holders of such securities, or (C) offers to buy securities issued under a plan from the holders of such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, the consummation of the plan, or the offer or sale of securities under the plan, or (D) is an issuer of the securities within the meaning of section 2(11) of the Securities Act.

The term “issuer” is defined in section 2(4) of the Securities Act; however, the reference contained in Section 1145(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities.  “Control” (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.  Accordingly, an officer or director of a reorganized debtor or its successor under a Plan may be deemed to be a “control person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities.  Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent or more of the securities of a reorganized debtor may be presumed to be a “control person.”

To the extent that persons deemed to be “underwriters” receive New Common Stock pursuant to the Plan, resales by such persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law.  Persons deemed to be “underwriters” for purposes of section 1145 of the Bankruptcy Code may, however, be able to sell securities pursuant to a registration statement (see discussion of registration rights below) or, under certain conditions described below, without registration pursuant to the resale provisions of Rule 144 under the Securities Act or any other exemption from registration requirements.

Pursuant to Rule 144 under the Securities Act, “affiliates” of the issuer who resell securities which are not restricted, will be deemed not to be engaged in a distribution of such securities and therefore not to be “underwriters” of such securities as defined in Section 2(11) of the Securities Act, if they comply with certain conditions including, in general terms:  (a) the availability of adequate current public information with respect to the issuer, (b) limiting the amount of securities sold within any three-month period to the greater of one percent of the shares outstanding or the average weekly trading volume and (c) selling the securities only through “brokers’ transactions.”

Certificates evidencing shares of the New Common Stock will bear a legend substantially in the form below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE  ORIGINALLY ISSUED ON [__________], 2005 PURSUANT TO THE JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF HUFFY CORPORATION (THE "COMPANY") AND CERTAIN OF ITS SUBSIDIARIES, DATED AS OF [__________], 2005 AND CONFIRMED BY THE BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF OHIO, WESTERN DIVISION, ON [__________], 2005.  THESE SECURITIES WERE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE, 11 U.S.C. § 1145, AND HAVE NOT BEEN REGISTERED UNDER THE

ACT, AND TO THE EXTENT THAT THE HOLDER OF THESE SECURITIES IS AN "UNDERWRITER" AS DEFINED IN SECTION 1145(b)(1) OF THE BANKRUPTCY CODE, THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RESTRICTIONS ON SALE OR TRANSFER AND ARE SUBJECT TO OTHER RIGHTS AND OBLIGATIONS SET FORTH IN THE AMENDED REORGANIZED COMPANY'S ARTICLES OF INCORPORATION AND BY-LAWS AND THE PLAN.

 (c)

Shareholder Sale Rights.

In the event that the holders of New Class A Common Stock, individually or collectively, agree to sell in the aggregate fifteen percent (15%) or more of the then outstanding New Class A Common Stock, as a condition to such sale, such seller(s) of New Class A Common Stock must require that the offer to purchase such shares be extended by such purchaser on the same terms and conditions for an equal percentage of the New Class B Common Stock shares.  In the case that any such sale which would result in any Person, other than the members of the Sinosure Group, holding more than 50% of the New Class A Common Stock, then the seller(s) of New Class A Common Stock, as a condition to such sale, must require the offer be extended by such purchaser on the same terms and conditions to acquire all outstanding New Common Stock and in such circumstances, the other holders of New Common Stock shall be obligated to sell such shares provided that such sale is an arms-length transaction between non-interested third parties.

Holders of New Class B Common Stock (subject to applicable requirements of law including those described above) may sell any of their New Class B Common Stock to any third party at any time without restriction.  Holders of New Class A Common Stock (subject to applicable requirements of law including those described above) may sell any of their New Class A Common Stock to other members of the Sinosure Group at any time without restriction (including, in the case of Sinosure, the right to transfer any New Class A Common Stock held by it to any reinsurer which shared risk with Sinosure in respect of the Allowed Sinosure Claims).  If any purchaser of either New Class A or New Class B Common Stock is deemed to be a competitor of Reorganized Parent or any of its subsidiaries, such purchaser's access to non-public corporate and financial information of Reorganized Parent will be restricted.

Holders of New Class B Common Stock shall have usual and customary "piggyback" rights to register their shares if Reorganized Parent proposes to file a registration statement under the Securities Act. A registration rights agreement describing such "piggyback" rights will be filed with the Plan Supplement.

(d)

Subsequent Transfers Under State Law.

The state securities laws generally provide registration exemptions for subsequent transfers by a bona fide owner for his or her own account and subsequent transfers to institutional or accredited investors.  Such exemptions are generally expected to be available for subsequent transfers of New Common Stock.

Any person intending to rely on these exemptions is urged to consult his or her own counsel as to their applicability to his or her circumstances.

(e)

Dividends.

Reorganized Parent shall pay a dividend to the holders of New Common  Stock  for  the  years ending 2007, 2008, 2009, and 2010; such dividend shall be payable on April 30th following such year-end subject to the Dividend Payment Test as set forth in Section 8.9 of the Plan.  The Dividend Payment Test requires that (i)  after giving pro forma effect to the payment of a dividend, average availability under Reorganized Parent's revolving credit borrowing base measured from January 1 through March 31 (on a daily basis) be greater than $15 million and (ii) after giving effect to the payment of such dividend, (the ratio of) Reorganized Parent's total funded debt to EBITDA shall not exceed 3.0. For the purposes of this calculation, EBITDA  shall be measured on a trailing twelve-month basis from March 31 and total funded debt (excluding trade credit) shall  be  measured  based on the average monthly debt balances for the trailing twelve-month period ended March 31. Provided the Dividend Payment Test is met,  Reorganized Parent shall pay 50% multiplied by, if a positive number, actual EBITDA for the respective previous twelve month period ending December 31 less projected EBITDA as detailed in the Debtors' approved Disclosure Statement for that same twelve month period ended December 31 to the holders of New Common Stock, subject to a minimum dividend payment of $500,000.

 (f)

Class B Put.

New Class B Common Stock shareholders shall have the right to put (the "Class B Put") their shares to Huffy for purchase in cash on June 15, 2011 at a purchase price equal to the percentage of equity owned by New Class B Common Stock shareholders as of March 31, 2011 multiplied by five times the greater of average annual EBITDA for years 2008, 2009 and 2010 less average funded debt (excluding  trade credit) minus cash and cash equivalents for that same period for those years calculated on a monthly basis or total EBITDA during the trailing 12 month period ended December 31, 2010 less average funded debt (excluding trade credit) minus cash and cash equivalents for that same period on a monthly basis, such calculation in each such case shall be calculated on a consolidated basis for the Reorganized Parent and its direct and indirect subsidiaries.

Huffy will have the obligation to pay the Class B Put in cash if: (1) Reorganized Parent and its direct and indirect subsidiaries have cash, liquidity, or ability to raise debt sufficient to fund the Class B Put; and (2) after payment of the Class B Put Reorganized Parent and its direct and indirect subsidiaries shall have less than a 3X ratio of net funded debt to EBITDA measured for the 12 month period ended December 31, 2010; and (3) after taking such actions Reorganized

Parent and its direct and indirect subsidiaries would have at least $10 million in cash and/or availability.  If these tests are not met, Huffy may satisfy the Class B Put in a Put Note(s).  The Put Note(s) shall bear an annual interest rate of 10%. Four equal semi-annual installment payments will be made on June 30, 2011, December 31, 2011, June 30, 2012, and December 31, 2012.

7.

Management Incentive Plan

The Management Incentive Plan will become effective on the Effective Date or as soon thereafter as is reasonably practicable and shall be in substantially in the form of the version of same included in the Plan Supplement (which shall be filed ten (10) days before the Balloting Deadline), which shall be in form and substance acceptable to the Sinosure Group and the Creditors’ Committee.  Entry of the Confirmation Order shall constitute approval of the Management Incentive Plan.

G.

Implementation and Effect of Confirmation of the Plan

Upon confirmation of the Plan, in accordance with the Confirmation Order, the Debtors or Reorganized Debtors, the Trustees, or the Sinosure Group Agent, as the case may be, will be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan.  In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means for implementation of the Plan.

1.

Effectiveness of Securities, Instruments and Agreements

On the Effective Date, all documents described in the Plan Supplement and all other agreements entered into or documents issued pursuant to the Plan, including, without limitation, the New Loan Facility, the Intercreditor Agreement, the New Common Stock, the Distribution Note A Facility and Security Agreement, the Distribution Note B Facility and Security Agreement, the New Trade Credit Facility and Security Agreement, the Recovery Trust Agreement, the Unsecured Claims Trust Agreement, the Management Agreements, the Management Incentive Plan and/or any agreement entered into or instrument or document issued in connection with any of the foregoing, as applicable, shall become effective and binding upon the parties thereto in accordance with their respective terms and conditions and shall be deemed to become effective simultaneously.

2.

Corporate Action

On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors or members of one or more of the Debtors or Reorganized Debtors or their successors in interest under the Plan, including, without limitation, the authorization to issue or cause to be issued the New Common Stock and documents relating thereto, the New Loan Facility and documents relating thereto, the Distribution Note A Facility and Security Agreement, the Distribution Note B Facility and Security Agreement, and the New Trade Credit Facility and Security Agreement and documents relating thereto, the Recovery Trust Agreement, the Sinosure Group Trust Agreement, the Unsecured Claims Trust Agreement, and documents relating thereto, the adoption of the Amended Reorganized Parent Articles of

Incorporation, the Amended Reorganized Parent Bylaws, the Amended Reorganized Subsidiaries Certificates of Incorporation and the Amended Reorganized Subsidiaries Bylaws, corporate mergers or dissolutions effectuated pursuant to the Plan, and the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in full force and effect from and after the Effective Date pursuant to Chapter 1701 of the Ohio Revised Code and other applicable general corporation law of the jurisdictions in which the Reorganized Subsidiaries are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors.  On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the secretary of state of the state in which each Reorganized Debtor is incorporated, in accordance with the applicable general corporation law of such states.

3.

Approval of Agreements

The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents and all transactions contemplated by the Plan.  Entry of the Confirmation Order shall constitute approval of the Plan Documents and all such transactions, subject to the occurrence of the Effective Date.

4.

Cancellation of Existing Securities and Agreements

On the Effective Date, all authorized and or issued Old Parent Equity Interests, including any warrants and stock options shall be canceled and extinguished, and the holders thereof shall not retain any rights thereunder and such instruments shall evidence no rights.

5.

No Change of Control

Any acceleration, vesting or similar change of control rights of any Person under employment, benefit or other arrangements with the Debtors that could otherwise be triggered by the entry of the Confirmation Order or the consummation of the Plan or any of the transactions contemplated thereby shall be deemed to be waived and of no force or effect.

6.

Restructuring Transactions

On and after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Reorganized Subsidiaries under the laws of jurisdictions other than the laws of which the applicable Reorganized Subsidiaries are presently incorporated, in each case only to the extent such actions are not inconsistent with the Plan and subject to the terms, conditions and restrictions set forth in the Bylaws of, or otherwise applicable to, each of the Reorganized Debtors and subject to the approval of the New Board of Directors and other applicable corporate and legal approvals.  Such restructuring may include one or more mergers, consolidations, recapitalizations, restructures, acquisitions or dispositions of assets, liquidations, dissolutions or other extraordinary transactions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate (collectively, the “Restructuring Transactions”).  The actions to effect the Restructuring Transactions may include:

(i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, recapitalizations, restructuring, acquisitions or disposition of assets, liquidation, dissolution or other extraordinary transactions containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.  The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations.  In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.  Notwithstanding anything herein to the contrary, any Restructuring Transaction as contemplated hereunder shall be subject to the restrictions and/or the provisions in Section 8.4 of the Plan.

7.

Termination of DIP Agreements

On the Effective Date, upon the indefeasible payment and satisfaction in full of all Obligations (as defined in the DIP Financing Order) incurred under or pursuant to the DIP Credit Facility and the DIP Financing Order in accordance with the terms and conditions thereof, as provided in Section 2.1, the DIP Credit Facility shall be deemed terminated.  Upon indefeasible payment and satisfaction in full of all such Obligations pursuant to the DIP Credit Facility and the DIP Financing Order, all Liens and security interests granted in the Collateral to secure such obligations shall be deemed terminated and of no further force or effect.

8.

New Common Stock

The New Common Stock shall have such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable non-bankruptcy law or in the Amended Reorganized Parent Articles of Incorporation or Amended Reorganized Parent Bylaws and as set forth in Sections 8.4, 8.8, 8.9, and 8.10 of the Plan.

9.

Operations of the Debtors in Possession Between the Confirmation Date and the Effective Date

The Debtors shall continue to operate as debtors in possession in the ordinary course consistent with past practice, subject to the supervision of the Bankruptcy Court and pursuant to the Bankruptcy Code and the Bankruptcy Rules during the period from the Confirmation Date through and until the Effective Date (the "Pre-Effective Date Period"), and any obligation incurred by the Debtors in Possession during such period shall constitute an Administrative Expense Claim, provided that no such operations shall be inconsistent with the Plan.  At all times during the Pre-Effective Date Period, all loans and other credit and financial accommodations made by DIP Loan Agent and DIP Lenders to the Debtors in accordance with the DIP Credit Facility and the DIP Financing Order, as well as all Obligations incurred by Debtors in connection therewith, shall constitute Administrative Expense Claims and be afforded all of the rights, liens, claims, protections and remedies under the DIP Credit Facility and DIP Financing Order.

10.

Administration After the Effective Date

After the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire, and dispose of their property, free of any restrictions of the Bankruptcy Code and Bankruptcy Rules, subject to the terms of the Plan.

11.

Term of Bankruptcy Injunction or Stays

All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect through the Effective Date.

12.

Revesting of Assets

The property of the Estate of each of the Debtors, including, without limitation, the Reorganized Debtors Retained Causes of Action listed on Schedule 9.15(a) of the Plan (other than the Recovery Trust Assets), shall revest in the respective Reorganized Debtor on the Effective Date.

As of the Effective Date, pursuant to section 1141 of the Bankruptcy Code, all property of the Debtors and Reorganized Debtors shall be free and clear of all Liens, Claims and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan or the Confirmation Order.

13.

Causes of Action

(a)

Reorganized Debtors' Retained Causes of Action

As of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any and all Reorganized Debtors' Retained Causes of Action shall become assets of the Reorganized Debtors, and the Reorganized Debtors shall have the authority to commence and prosecute such Reorganized Debtors' Retained Causes of Action for the benefit of the Reorganized Debtors;

provided however, that the Debtors and the Reorganized Debtors shall be deemed to have waived and released, and hereby waive, any such causes of action, liabilities, obligations, rights to legal or equitable remedies, suits, debts, sums of money, damages, judgments, claims and demands whatsoever whether known or unknown, matured or unmatured, disputed or undisputed, and whether asserted or assertable directly or derivatively in law, equity or otherwise arising, (including, without limitation, preference or other avoidance or recovery actions) against (i) each member of the Sinosure Group and its Affiliates (the "Sinosure Group Waiver"), (ii) the funding of the Directors and Officers Trust Account (the "Trust Account Waiver") and (iii) each member of the BPOU CR Group (the "BPOU CR Waiver), to the extent that the BPOU CR Group Settlement Agreement has been approved by a Final Order of the Bankruptcy Court. The waiver granted to the Sinosure Group is partially in consideration of the favorable trade credit terms being afforded to the Reorganized Debtors pursuant to the Supply Principles. The Creditors' Committee has conducted a preference analysis and has determined that the release to the Sinosure Group is fair and equitable when analyzed in conjunction with the terms of the Plan as a whole.  The Trust Account Waiver in no way releases any officer or director from any avoidance actions related to pre-petition actions.  Further, the BPOU CR Waiver was given as part of the consideration for the BPOU CR Group Settlement Agreement, which is subject to review by parties in interest and approval of the Bankruptcy Court.  After the Effective Date, the Reorganized Debtors shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such remaining Reorganized Debtors' Retained Causes of Action without approval of the Bankruptcy Court. Certain of the Reorganized Debtors' Retained Causes of Action are described on Schedule 9.15(a) of the Plan.

(b)

Recovery Trust Causes of Action

As of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any and all Recovery Trust Causes of Action shall become assets of the Recovery Trust, and the Recovery Trust Trustee shall have the authority to commence and prosecute such Recovery Trust Causes of Action for the benefit of the Recovery Trust; provided however, that the Recovery Trust shall be deemed to have waived any such actions as described above, (including, without limitation, avoidance or recovery actions) against (i) each member of the Sinosure Group and its Affiliates, (ii) the funding of the Directors and Officers Trust Account and (iii) each member of the BPOU CR Group, to the extent that the BPOU CR Group Settlement Agreement has been approved by a Final Order of the Bankruptcy Court..  After the Effective Date, the Recovery Trust Trustee shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such remaining Recovery Trust Causes of Action without approval of the Bankruptcy Court.  Certain of the Recovery Trust Retained Causes of Action are described on Schedule 9.15(b) of the Plan.

14.

Discharge of Debtors

The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession, their Estates, or any of their assets or properties under the Plan.  Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full, and (b) all Persons shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest and whether or not such holder has voted to accept or reject the Plan.  Notwithstanding the foregoing, nothing herein shall release, discharge, enjoin or preclude any Claim that has not arisen as of the Effective Date that any governmental unit may have against the Debtors and nothing herein shall release, nullify or enjoin the enforcement of any liability to a governmental unit under environmental statutes or regulations that any entity would be subject to as the owner or operator of property after the date of entry of the Confirmation Order or any liability to Debtors' defined benefit plan for violation of Title I of ERISA.

15.

Injunction Related to Discharge

Except as otherwise expressly provided in the Plan, the Confirmation Order, the DIP Financing Order, or a separate order of the Bankruptcy Court, all Persons who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors, are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any Lien or asserting control of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest.  Such injunctions shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

16.

Injunction Against Interference with the Plan

Upon the entry of a Confirmation Order with respect to the Plan, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan, except with respect to (i) actions any such entity may take in connection with the pursuit of appellate rights, and (ii) any actions taken by DIP Loan Agent and/or DIP Lenders in connection with administering the DIP Credit Facility and preserving and protecting their respective rights, liens and claims thereunder.

17.

New Loan Facility

On the Effective Date, the transactions contemplated by the New Loan Facility shall be consummated and thereupon become effective.

18.

Distribution Note Facility

On the Effective Date, the transactions contemplated by the Distribution Note Facility shall be consummated and thereupon become effective.

19.

New Trade Credit Facility

On the Effective Date, the transactions contemplated by the New Trade Credit Facility shall be consummated and thereupon become effective.

20.

Supply Principles

On the Effective Date, the Supply Principles shall have been implemented.

21.

Termination of Pension Plan

On or before the Effective Date, the Bankruptcy Court shall have entered a Final Order terminating the Pension Plan and the plan administrator of the Pension Plan and the PBGC shall have executed an agreement terminating the Pension Plan.  The proposed date of plan termination for the Pension Plan is August 31, 2005.  A hearing on the motion is scheduled for August 16, 2005.  If the motion is granted, the court should determine that unless the Pension Plan is terminated, each of the Debtors will be unable to pay its debts when due and each of the Debtors will be unable to continue in business outside the Chapter 11 process.  The court's determination is one element in the "reorganization test" for distress terminations, as set forth in 29 U.S.C. § 1341(c)(2)(B)(ii).  Pursuant to 29 U.S.C. § 1341(c), the PBGC must determine that the plan sponsor and each "controlled group member" (as defined in 29 U.S.C. § 1301(a)(14)) satisfies each element of at least one of the four "distress tests" set forth in 29 U.S.C. § 1341(c)(2)(B), and approve the distress termination of the Pension Plan.

H.

Confirmation and Effectiveness of the Plan

1.

Conditions Precedent to Confirmation

The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to Section 10.4 of the Plan:

(a)

The proposed Confirmation Order shall (i) be in form and substance reasonably acceptable to the Debtors, the Sinosure Group, the Creditors’ Committee and the DIP Loan Agent, to the extent the Confirmation Order affects the DIP Credit Facility, and (ii) include, among other things, a finding of fact that the Debtors and the Reorganized Debtors, (and the Sinosure Group and the Creditors' Committee, to the extent they are determined to have participated in the solicitation of the Plan), and their respective present and former members, officers, directors, employees, advisors, attorneys, and agents acted in good faith within the meaning of and with respect to all of the actions described in section 1125(e) of the Bankruptcy Code and are therefore not liable for the violation of any applicable law, rule or regulation governing such actions;

(b)

All exhibits to the Plan and those to be contained in the Plan Supplement, shall be in form and substance reasonably acceptable to the Debtors, Sinosure Group and the Creditors’ Committee;

 (c)

The Debtors shall have received a commitment for the New Loan Facility, subject to customary closing conditions, including, without limitation, the occurrence of the Effective Date, from a financial institution, and in form and substance, reasonably acceptable to the Debtors, Sinosure Group and the Creditors’ Committee;

(d)

A Final Order terminating the Pension Plan shall have been entered by the Bankruptcy Court; and

(e)

An agreement terminating the Pension Plan shall have been executed by the plan administrator of the Pension Plan and the PBGC.

2.

Conditions Precedent to Effectiveness

The Plan shall not become effective unless and until the following conditions have been satisfied or waived pursuant to Section 10.4 of the Plan:

(a)

The Confirmation Order shall have been entered and shall be a Final Order (with no modification or amendment thereof), and there shall be no stay or injunction that would prevent the occurrence of the Effective Date; and shall be in form and substance acceptable to the Creditors' Committee and the Sinosure Group;

(b)

The CCAA Ratification Order shall have been issued and entered and shall be a Final Order; and shall be in form and substance acceptable to the Creditors' Committee and the Sinosure Group;

(c)

The statutory fees owing to the United States Trustee shall have been paid in full;

(d)

All Plan Documents and exhibits to the Plan, including those to be contained in the Plan Supplement, shall be in form and substance satisfactory to the Debtors, the Sinosure Group and the Creditors’ Committee;

(e)

Each of the Amended Reorganized Parent Articles of Incorporation, the Amended Reorganized Subsidiaries Certificates of Incorporation, the Amended Reorganized Parent Bylaws, and the Amended Reorganized Subsidiaries Bylaws, shall have been filed, effected, or executed, as required, in form and substance satisfactory to the Debtors, the Sinosure Group and the Creditors’ Committee;

(f)

All other actions, authorizations, filings, consents and regulatory approvals required (if any) shall have been obtained, effected or executed in a manner acceptable to the Debtors and remain in full force and effect or, if waivable, waived by the Person or Persons entitled to the benefit thereof;

(g)

(i) All amounts owed under the DIP Credit Facility shall have been indefeasibly paid in full in Cash by wire transfer of immediately available funds and the commitments, Liens and security interests granted thereunder terminated in accordance with the terms of the DIP Financing Order and DIP Credit Facility; and (ii) any contingent liabilities for charges in excess of the face amount of any DIP Letters of Credit issued under the DIP Credit Facility shall have been fully collateralized.

 (h)

The New Loan Facility shall have been entered into by all parties thereto and all conditions to the initial draw thereunder shall have been satisfied in accordance with the terms thereof such that the Reorganized Debtors shall have credit available to them to provide financing sufficient to meet their Cash obligations under the Plan and have sufficient borrowing capacity to satisfy their working capital requirements as of and after the Effective Date;

(i)

The trustee for the Recovery Trust shall have been selected.

(j)

The trustee for the Unsecured Claims Trust shall have been selected.

(k)

The total number of registered owners entitled to issuance of New Common Stock on the Effective Date shall be no greater than 250.

(l)

The Distribution Note Facility shall have been entered into by all parties thereto;

(m)

The New Trade Credit Facility shall have been entered into by all parties thereto; and

(n)

The Intercreditor Agreement shall have been entered into by all parties thereto.

3.

Effect of Failure of Conditions

If each condition to the Effective Date specified in Section 10.2 of the Plan has not been satisfied or duly waived in accordance with Section 10.4 of the Plan within thirty (30) days after the Confirmation Date, then (unless the period for waiver or satisfaction of such conditions has been extended with the consent of the Debtors, the Sinosure Group and the Creditors’ Committee), upon the filing of a motion by the Debtors at the request of the Sinosure Group and the Creditors’ Committee, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to the Effective Date set forth in Section 10.2 of the Plan is either satisfied or duly waived in accordance with Section 10.4 of the Plan before the Court enters an order granting the relief requested in such motion.  If the Confirmation Order is vacated pursuant to  Section 10.3 of the Plan, then, upon the motion of the Debtors (to be filed at the request of the Creditors’ Committee and the Sinosure Group) the Plan shall be deemed null and void in all respects, including without limitation the discharge of Claims pursuant to section 1141 of the Bankruptcy Code and the assumptions or rejections of executory contracts and unexpired leases as provided by the Plan, and nothing contained herein shall (1) constitute a waiver or release of any Causes of Action by, or Claims against, the Debtors or (2) prejudice in any manner the rights of the Debtors.

4.

Waiver of Conditions

With the exception of the condition precedent set forth in Section 10.2(g) of the Plan which may only be waived with the prior written consent of DIP Loan Agent, the Debtors may, with the prior written consent of the Sinosure Group and the Creditors’ Committee, waive one or more of the conditions precedent to confirmation of the Plan set forth in Section 10.1 or conditions precedent to the effectiveness of the Plan set forth in Section 10.2.

I.

Summary of Other Provisions of the Plan

The following paragraphs summarize certain other significant provisions of the Plan.  The Plan should be referred to for the complete text of these and other provisions of the Plan.

1.

Retention of Jurisdiction

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes: (a) to hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom; (b) to determine any and all adversary proceedings, motions, applications and contested matters, and other litigated matters pending on the Confirmation Date; (c) to hear and determine all actions commenced or to be commenced by the Debtors or any other party in interest with standing to do so, pursuant to sections 505, 542, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code, collection matters related thereto, and settlements thereof; (d)to hear and determine any objections to or the allowance, classification, priority, compromise, estimation or payment of any Administrative Expense Claims, Claims or Equity Interests; (e) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein; (f) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; (g) to issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (h) to consider any amendments to or modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in the Plan, the Plan Documents, or any order of the Bankruptcy Court, including, without limitation, the Confirmation Order; (i) to hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331, and 503(b) of the Bankruptcy Code; (j) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, including but not limited to Section 5.17 of the Plan; (k) to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located; (l) to determine any Claim of or any liability to a governmental unit that may be asserted as a result of the transactions contemplated herein; (m) to enforce the Plan, the Confirmation Order and any other order, judgment, injunction or ruling entered or made in the Chapter 11 Cases, including, without limitation, the discharge, injunction, exculpation and releases provided for in the Plan; (n) to take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation; (o) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, but not limited to, an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods through the Effective Date, and in the event the Restructuring Transactions described in Section 9.7 of the Plan are implemented, for all taxable periods of Huffy through the liquidation and dissolution of such entity); (p) to hear any other matter not inconsistent with the Bankruptcy Code; and (q) to enter a final decree closing the Chapter 11 Cases. Notwithstanding the foregoing, nothing herein shall divest or deprive any other court or agency of any jurisdiction it may have over the Reorganized Debtors under applicable environmental laws.  All releases granted to the DIP Loan Agent and DIP Loan Lenders under the Plan are not exclusive but are cumulative to the releases previously afforded to the DIP Loan Agent and DIP Lenders under the DIP Credit Facility and DIP Financing Order.

2.

Effectuating Documents and Further Transactions

Each of the Debtors or Reorganized Debtors, as the case may be, is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to implement, effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

3.

Exemption from Transfer Taxes

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated by the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

4.

Authorization to Request Prompt Tax Determinations

Reorganized Parent is authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors, for all taxable periods through the Effective Date.

5.

Exculpation

Subject to the occurrence of the Effective Date, neither the Debtors nor the Reorganized Debtors, the Creditors’ Committee, the Sinosure Group, the DIP Lenders, the DIP Loan Agent, or any of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives, acting in such capacity (the “Exculpated Parties”) shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases and the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, and, with respect to the DIP Lenders, the DIP Loan Agent (and their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives), any act or omission related to the Debtors and any extensions of credit or other financial services or accommodations made or not made to the Debtors prior to the Effective Date;  provided, that the foregoing shall not operate as a waiver or release for (i) any express contractual obligation owing by any such Person; (ii) willful misconduct or gross negligence, or (iii) liability under Title I of ERISA with respect to the Pension Plan, and, in all respects, the Exculpated Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided further  that nothing in the Plan shall, or shall be deemed to, release the Exculpated Parties, or exculpate the Exculpated Parties with respect to, their respective obligations or covenants arising pursuant to the Plan.

6.

Releases

Subject to the occurrence of the Effective Date, on and as of the Effective Date, and in consideration of: (a) the services provided by the present and former directors, officers, employees, Affiliates, agents, financial advisors, attorneys, and representatives of the Debtors to the Debtors who acted in such capacities after the Commencement Date; and (b) the services of the Creditors’ Committee, the Sinosure Group, the DIP Lenders, the DIP Loan Agent, and their respective professionals in connection with the Chapter 11 Cases; the Debtors and the Reorganized Debtors shall release unconditionally and forever each present or former director, officer, or employee of the Debtors, who acted in such capacities on or after the Commencement Date, each member of the Creditors’ Committee, the Sinosure Group, the DIP Lenders, the DIP Loan Agent, and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, parent corporations, subsidiaries, partners, Affiliates and representatives from any and all Causes of Action whatsoever but solely with respect to actions taken on or after the Commencement Date; provided, however, that the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of (i) any express contractual obligation owing by any such Person or (ii) the willful misconduct or gross negligence of any such Person or (iii) any liability to Debtors' Pension Plan for violations of Title I of ERISA.  For avoidance of doubt, Section 12.5 of the Plan shall not be deemed to release any Person from any Cause of Action whatsoever with respect to actions taken prior to the Commencement Date.  All releases granted to the DIP Loan Agent and DIP Loan Lenders under this Plan are not exclusive but are cumulative to the releases previously afforded to the DIP Loan Agent and DIP Lenders under the DIP Credit Facility and DIP Financing Order.

7.

Injunction Relating to Exculpation and Release

The Confirmation Order will contain an injunction, effective as of and on the Effective Date, permanently enjoining the commencement or prosecution by the Debtors, the Reorganized Debtors and any other Person, whether derivatively or otherwise, of any Cause of Action exculpated, released or discharged pursuant to the Plan against the released and Exculpated Parties.

8.

Termination of Creditors’ Committee

The appointment of the Creditors’ Committee and its professionals shall terminate on the Effective Date.

9.

Post-Effective Date Fees and Expenses

From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of Professional persons thereafter incurred by the Reorganized Debtors.

10.

Payment of Statutory Fees

The Reorganized Debtors shall be responsible for timely payment of fees incurred pursuant to 28 U.S.C. § 1930(a)(6).  After confirmation, the Reorganized Debtors shall file with the Bankruptcy Court and serve on the U.S. Trustee a quarterly financial report regarding all income and disbursements, including all plan payments, for each quarter (or portion thereof) the cases remain open.

11.

Amendment or Modification of Plan

Alterations, amendments or modifications of the Plan may be proposed in writing by the Debtors, with the consent of the Creditors’ Committee, the Sinosure Group and the DIP Loan Agent, which consents shall not be unreasonably withheld, at any time prior to the Confirmation Date in conformity with section 1127(a) of the Bankruptcy Code, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122, 1123 and 1129 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code.  The Plan may be altered, amended or modified by the Debtors, with the consent of the Creditors’ Committee, the Sinosure Group and the DIP Loan Agent, which consents shall not be unreasonably withheld, at any time after the Confirmation Date in conformity with section 1127(b) of the Bankruptcy Code, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that any such adjustments or modifications are consented to by the Creditors' Committee and the Sinosure Group.

12.

Severability

In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable.  The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.  The Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  If the Bankruptcy Court makes any such determination that any provision of the Plan is invalid, void or unenforceable, and such determination has a materially adverse effect on the holders of General Unsecured Claims or the Sinosure Group, the Plan, as modified by the Debtors or the Bankruptcy Court, shall be deemed withdrawn upon the filing of a notice from either the Creditors' Committee or the Sinosure Group, as applicable. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.

Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void.  In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other Person, an admission against interests of the Debtors, the Creditors' Committee and the Sinosure Group, nor shall it prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

14.

Binding Effect Notices

The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

15.

Notices

All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

if to the Debtors or Reorganized Debtors, to:

Huffy Corporation

225 Byers Road

Miamisburg, OH  45342

Attn:  Nancy A. Michaud, Esq., General Counsel

Telephone:  (937) 865-2800

Facsimile:   (937) 865-5484

with copies to:

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio  45202

Attn:  Kim Martin Lewis, Esq.

Attn: Donald W. Mallory, Esq.

Telephone:  (513) 977-8200

Facsimile:   (513) 977-8141

if to the Sinosure Group to:

China Export Credit Insurance Corporation

Rongjin Building

No. 5 Fuchengmen North Street

Xicheng District

Beijing 100037, China

Attn:  Zhidong Liang

Attn:  Xiaowei Chen

Telephone:  +(8610) 6835-9192

Facsimile:   +(8610)  8838-9773

Email:  'chenxw@sinosure.com.cn'

with a copy to:

Coudert Brothers LLP

1114 Avenue of the Americas

New York, New York 10036

Attn:  Barry Metzger, Esq.

Attn:  Edward H. Tillinghast III, Esq.

Telephone: (212) 626-4400

Facsimile:  (212) 626-4120

if to Wachovia, to:

Otterbourg, Steindler, Houston & Rosen, P.C.

230 Park Avenue

New York, NY  10169

Attn:

Daniel F. Fiorillo

Telephone: (202) 661-9100

Facsimile:  (202) 682-6104

if to Creditors’ Committee, to:

McDonald Hopkins Co., LPA

600 Superior Avenue, East, Suite 2100

Cleveland, Ohio  44114

Attn:  Sean Malloy, Esq.

Telephone: (216) 348-5400

Facsimile:  (216) 348-5474

16.

Governing Law

Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent the Plan or any agreement entered into pursuant to the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflicts of law of such jurisdiction.

17.

Withholding and Reporting Requirements

In connection with the consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

18.

Plan Supplement

In addition to Schedule 6.1(e) (cure amounts) and Schedules 9.15(a) and 9.15(b) (Causes of Action), the forms of the Amended Reorganized Parent Articles of Incorporation, the Amended Reorganized Subsidiaries Certificates of Incorporation, Amended Reorganized Parent Bylaws, the Amended Reorganized Subsidiaries Bylaws, the Management Agreements, the Management Incentive Plan, the Management Indemnification Agreements, the Exit Financing Commitment Letter, the Supply Principles, the Unsecured Claims Trust Documents, the Recovery Trust Documents,  the Designation of Trustee for all trusts, the Distribution Notes A, the Distribution Note B, the Term Sheet for such notes, and the Intercreditor Agreement shall be contained in the Plan Supplement, filed with the Clerk of the Bankruptcy Court and served upon the Office of the United States Trustee, the Creditors’ Committee, Sinosure Group and the DIP Loan Agent, at least ten (10) days prior to the Balloting Deadline.  Upon filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the

Bankruptcy Court during normal court hours.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement by written request to Huffy at the address provided in Section 12.13 of the Plan.

19.

Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Debtors, and to the extent deemed to have participated in the solicitation of the Plan, the Creditors’ Committee and the Sinosure Group, shall be deemed to have solicited acceptances hereof in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  As of the Confirmation Date, the Creditors’ Committee, and the Sinosure Group and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the new securities hereunder, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections hereof or other offer and issuance of new securities hereunder.

20.

Filing of Additional Documents

On or before Substantial Consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

21.

Bar Date for Administrative Expense Claims.

The Confirmation Order will establish an Administrative Expense Claims Bar Date for filing Administrative Claims (except for the (i) Administrative Expense Claims of Professionals, (ii) obligations incurred as ordinary course business expenses and (iii) obligations under the KERP); such date shall be thirty (30) days after the Effective Date.  Such Administrative Claims must be filed by this date with The Trumbull Group and a copy served on the Debtors.  Holders of Administrative Expense Claims not paid prior to the Effective Date shall submit proofs of Claim on or before such Administrative Expense Claims Bar Date or forever be barred from doing so.  The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2030(c) and 2002(f) will set forth such date and constitute notice of this Administrative Expense Claims Bar Date.  The Debtors and Reorganized Parent shall have ninety (90) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Expense Claims Bar Date to review and object to such Administrative Expense Claims (the "Administrative Claim Objections Deadline").

22.

No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Person with respect to any matter set forth herein until the Effective Date at which time the Plan shall be binding on the Debtors, all creditors and all parties-in-interest.

23.

Inconsistency

In the event of any inconsistency between the Plan and the Disclosure Statement, any Exhibit to the Plan or the Disclosure Statement or any other instrument or document created or executed pursuant to the Plan, the Plan shall govern.  In the event of any inconsistency between the Plan and any Plan Document or the New Loan Facility, the Plan Document or the New Loan Facility, as applicable, shall govern (unless such inconsistency is the result of any amendment or modification not otherwise permitted or authorized by the Plan).  In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall govern.

24.

Waiver of Bankruptcy Rule 3020(e) and 7062

The Debtors may request that the Confirmation Order include (a) a finding that Bankruptcy Rules 3020(e) and 7062 shall not apply to the Confirmation Order; and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

25.

Time

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

26.

Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated as to each Subsidiary under sections 1101 and 1127(b) of the Bankruptcy Code.  Huffy shall file a motion with the Bankruptcy Court and seek a finding of substantial consummation under sections 1101 and 1127(b) of the Bankruptcy Code at such time as Huffy determines that same has occurred.

27.

Post-Confirmation Conversion/Dismissal

A creditor or party in interest may bring a motion to convert or dismiss the Chapter 11 Cases under section 1112(b)(7) of the Bankruptcy Code after entry of the Confirmation Order if there is a default in performing the conditions to effectiveness of the Plan.  If the Bankruptcy Court orders the Chapter 11 Cases converted to Chapter 7 after the entry of the Confirmation Order, the Plan provides that property of the Debtors’ estates that have not been disbursed pursuant to the provisions herein will revest in the Chapter 7 estate and that the automatic stay will be reimposed upon the revested property to the extent that relief from the stay was not previously authorized by the Bankruptcy Court during the pendency of the Chapter 11 Cases.  The Confirmation Order may also be revoked under certain limited circumstances. The Bankruptcy Court may revoke the Confirmation Order if and only if such order was procured by fraud and if a party in interest brings a motion to revoke such Confirmation Order within 180 days after the entry of the Confirmation Order.

28.

Final Decree

After Substantial Consummation of the Plan, the Reorganized Debtors may at any time, with notice and an opportunity to object to the Recovery Trustee, file a motion with the Bankruptcy Court to obtain a final decree to close the Chapter 11 Cases.

VI.
IMPORTANT CONSIDERATIONS AND CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.  THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.

The Debtors Have No Duty To Update

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date.  The Debtors have no duty to update the Disclosure Statement unless otherwise ordered to do so by the Court.

B.

No Representations Outside The Disclosure Statement Are Authorized

No representations concerning or related to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Bankruptcy Court of the Bankruptcy Code, other than as set forth in this Disclosure Statement.  Any representations or inducements made to secure your acceptance, or rejection, of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied  upon by you in arriving at your decision.  You should promptly report unauthorized representations or inducements to Debtors' counsel, Committee counsel, and the Office of the United States Trustee.

C.

Information Presented Is Based On The Debtors' Books And Records, And No Audit Was Performed

While the Debtors have endeavored to present information fairly in this Disclosure Statement, because of the Debtors' financial difficulties, as well as the complexity of Debtors' financial matters, the Debtors' books and records upon which this Disclosure Statement is based might be incomplete or inaccurate.  The financial information contained herein, unless otherwise indicated, is unaudited.

D.

All Information Was Provided By Debtors And Was Relied Upon By Professionals

Dinsmore & Shohl LLP was approved by the Bankruptcy Court to represent the Debtors effective as of the Petition Date as bankruptcy counsel.  All counsel and other professionals for the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement.  Although counsel for the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, counsel has not independently verified the information contained herein, except as required under Bankruptcy Rule 9011.

E.

This Disclosure Statement Was Not Approved By The Securities And Exchange Commission

Although a copy of this Disclosure Statement was served on the SEC and the SEC was given an opportunity to object to the adequacy of this Disclosure Statement before the Bankruptcy Court approved it, this Disclosure Statement was not registered under the Securities Act or applicable state laws.  Neither the SEC nor any state regulatory authority or Canadian Securities Administrator has passed upon the adequacy of this Disclosure Statement or the exhibits or statements contained herein, and any representation to the contrary is unlawful.

F.

No Legal Or Tax Advice Is Provided To You By This Disclosure Statement

The contents of this Disclosure statement should not be construed as legal, business or tax advice. Each creditor or holder of an equity interest should consult his, her or its own legal counsel and accountant as to legal, tax and other matters concerning his, her or its Claim or equity interest.

G.

No Admission Made

Nothing contained herein shall constitute an admission of any fact or liability by any party (including without limitation, the Debtors) or be deemed evidence of the tax or legal effects of the Plan on the Debtors or on holders of Claims or equity interests.

H.

Risk That Distributions Will Be Less Than Estimated By The Debtors And/Or That Notes Will Be Uncollectible

The ultimate recoveries under the Plan to holders of Claims (other than those holders who are paid solely in Cash under the Plan) depend upon the realizable value of the New Common Stock.  The New Common Stock to be issued pursuant to the Plan is subject to a number of material risks, including, but not limited to, those specified below.  The factors specified below assume that the Plan is approved by the Bankruptcy Court and that the Effective Date occurs on or prior to September 30, 2005.

To the extent that Administrative Expense Claims, DIP Lender Claims, Priority Tax Claims, Other Priority Claims, DIP Lender Claims, Convenience Claims, De Minimis Litigation Claims, Other Secured Claims or other Claims entitled to be paid in Cash in full under the Plan materially exceed the Debtors’ estimates, this would have a negative impact on the value of the New Common Stock, and thereby adversely impact creditors’ recoveries.  In addition, if the

Allowed amount of General Unsecured Claims is ultimately higher than the Debtors’ estimates set forth herein, the percentage recoveries of the Allowed General Unsecured Claims described herein could be lower, and possibly materially lower.

The Debtors reserve the right to object to the amount or classification of any Claim or Interest.  Thus, the estimates set forth in this Disclosure Statement cannot be relied upon by any creditor whose Claim or Interest is subject to a successful objection.  Any holder of such Claim or Interest may not receive the estimated Distributions set forth herein.

A further risk to the ultimate recoveries under the Plan to holders of Claims (other than those holders who are paid solely in Cash under the Plan) is that Distribution Notes A and Distribution Note B may be uncollectible.  While the Reorganized Debtors anticipate their ability to meet their requirements under the terms of the respective notes, there can be no assurance that the notes will be paid on their respective maturity dates.  Likewise, there can be no assurance that the Reorganized Debtors will be able to pay the interest accruing on  Distribution Notes A and Distribution Note B.

Further, in the event the Reorganized Debtors issue notes to satisfy the Class B Common Stock Put, there can be no assurance that such notes will be paid on their maturity date or that the interest accumulating thereon will be collectible.

I.

Reorganized Debtors May Not Have  Sufficient Resources To Satisfy The New Class B Common Stock "Put" In Cash

New Class B Common Stockholder have the Class B Put right to "put" their shares to the Reorganized Debtors for purchase in cash on March 31, 2011 (the "Put Date").  The Reorganized Debtors' obligation to pay the Class B Put in cash is subject to certain financial conditions as set forth in detail in the Plan.  In the event that the Reorganized Debtors' financial condition on the Put Date fails to satisfy the financial requirements, the Reorganized Debtors may satisfy the Class B Put with notes which shall bear interest at a rate of 10% and are payable in four equal installments.  Further, there can be no assurance that any notes issued to satisfy the Class B Put will be collectible as to principal and/or interest.

J.

Additional Risks Related To The New Common Stock

1.

No Anticipated Payment Of Dividends

Pursuant to Section 8.9 of the Plan, dividends may be payable on the New Common Stock.  However, payment of the dividends is subject to the requirement that the Reorganized Debtors' financial condition satisfy the requirements of the Dividend Payment Test set forth in   the Plan. In addition, the covenants in certain debt instruments to which the Reorganized Debtors will be a party may limit the ability of the Reorganized Parent to pay dividends. While the possibility to pay dividends exists, the Debtors' financial projections attached hereto indicate that a payment of dividends will not be possible.

2.

No Assurance That A Public Market For The New Common Stock Will Develop

The Debtors have analyzed the costs and benefits associated with becoming a reporting company under the Securities Act of 1934 and has determined that the costs would be excessive and would not provide the Debtors or other parties in interest with any benefits that cannot be realized through other means. The New Common Stock will not be registered under the Securities Act or under any other securities laws.  The Debtors do not intend to apply for registration of the New Common Stock.  Additionally, the Debtors do not intend to apply for listing of the New Common Stock on any national securities exchange or for quotation on any automated quotation system. Accordingly, in the absence of such registration, the New Common Stock may be offered or sold only pursuant to an exemption from the registration requirements of the Securities Act and similar provisions of applicable state securities laws or pursuant to an effective registration statement.  Further, shares of New Common Stock will be subject to certain potential resale restrictions (see Section X "Certain Security Law Considerations").  As a result, there will not be an established market for the New Common Stock and one is not likely to develop.  Therefore, it may be difficult to quickly sell or otherwise dispose of  the New Common Stock.

K.

Risk That Recovery Trust Causes Of Action And Retained Causes Of Action Will Not Lead To Recovery

Pursuant to the terms of the Plan, the Recovery Trust Causes of Action have been transferred to the Recovery Trust as a potential source of asset recovery.  Further, the Debtors have retained the Retained Causes of Action as a potential source of asset recovery.  In both cases, due to inherent litigation risks, there can be no assurances that the Recovery Trust Causes of Action or the Retained Causes of Action will generate any recovery.

L.

Industry Conditions And Financial Condition Of Reorganized Debtors

1.

Operating Losses

The Debtors incurred net losses of approximately $8.5 million in 2001, $1.4 million in 2002, $7.5 million in 2003 and over $100 million in 2004.  The Debtors are projected to achieve operating income (prior to restructuring and non-reoccurring charges) beginning in 2005; however, turnaround in financial results cannot be assured and the Debtors may continue to incur losses in the future, which may limit their ability to execute their business strategy, satisfy their debt obligations and meet their other financial obligations.

2.

Indebtedness

The degree to which the Reorganized Debtors are leveraged could have important consequences to holders of the New Common Stock, including the following:

(i)

the Reorganized Debtors’ ability to obtain additional financing in the future for working capital, capital expenditures, general corporate purposes or other purposes may be impaired or such financing may not be available on favorable terms;

(ii)

a substantial portion of the Reorganized Debtors’ cash flow from operations may be dedicated to the payment of principal and interest on indebtedness, thereby reducing the funds available to them for their operations;

(iii)

without an improvement in the Reorganized Debtors’ net operating cash flows, the Reorganized Debtors may experience some difficulty in meeting their debt service requirements as they become due and force the Reorganized Debtors to modify their operations;

(iv)

the Reorganized Debtors may be restricted in their ability to utilize asset sales as a means to create liquidity as, with certain exceptions, the proceeds of asset sales may be required to be utilized for the re-payment of debt under the New Loan Facility;

(v)

the Reorganized Debtors may be more highly leveraged than certain of their competitors, which may place them at a competitive disadvantage; and

(vi)

the Reorganized Debtors may be more vulnerable to a further downturn in general economic conditions or their business.

Even if the Plan is consummated, the Reorganized Debtors’ business may not be able to generate sufficient cash flow from operations in the future to service their debt, including principal and interest payments on the New Loan Facility, make necessary capital expenditures or meet other cash needs.  If the Reorganized Debtors are unable to service their indebtedness or to obtain additional financing, as needed, it would have a material adverse effect on their business and financial condition.

3.

Business Factors And Competitive Conditions

(a)

General Economic Conditions

In their financial projections, the Debtors assume a steady economic condition of the United States economy over the next several years.  Economic conditions are subject to many factors outside of the Debtors' control, including interest rates, exchange rates, inflation, unemployment rates, consumer spending, war, terrorism and other such factors.  Any one of these or other economic factors could have a significant impact on the operating performance of the Reorganized Debtors.  There is no guarantee that economic conditions will remain steady in the future.

(b)

Business Factors

The Debtors believe that they will succeed in implementing and executing their operational restructuring for the benefit of all constituencies.  However, there are risks that the goals of the Debtors' going-forward business plan and operational restructuring strategy will not be achieved.  In such event, the Debtors may be forced to sell all or parts of their business, develop and implement further restructuring plans not contemplated herein or become subject to further insolvency proceedings.  Because the Claims of substantially all creditors will be converted into equity in Reorganized Debtors under the Plan, in the event of further restructuring or insolvency proceedings of Reorganized Debtors, the equity interests of such persons could be substantially diluted or canceled.

(c)

Competitive Conditions

In addition to uncertain economic and business conditions,  Reorganized Debtors will likely continue to face pressures and other third party actions, including pressures from pricing and other promotional activities of competitors as well as new competition.  Reorganized Debtors' anticipated operating performance will be impacted by these and other unpredictable activities by competitors.

(d)

Liquidity and Capital Resources

Under the DIP Credit Facility, Huffy can borrow up to $50 million, subject to a computation of collateral availability based upon percentages of eligible accounts receivable and inventory. As of July 15, 2005, Huffy had excess availability of $0.9 million under the DIP Credit Facility.  While the Plan assumes significant additional liquidity from supplier trade credit and the New Loan Facility, there can be no assurance that such additional liquidity will be realized.  Further, there can be no assurance that the existing DIP Credit Facility will provide sufficient liquidity to operate the business through the Plan Effective Date.

(e)

Concentration of Sales

Huffy has two customers that individually represent in excess of 10% of total estimated 2005 sales and in aggregate represent over 50% of total estimated 2005 sales.  There can be no assurance that Huffy will continue to maintain those customers at the current sales levels or at the current profitability levels.

Huffy is the licensee of the right to distribute a product that represents in excess of 10% of total estimated 2005 sales.  Such license is subject to periodic renewal and there can be no assurance that Huffy will continue to have the right to license this product.

(f)

Other Factors

Other factors that holders of Claims should consider are potential regulatory and legal developments that may impact the Reorganized Debtor's business.  Although these and other such factors are beyond the Debtors' control and cannot be determined in advance, they could have a significant impact on the Reorganized Debtors' operating performance.

4.

Access To Financing And Trade Terms

The Debtors' operations are dependent on the availability and cost of working capital financing and trade terms provided by vendors and may be adversely affected by any shortage of or increased cost of such financing and trade vendor support.  The Debtors' postpetition operations have been financed from supplier trade terms, operating cash flows and borrowings pursuant to the DIP Credit Facility.  The Debtors believe that substantially all of their needs for funds necessary to consummate the Plan and for post-Effective Date working capital financing will be met by projected operating cash flow, the New Loan Facility and trade terms supplied by vendors.  However, if the Reorganized Debtors require working capital and trade financing greater than that provided by such sources, they may be required either to (a) obtain other sources of financing or (b) curtail their operations.

No assurance can be given, however, that any additional financing will be available, if at all, on terms that are favorable or acceptable to the Reorganized Debtors.  The Debtors believe that it is important to their going-forward business plan that their performance meet projected results in order to ensure continued support from vendors and factors.  Further, while the Debtors believe that there are sufficient incentives to the Sinosure Group to provide significant trade terms to the Debtors as set forth in the Supply Principles, the Sinosure Group is under no legal obligation to do so and may cease providing trade terms at any time.

5.

Limited Net Operating Loss Carry-Forwards

The Debtors currently have significant net operating loss tax carry-forwards.  As a consequence of a successful consummation of the Plan, the Debtors will utilize all or substantially all of their net operating loss tax carry-forwards to offset cancellation of indebtedness income.  In addition, the Debtors will undergo a stock ownership change, and therefore the use of any remaining net operating loss tax carry-forwards to offset any income generated in years following the year of the Restructuring may be limited. Although it is uncertain whether losses will be limited, it is certain that the contemplated emergence transactions will result in an ownership change.  See Article X., entitled “Certain Federal Income Tax Consequences of Plan.”

6.

Key Personnel

The success of the Debtors depends in large part upon the abilities and continued service of the Debtors’ executive officers and other key employees.  There can be no assurance that the Reorganized Debtors will be able to retain the services of such officers and employees, including substantially all of their salaried work force.  The Reorganized Debtors’ failure to retain the services of other key personnel could have a material adverse effect.  In connection with the consummation of the Plan, certain key executives identified by Sinosure Group will execute an employment agreements with the Reorganized Debtors, copies of which will be included in the Plan Supplement and will be in form and substance satisfactory to the Creditors' Committee and the Sinosure Group.

M.

Bankruptcy Risks

1.

Objections To Classifications

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class.  The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code.  However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

2.

Risk Of Nonconfirmation Of The Plan

Even if all Voting Classes accept the Plan, the Plan might not be confirmed by the Bankruptcy Court.  Section 1129 of the Bankruptcy Code sets forth the requirements for the confirmation and requires, among other things, that the confirmation of a plan of reorganization is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor, and that the value of distributions to dissenting creditors and equity security holders not be less than the value of distributions such creditors and equity holders would receive if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.  There can be no assurance, however, that the Court would also conclude that the requirements for confirmation of the Plan have been satisfied.  See Article VIII., entitled “Confirmation of the Plan.”

If no plan can be confirmed, the Chapter 11 Case may be converted to a case under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code.  See Article IX. Section A., entitled “Liquidation Under Chapter 7”, for a discussion of the effects that a Chapter 7 liquidation would have on the recoveries of holders of claims and interests.  The Debtors believe that liquidation under Chapter 7 would result in smaller distributions being made to creditors than those provided for in the Plan because of (i) the likelihood that the Debtors’ assets would have to be sold or otherwise disposed of in a less orderly fashion over a short period of time, (ii) the additional administrative expenses involved in the appointment of a trustee, and (iii) the additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors’ operations.

3.

The Plan May Be Confirmed Without The Approval Of All Creditors Through The So-Called "Cramdown" Provisions Of The Bankruptcy Code

If one or more of the Classes of Claims does not accept the Plan, the Bankruptcy Court may nonetheless confirm the Plan at the Debtors' request, if all other conditions for Confirmation have been met and at least one Impaired Class of Claims has accepted the Plan (without including the vote of any insider in the Class) and, as to each Impaired Class that has not accepted the Plan, the Bankruptcy Court determines that the Plan does not discriminate unfairly and is fair and equitable.

The votes of holders of Claims and Equity Interests in Class 8 (Subordinated Claims) and Class 10 (Old Parent Equity Interests) are not being solicited because such holders are not entitled to receive distributions under the Plan.  Such Classes are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote.  Accordingly, the Debtors are seeking confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code with respect to such Classes and may seek confirmation pursuant to the Plan as to other Classes if such Classes vote to reject the Plan.  Notwithstanding the deemed rejection by such Classes, the Debtors believe that Classes 8 and 10 are being treated fairly and equitably under the Bankruptcy Code. The Debtors therefore believe that the Plan may be confirmed despite the deemed rejection of Classes 8 and 10.

Claims in Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 7 (Intercompany Claims), Class 9 (Subsidiary Equity Interests), Allowed Administrative Claims, Professional Fee and Expense Claims, and Priority Tax Claims are not Impaired under the Plan and thus holders of Claims in such Classes and categories are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote.

4.

Potential Effect Of Bankruptcy On Certain Relationships

The effect, if any, which the Chapter 11 Cases may have upon the operations of the Reorganized Debtors cannot be accurately predicted or quantified.  The Debtors believe the Chapter 11 Cases and consummation of the Plan will have a minimal future effect on relationships with their customers, employees and suppliers.  If confirmation and consummation of the Plan do not occur expeditiously, the Chapter 11 Cases could adversely affect the Debtors’ relationships with their customers, suppliers and employees, resulting in a material adverse impact on the operations of the Debtors.  Moreover, even the expedited Chapter 11 Cases could have a detrimental impact on future sales and patronage due to the possibility that the Chapter 11 Cases may have created a negative image of the Debtors in the eyes of their customers.

5.

The Effective Date Might Be Delayed Or Never Occur

There can be no assurance as to the timing of the Effective Date or that it will occur. If the conditions precedent to the  Effective Date set forth in the Plan have not occurred or been waived, the Confirmation Order shall be vacated in accordance with the Plan and such Confirmation Order.  In that event, no Distributions would be made, and the holders of Claims or Equity Interests would be restored to their previous position as to the moment before Confirmation, and the Debtors' obligations for Claims and the Equity Interests would remain unchanged.

N.

Ability To Refinance Certain Indebtedness

Following the Effective Date of the Plan, the Reorganized Debtors’ seasonal working capital borrowings and letters of credit requirements are anticipated to be funded under the New Loan Facility.  There can be no assurance that the Reorganized Debtors, upon expiration of the New Loan Facility, will be able to obtain replacement financing to fund future seasonal borrowings and letters of credit, or that such replacement financing, if obtained, would be on terms equally favorable to the Reorganized Debtors.

O.

Significant Holders

Upon the consummation of the Plan, certain holders of Claims, including the Sinosure Group and holders of General Unsecured Claims, will receive distributions of shares of the New Common Stock.  Furthermore, as of the Effective Date, the Sinosure Group will individually own one hundred percent (100%) of the issued New Class A Common Stock of Reorganized Parent which is equivalent to thirty percent (30%) of the aggregate New Class A Common Stock and New Class B Common Stock, subject to dilution by New Class C Common Stock to be issued in connection with the Management Incentive Plan and will be entitled to appoint four of the seven members of the board of directors. In addition, the Sinosure Group will have the opportunity to earn through the issuance of Sinosure Performance Shares, up to 51% of the

Reorganized Debtors' New Common Stock, which shall be deemed to be issued for fair and equitable consideration.  As such, the Sinosure Group will be in a position to significantly affect the outcome of actions requiring board of directors and/or stockholder approval.  This concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtors and, consequently, have an impact upon the value of the New Common Stock, including the value of New Class B Common Stock.

Furthermore, all members of the Sinosure Group are non-United States entities and Sinosure itself is a government agency of the People's Republic of China, which means that internal decisions by these entities may be subject to different factual circumstances and considerations than those of United States owners of the New Common Stock. Finally, as most of the Sinosure Group will be providing trade credit to the Reorganized Debtors, the Reorganized Debtors will be doing business with parties who exercise control over the election of a majority of the board of directors of the Reorganized Parent, which may give rise to conflicts of interest.

P.

Litigation Risks

Other than the claim made by the PBGC in relation to the termination of the Pension Plan, and certain environmental and product liability issues as previously set forth in Article III, Section A(11) hereof, the Debtors do not believe there are any other litigation risks which would significantly or materially impact the Plan other than with respect to the allowance or disallowance of Claims or Equity Interests.

Q.

Restrictive Covenants Contained In The New Loan Facility

The terms of any of the Reorganized Debtors’ future indebtedness may contain, certain covenants that limit the discretion of the Reorganized Debtors’ management with respect to certain business, financial and operational matters. In addition, the Reorganized Debtors may be required to comply with certain financial covenants and, under the terms of any future indebtedness, may be required to comply with other financial covenants.

The Reorganized Debtors’ ability to comply with any such provisions may be affected by changes in economic or business conditions or other events beyond the Reorganized Debtors’ control.  A failure to comply with such obligations could result in an event of default, which could result in acceleration of the related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions. If the indebtedness under any loan facility were to be accelerated, the Reorganized Debtors’ assets may not be sufficient to repay in full such indebtedness.  Also, if the Reorganized Debtors were unable to borrow due to a default or failure to meet certain specified borrowing base prerequisites for borrowing, they could be left without sufficient liquidity to conduct their business.

R.

Projections And Other Forward Looking Statements Are Not Assured, And Actual Results May Vary

The financial projections included as Exhibit B to this Disclosure Statement are dependent upon the successful implementation of the business plan and the validity of the other assumptions contained therein.  The projections were not prepared with a view towards compliance with guidelines established by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, or the rules and regulations of the SEC or any securities law requirements of the provinces and territories of Canada.  Furthermore, the projections have not been audited or reviewed by the Debtors’ independent accountants.  These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, certain assumptions with respect to the Debtors’ competitors, general business and economic conditions and other matters, many of which are beyond the control of the Debtors.  In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of the Debtors.  Although the Debtors believe that the projections are attainable, variations between the actual financial results and those projected may occur and be material.

S.

Current License Agreements May Not Be Renewed

The Debtors are a party to certain key license agreements which permit the Debtors to utilize certain key registered trademarks on their products.  There can be no assurance that such license agreements will be renewed with the Reorganized Debtors.

T.

SEC May Not Waive Reporting Requirements

The projections do not include expenses for the Reorganized Parent to (i) restate its previously-filed audited fiscal year 2003 financial statements and/or to file an amended Annual Report on Form 10-K for the year ended December 31, 2003, or any prior fiscal year or quarterly period(s), and (ii) to file an Annual Report on Form 10-K, including audited financial statements, for 2004 or any subsequent fiscal year or to file Quarterly Reports on Form 10-Q for any fiscal quarters of 2004 or any subsequent fiscal years, as a condition to the Reorganized Parent's ability to file a Form 15 with the SEC terminating its future obligation to file periodic reports with the SEC.  There  can be no assurance that the SEC will waive such reporting requirements. In the event that SEC does not make such a waiver, there will be significant costs to the Reorganized Parent.

U.

Tax Considerations

There are significant tax consequences to holders of Claims and Equity Interests.  These are discussed below in the Sections Entitled "Certain Federal U.S. Income Tax Consequences of the Plan" and "Certain Canadian Federal Income Tax Consequences of the Plan."  You should consult your tax advisor about your particular circumstances.

V.

No Waiver Of Right To Object Or To Recover Transfers And Estate Assets

Unless otherwise indicated in the Plan, a creditor's vote for or against this Plan does not constitute a waiver or release of any Claims or rights of the Debtors (or any party in interest, as the case may be) to object to the creditor's Claim, or recover any preferential, fraudulent or other voidable transfer or Estate asset, regardless of whether any Claims of the Debtors or their respective Estates specifically or generally defined herein.

VII.
VALUATION OF REORGANIZED DEBTORS AS OF SEPTEMBER 30, 2005

THE VALUATION INFORMATION CONTAINED IN THIS SECTION WITH REGARD TO THE REORGANIZED DEBTORS IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN.

(i)

Overview

The Debtors have been advised by Lazard Freres & Co. LLC ("Lazard"), its financial advisor, with respect to the consolidated Enterprise Value (as hereinafter defined) of the Reorganized Debtors on a going-concern basis.  Lazard undertook this valuation analysis for the purpose of determining value available for distribution to Holders of Allowed Claims pursuant to the Plan and to analyze the relative recoveries to such Holders thereunder.

Based in part on information provided by the Debtors, Lazard has concluded solely for purposes of the Plan that the Enterprise Value of the Reorganized Debtors ranges from approximately $54 to $64 million, with a midpoint of approximately $59 million as of an assumed Effective Date of September 30, 2005.  Based on an estimated pro forma debt balance of approximately $39 million, Lazard’s mid-point estimated Enterprise Value implies a value for the New Huffy Common Stock of $20 million. Assuming for illustrative purposes approximately 1,000,000 shares of New Huffy Common Stock are distributed to the Holders of Allowed Claims pursuant to the Plan, the value of New Huffy Common Stock would be equal to $20.00 per share.  The share value does not give effect to the potentially dilutive impact of any shares that may be granted to management of the Reorganized Debtors or the issuance of the Sinosure Performance Shares.  These values do not assume any value for potential net operating losses (“NOL’s”) that may be available to Huffy upon emergence.  Lazard’s estimate of Enterprise Value does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

THE ASSUMED DISTRIBUTABLE VALUE RANGE, AS OF THE ASSUMED EFFECTIVE DATE OF SEPTEMBER 30, 2005, REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION AVAILABLE TO LAZARD CURRENT AS OF THE DATE OF THIS DISCLOSURE STATEMENT.  ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY EFFECT LAZARD’S CONCLUSIONS, NEITHER LAZARD NOR THE COMPANY HAS ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE.

With respect to the Financial Projections prepared by the management of the Debtors and included in this Disclosure Statement, Lazard assumed that such Financial Projections were reasonably prepared in good faith and on a basis reflecting the Debtors’ most accurate currently available estimates and judgments as to the future operating and financial performance of the Reorganized Debtors.  Lazard’s Enterprise Value range assumes the Reorganized Debtors will achieve their Financial Projections in all material respects.  If the business performs at levels below those set forth in the Financial Projections, such performance may have a materially negative impact on Enterprise Value.

In estimating the Enterprise Value and equity value of the Reorganized Debtors, Lazard:  (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Debtors, including the Financial Projections as described in this Disclosure Statement, which data were prepared and provided to Lazard by the management of the Debtors and which relate to the Reorganized Debtors’ business and its prospects; (c) met with members of senior management to discuss the Debtors’ operations and future prospects; (d) reviewed publicly available financial data for, and considered the market value of, public companies that Lazard deemed generally comparable to the operating business of the Debtors; (e) reviewed publicly available financial data for, and considered the transaction value of, mergers and acquisitions of companies Lazard deemed generally comparable to the operating business of the Debtors; (f) considered certain economic and industry information relevant to the operating business; and (g) conducted such other studies, analyses, inquiries and investigations as it deemed appropriate.  Although Lazard conducted a review and analysis of the Debtors’ business, operating assets and liabilities and the Reorganized Debtors’ business plan, it assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors, as well as publicly available information.

In addition, Lazard did not independently verify management’s Financial Projections in connection with preparing estimates of Enterprise Value, and no independent valuations or appraisals of the Debtors were sought or obtained in connection herewith.  Such estimates were developed solely for purposes of the formulation and negotiation of the Plan and the analysis of implied relative recoveries to Holders of Allowed Claims thereunder.

Lazard’s analysis addresses the estimated going concern Enterprise Value of the Debtors.  It does not address other aspects of the proposed reorganization, the Plan or any other transactions, and it does not address the Debtors’ underlying business decision to effect the reorganization set forth in the Plan.  Lazard’s estimated Enterprise Value of the Debtors does not constitute a recommendation to any Holder of Allowed Claims as to how such person should vote or otherwise act with respect to the Plan.  Lazard has not been asked to nor did Lazard express any view as to what the value of the Debtors’ securities will be when issued pursuant to the Plan or the prices at which they may trade in the future.  The estimated Enterprise Value of the Debtors set forth herein does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan.

Such estimates reflect the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein.  The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business.  As a result, the estimated Enterprise Value range of the Reorganized Debtors set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein.  Neither the Debtors, Lazard, nor any other person assumes responsibility for their accuracy.  In addition, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict.  Actual market prices of such securities at issuance will depend upon, among other things, the operating performance of the Debtors, prevailing interest rates, conditions in the financial markets, the anticipated holding period of securities received by pre-petition creditors (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), and other factors which generally influence the prices of securities.

(ii)

Valuation Methodology

The following is a brief summary of certain financial analyses performed by Lazard to arrive at its range of estimated Enterprise Values for the Reorganized Debtors.  Lazard performed certain procedures, including each of the financial analyses described below, and reviewed with the management of the Debtors the assumptions on which such analyses were based.  Lazard’s valuation analysis must be considered as a whole and selecting just one methodology or portions of the analysis could create a misleading or incomplete conclusion as to Enterprise Value.  Under the valuation methodologies summarized below, Lazard derived a range of Enterprise Values assuming the Reorganized Debtors are a full taxpayer.

(a)

Comparable Company Analysis

Comparable company analysis estimates the value of a company based on a relative comparison with other publicly traded companies with similar operating and financial characteristics.  Under this methodology, observed Enterprise Values and equity values for selected public companies are commonly expressed as multiples of various measures of earnings, most commonly earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings before interest and taxes (“EBIT”) and net income.  In addition, each company’s operational performance, operating margins, profitability, leverage and business trends are examined.  Based on these analyses, financial multiples and ratios are calculated to measure each company’s relative performance and valuation.

A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the Debtors.  Common criteria for selecting comparable companies for the analysis include, among other relevant characteristics, similar lines of businesses, product mix, distribution channels, supplier base, business risks, growth prospects, maturity of businesses, location, market presence and size and scale of operations.  The selection of truly comparable companies is often difficult and subject to limitations due to sample size and the availability of meaningful market-based information.  However, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining Enterprise Value.

Lazard selected the following publicly traded companies (the “Peer Group”) on the basis of general comparability to the Debtors in one or more of the factors described above: Accell Group, Adams Golf Inc., Amer Group, Callaway Golf Company, Dorel Industries, Inc., Escalade, Inc., Head NV, K2 Inc., Mizuno Corporation and Russell Corporation.

In developing multiples for the Peer Group, Lazard relied primarily on multiples of EBITDA.  Lazard calculated EBITDA multiples for the Peer Group by dividing the Enterprise Values of each comparable company by their projected 2005 and 2006 EBITDA, as estimated in current equity and fixed income research.  This analysis produced representative EBITDA multiples based on estimated 2005 EBITDA ranging from 6.4x to 14.1x, with a mean of 8.7x and representative EBITDA multiples based on estimated 2006 EBITDA ranging from 6.0x to 9.9x with a mean of 7.5x.

Having calculated these statistics, Lazard then applied a range of multiples that Lazard deemed appropriate to the Debtors’ forecasted Pro Forma 2005 EBITDA and Pro Forma 2006 EBITDA to determine a range of Enterprise Values.  To calculate Pro Forma EBITDA, Lazard adjusted the Debtors’ projected 2005 and 2006 EBITDA to exclude forecasted non-recurring expenses/charges, restructuring fees, losses from discontinued or inactive operations, pension and other deferred compensation payments and KERP payments.

(b)

Precedent Transactions Analysis

Precedent transactions analysis estimates value by examining public merger and acquisition transactions.  An analysis of a company’s transaction value as a multiple of various operating statistics provides industry-wide valuation multiples for companies in similar lines of business to the Debtors.  Transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are comparable to the Debtors.  Lazard specifically focused on prices paid as a multiple of EBITDA in determining a range of values for the Debtors.  The derived multiples are then applied to the Debtors’ key operating statistics to determine the Enterprise Value or value to a potential strategic buyer.

Unlike the comparable public company analysis, the valuation in this methodology reflects a “control” premium, representing the purchase of a majority or controlling position in a company’s assets.  Thus, this methodology generally produces higher valuations than the comparable public company analysis.  Other aspects of value that are manifest in a precedent transaction analysis include the following: (a) circumstances surrounding a merger transaction may introduce “diffusive quantitative results” into the analysis (e.g., an additional premium may be extracted from a buyer in a case of a competitive bidding contest); (b) the market environment is not identical for transactions occurring at different periods of time; and (c) circumstances pertaining to the financial position of the company may have an impact on the resulting purchase price (e.g., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).

As with the comparable public company analysis, because no acquisition used in any analysis is identical to a potential target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for and circumstances surrounding each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations, and prospects of each.  Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition.  The number of completed transactions for which public data is available also limits this analysis.  Because the precedent transaction analysis explains other aspects of value besides the inherent value of a company, there are limitations as to its use in the valuation of the Debtors.

In deriving a range of Enterprise Values for Huffy under this methodology, Lazard calculated multiples of total transaction value (“Transaction Value”) to the latest twelve months (“LTM”) EBITDA of the acquired companies and applied these multiples to Huffy’s Pro Forma 2005 EBITDA.  Lazard used the Company’s 2005 pro forma EBITDA estimates as a proxy for latest twelve months results given the assumed September 30, 2005 valuation date and the fact that results for the fourth quarter of 2004 were impacted by Huffy’s liquidity issues and bankruptcy filing and are not generally representative of current operating conditions.

Lazard evaluated various merger and acquisition transactions that have occurred in the consumer and sporting goods industry within the last three years.  Lazard calculated multiples of Transaction Value to LTM EBITDA of the target companies by dividing the disclosed purchase price of the target’s equity, plus any debt assumed as part of the transaction, by disclosed LTM EBITDA.  This analysis produced multiples of Transaction Value to LTM EBITDA ranging from 5.6x to 13.0x, with a mean of approximately 7.7x.  Lazard then applied a range of multiples that it deemed appropriate to the Debtors’ 2005 Pro Forma EBITDA estimates to determine a range of Enterprise Values.

(c)

Discounted Cash Flow Analysis

The Discounted Cash Flow (“DCF”) analysis is a forward-looking enterprise valuation methodology that relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business.  Under this methodology, projected future cash flows are discounted by the business’ weighted average cost of capital (the “Discount Rate”).  The Discount Rate reflects the estimated blended rate of return debt and equity investors would require to invest in the business based on its capital structure.  The value of the firm (or Enterprise Value) is determined by calculating the present value of the Reorganized Debtors’ unlevered after-tax free cash flows based on its business plan plus an estimate for the value of the firm beyond the period of 2005 to 2010 (the “Projection Period”) known as the terminal value.  Lazard calculated a range of terminal values under two approaches.  The terminal value range was first derived by applying a range of multiples to the Reorganized Debtors’ projected EBITDA in the final year of the Projection Period, discounted back to the assumed date of emergence by the Discount Rate.  Lazard used an EBITDA multiple range of 5.5x to 6.5x to calculate the terminal value range.  Lazard also derived a range of terminal values by applying an assumed growth rate to the Reorganized Debtors’ projected cash flow in the final year of the Projection Period, discounted back to the assumed date of emergence by the Discount Rate.  Lazard assumed growth rates ranging from 1.0% to 3.0% under this approach.

To estimate the Discount Rate, Lazard used the cost of equity and the after-tax cost of debt for the Reorganized Debtors, assuming a range of debt to capital of 20% to 40%.  Lazard calculated the cost of equity based on the Capital Asset Pricing Model, which assumes that the required equity return is a function of the risk-free cost of capital and the correlation of a publicly traded stock’s performance to the return on the broader market.  To estimate the cost of debt, Lazard considered the debt financing costs for comparable companies with leverage similar to the target capital structure.  Based on this analysis, Lazard derived Discount Rates ranging from 13.0% to 15.0%.

Although formulaic methods are used to derive the key estimates for the DCF methodology, their application and interpretation still involve complex considerations and judgments concerning potential variances in the projected financial and operating characteristics of the Reorganized Debtors, which in turn affect its cost of capital and terminal multiples.

In applying the above methodology, Lazard utilized management’s Financial Projections for the period beginning October 1, 2005 and ending December 31, 2010 to derive unlevered after-tax free cash flows.  Free cash flow includes sources and uses of cash not reflected in the income statement, such as changes in working capital and capital expenditures.  For purposes of the DCF, the Reorganized Debtors are assumed to be full taxpayers.  These cash flows, along with the terminal value, are discounted back to the assumed Effective Date using the range of Discount Rates described above to arrive at a range of Enterprise Values.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES PERFORMED BY LAZARD.  THE PREPARATION OF A VALUATION ESTIMATE INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ESTIMATE IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION.  IN PERFORMING THESE ANALYSES, LAZARD AND THE DEBTORS MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS.  THE ANALYSES PERFORMED BY LAZARD ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN SUGGESTED BY SUCH ANALYSES.

VIII.
CONFIRMATION OF THE PLAN

Under the Bankruptcy Code, the following steps must be taken to confirm the Plan.

A.

The Confirmation Hearing

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing before a plan of reorganization may be confirmed.  The Confirmation Hearing in respect of the Plan has been scheduled for September 22, 2005 at 1:30 p.m. (Eastern Daylight Time), before the Honorable Lawrence S. Walter, United States Bankruptcy Judge, at the United States Bankruptcy Court, Southern District of Ohio, Western Division, United States Courthouse, 120 West Third Street, Dayton, Ohio, 45402.  Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number and type of shares of Equity Interest held by the objector.  The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before September 12, 2005 at 4:00 p.m. (Eastern Daylight Time) by  (i) Dinsmore & Shohl LLP, 255 E. 5th Street, Suite 1900, Cincinnati, Ohio 45202,

attention: Kim Martin Lewis, Esq., and Donald W. Mallory, Esq., counsel for the Debtors, (ii) McDonald Hopkins Co., 600 Superior Avenue, East, Suite 2100, Cleveland, Ohio 44114, attention: Sean Malloy, Esq., and Jean Robertson, Esq., counsel for the Official Committee of Unsecured Creditors, (iii) Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169, attention: Daniel F. Fiorillo, Esq., counsel to the DIP Loan Agent, (iv) Coudert Brothers LLP, 1114 Avenue of the Americas, New York, New York 10036, attention: Barry Metzger, Esq. and Edward H. Tillinghast, III., Esq., counsel for the Sinosure Group, and (v) the United States Trustee for this district, MaryAnne Wilsbacher, Office of the United States Trustee, Region 9, 170 North High Street, Suite 200, Columbus, Ohio 43215.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or any adjourned Confirmation Hearing. Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

B.

Requirements for Confirmation of the Plan

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met.  Among the requirements for confirmation of a plan are (i) that the plan is accepted by at least one impaired class of claims and equity interests entitled to vote on the plan, (ii) as to those impaired classes that reject the plan, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class, (iii) that the plan is in the “best interests” of creditors and stockholders that are impaired under the plan and (iv) that the plan is "feasible."

1.

Acceptance by at Least one Impaired Class

Pursuant to the Bankruptcy Code, if any class of Claims is Impaired under the Plan, at least one class of Claims that is Impaired under the Plan must have accepted the Plan.  In making this determination, acceptances by any insiders are excluded.

2.

Unfair Discrimination and Fair and Equitable Tests

To obtain non-consensual confirmation of the Plan through the "cramdown" provision of the Bankruptcy Code, the Bankruptcy Court must determine that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each Impaired, non-accepting Class.  The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable" and includes the following requirements as to certain types of Claims:

(a)

Secured Creditors.  Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) of this subparagraph.

(b)

Unsecured Creditors.  Either (i) each non-accepting impaired unsecured creditor class receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.  Further, senior creditors cannot be paid more than their full amount owed.

(c)

Equity Interests.  Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the plan.

3.

Best Interests Test

With respect to each impaired class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the effective date, that is not less than the value such holder would receive or retain if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.  To determine what holders of Claims and Equity Interests of each Impaired class would receive if the Debtors were liquidated under Chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors’ assets and properties in the context of a hypothetical Chapter 7 liquidation case.  The cash amount which would be available for satisfaction of Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets and properties of the Debtors, augmented by the unencumbered cash held by the Debtors at the time of the commencement of the hypothetical liquidation case.  Such cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that might result from the termination of the Debtors’ business and the use of Chapter 7 for the purposes of liquidation.

The Debtors’ costs of liquidation under Chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those that might be payable to attorneys and other professionals that such a trustee might engage.  In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Chapter 11 case.  The foregoing types of claims and other claims which might arise in a liquidation case or result from the pending Chapter 11 case, including any unpaid expenses incurred by the Debtors during the Chapter 11 cases such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay General Unsecured Claims.

To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of a liquidation of the Debtors’ unencumbered assets and properties, after subtracting the amount attributable to the foregoing Claims, are then compared with the value of the property offered to such classes of Claims and Equity Interests under the Plan.

After considering the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a Chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the “forced sale” atmosphere that would prevail, and (iii) the substantial increases in Claims that would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtors under Chapter 7.

The Debtors also believe that the value of any distributions to each class of Allowed Claims in a Chapter 7 case, including all Other Secured Claims, would be less than the value of distribution under the Plan because such distributions in a Chapter 7 case would not occur for a substantial period of time after such cases were to begin.  It is likely that distribution of the proceeds of the liquidation could be delayed after the completion of such liquidation in order to resolve Claims and prepare for distributions.  In the likely event litigation was necessary to resolve Claims asserted in the Chapter 7 case, the delay could be prolonged.

The Debtors’ Liquidation Analysis is attached hereto as Exhibit C.  The information set forth in Exhibit C provides a summary of the liquidation values of the Debtors’ assets assuming a Chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ Estates.  Reference should be made to the Liquidation Analysis for a complete discussion of the Liquidation Analysis.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management.  The Liquidation Analysis is also based on assumptions with regard to liquidation decisions that are subject to change.  Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo such a liquidation.  The Chapter 7 liquidation period is assumed to be more than one year, allowing for, among other things, the discontinuation of operations, selling of assets and collection of receivables.

4.

Feasibility

The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization.  For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan.  As part of this analysis, the Debtors have prepared projections of their financial performance for the period 2005 through 2010 (the “Projection Period”).  These projections, and the assumptions on which they are based, are included in the Projected Financial Information annexed hereto as Exhibit B.  Based upon such projections, the Debtors believe that they will be able to make all payments required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization.  The Debtors further believe that they will be able to repay or refinance all of the then-outstanding indebtedness under the Plan at or prior to the maturity of such indebtedness.

IX.
ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors have evaluated alternatives to the Plan, including the liquidation of the Debtors.  After studying these alternatives, the Debtors have concluded that the Plan is the best alternative and will maximize recoveries by parties in interest, assuming confirmation of the Plan.  The following discussion provides a summary of the Debtors’ analysis leading to its conclusion that a liquidation or alternative plan of reorganization would not provide the highest value to parties in interest.

A.

Equity Sponsorship

In March 2005, the Debtors, after consultation with and the support of the Creditors' Committee, asked Lazard, its investment banker, to market the company to potential interested equity sponsors as a potential alternative to the currently proposed Plan.  Under this alternative structure, equity sponsors were asked to act as a plan sponsor whereby such sponsors would purchase a controlling interest in the equity of the reorganized Huffy (51% or more of the stock).  The consideration to be paid for this controlling interest plus a minority stake (49% or less of the equity of Huffy) would be used to provide a recovery to creditors.

Lazard, with the assistance of the Debtors, prepared materials in support of the equity sponsor process including confidentiality agreements, an offering memorandum, and a management presentation.  Lazard, with the input and assistance of the Debtors and the Creditors' Committee, identified a list of equity sponsors to contact.  Lazard contacted more than a dozen potential equity sponsors.  Eight sponsors signed confidentiality agreements and received confidential information pertaining to the Debtors.  A select number of these sponsors also participated in management presentations.  The Debtors received a number of indicative bids of interest.  These indicative bids were reviewed by Lazard and the Debtors and the terms of the bids were shared with the Creditors' Committee.

All of the bids were based on the Debtors meeting their projected earnings forecast, assumed the termination of the Debtors' Pension Plan, and assumed that the equity sponsor would be able to secure 90 day trade credit terms. These bids were determined to provide less recovery to creditors than recoveries under this Plan.  In addition, these bids remain subject to significant closing risk since none of such equity sponsors, to the Debtors' knowledge, have made arrangements with suppliers to provide the 90 day trade credit terms assumed by such indicative bids.  While Lazard continues to have a dialogue with certain equity sponsors, the offers to date do not provide superior recovery to the creditors of the Estates.

B.

Liquidation Under Chapter 7

If no plan of reorganization can be confirmed, the Debtors’ Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code in which one or more trustees would be elected or appointed to liquidate the assets of the Debtors for distribution to its creditors in accordance with the priorities established by the Bankruptcy Code.  A discussion of the effect that a Chapter 7 liquidation would have on the recovery of holders of Allowed Claims and Allowed Equity Interests is set forth in Article VIII, Section B. 3., entitled “Best Interests Test.”

The Debtors believe that liquidation under Chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan, and (ii) the failure to realize the greater going concern value of the Debtors’ assets.

C.

Alternative Plan of Reorganization

If the Plan is not confirmed, the Debtors or any other party in interest could attempt to formulate a different plan.  Such a plan might involve either a reorganization and continuation of the Debtors’ business or an orderly liquidation of their assets.  The Debtors believe that the Plan, as described herein, enables holders of Claims to realize the greatest recovery under the circumstances.  In a liquidation under Chapter 11, the Debtors’ assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7, resulting in greater proceeds than under Chapter 7.  Further, if a trustee were not appointed, because one is not required in Chapter 11 cases, the expenses for professional fees would most likely be lower than in Chapter 7 cases.  Although preferable to a Chapter 7 liquidation, the Debtors believe that a liquidation under Chapter 11 is a much less attractive alternative to holders of Claims than the Plan because the return to holders of Claims and Equity Interests provided for in the Plan is likely to be greater than the returns under a Chapter 11 liquidation.

X.
CERTAIN SECURITIES LAW CONSIDERATIONS

A.

Exemptions from Registration under Securities Act

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold Claims against or interests in the debtor; and (iii) the securities must be issued in exchange (or principally in exchange) for the recipient's Claims against or interests in the debtor.  The Debtors believe that the offer and sale of the New Common Stock under the Plan satisfies the requirements of section 1145(a)(1) of the Bankruptcy Code and the New Common Stock is, therefore, exempt from registration under the Securities Act and state securities law.

To the extent that the New Common Stock is issued under the Plan and is covered by section 1145(a)(1) of the Bankruptcy Code, it may be resold by the holders thereof without registration unless, as more fully described below, the holder is an "underwriter" with respect to such securities.  Generally, section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who: (i) purchases a Claim against, an interest in, or a Claim for an administrative expense against the debtor, if such purchase is with a view to distributing any security received in exchange for such a Claim or interest; (ii) offers to sell securities offered under a plan for the holders of such securities; (iii) offers to buy such securities from the holders of such securities, if the offer to buy is: (A) with a view to distributing such securities; and (B) under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or (iv) is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(a)(11) of the Securities Act.

Under section 2(a)(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer.  To the extent that Persons who receive New Common Stock pursuant to the Plan are deemed to be "underwriters" as defined in section 1145(b) of the Bankruptcy Code, resales by such Persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law.  Such Persons would be required to comply with the provision of Rule 144 under the Securities Act.  These rules permit the public sale of securities received by such person if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met.  Any person who is an "underwriter" but not an "issuer" with respect to an issue of securities is, however, entitled to engage in exempt "ordinary trading transactions" within the meaning of section 1145(b) of the Bankruptcy Code.

Whether or not any particular person would be deemed to be an "underwriter" with respect to the New Common Stock to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person.  Accordingly, the Debtors express no view as to whether any particular person receiving New Common Stock under the Plan would be an "underwriter" with respect to such New Common Stock.

Given the complex and subjective nature of the question of whether a particular holder may be an underwriter, the Debtors make no representation concerning the right of any Person to trade in the New Common Stock.  The Debtors recommend that potential recipients of the New Common Stock consult their own counsel concerning whether they may freely trade the New Common Stock without compliance with the Securities Act, the  Securities and Exchange Act of 1934 or similar state and federal laws.

B.

Applicability of Certain Canadian Securities Laws

The following trades of securities contemplated under the Plan will be subject to the securities laws of the provinces and territories of Canada in which Persons entitled to receive such securities reside:

•

the issuance of New Common Stock and Distribution Note B;

•

the distribution by the Disbursing Agent of New Common Stock and interests in Distribution Note B pursuant to section 4.5(c) of the Plan; and

•

subsequent transfers made by the recipients of New Common Stock and interests in Distribution Note B.

The issuance and distribution of New Common Stock and interests in Distribution Note B will be made pursuant to exemptions from the applicable dealer registration and prospectus requirements of the securities laws of the provinces and territories of Canada.  Persons resident in Canada who are entitled to receive New Common Stock or interests in Distribution Note B pursuant to such exemptions are advised that they will not be entitled to the statutory rights that would have been available to them had such securities been distributed pursuant to a prospectus, including rights of rescission and damages.

Holders of New Class B Common Stock or interests in Distribution Note B will not be able to re-sell these securities to Persons resident in Canada without complying with the prospectus and registration requirements contained in the securities laws of the provinces and territories of Canada.  As a result, it may not be practical for holders of New Class B Common Stock or interests in Distribution Note B to sell these securities to Persons who are residents of Canada.  However, the resale restrictions imposed by the securities laws of the provinces and territories of Canada will not restrict a holder’s ability to re-sell New Class B Common Stock or interests in Distribution Note B to Persons who are not residents of Canada. These sales will be subject to the securities laws of the jurisdiction in which the purchasers reside.

XI.

CERTAIN FEDERAL U.S.  INCOME TAX CONSEQUENCES OF THE PLAN

A.

Introduction

The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Debtors and certain holders of Claims.  The following summary does not address the federal income tax consequences to holders whose Claims are entitled to reinstatement or payment in full in cash under the Plan (e.g., holders of Administrative Expense Claims, Other Priority Claims, Other Secured Claims, DIP Lender Claims, Priority Tax Claims, Intercompany Claims and Subsidiary Equity Interests) or holders of Old Parent Equity Interests, or Subordinated Claims.

THE FOLLOWING SUMMARY DOES NOT ADDRESS THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. RESIDENTS OR ENTITIES UNDER THE PLAN.  NON-U.S. RESIDENTS OR ENTITIES ARE ADVISED TO CONSULT THEIR OWN TAX AND LEGAL ADVISORS IN RELATION TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF A DISTRIBUTION OR OTHER MATTER UNDER THE PLAN.

The following summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published administrative rules and pronouncements of the Internal Revenue Service (the “IRS”) as in effect on the date hereof.  Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties.  The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan.  Thus, no assurance can be given as to the interpretation that the IRS will adopt.  In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities).

This discussion assumes that the various debt and other arrangements to which the Debtors are a party will be respected for federal income tax purposes in accordance with their form.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM.  ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

B.

Consequences to the Debtors

1.

Cancellation of Debt

The Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes - such as net operating loss (“NOL”) carryforwards, current year NOLs, tax credits and tax basis in assets --by the amount of any cancellation-of-indebtedness income (“COD”) realized by such debtor in connection with the bankruptcy case.  COD is the amount by which the adjusted issue price of the indebtedness discharged (reduced by any unamortized discount) exceeds the fair market value of any consideration given in exchange therefore, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction).  On August 29, 2003, the IRS issued final regulations addressing the method for applying the attribute reduction described above to an affiliated group filing a consolidated federal income tax return.  The regulations are effective with respect to COD occurring after August 29, 2003.  Under these regulations, the attributes of the debtor member are first subject to reduction.  These attributes include: (1) current year NOLs and loss carryforwards attributable to the debtor member, and (2) primarily its tax basis in its directly-held assets including the tax basis of stock that it owns.  To the extent that the excluded COD exceeds the attributes of the debtor member, the regulations generally require the reduction of attributes of other members other than the tax basis of the other members’ assets.  If the attributes of the debtor member reduced under the above rules is the basis of stock of another member of the group, a “look-through rule” applies requiring that corresponding adjustments be made to the attributes of the lower-tier member.  The Debtors do not know at this time whether there will be any material NOLs that will survive this reduction.

As a result of the discharge of Claims pursuant to the Plan, the Debtors will realize COD.  The extent of such COD and resulting tax attribute reduction will depend, in part, on the value of the New Common Stock distributed.  Based on the estimated reorganization value of the Reorganized Debtors, it is anticipated that the Reorganized Debtors will realize a significant amount of COD.  Consequently, there will be material reductions in the attributes (including consolidated NOL carryforwards and current year NOLs (if any) of the Debtors.  Other tax attributes may also be reduced.  To the extent that asset basis is reduced, depreciation or amortization of assets would also be reduced, and gain recognized (and therefore tax imposed) in connection with the disposition of such assets may be increased.

2.

Limitation on NOL Carryforwards and Other Tax Attributes

The Debtors may report consolidated NOL carryforwards for federal income tax purposes for the taxable year ending December 31, 2004.  In addition, the Debtors may incur additional losses during the taxable year ending December 31, 2005.  The existence and amount of the Debtors’ losses and NOL carryforwards remain subject to additional work by the Debtors' tax advisers and, ultimately, to adjustment by the IRS.  Additionally, if there has been a change of ownership already under Section 382, the then-existing NOLs and built-in losses of the Debtors would already be subject to limitation.  The Debtors have not yet determined whether any prior ownership change has occurred.

Following the implementation of the Plan, any remaining NOL and tax credit carryforwards and, possibly, certain other tax attributes of the Reorganized Debtors allocable to periods prior to the Effective Date (collectively, “pre-change losses”) may be subject to limitation under section 382 of the Tax Code as a result of the change in ownership of the Reorganized Debtors.  Section 383 imposes similar limitations on tax credit carryovers.

Under section 382, if a corporation undergoes an “ownership change” and the corporation does not qualify for (or elects out of) the “bankruptcy exception” discussed below, the amount of its pre-change losses that may be utilized to offset future taxable income is subject to an annual limitation.  Such limitation also may apply to certain losses or deductions that are “built-in” (i.e., economically accrued but unrecognized) as of the date of the ownership change and that are subsequently recognized.

In order to apply the “bankruptcy exception,” the loss corporation must have been under court jurisdiction in a Title 11 case and the continuing shareholders and “qualified creditors” of the loss corporation must own at least 50% of the total voting power and total value of the loss corporation’s stock immediately after the ownership change as a result of being shareholders or creditors immediately before the ownership change.  Under Section 382(l)(5), a “qualified creditor” is a creditor who held the indebtedness for at least 18 months before the date of the filing of the Title 11 or similar case, or (2) whose indebtedness arose in the ordinary course of the trade or business of the old loss corporation and is held by the person who at all times held the beneficial interest in such indebtedness.  If the loss corporation meets the requirements of the bankruptcy exception and it does not elect out of the bankruptcy exception, the change in shareholders caused by bankruptcy will not result in a limitation under Section 382.  However, if a second ownership change occurs within 2 years of the ownership change to which the bankruptcy exception applied, the Section 382 limitation will be zero.  The Plan does not contemplate any shareholder restrictions on the sale or transfer of New Common Stock.

If Huffy does not meet the requirements of the bankruptcy exception or elects out of the bankruptcy exception, the issuance of the New Common Stock under the Plan will constitute an ownership change under section 382.  At a later date, Huffy will determine (1) whether it qualifies for the bankruptcy exception, and (2) whether it is advisable to elect out of the bankruptcy exception if Huffy qualifies for the bankruptcy exception.

General Section 382 Annual Limitation

In general, the amount of the annual limitation to which a corporation (or a consolidated group) that undergoes an ownership change would be subject is equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the parent corporation) immediately before the ownership change (with certain adjustments) multiplied by (ii) the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs.  The “long-term tax-exempt rate” is published by the Treasury Department and is intended to reflect the yield that Treasury bonds would produce if they were tax-exempt (the rate is 4.20% for ownership changes occurring in August of 2005).  If a loss corporation does not qualify for the bankruptcy exception or elects out of the bankruptcy exception a special rule applicable to corporations under the jurisdiction of a bankruptcy court will apply in calculating the Section 382 limitation.  Under this special rule, the limitation is calculated by reference to the lesser of (i) the value of the loss corporation’s stock (with certain adjustments) immediately after the ownership change (as opposed to immediately before the ownership change as is the rule in cases where a loss corporation is not in bankruptcy), or (b) the value of the loss corporation’s assets determined without regard to liabilities immediately before the ownership change.  Huffy has controlled subsidiaries that are not members of the consolidated group.  As such, an election under Treasury Regulation Section 1.382-8(h) will need to be made with a timely-filed Huffy’s tax return for the year of emergence so that the value of such subsidiaries is treated as included in the value of the consolidated group.

Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year.  However, if the corporation (or the consolidated group) does not continue its historic business, or use a significant portion of its historic assets in a business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

In addition, any annual limitation resulting from the implementation of the Plan is in addition to, and not in lieu of, any limitations due to prior ownership changes.  Accordingly, were the Debtors to undergo an ownership change in advance of the consummation of the Plan at a time when Huffy is still insolvent, all NOL carryforwards incurred through the date of such change would be subject to an annual limitation of zero, eliminating the general ability of the Debtors to utilize such NOL carryforwards against future operating income.  Under section 382, if a shareholder treats the loss corporation's stock as becoming worthless and as of the end of the taxable year for which the deduction is claimed, such shareholder owns over 50-percent of the corporation’s stock, the loss corporation will be treated as undergoing an automatic ownership change, effective the first day of the shareholder’s following taxable year.  It is the Debtors’ belief that the automatic stay precludes a “50-percent shareholder” from claiming a worthless stock deduction (absent Bankruptcy Court approval) during the pendency of the Chapter 11 cases.  To the best of the Debtors' knowledge, there has not been a "50-percent" shareholder during the pendency of these Chapter 11 Cases.

As indicated above, section 382 can operate to limit built-in losses recognized subsequent to the date of the ownership change.  In general, if a loss corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deduction), then any built-in losses recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation.  In general, if the loss corporation (or consolidated group) has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance.   Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that join the consolidated group within the previous five years may not be able to be taken into account in the group’s computation of net unrealized built-in loss.  In general, a loss corporation’s (or consolidated group’s) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change.  The Debtors do not currently know whether it will be in a net unrealized built-in gain position or a net unrealized built-in loss position on the Effective Date.

3.

Alternative Minimum Tax

In general, a federal alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income at a 20% rate to the extent that such tax exceeds the corporation’s regular federal income tax.  For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated.  In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, only 90% of a corporation’s taxable income for AMT purposes may be offset by available NOL carryforwards (as computed for AMT purposes).

In addition, if a corporation (or consolidated group) undergoes an “ownership change” within the meaning of section 382 of the Tax Code and is in a net unrealized built-in loss position on the date of the ownership change, the corporation’s (or group’s) aggregate tax basis in its assets would be reduced permanently for certain AMT purposes to reflect the fair market value of such assets as of the change date.

Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when and to the extent the corporation’s regular tax liability exceeds its AMT liability.

C.

Consequences to Holders of Certain Claims

1.

Consequences to Holders of Sinosure Group Claims and General Unsecured Claims with Residence in the United States

Pursuant to the Plan, holders of Sinosure Group Claims and General Unsecured Claims will receive, in satisfaction and discharge of their Claims, New Common Stock, Distribution Notes A, Distribution Note B or Cash.  The federal income tax consequences to holders of General Unsecured Claims of receiving New Common Stock depend, in part, on whether such

Claims constitute “securities” for federal income tax purposes.  The term “security” is not defined in the Tax Code or in the regulations issued thereunder and has not been clearly defined by judicial decisions.  The determination of whether a particular debt constitutes a “security” depends on an overall evaluation of the nature of the debt.  One of the most significant factors considered in determining whether a particular debt is a security is its original term.  In general, debt obligations issued with a weighted average maturity at issuance of five years or less (trade debt and revolving credit obligations) do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten years or more constitute securities.  The Debtors believe, and the following discussion assumes, that the Sinosure Group Claims and General Unsecured Claims, for U.S. federal income tax purposes, do not constitute “securities,” and thus that the exchange of such Claims for New Common Stock will not constitute a “recapitalization” for federal income tax purposes.  To the extent that a holder of a Claim believes the Claim is a security, such holder should consult with its own tax and/or legal advisors.

Accordingly, in general, each holder of a Sinosure Group Claim or General Unsecured Claim will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of any Cash, the issue price of Distribution Notes A and Distribution Note B, and the fair market value of any New Common Stock and other property (including, as discussed below, their undivided interest in the Recovery Trust) received or deemed received, by the holder in satisfaction of its claim, and (ii) the holder’s adjusted tax basis in its Claim (other than any claim for accrued but unpaid interest).

For all federal income tax purposes, the Debtors, the Unsecured Claims Trust Trustee, and the Holders of Allowed General Unsecured Claims shall treat the transfer of Unsecured Claims Trust Assets to the Unsecured Claims Trust for the benefit of the beneficiaries of such trust as (i) a transfer of the Unsecured Claims Trust Assets directly to such beneficiaries followed by (ii) the transfer by such beneficiaries to the Unsecured Claims Trust in exchange for a beneficial interest in such trust.  Accordingly, the beneficiaries of the Unsecured Claims Trust shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the Unsecured Claims Trust Assets, excluding the Disputed Claims Reserve.  As grantors of such grantor trusts, the beneficiaries of the Unsecured Claims Trust shall report their proportionate interests of all items of taxable income, gains, and losses of the Unsecured Claims Trust on their federal income tax returns and pay any resulting tax liability.  All holders of Allowed General Unsecured Claims should consult their own tax advisors for information that might be relevant to their particular situations and circumstances and the particular tax consequences to them as a result of the transfer to the Unsecured Claims Trust of the Unsecured Claims Trust Assets.

For all federal income tax purposes, the Debtors, the Recovery Trust Trustee, and the Holders of Allowed General Unsecured Claims and Allowed Sinosure Group Claims shall treat the transfer of Recovery Trust Assets to the Recovery Trust for the benefit of the beneficiaries of such trust as (i) a transfer of the Recovery Trust Assets directly to such beneficiaries followed by (ii) the transfer by such beneficiaries to the Recovery Trust in exchange for a beneficial interest in such trust.  Accordingly, the beneficiaries of the Recovery Trust shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the Recovery Trust Assets, excluding the Disputed Claims Reserve.  As grantors of such grantor trusts, the beneficiaries of the Recovery Trust shall, to the extent required (i) report their proportionate interests of all items of taxable income, gains, and losses of the Recovery Trust on their federal income tax returns and (ii) pay any resulting tax liability.  All holders of Allowed General Unsecured Claims and Allowed Sinosure Group Claims should consult their own tax advisors for information that might be relevant to their particular situations and circumstances and the particular tax consequences to them as a result of the transfer to the Recovery Trust of the Recovery Trust Assets.

For a discussion of the tax consequences of Claims for accrued interest, see Article X, Section C.2., entitled "Distributions of Accrued but Unpaid Interest."

Where gain or loss is recognized by a holder in respect of its claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the claim was acquired at a market discount and whether and to what extent the holder had previously claimed a bad debt deduction.  A holder which purchased its claim from a prior holder at a market discount may be subject to the market discount rules of the Tax Code.  Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such claim (subject to the de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such claim as of the date of the exchange.

In general, the holder’s tax basis in the Distribution Notes A or Distribution Note B will equal the issue price of such notes and a holder’s tax basis in any New Common Shares or any assets received (including the holder’s undivided interest in the Recovery Trust Assets) will equal the fair market value of such stock or assets, and the holding period for such notes, stock or assets generally will begin the day following the Effective Date.

The issue price of Distribution Notes A and Distribution Note B will depend upon whether Distribution Notes A or Distribution Note B are traded on an “established securities market” within thirty days before or after the Effective Date, or a substantial portion of Distribution Notes A or Distribution Note B are issued for Claims that are traded on an established securities market.  Pursuant to applicable Treasury Regulations, an “established securities market” includes, among other things, (i) a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers, or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sales transactions, or (ii) that price quotations for such notes are readily available from dealers, brokers or traders.

If either the Distribution Notes A or Distribution Note B (within thirty days of the Effective Date) or a substantial portion of the Claims are traded on an established securities market, the issue price will be equal to (or approximate) the fair market value of the Distribution Notes A or Distribution Note B at issuance.  If not, the issue price of the Distribution Notes A or Distribution Note B will be their stated principal amount.

2.

Distributions in Discharge of Accrued but Unpaid Interest

In general, to the extent that any amount received by a holder of a Claim (including in the form of New Common Stock) is received in satisfaction of accrued interest, such amount will be taxable to the holder as interest income (if not previously included in the holder’s gross income).  Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed or amortized original issue discount (“OID”) was previously included in its gross income and is not paid in full.  However, the IRS has privately ruled that a holder of a security, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID.  Accordingly it is also unclear whether, by analogy, a holder of a Claim with previously included OID that is not paid in full would be required to recognize a capital loss rather than an ordinary loss.

Pursuant to the Plan, all distributions in respect of Claims will be allocated first to the principal amount of such Claims, as determined for federal income tax purposes, and thereafter, to the portion of such claim, if any representing accrued but unpaid interest.  However, there is no assurance that such allocation will be respected by the IRS.

Each holder of a Claim is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest or amortized OID for tax purposes.

3.

Information Reporting and Withholding

All distributions to holders of Claims under the Plan are subject to any applicable withholding (including employment tax withholding).  Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” (at the then applicable rate).  Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number (“TIN”), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.  Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax.  Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

D.

Tax Treatment of  Unsecured Claims Trust and Recovery Trust

 1.

Tax Treatment of Unsecured Claims Trust

The Unsecured Claims Trust generally is intended to be treated for federal income tax purposes as a liquidating trust for the benefit of creditors within the meaning of Treasury Regulations section 301.7701-4(d) and in accordance with IRS Revenue Procedure 94-45.  The Unsecured Claims Trust Agreement will provide that the Unsecured Claims Trustee may pay taxes from the Unsecured Claims Trust Assets as appropriate.  In addition, the Unsecured Claims Trust Agreement will require consistent valuation by the Unsecured Claims Trustee and the beneficiaries-creditors for all federal income tax purposes of the property contributed to the trust.

The Unsecured Claims Trust Agreement will provide that the sole purposes of the Unsecured Claims Trust will be to (i) collect and maintain any Unsecured Claims Trust Assets for the benefit of beneficiaries-creditors, (ii) liquidate (including objecting to Claims pursuant to the provisions of the Plan and determining the proper recipients and amounts of distributions to be made from the Unsecured Claims Trust) and distribute the assets transferred to it for the benefit of the beneficiaries-creditors who are determined to hold Allowed Unsecured Claims as expeditiously as reasonably possible, (iii) not engage in any trade or business, and (iv) terminate upon the completion of such liquidation and distribution.  The Unsecured Claims Trust Agreement shall provide that termination of the trust shall occur no later than five (5) years after the Effective Date, unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the Unsecured Claims Trust to complete its claims resolution and liquidating purpose.  The Unsecured Claims Trust Agreement shall also limit the investment powers of the Unsecured Claims Trust Trustee in accordance with IRS Revenue Procedure 94-45 and shall require the Unsecured Claims Trust to distribute at least annually to the beneficiary-creditors (as such may have been determined at such time) its net income (net of taxes paid, if any), except for amounts retained as reasonably necessary to maintain the value of the Unsecured Claims Trust Assets or to meet claims and contingent liabilities.

Subject to definitive guidance from the IRS or a court of competent jurisdiction, the Unsecured Claims Trust Trustee shall file returns for the Disputed Claims Reserve (to the extent it applies to the Unsecured Claims Trust) as a disputed ownership fund under Proposed Treasury Regulations Section 1.468B-9, of which the Unsecured Claims Trust Trustee is the “administrator” as defined in such Regulations, and the Unsecured Claims Trust Trustee shall be responsible for payments, out of the Disputed Claims Reserve (to the extent if applies to the Unsecured Claims Trust), of any taxes imposed on such reserve.

2.

Tax Treatment of Recovery Trust

The Recovery Trust generally is intended to be treated for federal income tax purposes as a liquidating trust for the benefit of creditors within the meaning of Treasury Regulations section 301.7701-4(d) and in accordance with IRS Revenue Procedure 94-45.  The Recovery Trust Agreement will provide that the Recovery Trust Trustee may pay taxes from the Recovery Trust Assets as appropriate.  In addition, the Recovery Trust Agreement will require consistent valuation by the Recovery Trust Trustee and the beneficiaries-creditors for all federal income tax purposes of the property contributed to the trust.  The Recovery Trust Agreement will provide that the sole purposes of the Recovery Trust will be to (i) collect and maintain any assets for the benefit of its beneficiaries, (ii) liquidate and distribute the assets transferred to it for the benefit of its beneficiaries-creditors as expeditiously as reasonably possible, (iii) not engage in any trade or business, and (iv) terminate upon the completion of such liquidation and distribution.  The Recovery Trust Agreement shall provide that termination of the trust shall occur no later than five (5) years after the Effective Date, unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the Recovery Trust to complete its claims resolution and liquidating purpose.  The Recovery Trust Agreement shall also limit the investment powers of the Recovery Trust Trustee in accordance with IRS Revenue Procedure 94-45 and shall require the Recovery Trust to distribute at least annually to its beneficiary-creditors (as such may have been determined at such time) its net income (net of taxes paid, if any), except for amounts retained as reasonably necessary to maintain the value of the Recovery Trust Assets or to meet claims and contingent liabilities.  The transfer of the Recovery Trust Assets into the Recovery Trust will constitute a taxable transfer.

Subject to definitive guidance from the IRS or a court of competent jurisdiction, the Recovery Trust Trustee shall file returns for the Disputed Claims Reserve (to the extent it applies to the Unsecured Claims Trust) as a disputed ownership fund under Proposed Treasury Regulations Section 1.468B-9, of which the Recovery Trust Trustee is the "administrator" as defined in such regulations, and the Recovery Trust Trustee shall be responsible for payments, out of the Disputed Claims Reserve (to the extent it applies to the Recovery Trust), of any taxes imposed on such reserve.

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY.  ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

XII.

CERTAIN CANADIAN INCOME TAX CONSEQUENCES OF THE PLAN

A.  Introduction

        The following discussion summarizes certain Canadian federal income tax consequences of the implementation of the Plan to the Debtors resident in Canada and certain holders of Claims.  The following summary does not address the Canadian federal income tax consequences to holders whose Claims are entitled to reinstatement or payment in full in cash under the Plan (e.g. holders of Administrative Expense Claims, Other Priority Claims, Other Secured Claims, DIP Lender Claims, Priority Tax Claims, Intercompany Claims, Subsidiary Equity Interests) or holders of Old Parent Equity Interests and Subordinated Claims.  The following discussion of certain Canadian federal income tax considerations is generally applicable in respect to (i) a holder of a Claim who, for the purposes of the Income Tax Act (Canada) (the "Tax Act") and at all relevant times, deals at arm's length with, and is not affiliated with, the Debtors and (ii) holds its Claim as capital property.  Claims will generally be considered to be capital property, unless such Claims are held or are deemed to be held in the course of carrying on a business of trading or dealing in property similar to the Claims or the Claims were acquired as part of a venture or concern in the nature of trade.  Holders resident or deemed to be resident in Canada who hold Claims owing by a Debtor resident or deemed to be resident in Canada, whose Claims might not otherwise qualify as capital property, may be entitled to elect to have such Claims treated as capital property by making the irrevocable election provided by subsection 39(4) of the Tax Act.

        The Tax Act contains certain provisions relating to securities held by certain financial institutions.  This summary does not take into account those provisions.  This summary also does not apply to a holder of Claims an interest in which would be a "tax shelter investment" as defined in the Tax Act.  Holders of Claims that are "financial institutions" for the purposes of the Tax Act or an interest in which would be a tax shelter investment should consult their own tax advisers.  This summary also does not apply to a holder of a Claim who is exempt from tax imposed under Part I of the Tax Act.

        This discussion is based on the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act and those regulations publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals"), and our understanding of the current published administrative and assessing practices of the Canada Revenue Agency ("CRA").  No assurance can be provided that the Tax Proposals will be enacted as proposed, if at all.  No advance income tax ruling has been requested from the CRA, no legal opinion has been requested from counsel concerning any tax consequences of the Plan and no tax opinion is given by this discussion.

        This summary is not exhaustive of all Canadian federal income tax considerations that may be relevant to Debtors or holders of Claims or Equity Interests and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative or assessing practices, whether by judicial, governmental or legislative decision or action or otherwise, nor does it take into account Canadian provincial or territorial or foreign tax considerations, which may vary from Canadian federal income tax considerations.

       THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF A CLAIM AND NO REPRESENTATION WITH RESPECT TO INCOME TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF A CLAIM IS MADE.  ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO YOUR PARTICULAR CIRCUMSTANCES.

        For Canadian tax purposes, all amounts, including proceeds of disposition, cost, interest and dividends, must be reported in Canadian currency based on the applicable exchange rate in effect at the time of relevant events.

B.  Consequences to Certain Debtors

        The settlement of the Commercial Debt Obligations (as defined in the Tax Act, which do not include debt obligations arising from guarantees in respect of another party's debt) of Debtors resident in Canada or carrying on business in Canada will result in the application of the Canadian debt forgiveness rules.  Under these rules, the Forgiven Amount (as defined in the Tax Act) will reduce certain tax attributes of such Debtors in a prescribed order, including such Debtors' loss carryforwards.  The Forgiven Amount is the lesser of the amount for which the obligation was issued and the unpaid principal amount, less the amounts paid in satisfaction of the debt and certain other adjustments.

C.  Consequences to Holders Not Resident in Canada

        The following portion of this discussion is applicable to a holder of a Claim who, for the purposes of the Tax Act and at all relevant times, is not resident or deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold, a Claim in carrying on business in Canada.  Special rules, which are not discussed below, may apply to a holder of a Claim who is a non-resident insurer which carries on business in Canada and elsewhere.

        A non-resident holder of a Claim will not be subject to tax under the Tax Act in respect of any capital gain realized by it on the settlement of such Claim pursuant to the Plan.

D.  Consequences to Holders Resident in Canada

        The following portion of this discussion is applicable to holder who, for the purposes of the Tax Act and at all relevant times, is resident or deemed to be resident in Canada.  For the purposes of this portion of the discussion, it is assumed that Huffy Corporation would not be a foreign affiliate, as defined in the Tax Act, of a holder of a Claim receiving New Class B Common Stock on settlement of such Claim and that such shares would not constitute a participating interest in a foreign investment entity, as defined in certain proposed amendments to the Tax Act.  Holders are urged to consult their own tax advisors regarding whether (and the relating Canadian tax consequences if) Huffy Corporation may qualify as a foreign affiliate and  a New Class B share received on the cancellation of a Claim may constitute a participating interest in a foreign investment entity.

1.

Cancellation of Claims

        The cancellation of a Claim will constitute a disposition by the holder thereof.  Such holder will realize a capital gain (or a capital loss) equal to the amount by which the aggregate of the cash and the fair market value of each of the New Class B Common Stock and the Distribution Note B received as consideration for the cancellation, net of any reasonable costs of disposition, exceeds (or is exceeded by) the holder's adjusted cost base of the Claim immediately before the cancellation.

        One-half of any capital gain (the "taxable capital gain") realized by a holder in a taxation year will be included in computing such holder's income for such taxation year.  One-half of any capital loss (the "allowable capital loss") realized by a holder in a taxation year may be deducted by such holder against taxable capital gains realized by such holder in such taxation year and, to the extent undeducted in the year realized, against net taxable capital gains for the three preceding or any subsequent taxation year, subject to and in accordance with the rules contained in the Tax Act.

Loss limitation rules in the Tax Act may limit the loss realized on a disposition of a Claim to, if applicable, a formula amount equal to the loss otherwise determined multiplied by a fraction, the numerator of which is the cash and fair market value of new Class B Common Stock received on cancellation of the Claim, and the denominator of which is the total of the cash, the fair market value of the New Class B Common Stock and the fair market value of the Distribution Note B received on cancellation of the Claim.

A holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable for an additional refundable tax of 6 2/3% on investment income.  For this purpose, investment income will generally include taxable capital gains.

        A capital gain realized by an individual may give rise to a liability for alternative minimum tax.

        A holder in receipt of New Class B Common Stock on the cancellation of a Claim will be considered to have acquired such New Class B Common Stock at a cost equal to their fair market value on the date of the cancellation.

        A holder may also be required to include in income interest accrued on the Claim to the date of cancellation.

        The income tax consequences arising as a result of the non-payment of interest owing to a holder of a Claim will depend upon the particular circumstances of the holder, including the method followed in computing its income for tax purposes and whether it has previously claimed a bad or doubtful debt deduction in respect of such interest.

2.

Interest on Distribution Note B

        A corporation, partnership, unit trust or trust of which a corporation or a partnership is a beneficiary that holds a Distribution Note B will be required to include in computing its income for a taxation year all interest on a Distribution Note B that accrued to such holder to the end of that taxation year or that becomes receivable or is received before the end of the taxation year, to the extent that such amount was not included in computing its income for a preceding year.

        All other holders of a Distribution Note B, including individuals, will be required to include in computing their income for a taxation year any interest on a Distribution Note B that is received or receivable in that year (depending on the method regularly followed by the holder in computing income), to the extent that such amount was not included in computing income for a preceding taxation year.  In addition, if a Distribution Note B is held on an "anniversary day", as defined in the Tax Act, the holder will be required to include in computing income for the year interest that has accrued to it to the end of that day, to the extent that the interest was not otherwise included in computing income for the year or a preceding taxation year.

        A holder that is a "Canadian-controlled private corporation", as defined in the Tax Act, may be liable for an additional refundable tax of 6 2/3% on investment income.  For this purpose, investment income will generally include interest income.

        Interest for these purposes is the gross amount of interest, including the amount withheld, if any, on account of U.S. withholding tax.  A foreign tax credit may be available in respect of U.S. withholding tax paid, in the circumstances and to the extent permitted under the detailed provisions of the Tax Act.

3.

Disposition of Distribution Note B

        On a disposition or deemed disposition of a Distribution Note B, a holder will generally be required to include in income the amount of interest accrued to the date of disposition, to the extent that such amount has not otherwise been included in the holder's income for a previous taxation year.

        In general, on a disposition or deemed disposition, the holder will realize a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any accrued interest or deemed interest and any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base of the Distribution Note B to the holder immediately before the disposition.  See "Consequences to Holders Resident in Canada - 1. Cancellation of Claims" for a discussion of the tax treatment of capital gains and losses.

4.

Dividends on New Class B Common Stock

        Dividends received or deemed to be received by a holder of New Class B Common Stock acquired upon the cancellation of a Claim will be included in computing the holder's income for the purposes of the Tax Act.  Such dividends will not be eligible, in the case of holders who are individuals, for the gross-up and dividend tax credit treatment and, in the case of holders that are corporations, for the inter-corporate dividend deduction, that are each normally applicable to dividends received from taxable Canadian corporations.  Subject to the detailed provisions of the Tax Act and the tax treaty between Canada and the United States, a holder may be entitled to a foreign tax credit in respect of United States withholding tax applicable to dividends received on the New Class B Common Stock.

5.

Disposition of New Class B Common Stock

        In general, a disposition or deemed disposition of New Class B Common Stock acquired upon the cancellation of a Claim will give rise to a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the holder's adjusted cost base of such Class B shares immediately before the disposition.  See "Consequences to Holders Resident in Canada - Cancellation of Claims" for a discussion of the tax treatment of capital gains and losses.

XIII.
CONCLUSIONS AND RECOMMENDATIONS

Based upon the foregoing, the Debtors believe that confirmation of the Plan will provide the greatest recovery for all holders of Allowed Claims against the Debtors, and recommend that all holders of Allowed Claims in Classes that are Impaired and entitled to vote on the Plan vote to accept the Plan.

HUFFY CORPORATION
(for itself and on behalf of each of the other Debtors and Debtors In Possession)

By:/s/ John A. Muskovich
President and Chief Executive Officer

DINSMORE & SHOHL LLP

/s/ Kim Martin Lewis

/s/ Donald W. Mallory

Kim Martin Lewis, Esq.

John B. Persiani, Esq

Donald W. Mallory, Esq.

255 East Fifth Street, Suite 1900

Cincinnati, Ohio 45202

513-977-8200

kim.lewis@dinslaw.com

donald.mallory@dinslaw.com

Attorneys for Debtors and Debtors in Possession

EXHIBIT A

JOINT PLAN OR REORGANIZATION

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF OHIO

WESTERN DIVISION

In re:

HUFFY CORPORATION,

)

Chapter 11

an Ohio corporation, et al.1

)

Honorable Lawrence S. Walter

Debtor

s.

)

)

Case Nos. 04-39148 through 04-39167

)

Jointly Administered

)

04-39148

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Kim Martin Lewis

John B. Persiani

Donald W. Mallory

DINSMORE & SHOHL LLP

Attorneys for Debtors and

Debtors in Possession

255 East Fifth Street

Suite 1900

Cincinnati, Ohio 45202

513-977-8000

Dated: Cincinnati, Ohio

           August 15, 2005

Page

ARTICLE I.  DEFINITIONS AND CONSTRUCTION OF TERMS

2

1.1

Administrative Expense Claims Bar Date

2

1.2

Administrative Expense or Administrative Expense Claim

2

1.3

Administrative Expense Claim Objection Deadline

2

1.4

Affiliate

2

1.5

Allowed

2

1.6

Amended Reorganized Parent Bylaws

3

1.7

Amended Reorganized Parent Articles of Incorporation

3

1.8

Amended Reorganized Subsidiaries Bylaws

3

1.9

Amended Reorganized Subsidiaries Certificates of Incorporation

3

1.10 American Policy Agreement

3

1.11 Ballot

3

1.12 Balloting Agent

3

1.13 Balloting Deadline

3

1.14 Bankruptcy Code

3

1.15 Bankruptcy Court

3

1.16 Bankruptcy Rules

4

1.17 BPOU

4

1.18 BPOU CR Group

4

1.19 BPOU CR Group Settlement Agreement

4

1.20 BPOU Trust

4

1.21 BPOU Trust Agreement

4

1.22 BPOU Trust Assets

4

1.23 Business Day

4

1.24 Cash

4

1.25 Cause of Action

4

1.26 CCAA

5

1.27 CCAA Cases

5

1.28 CCAACourt

5

1.29CCAA Initial Order

5

1.30 CCAA Ratification Order

5

1.31 Chapter 11 Cases

5

1.32 Claim

5

1.33 Claim Objections Deadline

5

1.34 Class

5

1.35  Class B Put

5

1.36 Class 3 Distribution Date

5

1.37 Class 5 Distribution Date

6

1.38 Class 6 Distribution Date

6

1.39 Clerk

6

1.40 Collateral

6

i

(continued)

Page

1.41 Commencement Date

6

1.42 Confirmation Date

6

1.43 Confirmation Hearing

6

1.44 Confirmation Order

6

1.45 Congress

6

1.46 Convenience Claim

6

1.47 Contribution Claims

6

1.48 Creditors’ Committee

7

1.49 Debtors

7

1.50 Debtors' Unliquidated Claim Estimates

7

1.51 Debtors in Possession

7

1.52 Deferred Compensation Accounts

7

1.53 Deferred Compensation Accounts Funds

7

1.54 De Minimis Litigation Claim

7

1.55 De Minimis Litigation Order

7

1.56 DIP Credit Facility

7

1.57 DIP Financing Order

8

1.58 DIP Letters of Credit

8

1.59 DIP Loan Agent

8

1.60 DIP Lenders

8

1.61 Directors and Officers Trust Account

8

1.62 Disbursing Agent

9

1.63 Disclosure Statement

9

1.64 Disputed

9

1.65 Disputed Claims Reserves

9

1.66 Distribution Notes A

9

1.67 Distribution Note B

9

1.68 Distribution Note A Facility and Security Agreement

9

1.69 Distribution Note B Facility and Security Agreement

10

1.70 Distribution Record Date

10

1.71 Docket

10

1.72 DTSC

10

1.73 EBITDA

10

1.74 Effective Date

10

1.75 Environmental Claim

10

1.76 Environmental Insurance Settlement Agreements

10

1.77 EPA

10

1.78 EPA AND DTSC Settlement Agreement

10

1.79 Equity Interest

11

ii

(continued)

Page

1.80 ERISA

11

1.81 Estate

11

1.82 Estimation Order

11

1.83 Exculpated Parties

12

1.84 Face Amount

11

1.85 FFIC Settlement

11

1.86 Final Distribution Date

11

1.87 Final Order

11

1.88 General Unsecured Claim

12

1.89 Government Agency Environmental Assets

12

1.90 Government Agency

12

1.91 Huffy

12

1.92 Initial Distribution Date

12

1.93 Intercompany Claim

12

1.94 Intercreditor Agreement

12

1.95 KERP

12

1.96 KWELM Companies' Payments

12

1.97 Lien

12

1.98 Management Agreements

12

1.99 Management Incentive Plan

12

1.100 Management Indemnification Agreement

13

1.101 New Board of Directors 131.102 New Common Stock

13

1.103 New Class A Common Stock

13

1.104 New Class B Common Stock

13

1.105 New Class C Common Stock

13

1.106 New Loan Facility

13

1.107 New Loan Facility Fee

13

1.108 New Loan Facility Lenders

13

1.109 New Trade Credit Facility and Security Agreement

13

1.110 Old Parent Equity Interest

13

1.111 Other Priority Claim

13

1.112 PBGC

13

1.113 Person

13

1.114 Plan

14

1.115 Plan Documents

14

1.116 Plan Supplement

14

1.117 Priority Tax Claim

14

1.118 Pro Rata Share

14

1.119 Professional

14

iii

(continued)

Page

1.120 Professional Fee Reserve Account

14

1.121 Professional Fees and Expenses

15

1.122 Recovery Trust

15

1.123 Recovery Trust Agreement

15

1.124 Recovery Trust Assets

15

1.125 Recovery Trust Causes of Action

15

1.126 Recovery Trust Funds

15

1.127 Recovery Trust Trustee

15

1.128 Reinstatement or Reinstated

15

1.129 Reorganized Debtors

15

1.130 Reorganized Debtors' Retained Causes of Action

15

1.131 Reorganized Parent

16

1.132 Reorganized Subsidiaries

16

1.133 Restructuring Transactions

16

1.134 Schedules

16

1.135 Securities Act

16

1.136 Secured Claim

16

1.137 Settled Environmental Claim

16

1.138 Sinosure

16

1.139 Sinosure Group

16

1.140 Sinosure Group Agent

17

1.141 Sinosure Group Claim

17

1.142 Sinosure Performance Shares

17

1.143 Subordinated Claim

17

1.144 Subsequent Distribution Date

17

1.145 Subsidiary

17

1.146 Subsidiary Equity Interest

17

1.147 Substantial Consummation

17

1.148 Supermajority Vote

17

1.149 Supply Principles

17

1.150 Surplus Distributions

17

1.151 Tax Code

17

1.152 Tort Claim

17

1.153 Trustees

17

1.154 Trust Agreements

17

1.155 Unsecured Claims Trust

18

1.156 Unsecured Claims Trust Trustee

18

1.157 Unsecured Claims Trust Agreement

18

1.158 Unsecured Claims Trust Assets

18

1.159 Wachovia

18

iv

(continued)

Page

1.160 Interpretation; Application of Definitions and Rules of Construction.

18

ARTICLE II.  TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

18

2.1

Administrative Expense Claims.

18

2.2

Professional Fees and Expenses Claims

19

2.3

Priority Tax Claims.

20

ARTICLE III.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

20

ARTICLE IV. TREATMENT OF CLAIMS AND EQUITY INTERESTS

21

4.1

CLASS 1 – OTHER PRIORITY CLAIMS.

21

4.2

CLASS 2 – OTHER SECURED CLAIMS.

21

4.3

CLASS 3 – CONVENIENCE CLAIMS

22

4.4

CLASS 4 – SINOSURE GROUP CLAIMS

22

4.5

CLASS 5 – GENERAL UNSECURED CLAIMS.

23

4.6

CLASS 6 – DE MINIMIS LITIGATION CLAIMS

24

4.7

CLASS 7 - INTERCOMPANY CLAIMS

24

4.8

CLASS 8 – SUBORDINATED CLAIMS.

24

4.9

CLASS 9 - SUBSIDIARY EQUITY INTERESTS.

24

4.10

CLASS 10 – OLD PARENT EQUITY INTERESTS.

25

4.11

CLASS 11 - GOVERNMENT AGENCY SETTLED ENVIRONMENTAL

CLAIMS

25

4.12

CLASS 12 - BPOU CR GROUP SETTLED ENVIRONMENTAL CLAIMS.

25

ARTICLE V.  PROVISIONS REGARDING VOTING AND DISTRIBUTIONS  UNDER THE PLAN, ALLOWANCE OF CERTAIN CLAIMS, AND  TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS26

5.1

Voting of Claims.

26

5.2

Nonconsensual Confirmation.

26

5.3

Method of Distributions Under the Plan.

26

5.4

Distributions Withheld for Disputed General Unsecured Claims.

28

5.5

[INTENTIONALLY LEFT BLANK]

30

5.6

Procedures for Allowance or Disallowance of Disputed Claims.

30

5.7

Disbursing Agent.

31

5.8

Setoffs and Recoupment.

32

5.9

Allocation of Plan Distributions Between Principal and Interest.

32

v

(continued)

Page

5.10

Estimations of Claims.

32

5.11

No Recourse.

32

5.12

Amendments to Claims

33

5.13

Postpetition Interest on Claims.

33

5.14

Recovery Trust.

33

5.15

Sinosure Group Agent.

34

5.16

Unsecured Claims Trust.

35

5.17

Sinosure Performance Shares.

35

ARTICLE VI.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES

36

6.1

Assumption or Rejection of Executory Contracts and Unexpired Leases.

36

6.2

Indemnification Obligations.

39

6.3

Compensation and Benefit Programs.

39

6.4

Retiree Benefits.

39

ARTICLE VII. CONSOLIDATION OF HUFFY AND THE SUBSIDIARIES

39

7.1

 Substantive Consolidation Treatment.

39

7.2

 Merger or Dissolution of Corporate Entities.

40

ARTICLE VIII.  PROVISIONS REGARDING CORPORATE GOVERNANCE

AND MANAGEMENT OF THE REORGANIZED DEBTORS

40

8.1

General.

40

8.2

Meetings of Stockholders.

40

8.3

Bylaws and Certificates of Incorporation.

41

8.4

Boards of Directors; Corporate Governance.

41

8.5

Officers.

42

8.6

Authorization of New Securities.

42

8.7

Issuance of New Securities

42

8.8

Shareholder Sale Rights.

43

8.9

Dividends.

44

8.10

Class B Put.

44

8.11

Management Incentive Plan.

44

ARTICLE IX.  IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN

45

9.1

Means for Implementation of the Plan.

45

9.2

Effectiveness of Securities, Instruments and Agreements

45

vi

(continued)

Page

9.3

Corporate Action.

45

9.4

Approval of Agreements.

46

9.5

Cancellation of Existing Securities and Agreements.

46

9.6

No Change of Control.

46

9.7

Restructuring Transactions.

46

9.8

Termination of DIP Agreements

47

9.9

Contribution Claims.

47

9.10

New Common Stock.

47

9.11

Operation of the Debtors in Possession Between the Confirmation Date

and the Effective Date

47

9.12

Administration After the Effective Date.

47

9.13

Term of Bankruptcy Injunction or Stays.

48

9.14

Revesting of Assets.

48

9.15

Causes of Action.

48

9.16

Discharge of Debtors.

49

9.17

Injunction Related to Discharge.

49

9.18

Injunction Against Interference with the Plan.

49

9.19

New Loan Facility.

50

9.20

Distribution Note Facility.

50

9.21

New Trade Credit Facility.

50

9.22

Supply Principles.

50

9.23

Termination of Pension Plan.

50

ARTICLE X.  CONFIRMATION AND EFFECTIVENESS OF THE PLAN

50

10.1

Conditions Precedent to Confirmation.

50

10.2

Conditions Precedent to Effectiveness.

51

10.3

Effect of Failure of Conditions.

52

10.4

Waiver of Conditions.

52

ARTICLE XI.  RETENTION OF JURISDICTION

53

ARTICLE XII.  MISCELLANEOUS PROVISIONS

54

12.1

Effectuating Documents and Further Transactions.

54

12.2

Exemption from Transfer Taxes.

54

12.3

Authorization to Request Prompt Tax Determinations.

55

12.4

Exculpation.

55

12.5

Releases

55

12.6

Injunction Relating to Exculpation and Release.

56

vii

(continued)

Page

12.7

Termination of Creditors’ Committee.

56

12.8

Payment of Statutory Fees.

56

12.9

Amendment or Modification of the Plan.

56

12.10

Severability

56

12.11

Revocation or Withdrawal of the Plan.

57

12.12

Binding Effect.

57

12.13

Notices.

57

12.14

Governing Law.

59

12.15

Withholding and Reporting Requirements.

59

12.16

Plan Supplement.

59

12.17

Headings.

59

12.18

Exhibits/Schedules.

60

12.19

Section 1125(e) of the Bankruptcy Code.

60

12.20

Bar Date for Administrative Expense Claims.

60

12.21

Filing of Additional Documents.

60

12.22

No Admissions.

60

12.23

Inconsistency.

60

12.24

Waiver of Bankruptcy Rule 3020(e) and 7062

61

12.25

Time.

61

12.26

Substantial Consummation.

61

12.27

Post-Confirmation Conversion/Dismissal.

61

12.28

Final Decree.

62

viii

DEBTORS’ JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Huffy Corporation (“Huffy”) and its affiliated debtors (collectively with Huffy, the “Debtors”) propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

ARTICLE I.

DEFINITIONS AND CONSTRUCTION OF TERMS

Definitions.  As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

1.

Administrative Expense Claims Bar Date has the meaning set forth in Section 12.20 of the Plan.

2.

Administrative Expense or Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any Claim arising under or in respect of the DIP Credit Facility, and the DIP Financing Order, any actual and necessary costs and expenses of preserving the Estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors in Possession, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services in the ordinary course of business, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 328, 330, 331 or 503 of the Bankruptcy Code, all costs associated with the cure of any executory contracts and unexpired leases between the Debtors and any Person and that are assumed by the Debtors, and any fees or charges assessed against the Estates of the Debtors under section 1930 of title 28 of the United States Code.

3.

Administrative Expense Claim Objection Deadline has the meaning set forth in Section 12.20 of the Plan.

4.

Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.

5.

Allowed means, with reference to any Claim, (a) any Claim against the Debtors which has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed and to which no objection has been filed, (b) any Claim allowed pursuant to the terms of this Plan, (c) any Claim which is not Disputed, or (d) any Disputed Claim that has been allowed by a Final Order; provided, however, that any Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder.  Unless otherwise specified herein or by order of the Bankruptcy Court,

2

“Allowed Claim” shall not, for purposes of computation of distributions under the Plan, include interest on such Claim from and after the Commencement Date.

6.

Amended Reorganized Parent Bylaws means the amended and restated bylaws or code of regulations of  Reorganized Parent, which shall be in substantially the same form as those bylaws to be contained in the Plan Supplement and in form and substance satisfactory to the Sinosure Group and the Creditors' Committee.

7.

Amended Reorganized Parent Articles of Incorporation means the amended and restated articles of incorporation of Reorganized Parent, which shall be in substantially the same form as the one to be contained in the Plan Supplement and in form and substance satisfactory to the Sinosure Group and the Creditors' Committee.

8.

Amended Reorganized Subsidiaries Bylaws means the amended and restated bylaws or code of regulations of the Reorganized Subsidiaries, as the case may be, which shall be in substantially the same form as the ones to be contained in the Plan Supplement and in form and substance satisfactory to the Sinosure Group and the Creditors' Committee.

9.

Amended Reorganized Subsidiaries Certificates of Incorporation means the amended and restated certificates of incorporation or articles of incorporation, as the case may be, of the Reorganized Subsidiaries, which shall be in substantially the same form as the ones to be contained in the Plan Supplement and in form and substance satisfactory to the Sinosure Group and the Creditors' Committee.

10.

American Policy Agreement means the settlement agreement between the Debtors and American Home Assurance Company whereby American Home Assurance Company has agreed to pay $125,000 to the Debtors.

11.

Ballot means the form, in form and substance reasonably acceptable to the Creditors’ Committee and the Sinosure Group, distributed with the Disclosure Statement to each holder of an impaired Claim entitled to vote to accept or reject the Plan, on which acceptance or rejection of the Plan and such other elections as may be made thereon are to be indicated.

12.

Balloting Agent means Huffy, or an entity retained by the Debtors to tabulate the votes to accept or reject the Plan.

13.

Balloting Deadline means the date and time, as set by an order of the Bankruptcy Court and described in the Disclosure Statement, by which all Ballots must be received by the Balloting Agent at the address set forth on the applicable Ballot, as such date may be extended by an order of the Bankruptcy Court.

14.

Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

15.

Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Ohio, Western Division having jurisdiction over the Chapter 11 Cases, or if such Court ceases to exercise jurisdiction over the Chapter 11 Cases, such other court that exercises jurisdiction over the Chapter 11 Cases.

3

16.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, and as applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

17.

BPOU means the Baldwin Park Operating Unit of the San Gabriel Valley Superfund Site.

18.

BPOU CR Group means collectively Oil & Solvent Process Company, Winco Enterprises, Inc. (formerly known as Wynn Oil Company), Azusa Land Reclamation Co., Inc., Reichhold, Inc., Fairchild Holding Corp., Hartwell Corporation, and Aerojet-General Corporation.

19.

BPOU CR Group Settlement Agreement means that certain agreement among the individual entities in the BPOU CR Group and the Debtors, dated __________, 2005, whereby all claims asserted in each of the proofs of Claims asserted individually by each of the members of the BPOU CR Group have been settled; and in accordance with the Motion for Entry of An Order Authorizing Huffy Corporation to Enter into Settlement and Release Agreements with Certain Insurance Carriers and Certain Related Environmental Claimants, dated August __, 2005.

20.

BPOU Trust means the trust established pursuant to the terms of the BPOU Trust Agreement.

21.

BPOU Trust Agreement means the agreement governing the operation of the BPOU Trust as established pursuant to the terms and conditions of the BPOU CR Group Settlement.

22.

BPOU Trust Assets means the KWELM Companies' Payments and the Contribution Claims.

23.

Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized by law or executive order to close.

24.

Cash means legal tender of the United States of America.

25.

Cause of Action means, without limitation, any action, cause of action, liability, obligation, right to legal or equitable remedies, suit, debt, sum of money, damage, judgment, claim and demand whatsoever, whether known or unknown, matured or unmatured, disputed or undisputed and whether asserted or assertable directly or derivatively in law, equity or otherwise, including, without limitation, all causes of action arising under chapter 5 of the Bankruptcy Code (including, but not limited to sections 510, 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code).

4

26.

CCAA means the Companies' Creditors Arrangement Act (Canada), as amended from time to time.

27.

CCAA Cases means the ancillary proceedings commenced by the Debtors in the CCAA Court under Court file No. 04-CL-5586.

28.

CCAA Court means the Superior Court of Justice for the Province of Ontario, or such other Court that may from time to time have jurisdiction over the CCAA Cases.

29.

CCAA Initial Order means the Revised Order of the Honorable Mr. Justice Cameron of the CCAA Court, dated October 20, 2004, as amended.

30.

CCAA Ratification Order means an order of the CCAA Court recognizing the Plan and the Confirmation Order in their entirety and declaring the Plan and the Confirmation Order to be effective in Canada, and granting, among other things, the following relief:

(i)

releasing and discharging all charges created by the CCAA Initial Order effective upon the Effective Date;

(ii)

approving Articles of Reorganization and/or Arrangement for any of the Debtors that are incorporated in Canada;

(iii)

approving any transfers, sale or other dispositions of any assets owned by any of the Debtors in Canada and vesting such assets in the recipient;

(iv)

confirming the releases and injunctions contemplated by Articles 9.17, 9.18, 12.4, 12.5 and 12.6 of the Plan;

(v)

declaring that no person or entity shall, following the Effective Date, exercise remedies under any agreement with the Debtors as a result of any default prior to the Commencement Date, the commencement of the CCAA Cases or any transfer or compromise effected pursuant to the Plan; and

(vi)

discharging RSM Richter Inc. as Information Officer in the CCAA cases.

31.

Chapter 11 Cases means the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors, captioned In re Huffy Corporation, et al., case numbers 04-39148 through 04-39167, jointly administered, currently pending in the Bankruptcy Court.

32.

Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

33.

Claim Objections Deadline has the meaning set forth in Section 5.6(a) of the Plan.

34.

Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

35.

Class B Put has the meaning set forth in Section 8.10 of the Plan.

36.

Class 3 Distribution Date means the thirtieth (30th) day following the Claims Objection Deadline.

5

37.

Class 5 Distribution Date means the thirtieth (30th) day following the Claims Objection Deadline.

38.

Class 6 Distribution Date means (i) the Initial Distribution Date for an Allowed De Minimis Litigation Claim, and (ii) on or before the Subsequent Distribution Date for a De Minimis Litigation Claim which becomes an Allowed De Minimis Litigation Claim after the Effective Date.

39.

Clerk means the Clerk of the Bankruptcy Court.

40.

Collateral means any property or interest in property of the Estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise is invalid under the Bankruptcy Code or applicable state law.

41.

Commencement Date means October 20, 2004, the date on which the Debtors commenced the Chapter 11 Cases.

42.

Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the Docket.

43.

Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

44.

Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

45.

Congress means Congress Financial Corporation (Central), now known as Wachovia Capital Finance Corporation (Central).

46.

Convenience Claim  means (i) any Claim against the Debtors which (a) would otherwise be a General Unsecured Claim, and (b) is Allowed in the aggregate amount of $25,000.00 or less, or as to which the holder elects on its Ballot to reduce the aggregate amount thereof to $25,000.00; provided however, that any Person that holds more than one Allowed General Unsecured Claim and/or Allowed Convenience Claim that in the aggregate exceed $25,000.00 must elect, by so indicating on such holder’s Ballot, to have its Claims treated as a single Class 5 General Unsecured Claim or a single Convenience Class Claim; or (ii) the Claim of a holder of a Disputed Claim that becomes an Allowed Claim pursuant to Sections 5.4 and 5.6 of the Plan in the amount of $25,000 or less; provided, however, that a holder of a Disputed Claim that becomes an Allowed Claim pursuant to Sections 5.4 and 5.6 of the Plan in an amount greater than $25,000 may elect to have its Claim treated as a Convenience Class Claim by reducing such Allowed Claim to $25,000.

47.

Contribution Claims means the Debtors' remaining rights, title, interest in, claims against, and causes of action against any other potentially responsible party for the contamination in or about the BPOU for cost recovery or contribution under the Comprehensive Environmental

6

Response, Compensation and Liability Act ("CERCLA") or similar California state statutory or common law theory.

48.

Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

49.

 Debtors means Huffy Corporation, Huffy Risk Management, Inc., HUFCO-Ohio, Inc., HCAC, Inc., Hufco-Delaware Company, Huffy Sports, Inc., American Sports Design Company, Huffy Sports Washington, Inc., Huffy Sports Outlet, Inc., Huffy Sports Canada, Inc., Lehigh Avenue Property Holdings, Inc., Tommy Armour Golf Company, Lamar Snowboards, Inc., Huffy Sports Delaware, Inc., First Team Sports, Inc., Hespeler Hockey Holding, Inc., HUFCO-Georgia I, Inc., HUFCO-Georgia II, Inc., HUFCO-New Brunswick, Inc., and HUF Canada, Inc.

50.

Debtors' Unliquidated Claim Estimates has the meaning set forth in Section 5.4(a) of the Plan.

51.

Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

52.

Deferred Compensation Accounts means the accounts established pursuant to the Master Benefit Trust Agreement, as amended, between Huffy and Bank One Trust Company, N.A., dated June 9, 1995, and the Huffy Corporation Master Deferred Compensation Plan, as amended, dated September 4, 1998.

53.

Deferred Compensation Accounts Funds means an amount equal to $1,400,000; in the event the amounts in the Deferred Compensation Accounts with interest thereon are less than $1,400,000, the Debtor shall fund the difference between the actual amount of such funds and $1,400,000, and in the event the amounts in the Deferred Compensation Accounts are greater than $1,400,000 such funds in excess of $1,400,000 with interest thereon shall vest in the Reorganized Debtors.

54.

De Minimis Litigation Claim means any Tort Claim against the Debtors which would otherwise be either a General Unsecured Claim or a Disputed Claim in which the holder of such Claim has (i) agreed to reduce such claim to an allowed amount equal to $5,000 or less, (ii) entered into a written agreement with Huffy or Reorganized Parent pursuant to the terms of the De Minimis Litigation Order, and (iii) executed a written release in accordance with the terms of the De Minimis Litigation Order.

55.

De Minimis Litigation Order means that certain Order Establishing Procedures Authorizing Debtors to Settle Certain Personal Injury and/or Personal Property Damage Litigation Matters and/or Claims subject to Cap, dated June 6, 2005.

56.

DIP Credit Facility means that certain credit facility in the aggregate principal amount of up to $50,000,000, evidenced by that certain Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, by and among DIP Loan Agent, the DIP Lenders (from time to time parties thereto as lenders, whether by execution thereof or of an assignment) and Debtors, as amended and ratified by Amendment No. 1 to Second Amended and

7

Restated Loan and Security Agreement, dated as of November 20, 2002, Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2002, Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of January 31, 2003, Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated March 14, 2003, Amendment No. 5 to Second Amended and Restated Loan and Security Agreement, dated May 2, 2003, Amendment No. 6 to Second Amended and Restated Loan and Security Agreement, dated May 9, 2003, Amendment No. 7 to Second Amended and Restated Loan and Security Agreement, dated as of July 7, 2003, Amendment No. 8 to Second Amended and Restated Loan and Security Agreement, dated July 31, 2002, Amendment No. 9 to Second Amended and Restated Loan and Security Agreement, dated January 15, 2004, Amendment No. 10 to Second Amended and Restated Loan and Security Agreement, dated February 16, 2004, Amendment No. 11 to Second Amended and Restated Loan and Security Agreement, dated March 31, 2004, Amendment No. 12 to Second Amended and Restated Loan and Security Agreement, dated as of May 4, 2004, Amendment No. 13 to Second Amended and Restated Loan and Security Agreement, dated as of July 16, 2004, Amendment No. 14 to Second Amended and Restated Loan and Security Agreement, dated as of October 19, 2004, Ratification and Amendment Agreement (the "Ratification Agreement"), dated as of October 20, 2004, as amended by Amendment No. 1 to Ratification and Amendment Agreement and Amendment No. 15 to Second Amended and Restated Loan and Security Agreement, dated as of March 11, 2005, and Amendment No. 2 to Ratification Agreement and Amendment No. 16 to Second Amended and Restated Loan Agreement, dated as of June 23, 2005 (as the same now exists, is amended hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, as all have been authorized and/or approved by the DIP Financing Order.

57.

DIP Financing Order means the Final Order of the Bankruptcy Court, dated November 30, 2004, approving and authorizing the terms of the DIP Credit Facility in the Chapter 11 Cases as subsequently amended by (i) the Order authorizing Debtors to amend the post-petition financing agreement, dated March 29, 2005, and (ii) the Order authorizing Debtors to amend the post-petition financing agreement, dated June 27, 2005.

58.

DIP Letters of Credit means all letters of credit issued pursuant to the DIP Credit Facility and outstanding, if any, as of the Effective Date.

59.

DIP Loan Agent means Wachovia, formerly known as Congress, as agent under the DIP Credit Facility.

60.

DIP Lenders means any lending institution from time to time party to the DIP Credit Facility, and its successors and assigns.

61.

Directors and Officers Trust Account means the IOLTA account held by Bricker & Eckler LLP pursuant to the Agreement, dated October 18, 2004, between Huffy and Bricker & Eckler LLP.

8

62.

Disbursing Agent means the Reorganized Debtors, a Trustee, the Sinosure Group Agent (solely in its capacity as agent for members of the Sinosure Group) or any other Person designated pursuant to Sections 5.7, 5.14, 5.15 or 5.16 of the Plan to serve as a disbursing agent under the Plan.

63.

Disclosure Statement means the Disclosure Statement, dated July 19, 2005, relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court as containing adequate information pursuant to sections 1125 and 1126 of the Bankruptcy Code.

64.

Disputed means, with reference to any Claim, (a) any Claim proof of which was timely and properly filed or which has been or hereafter is listed on the Schedules, as unliquidated, disputed or contingent, and in either case or in the case of any Administrative Expense Claim, Claim or Equity Interest that is disputed under the Plan or as to which the Debtors or, if not prohibited by the Plan, any other party in interest has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, (b) any Claim proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed, (c) any Claim as to which a proof of claim is filed in an amount or priority different than the amount listed in the Schedules, or with respect to a Claim not listed in the Schedules, and in either case as to which an objection is timely filed, (d) any Claim listed by the Debtors on its Schedules as unliquidated, disputed or contingent, and (e) any Claim proof of which was filed in an unliquidated or contingent amount.

65.

Disputed Claims Reserves has the meaning set forth in Section 5.4(a) of the Plan.

66.

Distribution Notes A means, in the aggregate, the $3,000,000 secured notes issued by Reorganized Parent to each holder of Allowed Sinosure Group Claims in the amount of such holder's Pro Rata Share, and payable to the Sinosure Group Agent, bearing interest at the rate of 10% per annum, payable semi-annually, maturing on December 31, 2010, with principal payable as set forth in the Distribution Notes A Term Sheet, Exhibit D to the Disclosure Statement.

67.

Distribution Note B means the $9,000,000 secured note issued by Reorganized Parent to the Unsecured Claims Trust for the benefit of holders of Allowed General Unsecured Claims, bearing interest at the rate of 10% per annum, payable semi-annually, maturing on December 31, 2010, with principal payable as set forth in the Distribution Note B Term Sheet, Exhibit E to the Disclosure Statement.

68.

Distribution Note A Facility and Security Agreement means all agreements, documents and instruments to be created, executed or issued in connection with the issuance of Distribution Notes A.

9

69.

Distribution Note B Facility and Security Agreement means all agreements, documents and instruments to be created, executed or issued in connection with the issuance of Distribution Note B.

70.

Distribution Record Date means the date, as set by an order of the Bankruptcy Court and described in the Disclosure Statement, on which the Debtors will cease processing transfers of Claims and Equity Interests, and will establish for purposes of this Plan the holders of Claims and Equity Interests entitled to receive distributions hereunder.  The Debtors expect that the Distribution Record Date will be the same date as the Balloting Deadline.

71.

Docket means the docket in the Chapter 11 Cases maintained by the Clerk.

72.

DTSC means the State of California Department of Toxic Substances Control.

73.

EBITDA means earnings before interest, taxes, depreciation and amortization, as calculated in accordance with generally accepted accounting principles in the United States.

74.

Effective Date means the next Business Day after which each of the conditions specified in Section 10.2 of the Plan (other than those conditions by their nature to be satisfied on the Effective Date) have been satisfied or properly waived pursuant to Section 10.4 of the Plan.

75.

Environmental Claim means any Claim, including, but not limited to, actions, suits, judgments, or orders under any federal, state, or local environmental law, rule, or regulation for any damages (including contribution claims and natural resource damages), injunctive relief, remediation, losses, fines, penalties, fees, expenses (including financial assurance obligations and reasonable fees and expenses of attorneys and consultants) or costs relating to (a) the release or threatened release of hazardous materials or substances to the environment, (b) any actual or alleged violation or non-compliance with any applicable federal, state, or local environmental statute, rule, regulation, or order, or (c) other similar Claim asserted against any of the Debtors that has not been compromised and settled or otherwise resolved; provided that the matters listed in this definition are Environmental Claims only to the extent that such matters are Claims under section 101(5) of the Bankruptcy Code and nothing in this Plan is intended to expand the scope of the environmental obligations under the definition of Claim.

76.

Environmental Insurance Settlement Agreements means collectively the American Policy Agreement and the FFIC Policy Agreement.

77.

EPA means the United States Environmental Protection Agency.

78.

EPA AND DTSC Settlement Agreement means that certain proposed agreement, subject to official review and approval and Bankruptcy Court approval, among the United States of America, the EPA, the DTSC and the Debtors, dated August __, 2005, whereby all claims of the EPA and DTSC asserted in their respective proofs of Claims have been settled; and in accordance with the Motion for Entry of An Order Authorizing Huffy Corporation to Enter into Settlement and Release Agreements with Certain Insurance Carriers and Certain Related Environmental Claimants, dated August __, 2005.

10

79.

Equity Interest means any share of preferred stock, common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest and any subordinated claim which arises pursuant to section 510(b) of the Bankruptcy Code.

80.

ERISA means Title 29, Chapter 18, Employee Retirement Income Security Act of 1974, as amended.

81.

Estate means the estate of a Debtor created upon the commencement of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.  “Estates” shall mean, collectively, the Estates of all of the Debtors.

82.

Estimation Order means an order or orders of the Court estimating for voting and/or distribution purposes (under section 502(c) of the Bankruptcy Code) the Allowed amount of any Claim.  The defined term Estimation Order includes the Confirmation Order if the Confirmation Order grants the same relief that would or could have been granted in a separate Estimation Order.

83.

Exculpated Parties has the meaning set forth in Section 12.4 of the Plan.

84.

Face Amount means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018 or other applicable law for purposes of, among other things, Section 5.6 of the Plan, the amount so estimated pursuant to an order of the Bankruptcy Court, or if no amount is specified on the proof of claim, then Debtors' Unliquidated Claims Estimates.

85.

FFIC Policy Agreement means the settlement agreement between the Debtors and Firemans Fund Insurance Company whereby Firemans Fund Insurance Company has agreed to pay $175,000 to the Debtors.

86.

Final Distribution Date means the date on which the final distributions will be made pursuant to the Plan, which shall be no later than thirty (30) days after the later of (a) all Disputed Claims have either become Allowed Claims or have been disallowed by Final Order and (b) all assets have been reduced to cash or abandoned.

87.

Final Order means an order or judgment of the Bankruptcy Court or any other court of competent jurisdiction (as applicable) which has not been reversed, vacated or stayed, and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have expired or been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors, as applicable, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the issuing court shall have expired or been determined by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion

11

under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous Bankruptcy Rules, may be filed with respect to such order or judgment shall not cause such order not to be a Final Order.

88.

General Unsecured Claim means any Claim against any of the Debtors, including, without limitation, Claims arising from the rejection of executory contracts and unexpired leases, that is not an Administrative Expense Claim, a Priority Tax Claim, an Other Priority Claim, an Other Secured Claim, a Convenience Claim, a De Minimis Litigation Claim, a Sinosure Group Claim, a Subordinated Claim, or an Equity Interest.

89.

Government Agency Environmental Assets means the proceeds of the Environmental Insurance Settlement Agreements.

90.

Government Agency means, with respect to Settled Environmental Claims, either the EPA or the DTSC, as the case may be.

91.

Huffy means Huffy Corporation.

92.

Initial Distribution Date means the Effective Date or as soon thereafter as possible, and in no event more than thirty (30) days after the Effective Date.  All distributions made within thirty (30) days of the Effective Date shall be deemed made on the Effective Date.

93.

Intercompany Claim means any Claim of a Debtor against another Debtor.

94.

Intercreditor Agreement means the agreement among the Sinosure Group Agent, the Unsecured Claims Trust Trustee, and the New Loan Facility Agent regarding the security interests of the parties thereto in the assets of the Reorganized Debtors.

95.

KERP shall have the meaning set forth in Section 6.3 of the Plan.

96.

KWELM Companies' Payments means any future Cash payment(s) made to the Debtors by the KWELM Companies after the Effective Date with respect to Debtors' approved claims against the KWELM Companies pertaining to settled insurance coverage claims.

97.

Lien has the meaning set forth in section 101(37) of the Bankruptcy Code, except that a Lien that has been avoided in accordance with the Bankruptcy Code, including, without limitation, under Chapter 5 of the Bankruptcy Code, shall not constitute a Lien.

98.

Management Agreements means collectively, the individual management agreements between Reorganized Parent and each of Robert Diekman, Steven Lipton, Nancy Michaud, John Muskovich, and William Smith, in form and substance acceptable to the Sinosure Group and the Creditors' Committee.

99.

Management Incentive Plan  means the management incentive plan to be entered into as of the Effective Date by the Reorganized Debtors for the benefit of the specified management of the Reorganized Debtors, which plan shall be substantially in the form to be contained in the Plan Supplement, and in form and substance acceptable to the Creditors’ Committee and the Sinosure Group.

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100.

Management Indemnification Agreement means collectively, the individual indemnification agreements between Reorganized Parent and each of John Muskovich, Nancy Michaud, Steven Lipton, Robert Diekman, and William Smith.

101.

New Board of Directors means the board of directors of Reorganized Parent on the Effective Date.

102.

New Common Stock means collectively, the New Class A Common Stock, the New Class B Common Stock, and the New Class C Common Stock.

103.

New Class A Common Stock means the new voting common stock to be issued by Reorganized Parent in connection with the Plan to the Sinosure Group Agent for the benefit of the holders of Allowed Sinosure Group Claims.

104.

New Class B Common Stock means the new voting common stock to be issued by Reorganized Parent in connection with the Plan to the Unsecured Claims Trust for the benefit of the holders of Allowed General Unsecured Claims.

105.

New Class C Common Stock means the new voting common stock to be issued by Reorganized Parent in connection with the Management Incentive Plan and the Management Agreements.

106.

New Loan Facility means the working capital facility to be entered into by Reorganized Parent, the Reorganized Subsidiaries, and the banks and other financial institutions party thereto in connection with the Plan, and all ancillary agreements, documents and instruments to be created, executed or issued pursuant to or in connection therewith.

107.

New Loan Facility Fee means the fee set forth in the New Loan Facility.

108.

New Loan Facility Lenders means those certain lenders (together with their successors or assigns) that are parties to the New Loan Facility, by original execution or assignment thereof.

109.

New Trade Credit Facility and Security Agreement means the trade credit facility to be entered into by the Reorganized Parent, the Reorganized Subsidiaries, the parties to the Supply Principles in connection with the Plan, and all ancillary agreements, documents and instruments to be created, executed or issued pursuant to or in connection therewith.

110.

Old Parent Equity Interest means any Equity Interest of Huffy.

111.

Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

112.

PBGC shall have the meaning set forth in Section 9.23 of the Plan.

113.

Person means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, estate, entity, trust, unincorporated association or

13

organization, governmental unit as defined in the Bankruptcy Code, governmental agency or political subdivision thereof.

114.

Plan means this First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in their present form or as the same may be altered, amended or modified (which amendments or modifications shall be in form and substance acceptable to the Creditors' Committee and the Sinosure Group) from time to time in accordance with the terms hereof and as approved by the Bankruptcy Court.

115.

Plan Documents means the agreements, documents and instruments entered into or issued on or as of the Effective Date as contemplated by, and in furtherance of and incorporated by reference into, the Plan, including without limitation, execution copies of the agreements, documents and instruments described in Section 12.16 of the Plan, the New Loan Facility, the Distribution Notes A Facility and Security Agreement, the Distribution Note B Facility and Security Agreement, the New Trade Credit Facility and Security Agreement, the Trust Agreements, the Supply Principles, the Intercreditor Agreement, the Management Agreements, the Management Incentive Plan, the Management Indemnification Agreements, and any other employment agreements entered into with the Debtors’ senior executives and customary indemnification agreements and liability insurance covering members of the New Board of Directors, provided that such agreements, documents and instruments shall be in form and substance reasonably acceptable to the Sinosure Group and the Creditors’ Committee and otherwise be consistent with the terms of the Plan.

116.

Plan Supplement means the forms of documents specified in Section 12.16 of the Plan, which shall be filed with the Bankruptcy Court no later than ten (10) days prior to the Balloting Deadline, each of which shall be in form and substance reasonably acceptable to the Sinosure Group and the Creditors’ Committee and otherwise be consistent with the terms of the Plan.

117.

Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

118.

Pro Rata Share means a proportionate share calculated as the ratio of (a) the amount of an Allowed Claim in a Class to the amount of all Allowed Claims in such Class or, (b) prior to the allowance or disallowance of all Claims in a Class, the amount of an Allowed Claim  in a Class to the amount of all Allowed Claims and Disputed Claims in their Face Amount in such Class.

119.

Professional means (a) any professional employed in the Chapter 11 Cases pursuant to section 327, 328 or 1103 of the Bankruptcy Code or otherwise pursuant to an order of the Bankruptcy Court and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(3) or (4) of the Bankruptcy Code.

120.

Professional Fee Reserve Account means an account established on the Effective Date to provide security for payment of Allowed Administrative Expense Claims relating to

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Professional Fees and Expenses arising prior to the Effective Date, after final allowance of such Claims by the Bankruptcy Court.

121.

Professional Fees and Expenses has the meaning assigned to it in Section 2.2(a) hereof.

122.

Recovery Trust means the trust established pursuant to the terms of the Recovery Trust Agreement.

123.

Recovery Trust Agreement means the agreement governing the operation of the Recovery Trust substantially in the form to be supplied as part of the Plan Supplement, or as may be amended upon Bankruptcy Court approval after notice and opportunity for a hearing, provided any such agreement and any such amendments are acceptable to the Creditors' Committee and the Sinosure Group.

124.

Recovery Trust Assets means the Recovery Trust Causes of Action and the Recovery Trust Funds.

125.

Recovery Trust Causes of Action means any action, cause of action, liability, obligation, right to legal or equitable remedies, suit, debt, sum of money, damage, judgment, claim and demand whatsoever, whether known or unknown, matured or unmatured, disputed or undisputed and whether asserted or assertable directly or derivatively in law, equity or otherwise, arising under Chapter 5 of the Bankruptcy Code and the causes of action set forth on Schedule 9.15(b) hereof, but not including any of the Reorganized Debtors' Retained Causes of Action or any Claims released under the Plan.

126.

Recovery Trust Funds means the Deferred Compensation Accounts Funds.

127.

Recovery Trust Trustee means the trustee selected by the Creditors' Committee and any successor trustee elected pursuant to the terms of the Recovery Trust Agreement.

128.

Reinstatement or Reinstated means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim.

129.

Reorganized Debtors means each of Reorganized Parent and the Reorganized Subsidiaries.

130.

Reorganized Debtors' Retained Causes of Action means: (a) other than actions arising under Chapter 5 of the Bankruptcy Code, any action, cause of action, liability, obligation,

15

right to legal or equitable remedies, suit, debt, sum of money, damage, judgment, claim and demand whatsoever, whether known or unknown, matured or unmatured, disputed or undisputed and whether asserted or assertable directly or derivatively in law, equity or otherwise, including, without limitation, all causes of action listed on Schedule 9.15(a) hereof, but excluding any Claims released under the Plan; and (b) any such cause of action or claim arising under Chapter 5 of the Bankruptcy Code necessary to enforce all rights related to the business affairs of the Reorganized Debtors with respect to the property interests that will vest in the Reorganized Debtors pursuant to the provisions of the Plan, including, but not limited to accounts, receivables, contract rights, leases, chattel paper, inventory, machinery, equipment, other tangible and intangible personal property, and all real property interests.

131.

Reorganized Parent means Huffy Corporation, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

132.

Reorganized Subsidiaries means each of the Subsidiaries, or any successors thereto by merger, consolidation or otherwise, on and after the Effective Date.

133.

Restructuring Transactions has the meaning set forth in Section 9.7 of the Plan.

134.

Schedules means the schedules of assets and liabilities, the list of holders of Equity Interests and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, dated December 20, 2004, and all amendments and modifications thereto through the Confirmation Date.

135.

Securities Act means the United States Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

136.

Secured Claim means any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, payment or performance of which is secured by a Lien on Collateral to the extent of the value of the Debtors’ interest in such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, including, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the amount of such setoff.

137.

Settled Environmental Claim means an Environmental Claim that has been resolved by a fully-executed settlement agreement and approved by a Final Order.

138.

Sinosure means China Export and Credit Insurance Corporation.

139.

Sinosure Group means collectively Sinosure; Bailey Cycle Service Ltd. (including Everich Bicycle Co. Ltd.); Clubik Co. Ltd. (including Clubik (J Ann J) Jermany Company Ltd. and Clubik 2 Jermany Company, Ltd.); Kenton Bicycle Holding (H.K.) Ltd. (including Kenton Bicycle Holding Factory, (Harley) Kenton Bicycle, HuiYang Kenton Bicycle Company Ltd. and HuiZhou Harley Industry Ltd.); Goodbaby Child Products Co. Ltd.; Oyama Bicycles (Taicang) Co., Ltd.; Startech Trading Ltd.; Ramiko Co., Ltd.; Acetrikes Bicycles (Taicang) Co. Ltd. (including Acetrikes Industrial Co. Ltd. (Taiwan)); Li Chen Machinery International Co. Ltd. (Taiwan) (including Zhejiang Crown King Bicycle Co. Ltd.); Shanghai Atem Rubber & Plastics Ind. Co. Ltd. (including Far Great Plastics Industrial Co. Ltd.); Shanghai Phoenix Import &

16

Export Co. Ltd.; Shenzhen BoAn Bike Co. Ltd. and Top Image International Inc. (including Top Image (Boan) (Taiwan)).

140.

Sinosure Group Agent means Sinosure, in its capacity as agent for the Sinosure Group.

141.

Sinosure Group Claim means a Claim that would otherwise be a General Unsecured Claim and that is held by a member of the Sinosure Group.

142.

Sinosure Performance Shares has the meaning set forth in Section 5.17 of the Plan.

143.

Subordinated Claim means any Claim that is subordinated under section 510(b) or (c) of the Bankruptcy Code or otherwise in accordance with a Final Order of the Bankruptcy Court.

144.

Subsequent Distribution Date means the one hundred and eightieth (180th) day following the Class 5 Distribution Date and every six (6) month anniversary date thereafter.

145.

Subsidiary means each of the Debtors other than Huffy.

146.

Subsidiary Equity Interest means any share of stock or other instrument evidencing a present ownership interest by any of the Debtors in any of the Subsidiaries, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

147.

Substantial Consummation has the meaning set forth in Section 12.26 of the Plan.

148.

Supermajority Vote means the affirmative vote of the holders of at least seventy-five percent (75%) of the shareholders of the issued New Class A Common Stock and New Class B Common Stock.

149.

Supply Principles means those certain long-term supply and trade credit principles agreed among Huffy and the respective members of the Sinosure Group, as set forth in Exhibit F to the Disclosure Statement.

150.

Surplus Distributions has the meaning set forth in Section 5.4(d) of the Plan.

151.

Tax Code means the United States Internal Revenue Code of 1986, as amended.

152.

Tort Claim means any Claim relating to personal injury, property damage (other than a De Minimis Litigation Claim), products liability, or other similar Claim asserted against any of the Debtors that has not been compromised and settled or otherwise resolved.

153.

Trustees means collectively, the Recovery Trust Trustee and the Unsecured Claims Trust Trustee.

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154.

Trust Agreements means collectively, the Recovery Trust Agreement and the Unsecured Claims Trust Agreements.

155.

Unsecured Claims Trust means the trust established pursuant to the terms of the Unsecured Claims Trust Agreement.

156.

Unsecured Claims Trust Trustee means the trustee selected by the Creditors' Committee and any successor trustee elected pursuant to the terms of the Recovery Trust Agreement.

157.

Unsecured Claims Trust Agreement means the agreement governing the operation of the Unsecured Claims Trust substantially in the form to be supplied as part of the Plan Supplement, or as may be amended upon Bankruptcy Court approval after notice and opportunity for a hearing, provided any such amendments are acceptable to the Creditors' Committee.

158.

Unsecured Claims Trust Assets means the New Class B Common Stock and Distribution Note B.

159.

Wachovia means Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central).

160.

Interpretation; Application of Definitions and Rules of Construction.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.  Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan.  The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  A term used herein that is not defined herein, but that is used in the Bankruptcy Code, has the meaning ascribed to that term in the Bankruptcy Code.  Any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be in substantially such form or substantially on such terms in all material respects.  Any reference in the Plan to an existing document or exhibit means such document or exhibit as it may have been or may be amended, modified or supplemented unless expressly stated to refer to such document or exhibit as at a certain date.

ARTICLE II.

TREATMENT OF ADMINISTRATIVE
EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1

Administrative Expense Claims.

(a)

General.  Except as set forth in Section 2.2 below, and except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall

18

receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession, shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business consistent with past practices and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions, including without limitation timely payment to members of the Sinosure Group for product shipped prior to the Effective Date on 60-day trade credit terms from the date of shipment; provided further, however, that on the Effective Date, (i) the principal amount of, and all accrued and unpaid interest, fees and expenses in connection with the loans and all other credit and financial accommodations outstanding under the DIP Credit Facility, shall be indefeasibly paid in full in Cash pursuant to the terms of the DIP Credit Facility and the DIP Financing Order, and (ii) all DIP Letters of Credit shall either (x) be (i) returned to the issuer undrawn and marked cancelled on or prior to the Effective Date, or (ii) cash collateralized with Cash in an amount equal to 110% of the undrawn face amount of the DIP Letters of Credit, or (y) the issuer will be provided with back-to-back letters of credit in an amount equal to 110% of the undrawn face amount of the DIP Letters of Credit, and in form and substance and from a financial institution reasonably acceptable to the issuer and the DIP Loan Agent. Upon indefeasible payment and satisfaction in full of all Obligations (as defined in the DIP Financing Order) under the DIP Credit Facility in accordance with the terms thereof and this Section 2.1(a), all Liens and security interests granted in the Collateral to secure such obligations shall be terminated and shall be of no further force and effect.

2.2

Professional Fees and Expenses Claims.

(a)

Professional Fee Reserve Account.  On the Effective Date, the Debtors shall deposit in a separate account an amount equal to the professional fee carve out set forth in the DIP Financing Order (the "Professional Fee Reserve Account").  All professional fees and expenses that are Allowed as Administrative Expense Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals pursuant to sections 327, 328, 330, 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code and pursuant to subsection (b) below (the "Professional Fees and Expenses") shall be paid out of the Professional Fee Reserve Account.  If the amounts on deposit in the Professional Fee Reserve Account shall be insufficient to pay the amount of Professional Fees and Expenses awarded to any entity, the balance shall be paid by the Reorganized Debtors as an Allowed Administrative Expense Claim.  After payment of all Allowed Professional Fees and Expenses, any balance remaining in the Professional Fee Reserve Account shall vest in the Reorganized Debtors.

(b)

Allowance of Professional Fees and Expenses.  All entities seeking an award by the Bankruptcy Court of Professional Fees and Expenses (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by the date that is sixty

19

(60) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and, (ii) if granted such an award by the Bankruptcy Court, shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (a) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Debtors in Possession or, on and after the Effective Date, the Reorganized Debtors.  The time for filing objections to applications for allowance and payment of Professional Fees and Expenses, and the date and time for a hearing in respect of such applications and the related objections, if any, shall be set forth in the Confirmation Order or other order of the Bankruptcy Court.

2.3

Priority Tax Claims.  Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim (commencing on the first anniversary of the Effective Date), together with interest at a fixed annual rate equal to the rate applicable to underpayments of federal income tax on the Effective Date determined pursuant to section 6621 of the Internal Revenue Code, without regard to subsection (c) thereof, over a period through a date not later than the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

ARTICLE III.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

Claims, other than Administrative Expense Claims and Priority Tax Claims are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

Class		Status	Entitled to Vote
Class 1	Other Priority Claims	Unimpaired	No. Deemed to Accept.
Class 2	Other Secured Claims	Unimpaired	No. Deemed to Accept.
Class 3	Convenience Claims	Impaired	Yes
Class 4	Sinosure Group Claims	Impaired	Yes
Class 5	General Unsecured Claims	Impaired	Yes

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Class 6	De Minimis Litigation Claims	Impaired	Yes
Class 7	Intercompany Claims	Unimpaired	No. Deemed to Accept.
Class 8	Subordinated Claims	Impaired	No. Deemed to Reject.
Class 9	Subsidiary Equity Interests	Unimpaired	No. Deemed to Accept.
Class 10	Old Parent Equity Interests	Impaired	No. Deemed to Reject.
Class 11	Government Agency Settled Environmental Claims	Impaired	Yes
Class 12	BPOU CR Group Settled Environmental Claims	Impaired	Yes

ARTICLE IV.
TREATMENT OF CLAIMS AND EQUITY INTERESTS

The Classes of Claims against and Equity Interests in the Debtors shall be treated under the Plan as follows:

4.1

CLASS 1 – OTHER PRIORITY CLAIMS.

(a)

Impairment and Voting.  Class 1 is unimpaired by the Plan.  Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)

Treatment.  On the Initial Distribution Date, each holder of an Other Priority Claim shall receive, in full satisfaction, release and exchange for such Claim, Cash in an amount equal to the amount of such Allowed Other Priority Claim on the later of the Effective Date and the date such Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

4.2

CLASS 2 – OTHER SECURED CLAIMS.

(a)

Impairment and Voting.  Class 2 is unimpaired by the Plan.  Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

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(b)

Treatment.  On the Initial Distribution Date, except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Reorganized Debtors, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, or (ii) each holder of an Allowed Other Secured Claim shall receive Cash payments having a present value equal to the amount of such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) the Collateral securing the Lien of a holder of an Allowed Other Secured Claim shall be returned to such holder.  Notwithstanding the foregoing, each such holder receiving the treatment specified in clause (ii) or (iii) of the preceding sentence shall have a General Unsecured Claim in Class 5, as applicable, for the amount by which the Allowed Claim exceeds the value of its Collateral, except to the extent such holder agrees to waive any such General Unsecured Claim.

4.3

CLASS 3 – CONVENIENCE CLAIMS

(a)

Impairment and Voting.  Class 3 is impaired by the Plan.  Each holder of an Allowed Convenience Claim is entitled to vote to accept or reject the Plan.

(b)

Distributions.  On the Class 3 Distribution Date, each holder of an Allowed Convenience Claim shall receive, in full satisfaction, release and exchange for such Claim, a payment in Cash in an amount equal to twelve percent (12%) of the amount of such Allowed Convenience Claim.

4.4

CLASS 4 – SINOSURE GROUP CLAIMS

(a)

Impairment and Voting.  Class 4 is impaired by the Plan.  Each holder of an Allowed Sinosure Group Claim is entitled to vote to accept or reject the Plan.

(b)

Treatment.  Each holder of an Allowed Sinosure Group Claim shall receive in full satisfaction, release and exchange for such Claim:  (i) such holder's Pro Rata Share of the New Class A Common Stock constituting thirty percent (30%) of the aggregate New Class A Common Stock and New Class B Common Stock issued by the Reorganized Parent on the Effective Date (representing all of the New Class A Common Stock then outstanding), subject to subsequent dilution from any distribution of New Class C Common Stock and/or Sinosure Performance Shares; (ii) a Distribution Note A in the amount of its Pro Rata Share of the total $3,000,000 amount of Distribution Notes A; and (iii) such holder's Pro Rata Share of net proceeds of the Recovery Trust Assets (calculating the amount of Claims in the Pro Rata Share calculation, for purposes of the Recovery Trust Assets only, to include the General Unsecured Claims and the Sinosure Group Claims).  Any and all potential preference and other improper transfer claims, pre-

22

Effective Date breach of contract claims and all other Claims of the Debtors against the holders of Class 4 Claims shall be and hereby are waived and released.

(c)

Distributions.  On the Initial Distribution Date, the Reorganized Debtors shall distribute to the Sinosure Group Agent, as agent of and for the benefit of the holders of Allowed Sinosure Group Claims:  (i) the New Class A Common Stock; and (ii) the Distribution Notes A.  Pursuant to distribution provisions of the Plan, as soon as reasonably feasible after the Sinosure Group Agent's receipt of such New Class A Common Stock and Distribution Notes A, the Sinosure Group Agent will distribute to holders of Allowed Sinosure Group Claims their Pro Rata Shares of New Class A Common Stock and their respective Distribution Note A as indicated in Sections 4.4(c)(i) and (ii) of the Plan above.  In addition, distribution of proceeds of Recovery Trust Assets will be made to holders of Allowed General Unsecured Claims and Allowed Sinosure Group Claims as indicated in Section 4.5(c) of the Plan below.

(d)

Sinosure Performance Shares Distributions.  Holders of Allowed Sinosure Claims shall be eligible for the issuance and distribution of Sinosure Performance Shares in accordance with Section 5.17 of the Plan.

4.5

CLASS 5 – GENERAL UNSECURED CLAIMS.

(a)

Impairment and Voting.  Class 5 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.  Furthermore, each holder of an Allowed General Unsecured Claim shall have the option to elect on its Ballot to permanently and irrevocably reduce the aggregate amount of all of its Allowed General Unsecured Claims to $25,000 and receive a distribution pursuant to Class 3 (Convenience Claims) of the Plan.

(b)

Treatment.  Each holder of an Allowed General Unsecured Claim shall receive in full satisfaction, release and exchange for such Claim: (i) such holder's Pro Rata Share of the New Class B Common Stock constituting seventy percent (70%) of the aggregate New Class A Common Stock and New Class B Common Stock issued by the Reorganized Parent on the Effective Date (representing all of the New Class B Common Stock then outstanding), subject to subsequent dilution from any distribution of New Class C Common Stock and/or Sinosure Performance Shares; (ii) such holder's Pro Rata Share of distributions from Distribution Note B; and (iii) such holder's Pro Rata Share of net proceeds of the Recovery Trust Assets (calculating the amount of Claims in the Pro Rata Share calculation, for purposes of the Recovery Trust Assets only, to include the General Unsecured Claims and the Sinosure Group Claims).

(c)

Distributions.  On the Initial Distribution Date, the Reorganized Debtors shall distribute to the General Unsecured Claims Trust for the benefit of holders of Allowed General Unsecured Claims: (i) the New Class B Common Stock; and (ii) Distribution Note B.  Pursuant to the distribution provisions of the Plan, on the Class 5 Distribution Date and/or Subsequent Distribution Dates, the General Unsecured Claims Trust Trustee will distribute to holders of Allowed General Unsecured Claims their Pro Rata Share of New Class B Common Stock and proceeds of the Distribution Note B as

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indicated in Sections 4.5(b)(i) and (ii) of the Plan.  In addition, on the Initial Distribution Date, the Recovery Trust Causes of Action will vest in the Recovery Trust and the Reorganized Debtors shall distribute the Recovery Trust Funds to the Recovery Trust, each for the benefit of holders of Allowed General Unsecured Claims and holders of Allowed Sinosure Group Claims, pro rata.  Pursuant to the distribution provisions of the Plan, on the Class 5 Distribution Date and/or Subsequent Distribution Dates, the Recovery Trust Trustee will distribute to holders of Allowed General Unsecured Claims and Allowed Sinosure Group Claims their Pro Rata Share of proceeds of Recovery Trust Assets as indicated in Section 4.5(b)(iii) of the Plan.

4.6

CLASS 6 – DE MINIMIS LITIGATION CLAIMS

(a)

Impairment and Voting.  Class 6 is impaired by the Plan.  Each holder of an Allowed De Minimis Litigation Claim is entitled to vote to accept or reject the Plan.

(b)

Treatment.  On the Class 6 Distribution Date, each holder of an Allowed De Minimis Litigation Claim shall receive, in full satisfaction, release and exchange for such Claim, a payment in Cash in an amount equal to the amount agreed to between Huffy or Reorganized Parent and the holder of such Claim pursuant to the terms and conditions of the De Minimis Litigation Order.

4.7

CLASS 7 - INTERCOMPANY CLAIMS

(a)

Impairment and Voting.  Class 7 is unimpaired by the Plan. Each holder of a Class 7 Intercompany Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)

Treatment.  On the Effective Date, each holder of an Allowed Class 7 Intercompany Claim shall receive, in full satisfaction, release and exchange for such Claim the following treatment: (i) the legal, equitable and contractual rights of each holder's Allowed Class 7 Intercompany Claim shall remain unaltered by the Plan or (ii) such other treatment agreed to in writing between such holder and the Debtors or Reorganized Debtors, as applicable.

4.8

CLASS 8 – SUBORDINATED CLAIMS.

(a)

Impairment and Voting.  Class 8 is impaired by the Plan.  Each holder of a Subordinated Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

(b)

Treatment.  The holders of Subordinated Claims will not receive or retain any property on account of such Claims.

4.9

CLASS 9 - SUBSIDIARY EQUITY INTERESTS.

(a)

Impairment and Voting.  Class 9 is unimpaired by the Plan.  Each holder of a Class 9 Subsidiary Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

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(b)

Treatment.  The holders of Allowed Class 9 Subsidiary Equity Interests shall retain ownership of their Subsidiary Equity Interests in each of the Reorganized Subsidiaries.

4.10

CLASS 10 – OLD PARENT EQUITY INTERESTS.

(a)

Impairment and Voting.  Class 10 is impaired by the Plan.  Each holder of an Old Parent Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

(b)

Treatment.  The holders of Old Parent Equity Interests will not receive or retain any property on account of such interest and such Old Parent Equity Interests shall be cancelled.

4.11

CLASS 11 - GOVERNMENT AGENCY SETTLED ENVIRONMENTAL CLAIMS

(a)

Impairment and Voting.  Class 11 is impaired by the Plan.  Each holder of a Government Agency Settled Environmental Claim is entitled to vote to accept or reject the Plan, notwithstanding that at the time of voting the EPA and DTSC Settlement Agreement may not yet have been fully-executed or have received approval of the Bankruptcy Court.

(b)

Treatment.  On the later of (i) thirty (30) days after the entry of a Final Order of the Bankruptcy Court approving the EPA and DTSC Settlement Agreement or (ii) the Initial Distribution Date, each holder of an Allowed Government Agency Settled Environmental Claim shall receive in full satisfaction, release and exchange for such Claim, a payment in Cash from the Government Agency Environmental Assets of approximately $300,000 in accordance with the terms and conditions of the EPA and DTSC Settlement Agreement.

4.12

CLASS 12 - BPOU CR GROUP SETTLED ENVIRONMENTAL CLAIMS.

(a)

Impairment and Voting.  Class 12 is impaired by the Plan.  Each holder of a BPOU CR Group Settled Environmental Claim is entitled to vote to accept or reject the Plan.

(b)

Treatment.  Each holder of an Allowed BPOU CR Group Settled Environmental Claim shall receive in full satisfaction, release and exchange for such Claim: (i) such holder's pro rata share of a $13,000,000 Class 5 General Unsecured Claim and be entitled to the treatment set forth in Section 4.5 of the Plan for such Claim; and (ii) such holder's Pro Rata Share of the net proceeds of the BPOU Trust Assets.  Any and all potential preference claims against the holders of Class 12 Claims shall be waived and released upon the entry of a Final Order approving the BPOU CR Group Settlement Agreement.

(c)

Distributions.  On the later of (i) the Initial Distribution Date or (ii) thirty (30) days after the entry of a Final Order of the Bankruptcy Order approving the BPOU CR Group Settlement Agreement, the Reorganized Debtors shall assign the BPOU Trust

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Assets to the BPOU Trust for the benefit of holders of Allowed BPOU CR Group Settled Environmental Claims.

ARTICLE V.

PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
UNDER THE PLAN, ALLOWANCE OF CERTAIN CLAIMS, AND
TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

5.1

   Voting of Claims.  Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to the Bankruptcy Code shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

5.2

Nonconsensual Confirmation.  Pursuant to the Plan, Claims in Class 8 (Subordinated Claims) and Class 10 (Old Parent Equity Interests) will not receive or retain any property, and are thus deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Notwithstanding the deemed rejection of the Plan by such Classes, or that any impaired Class of Claims entitled to vote does not accept the Plan by the statutory majorities required by section 1126(c) of the Bankruptcy Code, the Debtors are requesting confirmation of the Plan under the "cramdown" provisions of section 1129(b) of the Bankruptcy Code.

5.3

Method of Distributions Under the Plan.

(a)

In General.  Subject to Bankruptcy Rule 9010, and except as otherwise provided in this Section 5.3 and Sections 5.14, 5.15, and 5.16, all distributions under the Plan shall be made by either the Reorganized Debtors, the applicable Trustee or the Sinosure Group Agent to the holder of each Allowed Claim at the address of such holder as listed on the Schedules or the proof of Claim or any assignment thereof, as the case may be, as of the Distribution Record Date unless the Debtors, Reorganized Debtors, the applicable Trustee or the Sinosure Group Agent have been notified in writing of a change of address, including by the filing of a proof of Claim by such holder that provides an address different from the address reflected on the Schedules.

(b)

Distributions of Cash.  Any payment of Cash made by the Reorganized Debtors or a Trustee pursuant to the Plan shall be made by check drawn on a domestic bank or by wire transfer; provided that all distributions of Cash to the DIP Lenders shall be made by the Reorganized Debtors by wire transfer of immediately available funds.

(c)

Timing of Distributions.  Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

(d)

Minimum Distributions.  No payment of Cash less than fifty dollars ($50.00) shall be made by the Reorganized Debtors or a Trustee to any holder of a Claim unless a request therefore is made in writing to the Reorganized Debtors or applicable Trustee.

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(e)

Fractional Shares; Fractional Rights; No Public Filing.  No fractional shares of New Common Stock or Cash in lieu thereof shall be distributed pursuant to the Plan.  When any distribution on account of an Allowed Claim pursuant to the Plan would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows:  (i) fractions of ½ or greater shall be rounded to the next higher whole number and (ii) fractions of less than ½ shall be rounded to the next lower whole number.  The total number of shares of New Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided in this Section 5.3(e).

(f)

Unclaimed Distributions.  Any distributions of Cash, New Common Stock, Distribution Notes A and Distribution Note B, or other property under the Plan that are unclaimed for a period of one year after the date on which such distribution was made shall be vested in Reorganized Parent, the applicable Trustee (for redistribution to other Trust beneficiaries) or the Sinosure Group Agent (for redistribution to other members of the Sinosure Group), as the case may be, and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred.  Nothing herein shall require the Reorganized Debtors, Trustees, or the Sinosure Group Agent to take affirmative steps to locate the holders of unclaimed distributions other than at the addresses provided for in Section 5.3(a) of the Plan.

(g)

Date of Distributions. Unless otherwise provided herein, all initial distributions and deliveries to be made hereunder shall be made on the date set forth in this Plan.  Notwithstanding the foregoing, distributions to be made on the Class 5 Distribution Date and subsequent distributions to be made on each Subsequent Distribution Date will be made in accordance with the terms set forth in the Plan unless the administrative costs of making such distributions would be excessive in comparison to the amounts to be distributed.  In addition, nothing contained herein shall require the Recovery Trust Trustee to make any distributions that would impair the ability of the Recovery Trust to prosecute bona fide Recovery Trust Causes of Action by leaving the Recovery Trust with an unreasonably small balance while such Recovery Trust Causes of Action are outstanding.  For the avoidance of doubt, the preceding two sentences shall not cause the Recovery Trust Trustee to defer any distributions once all bona fide Recovery Trust Causes of Action are resolved or abandoned.

(h)

Distributions to Holders as of the Distribution Record Date.  As of the close of business on the Distribution Record Date, the claims register shall be closed, and there shall be no further changes in the record holders of any Claims.  The Debtors, the Reorganized Debtors, the Trustees, the Sinosure Group Agent, and any Disbursing Agent shall have no obligation to recognize any transfer of any Claims occurring after the Distribution Record Date, provided that the foregoing will not be deemed to prohibit the sale or transfer of any Claim subsequent to the Distribution Record Date and prior to the Effective Date.  The Debtors, the Reorganized Debtors, the Trustees, the Sinosure Group Agent, and any Disbursing Agent shall instead be entitled to recognize and deal for all purposes under the Plan with only those record holders as of the close of business on the Distribution Record Date.

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5.4

Distributions Withheld for Disputed General Unsecured Claims.

(a)

Establishment and Maintenance of Reserves.  Before making any distributions, on the Class 5 Distribution Date and each Subsequent Distribution Date, the Unsecured Claims Trust Trustee and the Recovery Trust Trustee shall reserve from the distributions to be made on such dates to the holders of Allowed General Unsecured Claims (and, in the case of the Recovery Trust Trustee, to holders of Allowed Sinosure Group Claims), an amount of Unsecured Claims Trust Assets or Recovery Trust Assets equal to: (i) with regard to liquidated Claims, one-hundred percent (100%) of the distributions to which holders of Disputed General Unsecured Claims would be entitled under the Plan as of such dates if such Disputed General Unsecured Claims were Allowed Claims in their Face Amounts; and (ii) with regard to unliquidated Claims, one hundred percent (100%) of the distributions to which holders of unliquidated Disputed General Unsecured Claims would be entitled under the Plan as of such dates if such Disputed General Unsecured Claims were Allowed Claims in the amount reasonably estimated by the Debtors or Reorganized Debtors as the reasoned maximum amount of such holder's Claim that will ultimately be Allowed (the "Debtors' Unliquidated Claim Estimates" and, (i) and (ii) above, collectively, the "Disputed Claim Reserves.")  In making any such reserves, the Unsecured Claims Trust Trustee and the Recovery Trust Trustee, as the case may be, may rely on the Debtors' Unliquidated Claim Estimates and will have no liability therefore, and in estimating the Debtors' Unliquidated Claim Estimates, the Debtors or Reorganized Debtors will have no liability therefore.

(b)

Property Held in Disputed Claims Reserves.  Unsecured Claims Trust Assets and Recovery Trust Assets in the Disputed Claims Reserves (together with all dividends, interest or other accretions or distributions thereon) shall be held in trust by the Unsecured Claims Trust and Recovery Trust, as the case may be, for the benefit of the potential recipients of such Unsecured Claims Trust Assets and Recovery Trust Assets and shall not constitute property of the Reorganized Debtors.  Any changes in the New Class B Common Stock, including by merger, recapitalization, split, reverse split, dividend or otherwise, shall result in an equitable adjustment for the New Class B Common Stock and any other consideration in the Disputed Claims Reserve as determined by the Unsecured Claims Trust Trustee in good faith.

(c)

Distributions Upon Allowance of Disputed General Unsecured Claims.  The holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Class 5 Distribution Date shall receive distributions of Unsecured Claims Trust Assets or Recovery Trust Assets, as the case may be, and any other consideration from the Disputed Claims Reserve from the Unsecured Claims Trust or the Recovery Trust, as the case may be, on the next Subsequent Distribution Date that is at least twenty (20) days following the date on which such Disputed General Unsecured Claim becomes an Allowed Claim pursuant to a Final Order.  Such distributions shall be made in accordance with the Unsecured Claims Trust Agreement or Recovery Trust Agreement, as the case may be, based upon such holder’s Pro Rata Share (which, in the case of the Recovery Trust only, shall be calculated inclusive of Allowed Sinosure Group Claims in the denominator), calculated as of such Subsequent Distribution Date.

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(d)

Surplus Distributions to Holders of Allowed General Unsecured Claims.  To the extent that a Disputed General Unsecured Claim is not Allowed or becomes an Allowed Claim in an amount less than the Face Amount or Debtors' Unliquidated Claims Estimate, as applicable, the excess of the Unsecured Claims Trust Assets and Recovery Trust Assets, as the case may be, and any other consideration in the Disputed Claims Reserves over the dollar value of the Unsecured Claims Trust Assets and any other consideration actually distributed on account of such Disputed General Unsecured Claim shall constitute surplus available for distribution to holders of Allowed General Unsecured Claims (and, in the case of the Recovery Trust only, Allowed Sinosure Group Claims) (the “Surplus Distributions”).  The Surplus Distributions shall be distributed to holders of Allowed General Unsecured Claims (and, in the case of the Recovery Trust only, Allowed Sinosure Group Claims) on each Subsequent Distribution Date and the Final Distribution Date.

(e)

Expenses of Unsecured Claims Trust and Recovery Trust.  The reasonable and necessary expenses of the Unsecured Claims Trust and the Recovery Trust shall be paid from the Recovery Trust Funds.

(f)

Tax Treatment of Unsecured Claims Trust.  The  Unsecured Claims Trust generally is intended to be treated for federal income tax purposes as a liquidating trust for the benefit of creditors within the meaning of Treasury Regulations section 301.7701-4(d) and in accordance with IRS Revenue Procedure 94-45.  The Unsecured Claims Trust Agreement will provide that the Unsecured Claims Trustee may pay taxes from the Unsecured Claims Trust Assets as appropriate.  In addition, the Unsecured Claims Trust Agreement will require consistent valuation by the Unsecured Claims Trustee and the beneficiaries-creditors for all federal income tax purposes of the property contributed to the trust.  The Unsecured Claims Trust Agreement will provide that the sole purposes of the Unsecured Claims Trust will be to (i) collect and maintain any Unsecured Claims Trust Assets for the benefit of beneficiaries-creditors, (ii) liquidate (including objecting to Claims pursuant to the provisions of the Plan and determining the proper recipients and amounts of distributions to be made from the Unsecured Claims Trust) and distribute the assets transferred to it for the benefit of the beneficiaries-creditors who are determined to hold Allowed Unsecured Claims as expeditiously as reasonably possible, (iii) not engage in any trade or business, and (iv) terminate upon the completion of such liquidation and distribution.  The Unsecured Claims Trust Agreement shall provide that termination of the trust shall occur no later than five (5) years after the Effective Date, unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the Unsecured Claims Trust to complete its claims resolution and liquidating purpose.  The Unsecured Claims Trust Agreement shall also limit the investment powers of the Unsecured Claims Trust Trustee in accordance with IRS Revenue Procedure 94-45 and shall require the Unsecured Claims Trust to distribute at least annually to the beneficiary-creditors (as such may have been determined at such time) its net income (net of taxes paid, if any), except for amounts retained as reasonably necessary to maintain the value of the Unsecured Claims Trust Assets or to meet claims and contingent liabilities.

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Subject to definitive guidance from the IRS or a court of competent jurisdiction, the Unsecured Claims Trust Trustee shall file returns for the Disputed Claims Reserve (to the extent it applies to the Unsecured Claims Trust) as a disputed ownership fund under Proposed Treasury Regulations Section 1.468B-9, of which the Unsecured Claims Trust Trustee is the “administrator” as defined in such Regulations, and the Unsecured Claims Trust Trustee shall be responsible for payments, out of the Disputed Claims Reserve (to the extent it applies to the Unsecured Claims Trust), of any taxes imposed on such reserve.

5.5

[INTENTIONALLY LEFT BLANK]

5.6

Procedures for Allowance or Disallowance of Disputed Claims.

(a)

Objections to and Resolution of Administrative Expense Claims, Claims and Equity Interests.  Except as specifically set forth herein and except as to applications for allowance of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, the Recovery Trust Trustee, the Unsecured Claims Trust Trustee and the Sinosure Group shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Effective Date.  The Reorganized Debtor shall be primarily responsible for asserting objections to any Claim, provided, however, that such primary responsibility shall not preclude the Sinosure Group or the Trustees from asserting any objection to a Claim without the prior approval of the Reorganized Debtors or the Bankruptcy Court.  Following the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any of their objections without approval of the Bankruptcy Court.  The Reorganized Debtors shall bear all costs and expenses relating to the investigation and prosecution of Disputed Claims from and after the Effective Date for only such Disputed Claims that the Reorganized Debtors affirmatively investigate and prosecute.  The Sinosure Group, the Recovery Trust Trustee, and the Unsecured Claim Trust Trustee shall have the right to (i) file an objection to any Claim and (ii) notice and an opportunity to object to any settlement of such Claims agreed to by the Debtors or Reorganized Debtors; provided however, the Debtors or Reorganized Debtors shall have the exclusive right to settle and compromise any Claim for an Allowed amount under $100,000 without notice to the Recovery Trust Trustee, the Unsecured Claim Trust Trustee or the Sinosure Group.  Unless otherwise ordered by the Bankruptcy Court, the Debtors or the Reorganized Debtors, the Recovery Trust Trustee, the Unsecured Claims Trust Trustee, and the Sinosure Group shall file all objections to Claims and Equity Interests and serve such objections upon the holder of the Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than one hundred twenty (120) days after the Effective Date or such later date as may be approved by the Bankruptcy Court (the "Claims Objection Deadline").  The Debtors or the Reorganized Debtors, the Recovery Trust Trustee, the Unsecured Claims Trust Trustee, and the Sinosure Group reserve the right to object to Administrative Expense Claims as such claims arise in the ordinary course of business.

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(b)

Personal Injury Tort Claims.  All personal injury Tort Claims  (other than  De Minimis Litigation Claims) are Disputed General Unsecured Claims.  Any personal injury Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as the same may be approved by order of the Bankruptcy Court.  Any personal injury Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section 5.6(b) and applicable non-bankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as the same may be approved by order of the Bankruptcy Court, shall be deemed a Disputed Claim in such liquidated amount and satisfied in accordance with the Plan (provided, that, to the extent an Allowed Tort Claim is a Claim covered by an insurance policy, such claim shall be paid from the insurance proceeds available to satisfy such liquidated amount).  Nothing contained in this Section 5.6(b) shall impair the Debtors’ or Reorganized Debtors' right to seek estimation of any and all personal injury Tort Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Cause of Action that the Debtors, Reorganized Debtors, or Recovery Trust Trustee may hold against any entity, including, without limitation, in connection with or arising out of any personal injury Tort Claim.

(c)

No Distribution Pending Allowance.  Notwithstanding any other provision hereof, if any portion of a Claim is disputed, the full amount of such Claim shall be treated as a Disputed Claim for purposes of this Plan, and no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim (in whole or in part).

(d)

Disallowed Claims.  All Claims held by Persons against whom any Debtor, Reorganized Debtor or the Recovery Trust Trustee has filed a proceeding with the Bankruptcy Court asserting a cause of action under Chapter 5 of the Bankruptcy Code, including sections 542, 543, 544, 545, 547, 548, 549, and/or 550 of the Bankruptcy Code, shall be deemed “disallowed” Claims pursuant to section 502(d) of the Bankruptcy Code and holders of such Claims shall not be entitled to vote to accept or reject the Plan of Reorganization.  Claims that are deemed disallowed pursuant to this Section 5.6(d) shall continue to be disallowed for all purposes until the avoidance action against such party has been settled or resolved by Final Order and any sums due to the Debtors, the Reorganized Debtors, the Unsecured Claims Trust Trustee or the Recovery Trust Trustee from such party have been paid.

5.7

Disbursing Agent.  The Reorganized Debtors, or such Person(s) as the Reorganized Debtors may designate, and the Trustees and the Sinosure Group Agent (solely in its capacity as agent for members of the Sinosure Group) will act as Disbursing Agent under the Plan with respect to all distributions to holders of Claims, and will make all distributions required to be distributed under the applicable provisions of the Plan; provided, however, that all distributions to the DIP Lenders shall be made by the Reorganized Debtors to the DIP Loan Agent for disbursement to the DIP Lenders.  Each Disbursing Agent will serve without bond.

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The Reorganized Debtors shall hold all reserves and accounts pursuant to the Plan, including the Professional Fee Reserve Account; provided, however, that the Disputed Claims Reserves shall be held by the Unsecured Claims Trust and the Recovery Trust.

5.8

Setoffs and Recoupment.  The Debtors may, but shall not be required to, set off (pursuant to the provisions of sections 553 and 362 of the Bankruptcy Code or other applicable law) against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any setoff or recoupment right it may have against the holder of such Claim.

5.9

Allocation of Plan Distributions Between Principal and Interest.  Other than in respect of the distributions to be made to the DIP Loan Agent and DIP Lenders under the Plan, to the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

5.10

Estimations of Claims. The Debtors, the Reorganized Debtors, and the Trustees may at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code or otherwise regardless of whether the Debtor or Reorganized Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning such objection to any claim, including without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent or unliquidated claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on the amount of such Claim, as determined by the Bankruptcy Court.  If the estimated amount, as determined by the Bankruptcy Court, constitutes a maximum limitation on the amount of such Claim, the Debtors, the Reorganized Debtors or the Trustees may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

5.11

No Recourse.  Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount for which after application of the payment priorities established by this Plan there is insufficient value to provide a recovery equal to that received by other holders of Allowed Claims in the respective Class, no Claim holder shall have recourse against the Disbursing Agent, any Trustee, the Sinosure Group Agent, the Debtors, the Reorganized Debtors, the Creditors' Committee (or any member thereof), the Sinosure Group (or any member thereof), the DIP Lenders, or any of their respective professionals, consultants, officers, directors or Affiliates or their respective successors or assigns, or any of their respective property.  However, nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.  THE ESTIMATION OF CLAIMS AND

32

ESTABLISHMENT OF RESERVES UNDER THE PLAN MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

5.12

Amendments to Claims. A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors and the holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law.  After the Confirmation Date, a Claim may not be amended without the authorization of the Bankruptcy Court.  Any amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, the Reorganized Debtors or the Estates, unless the Claim holder has obtained prior Bankruptcy Court authorization for the filing of such amendment.

5.13

Postpetition Interest on Claims.  Unless expressly provided in the Plan, the Confirmation Order, the DIP Financing Order, the DIP Credit Facility or any contract, instrument, release, settlement, or other agreement entered into in connection with the Plan or required by applicable law, postpetition interest shall not accrue on or after the Commencement Date on account of any Claim.

5.14

Recovery Trust.

(a)

Execution of Recovery Trust Agreement.  On the Effective Date, the Recovery Trust Trustee and Reorganized Parent shall execute the Recovery Trust Agreement, which shall in form and substance be acceptable to the Creditors' Committee and the Sinosure Group.

(b)

Standing of Recovery Trust Trustee.  The Recovery Trust Trustee, pursuant to the terms of the Plan and the Recovery Trust Agreement, is authorized to investigate, prosecute and litigate the Recovery Trust Claims.  The Recovery Trust Trustee shall have standing to pursue the Recovery Trust Claims and shall be deemed the representative of the Estates pursuant to section 1123(b)(3) of the Bankruptcy Code for these purposes only.

(c)

Duties and Responsibilities of Recovery Trust Trustee.  The powers, authority, responsibilities and duties of the Recovery Trust Trustee are set forth in and shall be governed by the Recovery Trust Agreement.

(d)

Transfer of Assets to Recovery Trust.  On the Effective Date, the Reorganized Parent shall transfer and assign to the Recovery Trust (i) the Recovery Trust Causes of Action and (ii) the Recovery Trust Funds.  The Recovery Trust Causes of Action shall be held in the Recovery Trust by the Recovery Trust Trustee.  Any collections on the Recovery Trust Causes of Action shall be made into the Recovery Trust.  The Recovery Trust Trustee will make distributions of net cash proceeds of the Recovery Trust Causes of Action (if any) on the Class 5 Distribution Date and Subsequent Distribution Dates to holders of Allowed Class 4 and Allowed Class 5 Claims.  Beneficial interests in the Recovery Trust Causes of Action (i.e., the right to receive a share of net cash proceeds of the Recovery Trust Causes of Action) shall not be transferable.

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(e)

Tax Treatment of Recovery Trust.  The Recovery Trust generally is intended to be treated for federal income tax purposes as a liquidating trust for the benefit of creditors within the meaning of Treasury Regulations section 301.7701-4(d) and in accordance with IRS Revenue Procedure 94-45.  The Recovery Trust Agreement will provide that the Recovery Trust Trustee may pay taxes from the Recovery Trust Assets as appropriate.  In addition, the Recovery Trust Agreement will require consistent valuation by the Recovery Trust Trustee and the beneficiaries-creditors for all federal income tax purposes of the property contributed to the trust.  The Recovery Trust Agreement will provide that the sole purposes of the Recovery Trust will be to (i) collect and maintain any assets for the benefit of its beneficiaries, (ii) liquidate and distribute the assets transferred to it for the benefit of its beneficiaries-creditors as expeditiously as reasonably possible, (iii) not engage in any trade or business, and (iv) terminate upon the completion of such liquidation and distribution.  The Recovery Trust Agreement shall provide that termination of the trust shall occur no later than five (5) years after the Effective Date, unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the Recovery Trust to complete its claims resolution and liquidating purpose.  The Recovery Trust Agreement shall also limit the investment powers of the Recovery Trust Trustee in accordance with IRS Revenue Procedure 94-45 and shall require the Recovery Trust to distribute at least annually to its beneficiary-creditors (as such may have been determined at such time) its net income (net of taxes paid, if any), except for amounts retained as reasonably necessary to maintain the value of the Recovery Trust Assets or to meet claims and contingent liabilities.

Subject to definitive guidance from the IRS or a court of competent jurisdiction, the Recovery Trust Trustee shall file returns for the Disputed Claims Reserve (to the extent it applies to the Unsecured Claims Trust) as a disputed ownership fund under Proposed Treasury Regulations Section 1.468B-9, of which the Recovery Trust Trustee is the "administrator" as defined in such regulations, and the Recovery Trust Trustee shall be responsible for payments, out of the Disputed Claims Reserve (to the extent it applies to the Recovery Trust), of any taxes imposed on such reserve.

5.15.

Sinosure Group Agent.

On the Effective Date, the Reorganized Parent shall transfer to the Sinosure Group Agent (i) the New Class A Common Stock Shares and (ii) the Distribution Notes A.

5.16

Unsecured Claims Trust.

(a)

Execution of Unsecured Claims Trust Agreement.  On the Effective Date, the Unsecured Claims Trust Trustee and Reorganized Parent shall execute the Unsecured Claims Trust Agreement, which shall be in form and substance acceptable to the Creditors' Committee.

(b)

Duties and Responsibilities of Unsecured Claims Trust Trustee.  The powers, authority, responsibilities and duties of the Unsecured Claims Trust Trustee are set forth in and shall be governed by the Unsecured Claims Trust Agreement.

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(c)

Transfer of Assets to Unsecured Claims Trust.  On the Effective Date, the Reorganized Parent shall transfer to the Unsecured Claims Trust (i) the New Class B Common Stock shares and (ii) Distribution Note B.  Distribution Note B shall be held in the Unsecured Claims Trust by the Unsecured Claims Trust Trustee and shall provide that payments made by the Reorganized Debtors under Distribution Note B shall be made into the Unsecured Claims Trust.  The Unsecured Claims Trust Trustee will make distributions of cash proceeds of Distribution Note B on the Class 5 Distribution Date and Subsequent Distribution Dates to holders of Allowed Class 5 Claims.  Beneficial interests in Distribution Note B (i.e., the right to receive a share of cash proceeds of Distribution Note B) shall not be transferable.

5.17

Sinosure Performance Shares.

Holders of Allowed Sinosure Group Claims shall earn additional shares of New Class A Common Stock (the "Sinosure Performance Shares") for each of five (5) successive one-year periods from the Effective Date (the first such period ending on, and the second such period commencing immediately following, the last day of the month in which the anniversary of the Effective Date falls).  It is anticipated that the first such period will begin on the Effective Date and end on September 30, 2006.  For each such period and within thirty (30) days of the end of such period, the Reorganized Parent shall issue additional shares of New Class A Common Stock to the Sinosure Group Agent in an amount equal to 4.2% of the aggregate number of New Class A and Class B Common Stock, provided that, in respect of such period, ninety-day trade credit terms have been provided to the Reorganized Parent or its subsidiaries in accordance with the Supply Principles by Sinosure Group suppliers (with or without the benefit of Sinosure export credit insurance) or by suppliers not included in Class 4 with the benefit of Sinosure export credit insurance, which trade credit covers 100% of Huffy’s orders for bicycles and golf products sourced in Greater China, but not greater than the projected requirements set forth in Huffy’s 2005-2010 financial projections attached to the Disclosure Statement.

In the event that the trade credit so provided in respect of any such period is greater than 100% of such projected requirements, then the excess shall carry over towards calculation of the Sinosure Group’s performance in the next succeeding annual period.  In respect of any such annual period, to the extent that the ninety-day trade credit so provided is more than 75% (but less than 100%) of Reorganized Parent's and its subsidiaries' orders for bicycles and golf products sourced in Greater China (other than by operation of the limitation based on projected requirements set forth above), the amount of Sinosure Performance Shares to be issued in respect of such period shall be proportionately reduced.  The proration as set forth herein assumes that Reorganized Parent and its subsidiaries are acting in good faith in accordance with the Supply Principles, failing which there shall be no reduction in the Sinosure Performance Shares to be issued hereunder to the extent the failure of the Sinosure Group to provide the anticipated levels of trade credit hereunder results directly from Reorganized Parent's or its subsidiaries' failure to act in good faith in accordance with the Supply Principles.  (For the avoidance of doubt, in the event that the Sinosure Group fully performs under the Supply Principles, its ownership will be 34.2%, 38.4%, 42.6%, 46.8% and 51% of the aggregate New Class A and Class B Common Stock (all in New Class A shares) then outstanding at end of October 2006, 2007, 2008, 2009

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and 2010, respectively).  The allocation of Sinosure Performance Shares among members of the Sinosure Group shall be determined by the Sinosure Group.

In the event that at the end of the fifth annual period the Sinosure Group holding of New Class A shares is less than 51% of the aggregate number of New Class A and Class B Common Stock then outstanding, the Sinosure Group may elect to extend the supply arrangements hereunder to obtain issuance of additional Sinosure Performance Shares until its New Class A Common Stock holdings aggregate 51% (but not more than 51%) of such New Class A and Class B Common Stock.

To the extent the members of the Sinosure Group perform as contemplated by the Supply Principles, such performance shall be deemed to be fair and adequate consideration for any Sinosure Performance Shares issued pursuant to the Plan.

Sinosure shall be under no legal obligation hereunder, or under any agreement, document or instrument to be executed pursuant to this Plan, to provide export credit insurance to the other members of the Sinosure Group or any third party in respect of their sales to any of the Debtors or the Reorganized Debtors.  None of the other members of the Sinosure Group shall be under any legal obligation hereunder, or under any agreement, document or instrument to be executed pursuant to this Plan, to sell product or provide trade credit to any of the Debtors or the Reorganized Debtors.  To the extent that Sinosure provides such export credit insurance and the other members of the Sinosure Group provide such trade credit on the terms contemplated in the Supply Principles and this Section 5.17, they shall be entitled to the issuance of Sinosure Performance Shares as herein provided.

ARTICLE VI.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1

Assumption or Rejection of Executory Contracts and Unexpired Leases.

(a)

Executory Contracts and Unexpired Leases.  Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases between the Debtors and any Person shall be deemed rejected by the Reorganized Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) which previously has been assumed or rejected pursuant to an order of the Bankruptcy

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Court entered prior to the Effective Date, (ii) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date, or (iii) which is listed in Schedule 6.1(a)(x) (executory contracts) or Schedule 6.1(a)(y) (unexpired leases), which schedules shall be filed with the Bankruptcy Court and served on the affected parties by no later than ten (10) days prior to the Balloting Deadline; provided, however, that the Debtors or Reorganized Debtors, with the consent of the Creditors' Committee and the Sinosure Group, shall have the right, on or prior to the Confirmation Date, to amend Schedules 6.1(a)(x) or 6.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed, respectively, assumed or rejected.  The Debtors or Reorganized Debtors, with the consent of the Creditors' Committee and the Sinosure Group, shall provide notice of any amendments to Schedules 6.1(a)(x) or 6.1(a)(y) to the non-debtor parties to the executory contracts and unexpired leases affected thereby.  The listing of a document on Schedules 6.1(a)(x) and 6.1(a)(y) shall not constitute an admission by the Debtors or Reorganized Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

(b)

Schedules of Assumed Executory Contracts and Unexpired Leases; Inclusiveness.  Each executory contract and unexpired lease listed or to be listed on Schedules 6.1(a)(x) or 6.1(a)(y) that relates to the use or occupancy of real property shall be deemed to include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 6.1(a)(x) or 6.1(a)(y) and (ii) all executory contracts or unexpired leases appurtenant to the premises listed on Schedules 6.1(a)(x) or 6.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises, unless any of the foregoing agreements previously has been assumed.

(c)

Insurance Policies.  With the exception of the workers compensation policies and other insurance policies set forth on Schedule 6.1(c) which shall be deemed rejected by the Reorganized Debtors as of the Effective Date pursuant to section 365(a) of the Bankruptcy Code, each of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, including without limitation, any retrospective premium rating plans relating to such policies, shall be treated as executory contracts under the Plan and shall be deemed assumed by the Reorganized Debtors on the Effective Date.  Notwithstanding the foregoing, distributions under the Plan to any holder of a Claim covered by any insurance policies and related agreements, documents or instruments that are assumed hereunder, shall comply with the treatment provided under Article IV of the Plan.  Nothing contained in this Section 6.1(c) shall be deemed as an assumption by the Reorganized Debtors to pay any third-party claimant other than in accordance with distributions to holders of Claims as allowed under the Plan.  Nothing contained in this Section 6.1(c) shall constitute or be deemed a waiver or release of any

37

Cause of Action that the Debtors, Reorganized Debtors, or the Recovery Trust Trustee may hold against any entity, including, without limitation, the insurers under any of the Debtors’ policies of insurance.  With respect to any rejected insurance policy or workers compensation policy set forth on Schedule 6.1(c), the Reorganized Debtors shall retain the right to take appropriate action to recover any excess Collateral serving as security in connection with such policies.

(d)

Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases unless specifically assumed pursuant to Section 6.1(a) hereof and (ii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases specifically assumed pursuant to Section 6.1(a) hereof and of the cure amounts set forth on Schedule 6.1(e).

(e)

Cure of Defaults.  To the extent that cure payments are due with respect to an executory contract or unexpired lease to be assumed pursuant to Section 6.1(a) hereof, the amount of such cure payment shall be listed in the Plan Supplement.  To the extent that the non-debtor party to any executory contract or unexpired lease disagrees with the cure amount listed on Schedule 6.1(e) in the Plan Supplement, such party must file a notice of dispute stating the reasons for such dispute with the Bankruptcy Court and serve such notice on the Debtors, the Creditors' Committee and Sinosure by no later than five (5) days prior to the Confirmation Hearing.  If a non-debtor party to an executory contract or lease fails to timely file a notice of dispute of any cure amount listed on Schedule 6.1(e), it shall be forever barred from asserting any Claim for a cure amount or otherwise.  Except as may otherwise be agreed by the parties, within sixty (60) days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.  All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtors’ or Reorganized Debtors’ liability with respect thereto, or as may otherwise be agreed to by the parties.  If there are any objections filed, the Bankruptcy Court shall hold a hearing.  In the event the Bankruptcy Court determines that the cure amount is greater than the cure amount listed by the Debtors, the Debtors or Reorganized Debtors may elect to reject the contract or unexpired lease and not pay any cure amount.

(f)

Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.  Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 6.1(a) of the Plan must be filed with the Bankruptcy Court and/or served upon the Debtors or Reorganized Debtors or as otherwise may be provided in the Confirmation Order, by no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedule 6.1(a)(x) or 6.1(a)(y).  Any Claim not filed within such time will be forever barred from assertion against the Debtors, their Estates, the

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Reorganized Debtors, the Trusts, and their property.  Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

6.2

Indemnification Obligations.  For purposes of the Plan, the obligations of the Debtors to defend, indemnify, reimburse, or limit the liability relating to any claims or obligations against their present and former directors, officers or employees who served as directors, officers and employees, respectively, on or after the Commencement Date, pursuant to the Debtors’ certificates of incorporation or bylaws, applicable state law, or any combination of the foregoing with respect solely to the employees identified in the Management Indemnification Agreements, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged, irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

6.3

Compensation and Benefit Programs.  Except as provided in Section 6.1(a) of the Plan and unless specifically provided for otherwise in the Plan, and other than stock option or similar plans which will be cancelled as part of the treatment of any Class of Claims under the Plan, all current employment and severance practices and policies, and all current compensation and benefit plans, policies, and programs of the Debtors applicable to their current directors, officers, and employees who served as directors, officers and employees, respectively, on or after the Commencement Date, including, without limitation, all savings plans, retirement plans (excluding defined benefit plans), health care plans, severance benefit plans, incentive plans, workers’ compensation programs and life, disability and other insurance plans, including the Key Employee Retention Plan (the "KERP") approved by the Bankruptcy Court by an order, dated January 27, 2005, as amended by the Agreed Amended Order re the Key Employee Retention Plan, dated January 27, 2005, and the Amended Order re the Key Employee Retention Plan, dated June 15, 2005, are treated as executory contracts under the Plan and are hereby assumed pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code; provided, however, that the Reorganized Debtors reserve the right to modify any and all such compensation and benefit practices, plans, policies, and programs in accordance with the terms thereof.

6.4

Retiree Benefits.  Pursuant to section 1114 of the Bankruptcy Code, payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Commencement Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits; provided, however, that the Reorganized Debtors reserve the right to modify any and all such plans, funds and programs in accordance with the terms thereof and applicable law.

ARTICLE VII.

CONSOLIDATION OF HUFFY AND THE SUBSIDIARIES

7.1

Substantive Consolidation Treatment.  The entry of the Confirmation Order shall constitute the approval, pursuant to sections 105(a) and 1123(a)(5)(C) of the Bankruptcy Code,

39

effective as of the Effective Date, of the substantive consolidation of the Debtors for all purposes related to the Plan, including for purposes of voting, confirmation and distribution, but the Debtors shall not be substantively consolidated for other purposes.  Pursuant to such order, (i) any claim against any Debtor (other than Intercompany Claims) and any guarantee thereof by any other Debtor and any joint or several liability of any of the Debtors shall be deemed one obligation of the consolidated Debtors, (ii) each and every Claim filed or to be filed in the Chapter 11 Case of any Debtor shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors, and (iii) all duplicative claims (identical in both amount and subject matter) filed against more than one of the Debtors shall be automatically expunged so that only one Claim survives against the consolidated Debtors but in no way shall such Claim be deemed Allowed by reason of this Section 7.1.  Such substantive consolidation treatment shall not affect (i) the separate legal status and corporate structures of the Reorganized Debtors to effect restructurings as provided in this Plan, (ii) Subsidiary Equity Interests, (iii) Intercompany Claims, and, (iv) any defenses to any Causes of Action or requirements for any third party to establish mutuality in order to assert a right of setoff.

7.2

Merger or Dissolution of Corporate Entities.  On or as of the Effective Date, as determined by the New Board of Directors and the applicable Reorganized Debtor, each Subsidiary may be merged into another of the Debtors or Reorganized Debtors or dissolved.  Upon the occurrence of any such merger, all assets of the merged entities shall be transferred to and become the assets of the surviving corporation, and all liabilities of the merged entities, except to the extent discharged, released or extinguished pursuant to the Plan and the Confirmation Order, shall be assumed by and shall become the liabilities of the surviving corporation.  All mergers and dissolutions on or prior to the Effective Date shall be effective as of the Effective Date pursuant to the Confirmation Order, without the taking of any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

ARTICLE VIII.

PROVISIONS REGARDING CORPORATE GOVERNANCE
AND MANAGEMENT OF THE REORGANIZED DEBTORS

8.1

General.  On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the respective boards of directors of the Reorganized Debtors.  The Sinosure Group has advised the Reorganized Debtors of its intention to enter into an agency and voting agreement among its members regarding the voting of its members' shareholdings in the Reorganized Parent and regarding other decisions in respect of the Reorganized Debtors.

8.2

Meetings of Stockholders.  In accordance with the Amended Reorganized Parent Certificate of Incorporation and the Amended Reorganized Parent Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of Reorganized Parent shall be held on a date in 2006 selected by the New Board of Directors.

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8.3

Bylaws and Certificates of Incorporation.  On the Effective Date, the adoption of the Amended Reorganized Parent Certificate of Incorporation, the Amended Reorganized Parent Bylaws, Amended Reorganized Subsidiaries Certificates of Incorporation, and the Amended Reorganized Subsidiaries Bylaws shall be authorized and approved in all respects to be effective as of the Effective Date, in each case without further action under applicable law, regulation, order, or rule, and including without any further action by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.  The Amended Reorganized Parent Certificate of Incorporation and the Amended Reorganized Subsidiaries Certificates of Incorporation shall prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation as permitted by applicable law and the applicable organizational documents.  The Amended Reorganized Parent Bylaws shall include the corporate governance provisions set forth in Section 8.4 of the Plan, and the Amended Reorganized Subsidiaries Bylaws shall include provisions enabling the application of the corporate governance provisions set forth in Section 8.4 of the Plan to such Reorganized Debtors.  In addition, the Amended Reorganized Parent Bylaws shall include provisions to permit the terminations as described in Section 8.5 of the Plan of officers under certain circumstances, including the termination of officers of the Reorganized Subsidiaries.  Any amendments, modifications or supplements to the bylaws, code of regulations, or articles of incorporation of any Reorganized Debtor shall be subject to a Supermajority Vote.

8.4

Boards of Directors; Corporate Governance.

(a)

Selection of Board Members.  In accordance with the Amended Reorganized Parent Articles of Incorporation as of the Effective Date, the New Board of Directors shall be comprised of seven (7) members, four (4) of whom shall be elected by New Class A Common Stock shareholders, two (2) of whom shall be elected by the New Class B Common Stock shareholders, and one (1) of whom shall be the chief executive officer of the Reorganized Parent, elected by the New Class A Common Stock shareholders, the New Class B Common Stock shareholders, and the new Class C Common Stock shareholders voting together.  A schedule setting forth the identities of the New Board of Directors members as of the Effective Date shall be filed on or before the date of the Confirmation Hearing.  The chairman of the Board of Directors shall be designated by the members of the New Board of Directors elected by the New Class A Common Stock shareholders.  The New Board of Directors shall, and shall cause each of the Reorganized Subsidiaries to, comply with the corporate governance provisions set forth in Section 8.4 of the Plan.  Elections, removal and terms of directors will be in accordance with the Amended Reorganized Parent Articles of Incorporation and the Amended Reorganized Parent Bylaws, provided that only the class of stock that elected particular directors will be entitled to remove and replace their successors.

(b)

Reorganized Subsidiaries.  The initial boards of directors for each of the Reorganized Subsidiaries shall be set forth on Schedule 8.4(b) of the Plan.

(c)

Corporate Governance.  Certain aspects of the business and affairs of Reorganized Parent and the other Reorganized Debtors shall be subject to a Supermajority Vote:

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•

a merger of the Reorganized Debtors with a third party;

•

a change in the structure of the Board of Directors;

•

a change in the equity capital structure of the Reorganized Debtors;

•

a sale of substantially all of the Reorganized Debtors' assets; and

•

any change of these provisions.

These matters of corporate governance shall be included in the Amended Reorganized Parent Articles of Incorporation.

8.5

Officers.  The officers of the respective Debtors named in the Management Agreements shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date and in accordance with the Management Agreements with the Reorganized Debtors, the applicable organizational documents and applicable non-bankruptcy law.  After the Effective Date, the officers of the respective Reorganized Debtors shall be determined by their respective new boards of directors, in each case until their respective resignations or removal in accordance with applicable law and the applicable organizational documents.

8.6

Authorization of New Securities.  Without the need for any further corporate action and pursuant to Chapter 1701 of the Ohio General Corporation Law and the Reorganized Parent's Articles of Incorporation, on the Effective Date the authorized share capital of the Reorganized Parent shall consist of 20,400,000 shares of the New Class A Common Stock, 19,600,000 shares of New Class B Common Stock,  and 4,400,000 shares of New Class C Common Stock.  In addition, the authorized share capital of the Reorganized Parent shall include 16,560,000 shares available for issuance on terms which may be designated from time to time by its New Board of Directors in accordance with the Ohio General Corporation Law.

8.7

Issuance of New Securities.  The issuance and distribution of 8,400,000 shares of New Class A Common Stock to the Sinosure Group Agent and 19,600,000 shares of New Class B Common Stock to the Unsecured Claims Trust by Reorganized Parent on the Effective Date is hereby authorized and directed without the need for any further corporate act or action under applicable law, regulation, order or rule, and without any further action by the shareholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.  The Confirmation Order shall provide that the issuance of New Common Stock on account of Claims shall be exempt from the registration requirements of the Securities Act to the extent provided by section 1145 of the Bankruptcy Code.  Notwithstanding the actual date of distributions to creditors, the New Class A Common Stock and the New Class B Common Stock shall be deemed to be issued on the Effective Date.

Certificates evidencing shares of the New Common Stock will bear a legend substantially in the form below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE  ORIGINALLY ISSUED ON [__________], 2005 PURSUANT TO THE

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DEBTORS' JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF HUFFY CORPORATION (THE "COMPANY") AND CERTAIN OF ITS SUBSIDIARIES, DATED AS OF [__________], 2005 AND CONFIRMED BY THE BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF OHIO, WESTERN DIVISION, ON [__________], 2005 (THE "PLAN").  THESE SECURITIES WERE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE, 11 U.S.C. § 1145, AND HAVE NOT BEEN REGISTERED UNDER THE ACT, AND TO THE EXTENT THAT THE HOLDER OF THESE SECURITIES IS AN "UNDERWRITER" AS DEFINED IN SECTION 1145(b)(1) OF THE BANKRUPTCY CODE, THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RESTRICTIONS ON SALE OR TRANSFER AND ARE SUBJECT TO OTHER RIGHTS AND OBLIGATIONS SET FORTH IN THE AMENDED REORGANIZED COMPANY'S ARTICLES OF INCORPORATION AND BY-LAWS AND THE PLAN.

8.8

Shareholder Sale Rights.  In the event that the holders of New Class A Common Stock, individually or collectively, agree to sell in the aggregate fifteen percent (15%) or more of the then outstanding New Class A Common Stock, as a condition to such sale, such seller(s) of New Class A Common Stock must require that the offer to purchase such shares be extended by such purchaser on the same terms and conditions for an equal percentage of the New Class B Common Stock shares.  In the case that any such sale which would result in any Person, other than the members of the Sinosure Group, holding more than 50% of the New Class A Common Stock, then the seller(s) of New Class A Common Stock, as a condition to such sale, must require the offer be extended by such purchaser on the same terms and conditions to acquire all outstanding New Common Stock and in such circumstances, the other holders of New Common Stock shall be obligated to sell such shares provided that such sale is an arms-length transaction between non-interested third parties.

Holders of New Class B Common Stock (subject to applicable requirements of law including those described above) may sell any of their New Class B Common Stock to any third party at any time without restriction.  Holders of New Class A Common Stock (subject to applicable requirements of law including those described above) may sell any of their New Class A Common Stock to other members of the Sinosure Group at any time without restriction (including, in the case of Sinosure, the right to transfer any New Class A Common Stock held by it to any reinsurer which shared risk with Sinosure in respect of the Allowed Sinosure Claims).  If any purchaser of either New Class A or New Class B Common Stock is deemed to be a competitor of Reorganized Parent or any of its subsidiaries, such purchaser's access to non-public corporate and financial information of Reorganized Parent will be restricted.

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Holders of New Class B Common Stock shall have usual and customary "piggyback" rights to register their shares if the Reorganized Parent proposes to file a registration statement under the Securities Act.  A registration rights agreement describing such "piggyback" rights will be filed with the Plan Supplement.

8.9

Dividends.  Reorganized Parent shall pay a dividend to the holders of New Common Stock for the years ending 2007, 2008, 2009, and 2010; such dividend shall be payable on April 30th following such year-end subject to the Dividend Payment  Test as set forth in this Section 8.9.  The Dividend Payment Test requires that (i) after giving pro forma effect to the payment of a dividend, average availability under Reorganized Parent's revolving credit borrowing base measured from January 1 through March 31 (on a daily basis) be greater than $15 million and (ii) after giving effect to the payment of such dividend, the ratio of Reorganized Parent's total funded debt to EBITDA shall not exceed 3.0.  For the purposes of this calculation, EBITDA shall be measured on a trailing twelve-month basis from March 31 and total funded debt (excluding trade credit) shall be measured based on the average monthly debt balances for the trailing twelve-month period ended March 31.  Provided the Dividend Payment Test is met, Reorganized Parent shall pay 50% multiplied by, if a positive number, actual EBITDA for the respective previous twelve month period ending December 31 less projected EBITDA as detailed in the Debtors' approved Disclosure Statement for that same twelve month period ended December 31 to the holders of New Common Stock, subject to a minimum dividend payment of $500,000.

8.10

Class B Put.  New Class B Common Stock shareholders shall have the right to put (the "Class B Put") their shares to Huffy for purchase in cash on June 15, 2011, at a purchase price equal to the percentage of equity owned by New Class B Common Stock shareholders as of March 31, 2011, multiplied by five times the greater of average annual EBITDA for years 2008, 2009 and 2010 less average funded debt (excluding trade credit) minus cash and cash equivalents for that same period for those years calculated on a monthly basis or total EBITDA during the trailing 12 month period ended December 31, 2010, less average funded debt (excluding  trade credit) minus cash and cash equivalents for that same period on a monthly basis, such calculation in each such case shall be calculated on a consolidated basis for the Reorganized Parent and its direct and indirect subsidiaries.

Huffy will have the obligation to pay the Class B Put in cash if: (1) Reorganized Parent and its direct and indirect subsidiaries have cash, liquidity, or ability to raise debt sufficient to fund the Class B Put; and (2) after payment of the Class B Put Reorganized Parent and its direct and indirect subsidiaries shall have less than a 3X ratio of net funded debt to EBITDA measured for the 12 month period ended December 31, 2010; and (3) after taking such actions Reorganized Parent and its direct and indirect subsidiaries would have at least $10 million in cash and/or availability.  If these tests are not met, Huffy may satisfy the Class B Put in a Put Note(s).  The Put Note(s) shall bear an annual interest rate of 10%. Four equal semi-annual installment payments will be made on June 30, 2011, December 31, 2011, June 30, 2012, and December 31, 2012.

8.11

Management Incentive Plan.  The Management Incentive Plan will become effective on the Effective Date or as soon thereafter as is reasonably practicable and shall be in substantially in the form included in the Plan Supplement, which shall be in form and substance

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acceptable to the Sinosure Group and the Creditors’ Committee.  Entry of the Confirmation Order shall constitute approval of the Management Incentive Plan.

ARTICLE IX.

IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN

9.1

Means for Implementation of the Plan.  Upon confirmation of the Plan, in accordance with the Confirmation Order, the Debtors or Reorganized Debtors, the Trustees, or the Sinosure Group Agent, as the case may be, will be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan.  In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means for implementation of the Plan.

9.2

Effectiveness of Securities, Instruments and Agreements.  On the Effective Date, all documents described in the Plan Supplement and all other agreements entered into or documents issued pursuant to the Plan, including, without limitation, the New Loan Facility, the Intercreditor Agreement, the New Common Stock, the Distribution Note A Facility and Security Agreement, the Distribution Note B Facility and Security Agreement, the New Trade Credit Facility and Security Agreement, the Recovery Trust Agreement, the Unsecured Claims Trust Agreement, the Management Agreements, the Management Incentive Plan and/or any agreement entered into or instrument or document issued in connection with any of the foregoing, as applicable, shall become effective and binding upon the parties thereto in accordance with their respective terms and conditions and shall be deemed to become effective simultaneously.

9.3

Corporate Action.  On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors or members of one or more of the Debtors or Reorganized Debtors or their successors in interest under the Plan, including, without limitation, the authorization to issue or cause to be issued the New Common Stock and documents relating thereto, the New Loan Facility and documents relating thereto, the Distribution Note A Facility and Security Agreement, the Distribution Note B Facility and Security Agreement, and the New Trade Credit Facility and Security Agreement and documents relating thereto, the Recovery Trust Agreement, the Unsecured Claims Trust Agreement, and documents relating thereto, the adoption of the Amended Reorganized Parent Articles of Incorporation, the Amended Reorganized Parent Bylaws, the Amended Reorganized Subsidiaries Certificates of Incorporation and the Amended Reorganized Subsidiaries Bylaws, corporate mergers or dissolutions effectuated pursuant to the Plan, and the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in full force and effect from and after the Effective Date pursuant to Chapter 1701 of the Ohio Revised Code and other applicable general corporation law of the jurisdictions in which the Reorganized Subsidiaries are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors.  On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the secretary of state of the state in which each Reorganized Debtor is incorporated, in accordance with the applicable general corporation law of such states.

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9.4

Approval of Agreements.  The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents and all transactions contemplated by the Plan.  Entry of the Confirmation Order shall constitute approval of the Plan Documents and all such transactions, subject to the occurrence of the Effective Date.

9.5

Cancellation of Existing Securities and Agreements.  On the Effective Date, all authorized and or issued Old Parent Equity Interests, including any warrants and stock options, shall be canceled and extinguished, and the holders thereof shall not retain any rights thereunder and such instruments shall evidence no rights.

9.6

No Change of Control.  Any acceleration, vesting or similar change of control rights of any Person under employment, benefit or other arrangements with the Debtors that could otherwise be triggered by the entry of the Confirmation Order or the consummation of the Plan or any of the transactions contemplated thereby shall be deemed to be waived and of no force or effect.

9.7

Restructuring Transactions.  On and after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Reorganized Subsidiaries under the laws of jurisdictions other than the laws of which the applicable Reorganized Subsidiaries are presently incorporated, in each case only to the extent such actions are not inconsistent with the Plan and subject to the terms, conditions and restrictions set forth in the Bylaws of, or otherwise applicable to, each of the Reorganized Debtors and subject to the approval of the New Board of Directors and other applicable corporate and legal approvals.  Such restructuring may include one or more mergers, consolidations, recapitalizations, restructures, acquisitions or dispositions of assets, liquidations, dissolutions or other extraordinary transactions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate (collectively, the “Restructuring Transactions”).  The actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, recapitalizations, restructuring, acquisitions or disposition of assets, liquidation, dissolution or other extraordinary transactions containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.  The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations.  In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized

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Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.  Notwithstanding anything herein to the contrary, any Restructuring Transaction as contemplated hereunder shall be subject to the restrictions and/or the provisions in Section 8.4 of the Plan.

9.8

Termination of DIP Agreements  On the Effective Date, upon the indefeasible payment and satisfaction in full of all Obligations (as defined in the DIP Financing Order) incurred under or pursuant to the DIP Credit Facility and the DIP Financing Order in accordance with the terms and conditions thereof, as provided in Section 2.1 hereof, the DIP Credit Facility shall be deemed terminated.  Upon indefeasible payment and satisfaction in full of all such Obligations pursuant to the DIP Credit Facility and the DIP Financing Order, all Liens and security interests granted in the Collateral to secure such obligations shall be deemed terminated and of no further force or effect.

9.9

Contribution Claims.  On the later of (i) the Initial Distribution Date or (ii) thirty (30) days after the entry of a Final Order of the Bankruptcy Court approving the BPOU CR Group Settlement Agreement, the Debtors shall transfer and assign the Contribution Claims to the BPOU Trust.

9.10

New Common Stock.  The New Common Stock shall have such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable non-bankruptcy law or in the Amended Reorganized Parent Articles of Incorporation or Amended Reorganized Parent Bylaws and as set forth in Sections 8.4, 8.8, 8.9, and 8.10 of the Plan.

9.11

Operation of the Debtors in Possession Between the Confirmation Date and the Effective Date.  The Debtors shall continue to operate as debtors in possession in the ordinary course consistent with past practice, subject to the supervision of the Bankruptcy Court and pursuant to the Bankruptcy Code and the Bankruptcy Rules during the period from the Confirmation Date through and until the Effective Date (the "Pre-Effective Date Period"), and any obligation incurred by the Debtors in Possession during such period shall constitute an Administrative Expense Claim, provided that no such operations shall be inconsistent with the Plan.  At all times during the Pre-Effective Date Period, all loans and other credit and financial accommodations made by DIP Loan Agent and DIP Lenders to the Debtors in accordance with the DIP Credit Facility and the DIP Financing Order, as well as all Obligations incurred by Debtors in connection therewith, shall constitute Administrative Expense Claims and be afforded all of the rights, liens, claims, protections and remedies under the DIP Credit Facility and DIP Financing Order.

9.12

Administration After the Effective Date.  After the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire, and dispose of their property, free of any restrictions of the Bankruptcy Code and Bankruptcy Rules, subject to the terms of the Plan.

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9.13

Term of Bankruptcy Injunction or Stays.  All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence immediately preceding the Confirmation Date, shall remain in full force and effect through the Effective Date.

9.14

Revesting of Assets.

(a)

The property of the Estate of each of the Debtors, including, without limitation, the Reorganized Debtors Retained Causes of Action listed on Schedule 9.15(a) hereof (other than the Recovery Trust Assets), shall revest in the respective Reorganized Debtor on the Effective Date.

 (b)

As of the Effective Date, pursuant to section 1141 of the Bankruptcy Code, all property of the Debtors and Reorganized Debtors shall be free and clear of all Liens, Claims and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan or the Confirmation Order.

9.15

Causes of Action.

(a)

Reorganized Debtors' Retained Causes of Action. As of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any and all Reorganized Debtors' Retained Causes of Action shall become assets of the Reorganized Debtors, and the Reorganized Debtors shall have the authority to commence and prosecute such Reorganized Debtors' Retained Causes of Action for the benefit of the Reorganized Debtors; provided however, that the Debtors and the Reorganized Debtors shall be deemed to have waived and released, and hereby waive,  any such causes of action, liabilities, obligations, rights to legal or equitable remedies, suits, debts, sums of money, damages, judgments, claims and demands whatsoever whether known or unknown, matured or unmatured, disputed or undisputed, and whether asserted or assertable directly or derivatively in law, equity or otherwise arising, (including, without limitation, preference or other avoidance or recovery actions) against (i) each member of the Sinosure Group and its Affiliates, (ii) the funding of the Directors and Officers Trust Account and (iii) each member of the BPOU CR Group to the extent that the BPOU CR Group Settlement Agreement has been approved by a Final Order of the Bankruptcy Court.  After the Effective Date, the Reorganized Debtors shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such remaining Reorganized Debtors' Retained Causes of Action without approval of the Bankruptcy Court.  Certain of the Reorganized Debtors' Retained Causes of Action are described on Schedule 9.15(a) hereof.

(b)

Recovery Trust Causes of Action. As of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any and all Recovery Trust Causes of Action shall become assets of the Recovery Trust, and the Recovery Trust Trustee shall have the authority to commence and prosecute such Recovery Trust Causes of Action for the benefit of the Recovery Trust; provided however, that the Recovery Trust shall be deemed to have waived any such actions as described above (including, without limitation, avoidance or recovery actions) against (i) each member of the Sinosure Group and its Affiliates, (ii) the funding of the Directors and Officers Trust Account and (iii) each member of the BPOU CR Group to the extent that the BPOU CR Group Settlement Agreement has been approved by a Final Order of the Bankruptcy

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Court.  After the Effective Date, the Recovery Trust Trustee shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such remaining Recovery Trust Causes of Action without approval of the Bankruptcy Court.  Certain of the Recovery Trust Causes of Action are described on Schedule 9.15(b) hereof.

9.16

Discharge of Debtors.  The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession, their Estates, or any of their assets or properties under the Plan.  Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full, and (b) all Persons shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest and whether or not such holder has voted to accept or reject the Plan.  Notwithstanding the foregoing, nothing herein shall release, discharge, enjoin or preclude any Claim that has not arisen as of the Effective Date that any governmental unit may have against the Debtors and nothing herein shall release, nullify or enjoin the enforcement of any liability to a governmental unit under environmental statutes or regulations that any entity would be subject to as the owner or operator of property after the date of entry of the Confirmation Order or any liability to Debtors' defined benefit pension plan for violations of Title I of ERISA.

9.17

Injunction Related to Discharge.  Except as otherwise expressly provided in the Plan, the Confirmation Order, the DIP Financing Order, or a separate order of the Bankruptcy Court, all Persons who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors, are permanently enjoined, from and after the Effective Date, from (a) commencing, continuing or asserting in any manner, including any action or other proceeding of any kind, any such Claim or Equity Interest, (b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any Lien or asserting control of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest.  Such injunctions shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

9.18

Injunction Against Interference with the Plan.  Upon the entry of a Confirmation Order with respect to the Plan, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan, except with respect to (i) actions any such entity may take in connection with the pursuit of appellate rights, and (ii) any actions taken by DIP Loan Agent and/or DIP Lenders in connection with administering the DIP Credit Facility and preserving and protecting their respective rights, liens and claims thereunder.

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9.19

New Loan Facility.  On the Effective Date, the transactions contemplated by the New Loan Facility shall be consummated and thereupon become effective.

9.20

Distribution Note Facility.  On the Effective Date, the transactions contemplated by the Distribution Note Facility shall be consummated and thereupon become effective.

9.21

New Trade Credit Facility.  On the Effective Date, the transactions contemplated by the New Trade Credit Facility shall be consummated and thereupon become effective.

9.22

Supply Principles.  On the Effective Date, the Supply Principles shall have been implemented.

9.23

Termination of Pension Plan.  On or before the Effective Date, the Bankruptcy Court shall have entered a Final Order terminating the Huffy Corporation Retirement Plan (the "Pension Plan") and there is an agreement between the administrator of the Pension Plan and the PBGC terminating the Pension Plan.  The proposed date of the Pension Plan termination is August 31, 2005.  A hearing on the motion is scheduled for August 16, 2005.  If the motion is granted, the court will determine that unless the Pension Plan is terminated, each of the Debtors will be unable to pay its debts when due and each of the Debtors will be unable to continue in business outside the Chapter 11 process.  The court's determination is one element in the "reorganization test" for distress terminations, as set forth in 29 U.S.C. § 1341(c)(2)(B)(ii).  Pursuant to 29 U.S.C. § 1341(c), the Pension Benefit Guaranty Corporation (the "PBGC") must determine that the plan sponsor and each "controlled group member" (as defined in 29 U.S.C. § 1301(a)(14)) satisfies each element of at least one of the four "distress tests" set forth in 29 U.S.C. § 1341(c)(2)(B), and approve the distress termination of the Pension Plan.

ARTICLE X.

CONFIRMATION AND EFFECTIVENESS OF THE PLAN

10.1

Conditions Precedent to Confirmation.  The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to Section 10.4 hereof:

(a)

The proposed Confirmation Order shall (i) be in form and substance reasonably acceptable to the Debtors, the Sinosure Group, the Creditors’ Committee, and the DIP Loan Agent, and (ii) include, among other things, a finding of fact that the Debtors and the Reorganized Debtors (and the Sinosure Group and the Creditors' Committee, to the extent they are determined to have participated in the solicitation of the Plan), and their respective present and former members, officers, directors, employees, advisors, attorneys, and agents acted in good faith within the meaning of and with respect to all of the actions described in section 1125(e) of the Bankruptcy Code and are therefore not liable for the violation of any applicable law, rule or regulation governing such actions;

(b)

All exhibits to the Plan and those to be contained in the Plan Supplement, shall be in form and substance reasonably acceptable to the Debtors, the Sinosure Group and the Creditors’ Committee;

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(c)

The Debtors shall have received a commitment for the New Loan Facility, subject to customary closing conditions, including, without limitation, the occurrence of the Effective Date, from a financial institution, and in form and substance, reasonably acceptable to the Debtors, Sinosure Group and the Creditors’ Committee; and

(d)

A Final Order terminating the Pension Plan shall have been entered by the Bankruptcy Court and an agreement between the plan administrator of the Pension Plan and the PBGC terminating the Pension Plan shall have been executed.

10.2

Conditions Precedent to Effectiveness.  The Plan shall not become effective unless and until the following conditions have been satisfied or waived pursuant to Section 10.4 hereof:

(a)

The Confirmation Order shall have been entered and shall be a Final Order (with no modification or amendment thereof), and there shall be no stay or injunction that would prevent the occurrence of the Effective Date; and shall be in form and substance acceptable to the Creditors' Committee and the Sinosure Group;

(b)

The CCAA Ratification Order shall have been issued and entered and shall be a Final Order; and shall be in form and substance acceptable to the Creditors' Committee and the Sinosure Group;

(c)

The statutory fees owing to the United States Trustee shall have been paid in full;

(d)

All Plan Documents and exhibits to the Plan, including those to be contained in the Plan Supplement, shall be in form and substance satisfactory to the Debtors, the Sinosure Group and the Creditors’ Committee;

(e)

Each of the Amended Reorganized Parent Certificate of Incorporation, the Amended Reorganized Subsidiaries Certificates of Incorporation, the Amended Reorganized Parent Bylaws, and the Amended Reorganized Subsidiaries Bylaws, shall have been filed, effected, or executed, as required, in form and substance satisfactory to the Debtors, the Sinosure Group and the Creditors’ Committee;

(f)

All other actions, authorizations, filings, consents and regulatory approvals required (if any) shall have been obtained, effected or executed in a manner acceptable to the Debtors and remain in full force and effect or, if waivable, waived by the Person or Persons entitled to the benefit thereof;

(g)

(i) All amounts owed under the DIP Credit Facility shall have been indefeasibly paid in full in Cash by wire transfer of immediately available funds and the commitments, Liens and security interests granted thereunder terminated in accordance with the terms of the DIP Financing Order and DIP Credit Facility; and (ii) any contingent liabilities for charges in excess of the face amount of any DIP Letters of Credit issued under the DIP Credit Facility shall have been fully collateralized.

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(h)

The New Loan Facility shall have been entered into by all parties thereto and all conditions to the initial draw thereunder shall have been satisfied in accordance with the terms thereof such that the Reorganized Debtors shall have credit available to them to provide financing sufficient to meet their Cash obligations under the Plan and have sufficient borrowing capacity to satisfy their working capital requirements as of and after the Effective Date;

(i)

The trustee for the Recovery Trust shall have been selected.

(j)

The trustee for the Unsecured Claims Trust shall have been selected.

(k)

The Distribution Note Facility shall have been entered into by all parties thereto;

(l)

The New Trade Credit Facility shall have been entered into by all parties thereto; and

(m)

The Intercreditor Agreement shall have been entered into by all parties thereto.

10.3

Effect of Failure of Conditions.  If each condition to the Effective Date specified in Section 10.2 hereof has not been satisfied or duly waived in accordance with Section 10.4 hereof within thirty (30) days after the Confirmation Date, then (unless the period for waiver or satisfaction of such conditions has been extended with the consent of the Debtors, the Sinosure Group and the Creditors’ Committee, upon the filing of a motion by the Debtors at the request of the Sinosure Group and the Creditors’ Committee, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to the Effective Date set forth in Section 10.2 hereof is either satisfied or duly waived in accordance with Section 10.4 hereof before the Court enters an order granting the relief requested in such motion.  If the Confirmation Order is vacated pursuant to this Section 10.3, then, upon the motion of the Debtors (to be filed at the request of the Creditors’ Committee and the Sinosure Group) the Plan shall be deemed null and void in all respects, including without limitation the discharge of Claims pursuant to section 1141 of the Bankruptcy Code and the assumptions or rejections of executory contracts and unexpired leases as provided by the Plan, and nothing contained herein shall (1) constitute a waiver or release of any Causes of Action by, or Claims against, the Debtors or (2) prejudice in any manner the rights of the Debtors.

10.4

Waiver of Conditions.  With the exception of the condition precedent set forth in Section 10.2(g) of the Plan which may only be waived with the prior written consent of DIP Loan Agent, the Debtors may, with the prior written consent of the Sinosure Group and the Creditors’ Committee, waive one or more of the conditions precedent to confirmation of the Plan set forth in Section 10.1 or conditions precedent to the effectiveness of the Plan set forth in Section 10.2.

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ARTICLE XI.

RETENTION OF JURISDICTION

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)

To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

(b)

To determine any and all adversary proceedings, motions, applications and contested matters, and other litigated matters pending on the Confirmation Date;

(c)

To hear and determine all actions commenced or to be commenced by the Debtors or any other party in interest with standing to do so, pursuant to sections 505, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, collection matters related thereto, and settlements thereof provided, however, the Reorganized Debtors and the Recovery Trust Trustee may bring an action in any court of competent jurisdiction;

(d)

To hear and determine any objections to or the allowance, classification, priority, compromise, estimation or payment of any Administrative Expense Claims, Claims or Equity Interests;

(e)

To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(f)

To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(g)

To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(h)

To consider any amendments to or modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in the Plan, the Plan Documents, or any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i)

To hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

(j)

To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan including, but not limited to, Section 5.17 of the Plan;

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(k)

To recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(l)

To determine any Claim of or any liability to a governmental unit that may be asserted as a result of the transactions contemplated herein;

(m)

To enforce this Plan, the Confirmation Order and any other order, judgment, injunction or ruling entered or made in the Chapter 11 Cases, including, without limitation, the discharge, injunction, exculpation and releases provided for in this Plan;

(n)

To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation;

(o)

To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, but not limited to, an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods through the Effective Date, and in the event the Restructuring Transactions described in Section 9.7 are implemented, for all taxable periods of Huffy through the liquidation and dissolution of such entity);

(p)

To hear any other matter not inconsistent with the Bankruptcy Code; and

(q)

To enter a final decree closing the Chapter 11 Cases.

Notwithstanding the foregoing, nothing herein shall divest or deprive any other court or agency of any jurisdiction it may have over the Reorganized Debtors under applicable environmental laws.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

12.1

Effectuating Documents and Further Transactions.  Each of the Debtors or Reorganized Debtors, as the case may be, is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to implement, effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

12.2

Exemption from Transfer Taxes.  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated by the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

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12.3

Authorization to Request Prompt Tax Determinations.  Reorganized Parent is authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors, for all taxable periods through the Effective Date.

12.4

Exculpation.  Subject to the occurrence of the Effective Date, neither the Debtors nor the Reorganized Debtors, the Creditors’ Committee, the Sinosure Group, the DIP Lenders, the DIP Loan Agent, or any of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives, acting in such capacity (the “Exculpated Parties”) shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases and the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, and, with respect to the DIP Lenders, the DIP Loan Agent (and their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives), any act or omission related to the Debtors and any extensions of credit or other financial services or accommodations made or not made to the Debtors prior to the Effective Date;  provided, that the foregoing shall not operate as a waiver or release for (i) any express contractual obligation owing by any such Person or (ii) willful misconduct or gross negligence, or (iii) any liability to Debtors' defined benefit pension plan for violations of Title I of ERISA, and, in all respects, the Exculpated Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided further  that nothing in the Plan shall, or shall be deemed to, release the Exculpated Parties, or exculpate the Exculpated Parties with respect to, their respective obligations or covenants arising pursuant to the Plan.

12.5

Releases.  Subject to the occurrence of the Effective Date, on and as of the Effective Date, and in consideration of: (a) the services provided by the present and former directors, officers, employees, Affiliates, agents, financial advisors, attorneys, and representatives of the Debtors to the Debtors who were authorized to act in such capacities after the Commencement Date; and (b) the services of the Creditors’ Committee, the Sinosure Group, the DIP Lenders, the DIP Loan Agent, and their respective professionals in connection with the Chapter 11 Cases; the Debtors and the Reorganized Debtors shall release unconditionally and forever each present or former director, officer, or employee of the Debtors, who were authorized to act in such capacities on or after the Commencement Date, each member of the Creditors’ Committee, the Sinosure Group, the DIP Lenders, the DIP Loan Agent, and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, parent corporations, subsidiaries, partners, Affiliates and representatives from any and all Causes of Action whatsoever but solely with respect to actions taken on or after the Commencement Date; provided, however, that the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of (i) any express contractual obligation owing by any such Person or (ii) the willful misconduct or gross negligence of any such Person or (iii) any liability to Debtors' defined benefit pension plan for violations of Title I of ERISA.  For avoidance of doubt, this Section 12.5 shall not be deemed to release any Person from any Cause of Action whatsoever with respect to actions taken prior to the Commencement Date.  All releases granted to the DIP Loan Agent and DIP Loan Lenders under this Plan are not exclusive but are cumulative to the releases previously afforded to the DIP Loan Agent and DIP Lenders under the DIP Credit Facility and DIP Financing Order.

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12.6

Injunction Relating to Exculpation and Release.  The Confirmation Order will contain an injunction, effective as of and on the Effective Date, permanently enjoining the commencement or prosecution by the Debtors, the Reorganized Debtors and any other Person, whether derivatively or otherwise, of any Cause of Action exculpated, released or discharged pursuant to this Plan against the released and Exculpated Parties.

12.7

Termination of Creditors’ Committee.  The appointment of the Creditors’ Committee and its professionals shall terminate on the Effective Date.

12.8

Payment of Statutory Fees.  The Reorganized Debtors shall be responsible for timely payment of fees incurred pursuant to 28 U.S.C. § 1930(a)(6).  After confirmation, the Reorganized Debtors shall file with the Bankruptcy Court and serve on the U.S. Trustee a quarterly financial report regarding all income and disbursements, including all plan payments, for each quarter (or portion thereof) the cases remain open.

12.9

Amendment or Modification of the Plan.

(a)

Plan Amendments.  Alterations, amendments or modifications of the Plan may be proposed in writing by the Debtors, with the consent of the Creditors’ Committee, the Sinosure Group and the DIP Loan Agent, which consents shall not be unreasonably withheld, at any time prior to the Confirmation Date in conformity with section 1127(a) of the Bankruptcy Code, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122, 1123 and 1129 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code.  The Plan may be altered, amended or modified by the Debtors, with the consent of the Creditors’ Committee, the Sinosure Group and the DIP Loan Agent, which consents shall not be unreasonably withheld, at any time after the Confirmation Date in conformity with section 1127(b) of the Bankruptcy Code, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

(b)

Other Amendments.  Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that any such adjustments or modifications are consented to by the Creditors' Committee and the Sinosure Group.

12.10

Severability.  In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable.  The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.  The Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such

56

term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  If the Bankruptcy Court makes any such determination that any provision of the Plan is invalid, void or unenforceable, and such determination has a materially adverse effect on the holders of General Unsecured Claims or the Sinosure Group, the Plan, as modified by the Debtors or the Bankruptcy Court, shall be deemed withdrawn upon the filing of a notice from either the Creditors' Committee or the Sinosure Group, as applicable. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.11

Revocation or Withdrawal of the Plan.  The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void.  In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other Person, an admission against interests of the Debtors, the Creditors' Committee and the Sinosure Group, nor shall it prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

12.12

Binding Effect.  The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

12.13

Notices.  All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

if to the Debtors or Reorganized Debtors, to:

Huffy Corporation

225 Byers Road

Miamisburg, OH  45342

Attn:

Nancy A. Michaud, General Counsel

Telephone:

(937) 865-2800

Facsimile:

(937) 865-2887

57

with copies to:

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio  45202

Attn:

Kim Martin Lewis

Telephone:

(513) 977-8200

Facsimile:

(513) 977-8141

if to the Sinosure Group, to:

China Export & Credit Insurance Corporation

Rongjin Building

No. 5 Funchengmen North Street

Xicheng District

Beijing 100037, China

Attn:  Zhidong Liang and Xiaowei Chen

Telephone:  +(8610) 6835 9192

Facsimile:  +(8610) 8838 9773

Email:  'chenxw@sinosure.com.cn'

with a copy to:

Coudert Brothers LLP

1114 Avenue of the Americas

New York, New York  10036

Attn:  Barry Metzger and Edward H. Tillinghast, III

Telephone:

(212) 626-4400

Facsimile:

(212) 626-4120

if to Wachovia to:

Otterbourg, Steindler, Houston & Rosen, P.C.

230 Park Avenue

New York, NY  10169

Attn:   Daniel F. Fiorillo

Telephone:

(212) 661-9100

Facsimile:

(212) 682-6104

58

if to Creditors’ Committee, to:

McDonald Hopkins Co., LPA

600 Superior Avenue, E.

Suite 2100

Cleveland, OH  44114-2653

Attn:  Sean Malloy

Telephone:

(216) 348-5400

Facsimile:

(216) 348-5474

[if to the Trustees, to:]

12.14

Governing Law.  Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent the Plan or any agreement entered into pursuant to the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflicts of law of such jurisdiction.

12.15

Withholding and Reporting Requirements.  In connection with the consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

12.16

Plan Supplement.  In addition to Schedule 6.1(e) (cure amounts) and Schedules 9.15(a) and 9.15(b) (Causes of Action), the forms of the Amended Reorganized Parent Certificate of Incorporation, the Amended Reorganized Subsidiaries Certificates of Incorporation, Amended Reorganized Parent Bylaws, the Amended Reorganized Subsidiaries Bylaws, the Management Agreements, the Management Incentive Plan, the Management Indemnification Agreements, the Exit Financing Commitment Letter, the Supply Principles, the Unsecured Claims Trust Documents, the Recovery Trust Documents,  the Designation of Trustee for all trusts, the Distribution Notes A, the Distribution Note B, the Term Sheet for such notes, and the Intercreditor Agreement shall be contained in the Plan Supplement, filed with the Clerk of the Bankruptcy Court and served upon the Office of the United States Trustee, the Creditors’ Committee, Sinosure Group and the DIP Loan Agent, at least ten (10) days prior to the Balloting Deadline.  Upon filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement by written request to Huffy at the address provided in Section 12.13 of the Plan.

12.17

Headings.  Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose and shall not limit or otherwise affect the provisions of the Plan.

59

12.18

Exhibits/Schedules.  All Exhibits and Schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

12.19

Section 1125(e) of the Bankruptcy Code.  As of the Confirmation Date, the Debtors (and to the extent deemed to have participated in the solicitation of the Plan, the Creditors' Committee and the Sinosure Group) shall be deemed to have solicited acceptances hereof in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  As of the Confirmation Date, the Debtors, the Creditors’ Committee, and the Sinosure Group and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, Affiliates and representatives shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the new securities hereunder, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections hereof or other offer and issuance of new securities hereunder.

12.20

Bar Date for Administrative Expense Claims.  The Confirmation Order will establish an Administrative Expense Claims Bar Date for filing Administrative Claims (except for the (i) Administrative Expense Claims of Professionals, (ii) obligations incurred as ordinary course business expenses and (iii) obligations under the KERP); such date shall be thirty (30) days after the Effective Date.  Such Administrative Claims must be filed by this date with The Trumbull Group and a copy served on the Debtors.  Holders of Administrative Expense Claims not paid prior to the Effective Date shall submit proofs of Claim on or before such Administrative Expense Claims Bar Date or forever be barred from doing so.  The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2030(c) and 2002(f) will set forth such date and constitute notice of this Administrative Expense Claims Bar Date.  The Debtors and Reorganized Parent shall have ninety (90) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Expense Claims Bar Date to review and object to such Administrative Expense Claims (the "Administrative Claim Objections Deadline").

12.21

Filing of Additional Documents.  On or before Substantial Consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

12.22

No Admissions.  Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Person with respect to any matter set forth herein until the Effective Date at which time the Plan shall be binding on the Debtors, all creditors and all parties-in-interest.

12.23

Inconsistency.  In the event of any inconsistency between the Plan and the Disclosure Statement, any Exhibit to the Plan or the Disclosure Statement or any other instrument or document created or executed pursuant to the Plan, the Plan shall govern.  In the event of any inconsistency between the Plan and any Plan Document or the New Loan Facility, the Plan Document or the New Loan Facility, as applicable, shall govern (unless such inconsistency is the result of any amendment or modification not otherwise permitted or

60

authorized by this Plan).  In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall govern.

12.24

Waiver of Bankruptcy Rule 3020(e) and 7062.  The Debtors may request that the Confirmation Order include (a) a finding that Bankruptcy Rules 3020(e) and 7062 shall not apply to the Confirmation Order; and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

12.25

Time.  In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.26

Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated as to each Subsidiary under sections 1101 and 1127(b) of the Bankruptcy Code.  The Debtor shall file a motion with the Bankruptcy Court and seek a finding of substantial consummation under sections 1101 and 1127(b) of the Bankruptcy Code at such time as the Debtor determines that same has occurred.

12.27

Post-Confirmation Conversion/Dismissal.  A creditor or party in interest may bring a motion to convert or dismiss the Chapter 11 Cases under section 1112(b)(7) of the Bankruptcy Code after entry of the Confirmation Order if there is a material default in performing the conditions to effectiveness of the Plan.  If the Bankruptcy Court orders the Chapter 11 Cases converted to Chapter 7 after the entry of the Confirmation Order, this Plan provides that property of the Debtors’ estates that have not been disbursed pursuant to the provisions herein will revest in the Chapter 7 estate and that the automatic stay will be reimposed upon the revested property to the extent that relief from the stay was not previously authorized by the Bankruptcy Court during the pendency of the Chapter 11 Cases.  The Confirmation Order may also be revoked under certain limited circumstances.  The Bankruptcy Court may revoke the Confirmation Order if and only if such order was procured by fraud and if a party in interest brings a motion to revoke such Confirmation Order within 180 days after the entry of the Confirmation Order and obtain a final order approving such revocation.

61

12.28

Final Decree.  After Substantial Consummation of the Plan, the Reorganized Debtors may at a time, with notice and an opportunity to object to the Recovery Trust Trustee, file a motion with the Bankruptcy Court to obtain a final decree to close the Chapter 11 Cases.

Dated:

August 15, 2005

HUFFY CORPORATION
(for itself and on behalf of each of the other Debtors and Debtors In Possession)

By:/s/ John A. Muskovich

President and
Chief Executive Officer

62

EXHIBIT B

PROJECTED FINANCIAL INFORMATION

Overview of Significant Assumptions

Basis of Presentation

The Debtors' management have developed the Financial Projections based on the following underlying assumptions: (1) current and projected market conditions in both the bike and golf businesses, (2) no material change occurring to the existing customer and supplier base, (3) no new product lines, (4) the ability of the Debtors to maintain sufficient working capital to fund operations or to have access to financing sources to fund any deficiencies, (5) termination of the Huffy Corporation Retirement Plan and (6) confirmation of the Plan.

The Projections incorporate "Fresh Start Reporting" principles, which the Debtors will be required to adopt upon emergence from bankruptcy.  Fresh Start Reporting requires, among other things, that adjustments be made to the historical carrying value of assets based upon an allocation of continuing liabilities and enterprise value.

Plan of Reorganization

The Financial Projections assume the following as it relates to the Plan of Reorganization: (1) emergence from chapter 11 on September 30, 2005, (2) conversion of pre-petition debt to equity, (3) issuance of $12 million in notes to pre-petition creditors with an interest rate of 10% payable over 4 years beginning in June 2007 (the “Distribution Notes”), and (4) equity value of $20 million.

New Loan Facility

The Financial Projections assume that Huffy obtains a new $50 million loan facility upon emergence that provides for advances based upon typical advance rates of accounts receivable and inventory, plus an additional $5 million.  The additional $5 million is available through April 30, 2006, during which time the new lender will hold a first lien on substantially all of the assets of Huffy including intellectual property.  On April 30, 2006, any amounts due under the additional $5 million of availability will be repaid, and the new lender will relinquish the first position on the intellectual property to certain trade creditors and the holders of the Distribution Notes.

Balance Sheet Assumptions

Cash

All cash receipts are applied to the outstanding revolving credit facility on a daily basis and borrowings are made from the revolving credit facility on a daily basis in a sufficient amount to cover outstanding checks.  Accordingly, no cash balance is projected.

Accounts Receivable

Accounts receivable consists of amounts invoiced to third parties, net of program allowances and reserves for uncollectible accounts.

Inventory

Inventory primarily consists of finished wheeled products and golf products, including goods in-transit due to purchase order terms being FOB China.  Inventory is valued at the lower of cost or market, cost being determined on a first-in, first-out basis (FIFO).

Other current assets

Prepaid and other current assets include the unamortized value of certain assets such as prepaid insurance.

Furniture, fixtures and equipment

Furniture, fixtures and equipment represents the personal property utilized in the operation of the business.  These projections assume that Huffy does not own any real property after emergence.

Goodwill and other intangibles

Goodwill and other intangibles represent values assigned to tradenames and other intangibles based upon “fresh start reporting.”

Revolving credit facility

Revolving credit facility represents the direct borrowings under the New Loan Facility. Existing letters of credit in support of legacy workers compensation insurance policies of approximately $5.5 million are assumed to be drawn and become part of funded debt upon emergence.

Accounts Payable

Accounts payable represents the post-petition trade payables to suppliers in the ordinary course of business.  The projections assume that the suppliers extend payment terms from the current 60-day level to 90 days beginning with October 01, 2005 purchases.

3

Accrued Liabilities

Accrued Liabilities represent the post-petition accruals for costs incurred but not paid as of the respective balance sheet dates, excluding trade payables.

Distribution Notes

The creditor note represents the $12 million in distribution notes bearing interest at a rate of 10%.  The notes are payable in semi-annual payments over 4 years beginning in June 2007: $2.0 million in 2007, $2.5 million in 2008, $3.5 million in 2009, and $4.0 million in 2010.

Other Long-Term Liabilities

Other long-term liabilities are comprised of income tax liabilities being paid over six years and the liability for post-employment medical benefits.

Income Statement Assumptions

Revenues

Pricing and product mix are projected to be consistent with current levels.  Revenue is forecasted to increase throughout the Projection Period at a growth rate of 2% per year.

Costs and Expenses

Costs and expenses include all of the costs and expenses incurred in the operation of the business including the costs of goods sold, warehousing, labor costs, sales commissions, advertising, marketing, and product design and engineering.  Gross margins are projected to be consistent with current levels by product categories.  General operating expenses are projected to be maintained at current levels through the projection period while supporting higher sales volumes due to several initiatives management has in process.

Reorganization & Non-recurring Items

Reorganization & non-recurring items consists primarily of professional fees related to the reorganization process and other related items.

4

Interest Expense

Interest expense includes the interest on the new loan facility, distribution notes and charges relating to the defrayal of supplier’s interest expense for financing the additional thirty-days of trade terms.  Interest is charged at the following rates; Distribution Notes – 10%; accounts receivable and inventory revolving facility – 7.5% through December 31, 2005 and 8% thereafter; additional $5.0 million of availability – 11.5% through December 31, 2005 and 12% thereafter; supplier interest defrayal – .57% of invoice amount.

Income Taxes

The financial projections assume Huffy does not pay income taxes for 2004.  It is assumed that the Company begins paying taxes at an estimated statutory rate of 38.5% beginning in 2006.  Total income tax expense for the years 2006 through 2010 included in the financial projections is approximately $10 million.

The Company is currently developing estimates of the amount of tax attributes that will be available upon emergence from bankruptcy. Such computations are complex and are impacted by the nature of the Company’s pre-emergence attributes, including net operating loss carryforwards and losses incurred during the year of emergence; the tax basis in the Company’s assets; and the amount of cancellation of indebtedness income, each determined on a separate legal entity basis.  Use of the tax attributes remaining after reduction as a result of cancellation of indebtedness income may be limited as a result of the change in control of the Company that will occur upon emergence. To the extent that net operating loss carryforwards and other tax attributes are available to offset taxable income during the projection period, payments of income tax may be lower than the payments reflected in the financial projections. If it is determined that the Company has tax basis in excess of the fair market value of its assets, it is also possible that tax payments in excess of those reflected in the financial projections may be required. Further, under applicable tax rules, it is possible that the tax basis in assets, including but not limited to depreciable assets, inventory and accounts receivable, will be reduced as a result of the cancellation of indebtedness income of the Company and its subsidiaries. If reductions to tax basis are required, tax payments in excess of those reflected in the financial projections may be required. The Company will finalize these computations prior to filing its tax return for the year ending December 31, 2005, which is due no later than September 15, 2006.

5

HUFFY CORPORATION
Consolidated Balance Sheet
Forecast

	Opening
	Balance	December 31,
($000)	Sheet	2005	2006	2007	2008	2009	2010
Cash	-	-	-	-	-	-	-
Net Accounts Receivable	26,290	27,060	24,170	24,653	25,146	25,649	26,162
Net Inventory	43,600	25,900	25,500	26,010	26,530	27,060	27,601
Other Current Assets	6,811	10,765	8,822	11,019	8,679	11,019	8,679
Total Current Assets	76,701	63,725	58,492	61,682	60,355	63,728	62,442

Furniture, Fixtures & Equipment	1,426	1,396	1,468	1,547	1,626	1,705	1,784
Goodwill & Other Intangibles	34,070	34,070	34,070	34,070	34,070	34,070	34,070
Total Assets	112,197	99,191	94,030	97,299	96,051	99,503	98,296

Revolver	39,782	31,787	22,267	24,924	22,995	26,461	25,113
Accts Payable	26,997	27,137	30,247	30,814	31,393	31,984	32,586
Accrued Liabilities	7,747	3,778	3,778	3,778	3,778	3,778	3,778
Total Current Liabilities	74,526	62,702	56,292	59,516	58,166	62,223	61,477

Distribution Notes	12,000	12,000	12,000	10,000	7,500	4,000	-
Other Long Term Liabilities	5,671	5,671	5,021	4,371	3,721	3,071	2,421
Total Liabilities	92,197	80,373	73,313	73,887	69,387	69,294	63,898

Shareholders Equity	20,000	18,818	20,717	23,412	26,664	30,209	34,398

Total Liab. & Equity	112,197	99,191	94,030	97,299	96,051	99,503	98,296

6

HUFFY CONSOLIDATED
Statement of Income
Forecast

	4th Qtr
($000)	2005	2006	2007	2008	2009	2010
Net Sales	63,965	215,931	219,991	224,567	229,235	233,997
Total Costs and Expenses	60,727	207,880	210,739	214,760	218,865	223,055
Operating Income	3,238	8,051	9,252	9,807	10,370	10,942

Other (Income)/Expense:
Reorganization and Non Recurring Items	2,784	-	-	-	-	-
Interest Expense	1,636	4,964	4,870	4,520	4,605	4,131

Income Before Taxes	(1,182)	3,087	4,382	5,287	5,765	6,811
Income Taxes	-	1,188	1,687	2,035	2,220	2,622
Net Income	(1,182)	1,899	2,695	3,252	3,545	4,189
Depreciation & Amortization	168	672	671	671	671	671
EBITDA before restructuring	3,406	8,723	9,923	10,478	11,041	11,613

7

HUFFY CORPORATION
Consolidated Monthly Cash Flow
(Amounts In Thousands of Dollars)

	4th Qtr
	2005	2006	2007	2008	2009	2010

CASH FROM OPERATIONS
Net Income	(1,182)	1,899	2,695	3,252	3,545	4,189

Depreciation	168	672	671	671	671	671
(Increase)/Decrease in Net Accounts Receivable	(770)	2,890	(483)	(493)	(503)	(513)
(Increase)/Decrease in Net Inventories	17,700	400	(510)	(520)	(530)	(541)
(Increase)/Decrease in Other Current Assets	(3,954)	1,943	(2,197)	2,340	(2,340)	2,340
Increase/(Decrease) in Accts Payable	140	3,110	567	579	591	602
Increase/(Decrease) in Accrued Liabilities	(3,969)	-	-	-	-	-
Increase/(Decrease) in Other Long Term Liabilities	-	(650)	(650)	(650)	(650)	(650)
Cash Provided By/(Used In) Operations	8,133	10,264	93	5,179	784	6,098

CASH FROM INVESTING ACTIVITIES
Capital Expenditures, Net	(138)	(744)	(750)	(750)	(750)	(750)
Cash Provided By/(Used In) Investing	(138)	(744)	(750)	(750)	(750)	(750)

CASH FROM FINANCING ACTIVITIES
Increase/(Decrease) in Revolver	(7,995)	(9,520)	2,657	(1,929)	3,466	(1,348)
Increase/(Decrease) in Distribution Notes	-	-	(2,000)	(2,500)	(3,500)	(4,000)
Cash Provided By/(Used In) Financing	(7,995)	(9,520)	657	(4,429)	(34)	(5,348)

Net Change in Cash and Investments	-	-	-	-	-	-
Cash and Investments at the Beginning of the Period	-	-	-	-	-	-
Cash and Investments at the End of the Period	-	-	-	-	-	-

8

EXHIBIT C

LIQUIDATION ANALYSIS

9

LIQUIDATION ANALYSIS

OVERVIEW

Section 1129(a)(7) of the Bankruptcy Code requires that each holder of an impaired Allowed Claim of Equity Interest either (a) accept the plan of reorganization or (b) receive or retain under such plan property of a value, as of the effective date, that is not less than the value such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on the effective date of the plan.

The purpose of the Liquidation Analysis that follows (the “Liquidation Analysis”) is to provide information in order for the Bankruptcy Court to determine that the Plan satisfies this requirement.  The Liquidation Analysis was prepared to assist the Bankruptcy Court in making this determination and should not be used for any other purpose.

The following presents the general assumptions that were used in preparing the Liquidation Analysis assuming a chapter 7 case in which a chapter 7 trustee is charged with reducing to cash any and all assets of the Debtors and making distributions to the holders of Allowed Claims and Equity Interests in accordance with the distributive provisions of section 726 of the Bankruptcy Code.

Conversion of the Debtors’ cases to cases under chapter 7 of the Bankruptcy Code would likely result in additional costs to the estates.  Costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee as well as professionals retained by the trustee, asset disposition expenses (including broker fees and other commissions), personnel costs, and costs and expenses associated with preserving and protecting the Debtors’ assets during the liquidation period.

The Liquidation Analysis is limited to presenting information provided by management and does not include an independent evaluation for the underlying assumptions.  The Liquidation Analysis has not been examined or reviewed by independent accountants in accordance with standards promulgated by the American Institute of Certified Public Accountants.  The estimates and assumptions, although considered reasonable by management, are inherently subject to significant uncertainties and contingencies beyond the control of management.  Accordingly, there can be no assurance that the results shown would be realized if the Debtors were liquidated, and actual results in such case could vary materially from those presented.  If actual results are different from those shown, or if the assumptions used in formulating the Liquidation Analysis were not realized, then distributions to and recoveries by holders of Allowed Claims and Equity Interests could be materially affected.

1

OVERVIEW (Continued)

Additionally, the actual amounts of claims against the Debtors’ estates could vary significantly from estimated amounts depending upon the claims asserted during the pendency of the chapter 7 case, by reason of, among other things, the breach or rejection of executory contracts and leases.  The Liquidation Analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments, or other potential claims.  The Liquidation

Analysis also does not include recoveries from potential avoidance actions.  For the foregoing reasons and others, the Liquidation Analysis is not necessarily indicative of the value that may be realized in an actual liquidation, which values could vary materially from the estimates provided herein.

The Liquidation Analysis, which was prepared by the Debtors in consultation with their financial and legal advisers, is based upon a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and management.  The Liquidation Analysis is based upon assumptions with regard to liquidation decisions that would be made by the trustee (not management) and that are subject to change.  Accordingly, there can be no assurance that the values reflected in the Liquidation Analysis would be realized by the Debtors were they, in fact, to undergo such a liquidation.

GENERAL ASSUMPTIONS

(1)

The Liquidation Analysis is based upon an estimate of the proceeds that would be realized by the Debtors in the event that the Debtors’ assets are liquidated under chapter 7 of the Bankruptcy. Code.  The Liquidation Analysis is based upon projected balance sheets as of the estimated Plan effective date, which is September 30, 2005.

(2)

The chapter 7 liquidation period is assumed to last six months following the appointment or election of a chapter 7 trustee.  It is assumed that the wind down of the business operations of the Debtors will occur in the first three months.  This will include the collection of receivables, the sale of inventories, and the winding down of daily operations.  The marketing and sale of furniture, fixtures and equipment is assumed to be complete by the end of the sixth month.

(3)

All distributions will be made as and when proceeds from the disposition of assets and collection of receivables are received; however, the projected recoveries have not been discounted to reflect the present value of distributions.

2

GENERAL ASSUMPTIONS (Continued)

(4)

The claim amounts reflected in the Liquidation Analysis were estimated based upon a review of the Debtors’ balance sheets as of June 30, 2005, proofs of claim filed on or prior to the March 15, 2005 bar date, and estimates of claims that would arise in the event the Debtors’ cases were converted to cases under chapter 7 of the Bankruptcy Code.  The actual amount of claims allowed will change as a result of the resolution of various disputed, contingent, or unliquidated claims that have been or may be filed with the Bankruptcy Court.

(5)

The Liquidation Analysis does not assume the sale of the Debtors’ assets or any position thereof on a going concern basis.  As a result, the values reflected in the Liquidation Analysis are not indicative of the values that might be received were the Debtors to sell any of their assets as a going concern separately or a whole. The values reflected in the Liquidation Analysis are based solely on the assumption that the Debtors pursue a pure liquidation under chapter 7 of the Bankruptcy Code.

NOTES TO STATEMENT OF ASSETS

(1)

Cash- All cash receipts are applied to the outstanding revolving credit facility on a daily basis and borrowings are made from the revolving credit facility on a daily basis in a sufficient amount to cover outstanding checks.  Accordingly, the Debtors do not project a cash balance.

(2)

Accounts Receivable- Accounts receivable consists of amounts invoiced to third parties, net of program allowances and reserves for uncollectible accounts.

(3)

Inventory- Inventory primarily consists of finished bicycles and golf clubs, a portion of which is in-transit at any given time due to purchase order terms being FOB China.  Costs to be incurred to receive in-transit inventory, transfer and warehouse goods as well as any freight, duties and royalties due on the inventory sold is included in the winddown operating costs and not reflected in the estimated recovery range.

(4)

Prepaid and other current assets- Prepaid and other current assets include the unamortized value of certain assets such as prepaid insurance as well as retainers on deposit with professionals.

(5)

Furniture, fixtures and equipment- Furniture, fixtures and equipment represents the personal property utilized in the operation of the business.  Huffy does not own any real property.

(6)

Other assets including intangibles- Other assets including intangibles represents the historical carrying values of tradenames and goodwill as well as $1.4 million funding of non-qualified deferred compensation plans.

3

NOTES TO APPLICATION OF GROSS LIQUIDATION PROCEEDS

(1)

Winddown Operating Costs-Winddown operating costs represent direct costs to orderly winddown the business including the costs to receive in-transit inventory, transfer and warehouse goods as well as any freight, duties and royalties due on the inventory sold.

(2)

DIP Lender Claims- DIP Lender Claims represents the amount of direct borrowings under the revolving credit facility plus the amount of outstanding letters of credit and the professional fee carve-out.

(3)

Trustee fees- Trustee fees are based upon the statutory formula for the cap of trustee fees which approximate 3% of gross proceeds

(4)

Chapter 7 Administrative Costs-Chapter 7 Administrative Costs represent the costs of professional fees for administration of the Chapter 7 estate including attorneys and accountants as well as the cost of third-party accounts receivable collection agencies.

(5)

Chapter 11 Administrative Claims- Chapter 11 Administrative Claims represent post-petition expenses that have not been paid as of the date of the conversion to a Chapter 7 liquidation.  The majority of these claims would represent trade payables relating to the purchase of merchandise on 60 payment terms.

(6)

Priority Claims- Priority claims represent the latest estimate of pre-petition tax claims.

(7)

Unsecured Non-Priority Claims- Unsecured non-priority claims represent the latest estimate of these pre-petition claims including trade payables, deferred compensation liabilities, environmental liabilities and pension termination liabilities.

4

HUFFY CORPORATION
LIQUIDATION ANALYSIS
($ IN MILLIONS)

	Projected
	Book Value	Estimated Recovery
	9/30/2005	Percentage		Estimated Proceeds
	(unaudited)	Low	High	Low	High

I. STATEMENT OF ASSETS

Current assets:
Cash	$0.0	100.0%	100.0%	$0.0	$0.0
Accounts receivable	$26.3	70.0%	90.0%	$18.4	$23.7
Inventory	$43.6	60.0%	85.0%	$26.2	$37.1
Prepaids and other current assets	$6.3	5.0%	10.0%	$0.3	$0.6

Total current assets	$76.2			$44.9	$61.4

Furniture, fixtures and equipment	$1.4	10.0%	25.0%	$0.1	$0.4

Other assets including intangibles	$32.6	19.6%	50.3%	$6.4	$16.4

Gross Liquidation Proceeds	$110.2			$51.4	$78.2

5

HUFFY CORPORATION
LIQUIDATION ANALYSIS
($ IN MILLIONS)

	Estimated	Estimated Recovery
	Claim	Percentage		Estimated Proceeds
	Amount	Low	High	Low	High

II. APPLICATION OF GROSS LIQUIDATION PROCEEDS

Gross Liquidation Proceeds				$51.4	$78.2
Less: Winddown Operating Costs				($7.5)	($6.0)
Proceeds after Wind-down Operating Costs				$43.9	$72.2

Less: DIP Lender Claims	$40.1	100.0%	100.0%	($40.1)	($40.1)
Proceeds Available After DIP Lender Claims				$3.8	$32.1

Less: Trustee fees				($1.5)	($2.3)
Less: Chapter 7 Administration Costs	$2.0	100.0%	100.0%	($2.0)	($2.0)
Proceeds Available for Distribution				$0.3	$27.8

Less: Chapter 11 Administrative Claims	$31.1	1.0%	89.4%	($0.3)	($27.8)
Proceeds Available After Administrative Claims				$0.0	$0.0

Less: Priority Claims	$2.0	0.0%	0.0%	$0.0	$0.0

Proceeds Available After Priority Claims				$0.0	$0.0

Amounts Available for Distribution:
Unsecured Non-Priority Claims	$150.0	0.0%	0.0%	$0.0	$0.0

6

EXHIBIT D

TERM SHEET FOR DISTRIBUTION NOTES A

Distribution Notes A

Summary of Key Terms

Issuer:	Huffy Corporation (“Huffy” or the “Company’)

Issue Size:	$3 million to be distributed to Class 4

Maturity Date:	December 31, 2010

Interest Rate:	10%, payable semi-annually

Ranking:

Second security interest on all assets of Huffy to be shared on a pari passu basis with the trade credit provided by the Sinosure Group and Distribution Note B and subject to an inter-creditor agreement with the trustee for Distribution Note B, the Sinosure Group and the Company’s working capital facility lender(s).  On and after April 30, 2006 a first security interest on the intellectual property of Huffy and a second security interest on all the other assets of Huffy to be shared pari passu with the trade credit provided by the Sinosure Group and Distribution Note B.

Amortization:

$250,000 payable on each of June 30, 2007 and December 31, 2007

$312,500 payable on each of June 30, 2008 and December 31, 2008

$437,500 payable on each of June 30, 2009 and December 31, 2009

 $500,000 payable on each of June 30, 2010 and December 31, 2010

Covenants:

Limitations on cash dividends on capital stock except as provided in Dividend Payment Test.  Cross default to working capital facility in respect of defaults which have resulted in a suspension or limitation of further drawings on such facility or in a demand for accelerated repayment.

EXHIBIT E

TERM SHEET FOR DISTRIBUTION NOTE B

Distribution Note B

Summary of Key Terms

Issuer:	Huffy Corporation (“Huffy” or the “Company’)

Issue Size:	$9 million to be distributed to Class 5

Maturity Date:	December 31, 2010

Interest Rate:	10%, payable semi-annually

Ranking:

Second security interest on all assets of Huffy to be shared on a pari passu basis with the trade credit provided by the Sinosure Group and Distribution Notes A and subject to an inter-creditor agreement with the trustee for Distribution Notes A, the Sinosure Group and the Company’s working capital facility lender(s).  On and after April 30, 2006 a first security interest on the intellectual property of Huffy and a second security interest on all the other assets of Huffy to be shared pari passu with the trade credit provided by the Sinosure Group and the Distribution Notes A.

Amortization:

$750,000 payable on each of June 30, 2007 and December 31, 2007

$937,500 payable on each of June 30, 2008 and December 31, 2008

 $1,312,500 payable on each of June 30, 2009 and December 31, 2009

 $1,500,000 payable on each of June 30, 2010 and December 31, 2010

Covenants:

Limitations on cash dividends on capital stock except as provided in Dividend Payment Test.  Cross default to working capital facility in respect of defaults which have resulted in a suspension or limitation of further drawings on such facility or in a demand for accelerated repayment.

EXHIBIT F

SUPPLY PRINCIPLES

Supply Principles

Structure

1.

Supply Principles contemplate Huffy dealing with individual Sinosure Group  suppliers for orders and entering into purchase orders on customary terms, consistent with the terms of the Supply Principles (which will not address many issues of the ordering, shipment, quality control, etc. process historically dealt with in Huffy purchase orders and other documentation with suppliers).

2.

These Supply Principles are intended to govern the supply relationship between Huffy and the Sinosure Group during the five year term commencing on the Effective Date of the POR.  They are not intended to create legally binding relations between the parties except to the extent embodied in Huffy purchase orders accepted by a supplier.

Measurement Period

3.

Each of the five successive one year periods from the Effective Date of the POR (the first such period commencing immediately following, the last day of the month in which the anniversary of the Effective Date falls).  The first such period is expected to be October 1, 2005 through September 30, 2006.

Preferred Vendor Status and Competitive Pricing

4.

Product pricing during the term of the Supply Principles to be competitive with pricing for Huffy bicycle and golf products sourced in the Greater China market.  Price negotiations to be conducted between Huffy and the individual Sinosure Group suppliers.

5.

In the event any particular Sinosure Group supplier with which Huffy has been dealing is not offering competitive pricing or is in default of timely shipping, quality or other terms of applicable purchase orders, Huffy shall offer the opportunity to fulfill further orders for such products to other Sinosure Group suppliers.  In the event that no Sinosure Group supplier is prepared to fill such orders at competitive prices, Huffy may place such orders with non-Sinosure Group suppliers in Greater China on terms no more favorable than those offered by Huffy to the Sinosure Group suppliers after providing such Sinosure Group suppliers the opportunity to meet such non-Sinosure Group offer.

6.

In respect of new products, Huffy shall offer the opportunity to provide such products to the suppliers of its choice among the Sinosure Group suppliers.  In the event that no Sinosure Group supplier is prepared to fill such orders at competitive prices, Huffy may place such orders with non-Sinosure Group suppliers in Greater China on terms no more favorable than those offered by Huffy to the Sinosure Group suppliers after providing such Sinosure Group suppliers the opportunity to meet such non-Sinosure Group offer.

Trade Credit

7.

Trade credit terms of 90 days from FOB China are to be provided by the relevant Sinosure Group  supplier in respect of each shipment during the term of the Supply Principles, in respect of aggregate volumes not exceeding those set forth in Huffy’s 2006-2010 financial projections attached to Huffy's Amended Disclosure Statement.  Trade credit terms in respect of additional volumes to be negotiated between Huffy and the concerned supplier(s). Initial 90 day trade credit terms are contemplated in respect of purchase orders agreed after June 20, 2005 providing for shipment after the expected (September 30, 2005) Effective Date of the POR and provided that actual shipment takes place after but not on the Effective Date of the POR in Ohio.

8.

Export credit insurance by Sinosure for 90 day terms to Sinosure Group suppliers on terms comparable to those provided generally to other Sinsoure customers from time to time during the term of the Supply Principles.  In the event Huffy is permitted to place orders with a supplier outside the Sinosure Group (as per paragraphs 5 and 6 above), export credit insurance offered by Sinosure to such supplier to be on comparable terms, provided that such supplier meets applicable Sinosure risk underwriting standards.

9.

Trade credit provided by the Sinosure Group is to be secured by a second lien on all Huffy’s assets through April 30, 2006 and from May 1, 2006 forward a first lien on Huffy’s intellectual property rights and a second lien on other assets of Huffy, in both cases on a pari passu basis with the Distribution Notes (for the benefit of all unsecured creditors pursuant to the Plan of Reorganization Term Sheet) and subject to an inter-creditor agreement with the Company’s working capital facility lender(s).

Other Terms

10.

Standard Huffy purchase order terms will apply.

11.

Sinosure Group suppliers and Huffy shall comply with all customer/ licensor standards and ethics codes.

12.

The Sinosure Group suppliers to represent in volume not less than 90% of current shipments to Huffy at the Effective Date of the POR.

2

EXHIBIT G

ORDER OF THE BANKRUPTCY COURT

APPROVING THE DISCLOSURE STATEMENT

This document has been electronically entered in the records of the United States Bankruptcy Court for the Southern District of Ohio.

IT IS SO ORDERED.

Dated:  August 17, 2005

/s/ Lawrence S. Walter

Lawrence S. Walter

United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF OHIO

WESTERN DIVISION

In re: HUFFY CORPORATION an Ohio corporation, et al. [1] Debtors.	Chapter 11 Case No. 04-39148 through 04-39167 Jointly Administered (04-39148) Honorable Lawrence S. Walter

ORDER (I) APPROVING DISCLOSURE STATEMENT (II) ESTABLISHING PROCEDURES FOR SOLICITATION AND TABULATION OF VOTES TO ACCEPT OR REJECT JOINT PLAN OF REORGANIZATION, (III) SCHEDULING A HEARING ON CONFIRMATION OF JOINT PLAN OF REORGANIZATION, (IV) APPROVING THE FORM OF BALLOTS AND SOLICITATION MATERIALS AND

(V) APPROVING RELATED NOTICE PROCEDURES

1

The Debtors are the following entities: Huffy Corporation, Huffy Risk Management, Inc., HUFCO-Ohio, Inc., HCAC, Inc., Hufco-Delaware Company, Huffy Sports, Inc., American Sports Design Company, Huffy Sports Washington, Inc., Huffy Sports Outlet, Inc., Huffy Sports Canada, Inc., Lehigh Avenue Property Holdings, Inc., Tommy Armour Golf Company, Lamar Snowboards, Inc., Huffy Sports Delaware, Inc., First Team Sports, Inc., Hespeler Hockey Holding, Inc., HUFCO-Georgia I, Inc., HUFCO-Georgia II, Inc., HUFCO-New Brunswick, Inc., and HUF Canada, Inc.

Upon the Motion of the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) dated July 19, 2005 (Docket No. 922) for entry of an Order Approving (i) the Debtors' Disclosure Statement (the “Disclosure Statement”),2 (ii) the Form of Ballots and Solicitation Materials, Voting Deadline and Solicitation Procedures, including approval of (a) the procedures for soliciting and tabulating votes on the Plan, (b) the forms of Ballots for submitting votes on the Plan, (c) the voting deadline for submitting Ballots, (d) the deadlines and procedures for temporary allowance of Claims for voting purposes, (e) the contents of the proposed solicitation packages to be distributed to creditors and other parties in interest in connection with the solicitation of votes on the Plan (collectively, the “Solicitation Packages”), and (f) the proposed record date for purposes of voting on the Plan, (iii) Scheduling a Hearing on Confirmation of Proposed Joint Plan of Reorganization  (the "Confirmation Hearing") and (iv) Approving Related Notice Procedures; and the Court having conducted a hearing on the Motion on August 16th, 2005 (the “Hearing”); and  upon consideration of the Motion and all pleadings related thereto, including the statements of counsel made at the Hearing; and the Court having considered the Objections filed against the Motion, and same having either been settled, withdrawn, or overruled; and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein;

THE COURT HEREBY FINDS AS FOLLOWS:

A.

The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334.

B.

This is a core proceeding pursuant to 28 U.S. C. § 157(b)(2).

2

The defined term “Disclosure Statement” shall include any amendments or supplements thereto as filed with the Bankruptcy Court through the date of the Disclosure Statement hearing.  Further, any other Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Motion.

C.

Notice of the Motion and the Hearing, made in the manner described in the Motion, was sufficient and proper under the circumstances and complied with the requirements of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules of this Court.

D.

The relief requested in the Motion and granted herein is warranted under the circumstances and is in the best interests of the Debtors, their respective estates and creditors.

E.

The Disclosure Statement contains adequate information within the meaning of 11 U.S.C. § 1125 and the solicitation of acceptances or rejections of the Plan by the use of the Disclosure Statement shall be deemed to be in good faith within the meaning of 11 U.S.C. §1125(e).

F.

The forms of ballots attached to the Motion as Exhibit A, and the additional Ballots filed with the supplement to the Motion for Class 11 and Class 12 (the "Ballot Supplement") (collectively, the “Ballots”) (i) are consistent with Official Form No. 14, (ii) adequately address the particular needs of these Chapter 11 cases, (iii) are appropriate for each Class of Claims entitled to vote to accept or reject the Plan, and (iv) comply with Bankruptcy Rule 3017(d).

G.

Ballots need not be provided to holders of Claims and Interests in (i) Classes 1 - Other Priority Claims, Class 2 - Other Secured Claims, Class 7 - Intercompany Claims and Class 9 - Subsidiary Equity Interests under the Plan because said classes are unimpaired and are conclusively presumed to have accepted the Plan in accordance with 11 U.S.C. § 1126(f); and (ii) Class 8 - Subordinated Claims and Class 10 - Old Parent Equity Interests  are impaired but will neither retain nor receive any property under the Plan and are thus conclusively deemed to have rejected the Plan under 11 U.S.C. § 1126(g).

H.

The period during which the Debtors may solicit votes to accept or reject the Plan, as established by this Order, provides sufficient time for creditors to make informed decisions to accept or reject the Plan and submit their Ballots in a timely fashion.

I.

The procedures for the solicitation and tabulation of votes to accept or reject the Plan, as approved herein, provide a fair and equitable voting process and are consistent with 11 U.S.C. § 1126.

J.

The contents of the Solicitation Packages and Equity Notice and the procedures for providing notice of the Confirmation Hearing and the other matters set forth in the Confirmation Hearing Notice comply with the Federal Rules 2002 and 3017 and constitute sufficient notice to all interested parties in accordance with Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules of this Court.

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED  THAT:

1.

The Motion is GRANTED.

2.

Any objections to the Motion shall be and hereby are, OVERRULED.

3.

The Disclosure Statement is APPROVED.

4.

The Debtors are authorized to make non-substantive changes to the Disclosure Statement without further approval of the Court prior to its dissemination, including, without limitation, changes to correct typographical and grammatical errors, changes agreed upon at the Hearing and to make conforming changes among the Disclosure Statement, the Plan, and any other materials to be included in the Solicitation Package prior to their distribution, provided that the Creditors' Committee and the Sinosure Group consents thereto.

5.

The Ballots substantially in the forms attached to the Motion as Exhibit A and the Ballot Supplement, including the instructions attached to each Ballot, are APPROVED.

6.

The appropriate Ballots shall be distributed to holders of Claims in the following Classes entitled to vote to accept or reject the Plan:

Ballot No.	Ballot Class	Description
Ballot No. 1	Class 3 Claims Ballot	Convenience Claims

Ballot No. 2	Class 4 Claims Ballot	Sinosure Group Claims

Ballot No. 3	Class 5 Claims Ballot	General Unsecured Claims

Ballot No. 4	Class 6 Claims Ballot	De Minimis Litigation Claims

Ballot No. 5	Class 11 Claims Ballot	Government Agency Settled Environmental Claims

Ballot No. 6	Class 12 Claims Ballot	BPOU CR Group Settled Environmental Claims

7.

The foregoing Classes are the only ones that will receive Ballots, because they are the only Classes of claims that will be entitled to vote under the Plan.  As for the other Classes under the Plan, Class 1 - Other Priority Claims, Class 2 - Other Secured Claims, Class 7 - Intercompany Claims and Class 9 - Subsidiary Equity Interests are unimpaired; therefore, the holders of Claims in these Classes are conclusively presumed to have accepted the Plan pursuant to 11 U.S.C. § 1126(f) so that no vote is necessary.  Conversely, Class 8 - Subordinated Claims and Class 10 - Old Parent Equity Interests, are impaired under the Plan and the holders of those Claims and Interests will not receive any or retain any property of the Debtors; hence, such classes are conclusively presumed to have rejected the Plan in accordance with 11 U.S.C. § 1126(g).  The aforementioned Classes of claims not entitled to vote on the Plan, with the exception of Class 10 -Old Parent Equity Interests, shall receive a notice to that effect in their respective Solicitation Package substantially in the form of Exhibit C attached to the Motion.

8.

In order to be counted as votes to accept or reject the Plan, all Ballots must be properly executed, completed and delivered, by either mail, overnight courier or personal delivery, to the

Debtors’ Claims, Noticing and Balloting Agent, The Trumbull Group, LLC, which will serve as the balloting agent (the “Balloting Agent”), so that they are actually received no later than September 12, 2005 the (the “Voting Deadline”). Ballots transmitted by facsimile or electronic mail will not be counted.

9.

Solely for the purposes of voting on the Plan – and not for the purpose of allowance of or distributions on account of any Claim and without prejudice to the Debtors’ rights in any other context – each Claim within a Class of Claims entitled to vote to accept or reject the Plan shall be temporarily allowed in accordance with the following rules (the “Tabulation Rules”):

a)

Unless one or more Tabulation Rules set forth below applies and provides otherwise, a Claim will be deemed temporarily allowed for purposes of voting on the Plan in an amount equal to either: (i) if no proof of claim has been timely filed on account of such Claim, the noncontingent, liquidated and undisputed amount of such Claim as set forth in the Debtors' Schedules; or (ii) if a proof of claim has been timely filed on account of such Claim, the noncontingent, liquidated and undisputed amount set forth therein.

b)

If a Claim is deemed allowed under the Plan, such Claim will be temporarily allowed for voting purposes in the amount set forth therein.

c)

If a Claim for which a proof of claim has been timely filed and has not been disallowed is listed, marked or otherwise referenced on its face as contingent, unliquidated or disputed, either in whole or in part, only the noncontingent, liquidated and undisputed portion, if any, of such Claim will be deemed temporarily allowed for voting purposes, subject to the other Tabulation Rules, and the remaining portion of such Claim will be disallowed for voting purposes.

d)

If a Claim has been allowed pursuant to a stipulation approved by the Court, such Claim will be deemed allowed for voting purposes in the amount set forth in such stipulation.

e)

If a Claim has been estimated or otherwise allowed for voting purposes by order of the Court, such Claim will be temporarily allowed for voting purposes in the amount so estimated or allowed by the Court.

(f)

Claims that are either (i) listed in the Debtors' Schedules as contingent, unliquidated or disputed, or in the amount of $0, or (ii) not listed in the Schedules, and on account of which no proof of claim was timely filed and no stipulation allowing the Claim has been approved by the Court or order allowing the Claim has been entered, will be disallowed for purposes of voting on the Plan.

g)

If ten (10) days before the Voting Deadline the Debtors have filed and served an objection to or motion to disallow or reclassify a Claim, or to allow or estimate the Claim in an amount different from the amount asserted in the Claim, such Claim will be temporarily allowed for voting purposes in the lesser amount and classification identified in such motion.

h)

If a holder of a Claim identifies a Claim amount in its Ballot that is less than the amount otherwise calculated in accordance with the Tabulation Rules, the Claim will be temporarily allowed for voting purposes in the lesser amount identified on such Ballot.

i)

Creditors will not be entitled to vote Claims to the extent such Claims duplicate or have been superseded by other Claims filed by or on behalf of such creditors.  The Balloting Agent will determine whether a Claim is duplicative or superseded in the Balloting Agent's discretion.

j)

A party shall not be entitled to a vote on the Plan based upon a guarantee or other theory of payment. There shall be allowed only one vote per Claim regardless of how many parties may be subject to legal liability.

k)

If a Class 5 Ballot does not indicate an election for treatment as a Class 3 Convenience Claim, such Class 5 Claim shall be treated for all purposes as a Class 5 Claim. Further, if the Class 5 Ballot indicates an election to be treated as a Class 3 Convenience Claim and does not indicate acceptance or rejection of the Plan, it shall be deemed an acceptance of the Plan of the Class indicated on the Ballot.

l)

If a Class 3 Ballot does not indicate an election for treatment as a Class 5 General Unsecured Claim, and such creditor also has a Class 5 General Unsecured Claim, and the aggregate of such creditors Class 3 and Class 5 Claims against the Debtors exceed $25,000, the Class 3 Convenience Claim shall be treated for all purposes as a Class 5 General Unsecured Claim for voting purposes. Further, if the Class 3 Ballot indicates an election to be treated as a Class 5 General Unsecured Claim and does not indicate acceptance or rejection of the Plan, it shall be deemed an acceptance of the Plan of the Class indicated on the Ballot.

10.

The following additional Tabulation Procedures shall be utilized in tabulating the Ballots:

a)

Except to the extent the Debtors otherwise determine, or as permitted by the Court, Ballots received after the Voting Deadline will not be accepted or counted by the Debtors in connection with the Debtors' request for confirmation of the Plan.

b)

Any Ballot which is properly completed, executed and timely returned that does not indicate an acceptance or rejection of the Plan shall not be counted.

c)

Any Ballot which is returned indicating acceptance or rejection of the Plan but which is unsigned shall not be counted.

d)

Whenever a creditor casts more than one Ballot voting the same claim prior to the Voting Deadline, only the last timely Ballot received will be deemed to reflect the voter's intent and will thus supersede any prior Ballots.

e)

If a creditor casts simultaneous duplicative Ballots which are voted inconsistently, such Ballots shall not be counted.

f)

Each creditor shall be deemed to have voted the full amount of its Claim as set forth on the Ballot.

g)

Creditors shall not split their vote within a Claim, thus each creditor shall vote all of its Claim within a particular Class either to accept or reject the Plan.

h)

Ballots that partially reject and partially accept the Plan shall not be counted.

i)

The method of delivery of Ballots to the Balloting Agent is at the risk of each holder of a claim, and such delivery will be deemed made only when the original Ballot is actually received by the Balloting Agent.

j)

No Ballot should be sent to the Debtors, agents of the Debtors (other than the Balloting Agent), the Debtors' financial or legal advisors, the Sinosure Group or the Creditors' Committee.  Any Ballot sent to any such person shall not be counted.

k)

The Debtors expressly reserve the right to amend, at any time and from time to time, the terms of the Plan (subject to compliance with section 1127 of the Bankruptcy Code and the terms of the Plan).  If the Debtors make materially adverse changes in the terms of the Plan, the Debtors will disseminate additional solicitation materials and extend the solicitation period in each case to the extent required by law or further order of the Court.

l)

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person shall be required to indicate such capacity when signing and, at the Balloting Agent's discretion, must submit proper evidence satisfactory to the Balloting Agent to so act on behalf of the beneficial holder.

m)

The Debtors, in their sole discretion, subject to contrary order of the Court, may waive any defect in any Ballot at any time, either before or after the close of voting, and without notice.  Unless the Ballot being furnished is timely submitted on or prior to the Voting Deadline, the Debtors may, in their sole discretion, reject such Ballot as invalid and, therefore, not count it in connection with confirmation of the Plan.

n)

In the event a designation is requested under section 1126(e) of the Bankruptcy Code, any vote to accept or reject the Plan cast with respect to such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Court orders otherwise.

o)

Any holder of impaired Claims or Equity Interests who has delivered a valid Ballot voting on the Plan may withdraw such vote solely in accordance with Bankruptcy Rule 3018(a).

p)

Subject to any contrary order of the Court, the Debtors reserve the absolute right to reject any and all Ballots not proper in form, the acceptance of which would, in the opinion of the Debtors or their counsel, not be in accordance with the provisions of the Bankruptcy Code or this Order.

q)

Subject to any contrary order of the Court, the Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot unless otherwise directed by the Court.

r)

Unless waived or as ordered by the Court, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Court) determines, and unless otherwise ordered by the Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived.

s)

Neither the Debtors, nor any other person or entity, will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived.  Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will not be counted.

t)

Any Ballot received by telecopier, facsimile or other electronic communication, inlcuding but not limited to e-mail, shall not be counted.

u)

For purposes of determining whether the numerosity and claim amount requirements of sections 1126(c) and 1126(d) of the Bankruptcy Code have been satisfied, the Balloting Agent will tabulate only those Ballots  received prior to the Voting Deadline.

v)

Any Ballot which is properly completed, executed and filed by the Voting Deadline erroneously with the Clerk of the Bankruptcy Court instead of the Balloting Agent, shall be counted.

11.

Ballots for Class 5 -General Unsecured Claims shall be designated as the mechanisms for creditors to make the Convenience Class Election. A Convenience Class Election made on the Ballots will be deemed irrevocable and a legally binding obligation of the electing creditors upon (a) the timely receipt of the applicable Ballot by the Balloting Agent and (b) confirmation of the Plan.  Holders of Class 5 General Unsecured Claims against the Debtors will be required to make the Convenience Class Election on the Class 5 General Unsecured Claims Ballot, in accordance with the Plan and the instructions provided in the Ballots.

12.

Ballots for Class 3 - Convenience  Claims shall be designated as the mechanisms for creditors to make the General Unsecured Claim Election. A General Unsecured Claim Election made on the Ballots will be deemed irrevocable and a legally binding obligation of the electing creditors upon (a) the timely receipt of the applicable Ballot by the Balloting Agent and (b) confirmation of the Plan.  Holders of Class 3 General Unsecured Claims against the Debtors will be required to make the General Unsecured Claim Election on the Class 3 Convenience Claims Ballot, in accordance with the Plan and the instructions provided in the Ballots.

13.

Pursuant to Local Bankruptcy Rule 3018-2(b), the Balloting Agent will certify “the amount and number of allowed claims of each class accepting or rejecting the plan and the amount of allowed interests of each class accepting or rejecting the plan” and file such certification with the Court prior to the Confirmation Hearing.

14.

If any claimant seeks to challenge the allowance of its Claim for voting purposes in accordance with the Tabulation Rules, such claimant must file a motion, pursuant to Bankruptcy Rule 3018(a) for an order temporarily allowing its Claim in a different amount or classification for purposes of voting to accept or reject the Plan (a “Rule 3018 Motion”) and serve the Rule 3018 Motion on the Debtors so that it is received no later than 4:00 p.m., prevailing Eastern Daylight Time, on September 2, 2005.  All pending Rule 3018 Motions and any responses thereto will be scheduled for hearing on September 8, 2005 at 10:00 a.m. Any Ballot submitted by a creditor that files a Rule 3018 Motion shall be counted solely in accordance with the Tabulation Rules and the other applicable provisions of this Order unless and until the underlying Claim is temporarily allowed by the Court for voting purposes in a different amount, after notice and a hearing.

15.

The Confirmation Hearing is hereby scheduled for September 22, 2005 at 1:30 p.m., prevailing Eastern Daylight Time. The Confirmation Hearing may be continued from time to time by the Court without further notice other than the announcement of the adjourned date(s) as the Confirmation Hearing or any continued hearing.

16.

Objections, if any, to confirmation of the Plan must: (a) be in writing; (b) state the name and address of the objecting party and the nature of the Claim or Interest of such party; (c) state with particularity the basis and nature of any objections to confirmation of the Plan; and (d) be filed with the Court and served on(i) Dinsmore & Shohl LLP, 255 E. 5th Street, Suite 1900, Cincinnati, Ohio 45202, attention: Kim Martin Lewis, Esq., and Donald W. Mallory, Esq. counsel for the Debtors, (ii) McDonald Hopkins, 41 South High Street, Suite 3650, Columbus, Ohio 43215, Attention: Sean Malloy, Esq. and Jeane Robertson, Esq. counsel for the Official Committee of Unsecured Creditors, (iii) Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169,

Attn: Daniel F. Fiorillo, counsel to the DIP Loan Agent, (iv) Coudert Brothers LLP, 1114 Avenue of the Americas, New York, New York 10036, Attention:  Barry Metzger, counsel for Sinosure, and (v) the United States Trustee for this district, MaryAnne Wilsbacher, Office of the United States Trustee, Region 9, 170 North High Street, Suite 200, Columbus, Ohio 43215, so that they are received no later than September 12, 2005 (the "Confirmation Objection Deadline").  Any objection not properly and timely filed and served shall be deemed to be waived and to be a consent to the Court’s entry of an order confirming the Plan.

17.

The Confirmation Hearing Notice in substantially the form attached to the Motion as Exhibit B is APPROVED. The Debtors shall serve copies of the Confirmation Hearing Notice, along with the other materials comprising the Solicitation Package, in accordance with the procedures set forth below. In addition to mailing the Confirmation Hearing Notice as part of the Solicitation Package, the Debtors shall publish a shortened version of the Confirmation Hearing Notice at least once no later than 25 days before the Confirmation Objection Deadline in the Wall Street Journal (national edition), Los Angeles Times, Milwaukee Journal Sentinel, Dayton Daily News and the Globe and Mail.

18.

The Notification of Non-Voting Status for Classes 1, 2, 7, 8 and 9 in substantially the form attached to the Motion as Exhibit C is APPROVED. The Debtors shall serve a copy of the notice to the classes set forth above with other applicable materials.

19.

Subject to paragraph 9(g) herein, pursuant to Bankruptcy Rule 3017(d), August 12, 2005 shall be the record date for purposes of determining which creditors and equity holders are entitled to receive Solicitation Packages and, where applicable, vote on the Plan (the “Record Date”).  The Record Date is also subject to the resolution, by settlement or court order, of any timely filed Rule 3018 Motion.

20.

With respect to any transferred Claim, the transferee shall be entitled to receive a Solicitation Package and cast a Ballot on account of the transferred Claim only if: (a) all actions necessary to effect the transfer of the Claim pursuant to Bankruptcy Rule 3001(e) have been completed by the Record Date (including without limitation, the passage of any applicable objection period); or (b) the transferee files, no later than the Record Date, (i) the documentation required by Bankruptcy Rule 3001(e) to evidence the transfer and (ii) a sworn statement of the transferor supporting the validity of the transfer.

21.

With the exception of Class 10 - Old Parent Equity Interests, the Balloting Agent shall mail Solicitation Packages containing copies of: (a) the Confirmation Hearing Notice; (b) the Disclosure Statement (together with the exhibits thereto, including the Plan, that have been filed with the Court before the date of the mailing); (c) any applicable letters from the Debtors and the Committees recommending that claimants vote to accept the Plan that have been approved by the Court; (d) for Solicitation Packages sent to holders of Claims in Classes entitled to vote to accept or reject the Plan, an appropriate form of Ballot, a Ballot return envelope, (e) for Solicitation Packages sent to holders of Claims in Classes NOT entitled to vote to accept or reject the Plan, a notice substantially in the form of Exhibit C attached to the Motion and (f) a copy of the Order of the Bankruptcy Court approving the Disclosure Statement.  Consistent with 11 U.S.C. §§  1126(f) and 1126(g), Solicitation Packages mailed to holders of Claims in Classes that are deemed to accept to reject the Plan will not include Ballots.

22.

The Balloting Agent shall mail the Solicitation Packages no later than three (3) business days after the entry of an order approving the Disclosure Statement to: (a) all persons or entities that have filed proofs of claim prior to the Record Date (or their transferees in accordance with the procedures set forth above); (b) all persons or entities listed in the Schedules as holding liquidated, noncontingent, and undisputed Claims as of the Record Date (or their transferees in accordance with the procedures set forth above); (c) all other known holders of Claims against any of the Debtors as of the Record Date; (d) all parties on the Special Notice List, on or before the Record Date; and (e) the office of the United States Trustee.

23.

Pursuant to section 1126(g) of the Bankruptcy Code, the Debtors  are not required to transmit a Solicitation Package to holders of Class 10 - Old Parent Equity Interests, which are conclusively deemed to have rejected the Plan. The Debtors shall instead mail or cause to be mailed to each holder of a Class 10 - Old Parent Equity Interest, no later than three (3) business days after entry of this Order, the Equity Notice substantially in the form attached to the Motion as Exhibit D, the form thereof which is approved in all respects, and that service of the Equity Notice shall be deemed adequate service in lieu of any other manner of notice for the Confirmation Hearing.

24.

The Debtors are authorized to make non-substantive changes to any documents in the Solicitation Package without further approval of the Court prior to its dissemination, including, without limitation, changes to correct typographical and grammatical errors and to make conforming changes among the Disclosure Statement, the Plan, and any other materials included in the Solicitation Package prior to their distribution, provided that the Creditors Committee and the Sinosure Group consent to the changes.

25.

The Debtors are authorized to take or refrain from taking any action necessary or appropriate to implement the terms of, and the relief granted in, this Order without seeking further order of the Court.

26.

This Order is effective immediately upon entry.

27.

The Court shall retain jurisdiction with respect to all matters arising from or related to the implementation of this Order.

IT IS SO ORDERED.

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